Exhibit 10.15

CERTAIN INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THE REGISTRANT HEREBY AGREES TO FURNISH AN UNREDACTED COPY OF THE EXHIBIT AND ITS MATERIALITY AND PRIVACY OR CONFIDENTIALITY ANALYSES TO THE COMMISSION UPON REQUEST. REDACTED INFORMATION IS MARKED WITH [***].

EXECUTION VERSION

DATED 28 February 2023

(1) ORCA BIDCO LIMITED

as Company

(2) THE SUBSIDIARIES OF THE COMPANY LISTED IN SCHEDULE 1

as Original Guarantors

(3) THE FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1

as First Incremental Facility Lenders

(4) THE FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1

as Original Lenders

(5) HSBC UK BANK PLC, LLOYDS BANK PLC and HSBC GLOBAL ASSET

MANAGEMENT (UK) LIMITED

as First Incremental Facility Arrangers

(6) HSBC BANK PLC and LLOYDS BANK CORPORATE MARKETS PLC

as Original Hedge Counterparties

(7) LLOYDS BANK PLC

as Agent

and

(8) LLOYDS BANK PLC

as Security Agent

AMENDMENT AND RESTATEMENT AGREEMENT

RELATING TO A SENIOR FACILITIES AGREEMENT

ORIGINALLY DATED 5 APRIL 2022 AS AMENDED ON 6

OCTOBER 2022

THIS AGREEMENT is dated 28 February 2023 and made between:

(1)

ORCA BIDCO LIMITED, a limited liability company incorporated under the laws of England and Wales with company number 09819731, having its registered office at 40 Phoenix Road, Washington, Tyne & Wear, England, NE38 0AD as company (the “Company”) acting for itself as Company and as Obligors’ Agent (the “Company”);

(2)	THE SUBSIDIARIES of the Company listed in Part 1 of Schedule 1 (The Original Parties) as original guarantors (together with the Company, the “Original Guarantors”);

(3)	THE FINANCIAL INSTITUTIONS listed in Part 2 of Schedule 1 (The Original Parties) as incremental facility lenders (the “First Incremental Facility Lenders”);

(4)	THE FINANCIAL INSTITUTIONS listed in Part 3 of Schedule 1 (The Original Parties) as original lenders (the “Original Lenders”);

(5)	HSBC UK BANK PLC, HSBC GLOBAL ASSET MANAGEMENT (UK) LIMITED and LLOYDS BANK PLC as mandated lead arrangers (the “First Incremental Facility Arrangers”);

(6)	HSBC BANK PLC and LLOYDS BANK CORPORATE MARKETS PLC as original hedge counterparties (the “Original Hedge Counterparties”);

(7)	LLOYDS BANK PLC as agent of the other Finance Parties (the “Agent”); and

(8)	LLOYDS BANK PLC as security trustee for the Secured Parties (the “Security Agent”).

BACKGROUND:

(A)

The Company is intending to establish, on and from the Effective Date (as defined below), a $28,750,000 Incremental Facility and a £[20,833,333] Incremental Facility with the terms and conditions set out in the Amended Facilities Agreement (as defined below).

(B)

Orca Holdings (as defined below) is intending to either (i) transfer all of the shares it holds in the Company to its wholly-owned newly incorporated subsidiary UK Midco (as defined below) or (ii) exchange all of the shares it holds in the Company for shares in UK Midco (the “Reorganisation”). In connection with the Reorganisation, the Company has requested that the Finance Parties give certain consents and waivers as set out in Clause 4 (Reorganisation).

(C)

The parties have agreed that the Existing Facilities Agreement will be amended and restated as set out in this Agreement to (inter alia) (i) reflect the establishment of the First Incremental Facility (as defined below) and (ii) include other agreed changes.

(D)

In accordance with clause 40 (Amendments and Waivers) of the Existing Facilities Agreement it has been agreed that the terms of the Existing Facilities Agreement shall be amended and restated in the manner set out below.

(E)

The Agent confirms that the consents from all Lenders required under clause 40 (Amendments and Waivers) of the Existing Facilities Agreement to: (i) grant the Waiver and Consent (as defined below) in accordance with this Agreement and (ii) implement the amendments and waivers contemplated by this Agreement, in each case, have been obtained.

THE PARTIES agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“2023 Information Package” means the 2023 Base Case Model, OpSec Management Presentation, OpSec Viking Rationale Presentation, Viking Information Memorandum and the Zacco Reports.

“2023 Base Case Model” means the financial model in agreed form relating to the Group delivered to the Agent on or around the date of this Agreement.

“Amended Facilities Agreement” means the Existing Facilities Agreement as amended and restated by this Agreement in the form set out in Schedule 5 (Amended Facilities Agreement).

“Danish Bidco” means Orca Holding Denmark ApS, CVR: 43866109.

“Effective Date” means the date on which the Agent has received or waived the requirement to receive the documents and evidence listed in Schedule 3 (Conditions precedent to the Effective Date) in form and substance satisfactory to the Agent (acting on the instructions of all the Lenders and the First Incremental Facility Lenders).

“Existing Facilities Agreement” means the senior facilities agreement originally dated 5 April 2022 (as amended on 6 October 2022) and made between, amongst others, (1) Orca Bidco Limited as Company, (2) the companies listed in part 1 of schedule 1 thereto as Original Guarantors, (3) the financial institutions listed in part 2 of schedule 1 to it as the Original Lenders, (4) Lloyds Bank plc as Agent and (5) Lloyds Bank plc as Security Agent.

“First Incremental Facility” has the meaning given to this term in the Amended Facilities Agreement.

“Incremental Facility Arrangement Fee Letters” means the letters dated on or about the date of this Agreement setting out the arrangement fees payable to each First Incremental Facility Lender in respect of each First Incremental Facility.

“Opsec Commercial Due Diligence Report” means the strategic review and commercial due diligence report prepared by Graph Strategy UK LLP dated 24 January 2023 relating to the Zacco Target Group.

“Opsec Financial Due Diligence Report” means the refinancing financial due diligence report prepared by PricewaterhouseCoopers LLP dated 27 February 2023 relating to the Zacco Target (together with addendum dated 27 February 2023).

“OpSec Management Presentation” means the Project Viking summary overview prepared by the Group dated December 2022.

“OpSec Viking Rationale Presentation” means the Project Viking presentation prepared by the Group dated December 2022 outlining the rationale for the acquisition of the Zacco Target.

“Orca Holdings” means Orca Holdings Limited, a Cayman Islands exempted limited liability company (registration number 235974) with registered office at c/o Paget Brown Financial Services Limited, Century Yard, Cricket Square, Elgin Avenue PO Box 1111, George Town, KY1-1102, Cayman Islands.

“Orca Holdings Security Document” means the limited recourse third party share charge dated 5 April 2022 and entered into by Orca Holdings, the Company and the Security Agent.

“Reorganisation Effective Date” means the date on which the Agent has received or waived the requirement to receive the documents and evidence listed in Schedule 2 (Conditions precedent to the Reorganisation Effective Date) in form and substance satisfactory to the Agent (acting on the instructions of all the Lenders).

“Release Document” means the deed of release in relation to the Orca Holdings Security Document in the agreed form to be entered into on or around the date of this Agreement and made between Orca Holdings, the Company and the Security Agent.

“UK Midco” means Orca Midco Limited, a limited liability company incorporated under the laws of England and Wales with company number 14669678, having its registered office at 40 Phoenix Road, Washington, Tyne & Wear, England, NE38 0AD.

“Viking Buy-Side Commercial Due Diligence Report” means the buy-side commercial due diligence report prepared by Graph Strategy UK LLP dated 31 January 2023 relating to the Zacco Target Group.

“Viking Buy-Side Financial Due Diligence Report” means the buy-side financial due diligence report prepared by Eight Advisory SAS dated 3 February 2023 relating to the Zacco Target Group.

“Viking Buy-Side Tax Due Diligence Report” means tax due diligence report prepared by Eight Advisory SAS dated 8 February 2023 relating to the Zacco Target Group.

“Viking Funds Flow Statement” means a funds flow statement delivered in accordance with paragraph (c) of clause 4.1 (Initial conditions precedent) of the Amended Facilities Agreement.

“Viking Information Memorandum” means the Project Viking information memorandum prepared by the Zacco Target and delivered to the Finance Parties prior to the date of this Agreement.

“Viking Legal Due Diligence Report” means the legal due diligence report prepared by Nivaro Advokatanpartsselskab dated 6 February 2023 relating to Zacco Target Group.

“Viking Structure Memorandum” means the structure paper prepared by Eight Advisory SAS dated 24 February 2023 describing the Zacco Acquisition.

“Viking Vendor Financial Due Diligence Report” means the seller-side draft financial due diligence draft report prepared by KPMG P/S dated 27 October 2022 relating to the Zacco Target Group.

“Zacco Acquisition” means the acquisition by Danish Bidco of the Zacco Target Shares on the terms of the Zacco Acquisition Documents.

“Zacco Acquisition Agreement” means the share purchase agreement dated on or about the date of this Agreement relating to the sale and purchase of the Zacco Target Shares and made between the Danish Bidco and the Zacco Majority Sellers.

“Zacco Acquisition Documents” means the Zacco Acquisition Agreement and any other document designated as a Zacco Acquisition Document by the Agent and the Company.

“Zacco Majority Sellers” has the meaning given to the term “Majority Sellers” in the Zacco Acquisition Agreement.

“Zacco Reports” means the following reports, each capable of being relied upon by the Finance Parties:

(a)	Opsec Commercial Due Diligence Report;

(b)	Opsec Financial Due Diligence Report;

(c)	Viking Buy-Side Commercial Due Diligence Report;

(d)	Viking Buy-Side Financial Due Diligence Report;

(e)	Viking Legal Due Diligence Report;

(f)	Viking Structure Memorandum;

(g)	Viking Buy-Side Tax Due Diligence Report; and

(h)	Viking Vendor Financial Due Diligence Report.

“Zacco Sellers” has the meaning given to the term “Sellers” in the Zacco Acquisition Agreement.

“Zacco Target” means Zacco A/S, CVR: 26000556.

“Zacco Target Group” means the Zacco Target and each of its Subsidiaries.

“Zacco Target Shares” means all of the shares in Target.

1.2	Interpretation

(a)

Unless a contrary indication appears, terms defined in or construed for the purposes of the Existing Facilities Agreement have the same meanings when used in this Agreement (unless the same are otherwise defined in this Agreement).

(b)

The principles of construction as set out in clause 1.2 (Construction) of the Existing Facilities Agreement shall have effect as though they were set out in full in this Agreement but so that each reference in such clauses to “this Agreement” shall each be read as a reference to this Agreement.

(c)	In this Agreement any reference to a Clause, Paragraph or Schedule is, unless the context otherwise requires, a reference to a clause, paragraph or schedule of this Agreement.

1.3	Agent

The Agent enters into this Agreement on its own behalf and on behalf of each other Finance Party not party to this Agreement.

1.4	Security Agent

The Security Agent enters into this Agreement on its own behalf and on behalf of each other Secured Party not party to this Agreement.

1.5	Finance Document

In accordance with the Existing Facilities Agreement, each of the Company and the Agent designates this Agreement as a Finance Document.

1.6	Continuing Obligations

Subject to the provisions of this Agreement:

(a)	the Existing Facilities Agreement and all the other Finance Documents shall remain in full force and effect (save as amended by this Agreement);

(b)	on and from the Effective Date, the Existing Facilities Agreement shall be read and construed as one document with this Agreement;

(c)

nothing in this Agreement shall constitute or be construed as a novation of the rights and obligations of the Parties under the Finance Documents, nor otherwise prejudice the validity and effectiveness of the Security constituted by the Obligors in accordance with the Transaction Security Documents; and

(d)

nothing in this Agreement shall constitute or be construed as a waiver or release of any right or remedy of the Finance Parties under the Finance Documents, nor otherwise prejudice any right or remedy of a Finance Party under the Existing Facilities Agreement or any other Finance Document.

1.7	Third party rights

(a)

Unless expressly provided to the contrary in a Finance Document a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a party to this Agreement is not required to rescind or vary this Agreement at any time.

2.	AMENDMENT AND RESTATEMENT

(a)

With effect from and including the Effective Date, the Existing Facilities Agreement shall be amended and restated so that it shall be read and be construed for all purposes as set out in Schedule 5 (Amended Facilities Agreement).

(b)	The parties to this Agreement shall, with effect from and including the Effective Date, have the rights and take on the obligations given to them under the Amended Facilities Agreement.

(c)

The Agent shall, as soon as reasonably practicable, confirm to the Lenders and the Company once the Effective Date has occurred. If the Effective Date has not occurred by 11:59 p.m. on 3 April 2023 (or any later date as the Company and Agent (acting on the instructions of all the Lenders and the First Incremental Facility Lenders) may agree) then paragraphs (a) and (b) above will lapse and none of the amendments contemplated by paragraphs (a) and (b) above will take effect, but the obligations and liabilities contained in Clause 10.1 (Costs and expenses) shall still apply.

3.	GUARANTEE AND SECURITY CONFIRMATIONS

(a)

Each Obligor reaffirms that the rights and obligations of each of them under the Finance Documents including, without limitation, the obligations of the Guarantors and each of them under (i) the guarantee and indemnity contained in clause 22 (Guarantee and indemnity) of the Existing Facilities Agreement and (ii) the Security constituted by the Transaction Security Documents executed by it shall:

(i)

continue in full force and effect and extend to, and in the case of the Security shall continue to secure, the obligations and liabilities of Orca Holdings and the Obligors under the Amended Facilities Agreement and the other Finance Documents, as amended or restated from time to time including as varied, amended, supplemented or extended by this Agreement, notwithstanding any term or provision of this Agreement;

(ii)

not be released, reduced, affected or impaired by (i) the execution, delivery and performance of this Agreement or any other document or agreement entered into pursuant to or contemplated by this Agreement; or (ii) Orca Holdings or any other Obligor not being bound by this Agreement for any reason or by any Transaction Security provided to the Security Agent by Orca Holdings or any Obligor being avoided or released or not being effective Security for the variation in the liabilities of Orca Holdings or the Obligors or any of them effected by this Agreement or such Transaction Security being limited or restricted in any way; and

(iii)

continue to secure the payment of liabilities and obligations of Orca Holdings and each of the Obligors under the Finance Documents and that the definition of “Finance Documents” in the Existing Facilities Agreement extends to any amendment, supplementation, extension, novation, replacement, restatement, increase and/or variation of any of them (however fundamental) and accordingly that such guarantee and indemnity, and any Transaction Security granted by it, is intended to apply to and secure any variation or increase in the liabilities or obligations of the Obligors at any time as a result (direct or indirect) of the execution, delivery or performance of this Agreement and the Amended Facilities Agreement.

(b)

In addition to and without limiting the effect of the provisions of clause 22 (Guarantee and indemnity) of the Existing Facilities Agreement, each Obligor agrees that its liability under clause 22 (Guarantee and indemnity) of the Amended Facilities Agreement (as acknowledged by paragraph (a) above) will not be released or affected by any other Guarantor not being bound by this Agreement for any reason or by any Transaction Security provided to the Security Agent by Orca Holdings or an Obligor being avoided or released or not being effective Security for the variation in the liabilities of Orca Holdings or the Obligors or any of them effected by this Agreement or such Transaction Security being limited or restricted in anyway.

4.	REORGANISATION

(a)	Pursuant to clause 40 (Amendment and Waivers) of the Existing Facilities, the Company hereby requests that with effect from the Reorganisation Effective Date, the Lenders irrevocably:

(i)

waive their right of mandatory prepayment under clause 11.1 (Exit) of the Existing Facilities Agreement and any other right which may arise as a result of a Change of Control, in each case, pursuant to paragraph (c) of such definition due to the Reorganisation (“Waiver”); and

(ii)	consent to the Reorganisation (the “Consent”).

(b)

With effect from the Reorganisation Effective Date, the Agent (acting on behalf of all Lenders) hereby grants the Waiver and Consent and confirms that the Reorganisation shall not constitute a Change of Control for all purposes under the Finance Documents.

(c)

The Waiver and Consent shall relate and apply only to the Reorganisation and shall not constitute or be construed as a waiver or release of any other right or remedy of the Finance Parties under the Finance Documents nor otherwise prejudice any other right or remedy of a Finance Party under the Existing Facilities Agreement or any other Finance Document.

(d)

Following the Reorganisation Effective Date but prior to the Effective Date, the definition of “Holdco” under the Existing Facilities Agreement shall be deemed to be replaced in full with the definition of “UK Midco” under this Agreement for all purposes under the Existing Facilities Agreement.

(a)	The Company hereby confirms that:

(i)	no Obligor is required to make payments in connection with the Restructuring which are not permitted under the Finance Document; and

(i)	the Restructuring shall not result in material adverse tax consequences to the Group.

(e)	The Security Agent (acting on behalf of the Secured Parties) confirms that on the Reorganisation Effective Date:

(i)	the Release Document shall be automatically released and effective;

(ii)

it (or Addleshaw Goddard LLP who is irrevocably instructed to) shall deliver to the Company any share certificates, transfers and stock transfer forms or equivalent delivered to it in relation with the Orca Holdings Security Document as soon as reasonably practicable and, in any case, no later than 15 Business Days after the Reorganisation Effective Date.

5.	ESTABLISHMENT OF THE FIRST INCREMENTAL FACILITY

(a)	Terms defined in or construed for the purposes of the Amended Facilities Agreement have the same meanings when used in this Clause 5 (unless the same are otherwise defined in this Agreement).

(b)

The Establishment Date in respect of the First Incremental Facility requested to be established by this Agreement shall not occur unless the Agent has received or waived its requirement to receive all of the documents and other evidence listed in Schedule 3 (Conditions precedent to the Effective Date) in form and substance satisfactory to the Agent (acting on the instructions of the First Incremental Facility Lenders and all Lenders) and by its countersignature to this Agreement each First Incremental Facility Lender and the Agent (on behalf of the Lenders) confirms that on the Effective Date the First Incremental Facility shall be established.

(c)

By its countersignature to this Agreement each Lender who is also a First Incremental Facility Lender and the Agent (on behalf of the other Lenders) hereby waives the lender selection requirements set out in clause 8.1 (Incremental Facility Lenders) of the Amended Facilities Agreement in respect of the First Incremental Facility Lender.

(d)	The Company confirms that:

(i)

each of the Incremental Facility Terms in respect of the First Incremental Facility comply with clause 8.5 (Restrictions on Incremental Facility terms and fees) of the Amended Facilities Agreement (other than in relation to the Aggregate Yield pursuant to paragraph (g) of clause 8.5 (Restrictions on Incremental Facility terms and fees) of the Amended Facilities Agreement which is hereby waived by the each Lender who is also a First Incremental Facility Lender and the Agent (on behalf of the other Lenders);

(ii)	the establishment of the First Incremental Facility would not result in 10 or more Incremental Facilities having been established under the Amended Facilities Agreement; and

(iii)

subject to clause 1.9 (Limited Condition Transaction) of the Amended Facilities Agreement, each condition specified in paragraph (a)(i) of clause 8.6 (Conditions to establishment) of the Amended Facilities Agreement is satisfied on the Effective Date.

(e)

The Company and the Agent hereby agree that the fees referred to in paragraph (a) of clause 8.9 (Incremental Facility fees) of the Amended Facilities Agreement in connection with the establishment of the First Incremental Facility (being £2000) shall be paid on the earlier of (i) 5 April 2023 and (ii) the first Utilisation Date of the First Incremental Facility.

(f)

Each First Incremental Facility Lender agrees from the Effective Date to assume and will assume all of the obligations corresponding to the First Incremental Facility Commitment (as defined in the Amended Facilities Agreement) set opposite its name under the heading “First Incremental Facility (GBP) Commitment” or “First Incremental Facility (USD) Commitment” (as applicable), in each case, in part 2 of schedule 1 (The Original Parties) of the Amended Facilities Agreement as if it had been an Original Lender under the Amended Facilities Agreement in respect of the relevant First Incremental Facility Commitment (as defined in the Amended Facilities Agreement).

(g)	On the Effective Date each First Incremental Facility Lender becomes:

(i)	party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Lender; and

(ii)	party to the Intercreditor Agreement as a Lender (as defined in the Intercreditor Agreement).

(h)	Each First Incremental Facility Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in clause 8.12 (Limitation of responsibility) of the Facilities Agreement.

(i)	Each First Incremental Facility Lender confirms that it is not a Sponsor Affiliate.

(j)	Each First Incremental Facility Lender confirms that:

(i)	the person beneficially entitled to interest payable to us in respect of an advance under a Finance Document is either:

(ii)	a company resident in the United Kingdom for United Kingdom tax purposes;

(iii)	a partnership each member of which is:

(A)	a company so resident in the United Kingdom; or

(B)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(iv)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

(k)

Each First Incremental Facility Lender confirms that it has delivered a US Tax Form to the Agent and the Obligors in accordance with paragraph (o) of clause 17.2 (Tax gross-up) of the Existing Facilities Agreement (if required).

(l)

Each First Incremental Facility Lender confirms that that its passport number (if applicable) and tax residence is set opposite its name under the heading “Treaty Passport Scheme reference number and jurisdiction of tax residence (if applicable)” in part 2 of schedule 1 (The Original Parties) of the Amended Facilities Agreement, so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and request that the Company notify each Additional Borrower which becomes an Additional Borrower after that Effective Date that it wishes that scheme to apply to the Existing Facilities Agreement

(m)	Each First Incremental Facility Lender confirms, for the benefit of the Agent and the Obligors, that it is not a US Qualifying Lender.

(n)

The Facility Office and address, email address and attention details for notices of the First Incremental Facility Lender for the purposes of clause 36.2 (Addresses) of the Existing Facilities Agreement are that identified with its name below.

(o)

For the purposes of clause 19.9 (Creditor Accession Undertaking) of the Intercreditor Agreement, in consideration of each First Incremental Facility Lender being accepted as a Lender for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), each First Incremental Facility Lender confirms that, as from the Effective Date, it intends to be party to the Intercreditor Agreement as a Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

(p)

For the purposes of clause 19.9 (Creditor Accession Undertaking) of the Intercreditor Agreement, in consideration of each First Incremental Facility Arranger being accepted as an Arranger for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), each First Incremental Facility Arranger confirms that, as from the Effective Date, it intends to be party to the Intercreditor Agreement as an Arranger, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by an Arranger and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

(q)

Subject to the terms of this Agreement, the provisions of clauses 8.6 (Conditions to establishment) and 8.7 (Establishment of Incremental Facility) of the Existing Facilities Agreement will be deemed to be satisfied in respect of the First Incremental Facility on the Effective Date and this Agreement shall be deemed a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement.

6.	RESIGNATION OF A BORROWER

(a)

The Company requests and the Agent (acting on behalf of all the Lenders) accepts that OpSec Security Group Holdings (Europe) Limited is hereby released from its obligations as a Borrower under the Existing Facilities Agreement and the Finance Documents.

(b)	The Company hereby confirms that:

(i)	no Default is continuing or would result from the acceptance of this request;

(ii)	OpSec Security Group Holdings (Europe) Limited is under no actual or contingent obligations as a Borrower under any Finance Documents; and

(iii)

the obligations of OpSec Security Group Holdings (Europe) Limited in its capacity as Guarantor continue to be legal, valid, binding and enforceable and in full force and effect (subject to the Legal Reservations and the Perfection Requirements) and the amount guaranteed by it as a Guarantor is not decreased.

(c)	This Agreement shall take effect as a Resignation Letter for the purposes of the Existing Facilities Agreement.

7.	REPRESENTATIONS

7.1	General

(a)	Each Obligor makes the Repeating Representations (as defined in the Amended Facilities Agreement) on:

(i)	the date of this Agreement; and

(ii)	the Effective Date,

by reference to the facts and circumstances existing at such dates and references to “the Finance Documents” in the Repeating Representations shall be construed as being to the “Finance Documents” as defined in the Amended Facilities Agreement.

(b)

As the date of this Agreement, to the best of Company’s knowledge (having made due and careful inquiry and having obtained third party legal advice) the Zacco Acquisition would not constitute a notifiable investment requiring mandatory notification under the National Security and Investment Act 2021 and any equivalent legislation in Denmark.

(c)	Each Obligor acknowledges that the Finance Parties have entered into this Agreement in full reliance on the representations and warranties made by it under this Clause 7 (Representations).

8.	ZACCO ACQUISITION

(a)

Subject to clause 1.9 (Limited Condition Transaction) of the Amended Facilities Agreement, the Company on the date of this Agreement and on the Effective Date (in each case by reference to the facts and circumstances then existing) confirms that:

(i)	no Event of Default is continuing or would occur as a result of the Zacco Acquisition;

(ii)	the Zacco Target Group (taken as a whole) is engaged in a business substantially the same as or complementary to that carried on by the Group;

(iii)	the Zacco Target Group is incorporated, established and/or carries on its principal business or is a business or undertaking carried on (as applicable) in a Permitted Jurisdiction;

(iv)

so far as the Company is aware (having made due and careful enquiries), the Zacco Target Group has no material actual or contingent liabilities save to the extent provided for by appropriate indemnities given by the relevant vendor or insured provided that the creditworthiness of such vendor or such insurance provider is acceptable to the Company (acting reasonably) or cash collateralised or which is taken into account by way of a reduction in the purchase price, funded by Acceptable Funding Sources (Excluding Debt) or otherwise permitted under the Amended Facilities Agreement (or a combination of the foregoing);

(v)

the Zacco Target has earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA (as defined in clause 25.1 (Financial definitions) of the Amended Facilities Agreement) which is positive for its most recently completed financial year for which financial statements have been produced on a pro forma basis as if the Zacco Acquisition had been a member of the Group since the beginning of such financial year and taking into account Permitted Synergies;

(vi)

Adjusted Leverage immediately following the Zacco Acquisition (based on Adjusted EBITDA as at the most recent Quarter Date for which financial information is available to calculate such ratio before the relevant member of the Group legally commits to make the Zacco Acquisition, pro forma for the acquisition and taking into account Permitted Synergies) will not exceed 3.87:1.00.

(b)

The provision of paragraph (g)(vii) of the Permitted Acquisition definition in the Amended Facilities Agreement in respect of the requirement for not less than 5 Business Days’ notice to confirm Adjusted EBITDA prior to legally committing to an acquisition shall be deemed to have been satisfied in respect of the Zacco Acquisition on the Effective Date.

(c)

The Agent (acting on the instructions of all the Lenders) hereby confirms that upon delivered of the certificate referred to paragraph 5.4 of Schedule 3 (Conditions precedent to the Effective Date) the requirements at paragraph (g) of the Permitted Acquisition definition in the Amended Facilities Agreement on the Effective Date shall be otherwise acknowledged as satisfied in connection with the Zacco Acquisition.

(d)	On the date of this Agreement and on the Effective Date, by reference to the facts and circumstances existing at such dates, the Company represents and warranties to the Finance Parties that:

(i)	the Zacco Acquisition Documents contain all the terms of the Zacco Acquisition;

(ii)

there is no disclosure made to the Zacco Acquisition Documents which has or may have an adverse effect on any of the information, opinions, intentions, forecasts and projections contained or referred to in the 2023 Information Package;

(iii)	to the best of its knowledge no representation or warranty given by any party to the Zacco Acquisition Documents is untrue or misleading in any material respect; and

(iv)

assuming the acquisition of (i) the Zacco Majority Shares or the Zacco Target Shares pursuant to the Zacco Acquisition Agreement and (if not all of the Zacco Target Shares are acquired pursuant to the Zacco Acquisition Agreement) (ii) the Zacco Minority Shares in accordance with the Compulsory Acquisition Procedure (each as defined in the Amended Facilities Agreement):

(A)	the Group Structure Chart delivered to the Agent pursuant Schedule 3 (Conditions precedent to the Effective Date) is true, complete and accurate in all material respects; and

(B)

the Zacco Target Shares will be on the Closing Date legally and beneficially owned by Danish Bidco free from any claims, third party rights or competing interests other than Permitted Security permitted under clause 26.14 (Negative pledge) of the Amended Facilities Agreement.

(e)

On the Zacco Closing Date (as defined in the Amended Facilities Agreement), by reference to the facts and circumstances existing at such dates, the Company represents and warranties to the Finance Parties that:

(i)

there is no disclosure made to the Zacco Acquisition Documents which has or would be reasonably likely to adversely affect the interests of the Finance Parties (taken as a whole) under the Finance Documents other than any matter having the prior written consent of the Agent (acting on the instructions of all Lenders) (such consent not to be unreasonably withheld or delayed); and

(ii)

to the best of its knowledge no representation or warranty given by any party to the Zacco Acquisition Documents is untrue or misleading which has or would be reasonably likely to adversely affect the interests of the Finance Parties (taken as a whole) under the Finance Documents other than any matter having the prior written consent of the Agent (acting on the instructions of all Lenders) (such consent not to be unreasonably withheld or delayed).

9.	NO MISLEADING INFORMATION

On the date of this Agreement and on the Effective Date, by reference to the facts and circumstances existing at such dates, the Company represents and warranties to the Finance Parties that, to the best of the knowledge and belief of the Senior Management (having made due and careful enquiry) and save as disclosed in writing to the Agent and the First Incremental Facility Lenders prior to the Effective Date:

(a)

any material factual written information contained in the 2023 Information Package (other than information of a generic economic nature not specific to the Group or the Zacco Group) is true and accurate in all material respects as at the date of the relevant report or document containing the information or (as the case may be) as at the date the information is expressed to be given;

(b)	the 2023 Base Case Model has been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements and has been approved by the board of directors of the Company;

(c)

any financial projection or forecast contained in the 2023 Information Package has been prepared on the basis of recent historical information and on the basis of reasonable assumptions and was fair (in each case as at the date of the relevant report or document containing the projection or forecast) and arrived at after careful consideration;

(d)

the expressions of opinion or intention provided in writing by or on behalf of an Obligor for the purposes of the 2023 Information Package were made after careful consideration and (in each case, as at the date of the relevant report or document containing the expression of opinion or intention) were fair and based on reasonable grounds;

(e)

no event or circumstance has occurred or arisen and no information has been omitted from the 2023 Information Package and no information has been given or withheld that results in the material information, opinions, intentions, forecasts or projections contained in the 2023 Information Package) being untrue or misleading in any material respect in the context of the transactions contemplated by the Zacco Acquisition Documents and the Finance Documents;

(f)

all material written information provided to a Finance Party by or on behalf of the Company or the Group in connection with the Zacco Acquisition on or before the date of this Agreement and not superseded before that date is accurate and not misleading in any material respect;

(g)

all other material written information provided under or in connection with the Zacco Acquisition and the transactions contemplated by this Agreement by any member of the Group to a Finance Party (or on its behalf by its advisers) was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any material respect as at such date.

10.	MISCELLANEOUS

10.1	Costs and Expenses

The Company shall, within five Business Days of demand, reimburse each Finance Party, for the amount of all reasonable costs and expenses (including, subject to any agreed cap, legal fees) reasonably incurred by that Finance Party in connection with the negotiation, preparation, printing, execution and perfection of this Agreement and any other documents referred to in this Agreement.

10.2	Incorporation of Terms

The provisions of clause 36 (Notices), clause 38 (Partial Invalidity), clause 39 (Remedies and waivers) and clause 47 (Enforcement) of the Existing Facilities Agreement shall apply to this Agreement as if set out in full in this Agreement and as if references in those clauses to “this Agreement” or “the Finance Documents” are references to this Agreement.

10.3	Counterparts

(a)	This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

(b)

Any US Obligor may execute this Agreement using electronic signatures, whether digital or encrypted, that are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures. Signatures delivered by electronic methods shall have the same effect as signatures delivered in person.

10.4	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

The Original Parties

PART 1

The Original Guarantors

Name of Original Guarantor	Registered number (or equivalent, if any) and Original Jurisdiction
Orca Bidco Limited	England and Wales—09819731

OpSec Security Group Limited	England and Wales—01688482

OpSec Security Group Holdings (Europe) Limited	England and Wales—02013251

OpSec Security Limited	England and Wales—01997954

OpSec Online Limited	England and Wales—12292510

OpSec Online LLC	United States of America (Delaware)—7681318

OpSec Security, Inc.	United States of America (Colorado)—19981069308

OpSec Security Group, Inc.	United States of America (Colorado)—19881077787

PART 2

The First Incremental Facility Lenders

•	HSBC UK Bank plc

•	HSBC SDL UK 2020 LendCo S.À R.L

•	Lloyds Bank plc

PART 2

The Original Lenders

•	HSBC UK Bank plc

•	Lloyds Bank plc

•	PDL Europe Holdings LP

SCHEDULE 2

Conditions Precedent to the Reorganisation Effective Date

1.	UK MIDCO

(a)	A copy of the constitutional documents of UK Midco.

(b)	A copy of resolutions of the board of directors of UK Midco:

(i)

approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute, deliver and perform this Agreement and any other Finance Document to which it is party (including without limitation the Transaction Security Documents referred to at paragraph 2(b) below);

(ii)	authorising a specified person or persons to execute this Agreement and other Finance Documents to which it is a party on its behalf; and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Agreement.

(c)

A certificate from UK Midco (signed by a director) certifying that each copy document relating to it specified in this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(d)	A specimen of the signature of each person authorised by the resolutions referred to in paragraph (b) above.

2.	FINANCE DOCUMENTS

(a)	A Creditor Accession Undertaking to the Intercreditor Agreement executed by UK Midco as Subordinated Creditor.

(b)	At least two originals of a limited recourse third party share charge executed by UK Midco in respect of its shares in the Company (the “Share Pledge”).

(c)

All share certificates, transfers and stock transfer forms or equivalent duly executed by UK Midco in blank in relation to any shares it owns in the Company which are subject to or expressed to be subject to the Share Pledge and required to be delivered no later than the date of the Share Pledge.

(d)	The Release Document executed by Orca Holdings and the Company.

(e)	A resignation deed in relation to the Intercreditor Agreement executed by Orca Holdings.

SCHEDULE 3

Conditions precedent to the Effective Date

1.	OBLIGORS

(a)

A copy of the constitutional documents of each Obligor or a certificate from an authorised signatory of the Company certifying that the constitutional documents previously delivered to the Agent for the purposes of the Existing Facilities Agreement have not been amended or superseded and remain in full force and effect as at a date no earlier than the date of this Agreement.

(b)

A copy of resolutions of the board of directors of UK Midco and each of the Obligors (unless in the case of UK Midco where already delivered pursuant to paragraph 1(b) of Schedule 2 (Conditions precedent to the Reorganisation Effective Date)):

(i)

approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute, deliver and perform this Agreement and any other Finance Document to which it is party (including without limitation the Transaction Security Documents referred to at paragraph 2.2 below);

(ii)	authorising a specified person or persons to execute this Agreement and other Finance Documents to which it is a party on its behalf; and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Agreement.

(c)

A certificate from the Company (signed by a director) certifying that each copy document relating to it specified in this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(d)	A specimen of the signature of each person authorised by the resolutions referred to in paragraph (a) above.

(e)

A certificate from an authorised signatory of each Obligor confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments (including, for the avoidance of doubt, the Total Incremental Facility Commitments in relation to the First Incremental Facility) would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

2.	FINANCE DOCUMENTS

2.1	Each Incremental Facility Arrangement Fee Letter duly executed by the Company.

2.2	A New York law governed security confirmation executed by the US Obligors.

2.3

The following Transaction Security Documents executed by the relevant UK Obligors and UK Midco (unless in the case of UK Midco where already delivered pursuant to paragraph 2(b) of Schedule 2 (Conditions precedent to the Reorganisation Effective Date)) specified below opposite the relevant Transaction Security Document:

Name of security provider	Transaction Security Document
UK Midco	English law limited recourse third party share charge (in respect of its shares in the Company)

Company, OpSec Security Group Holdings (Europe) Limited, OpSec Security Limited and OpSec Online Limited	Supplemental English law debenture

3.	LEGAL OPINIONS

3.1	A legal opinion of Addleshaw Goddard LLP, legal advisers to the Arrangers as to English law substantially in the form distributed to the Agent and the Original Lenders prior to signing this Agreement.

3.2

A legal opinion of Shumaker, Loop & Kendrick, LLP, to the Agent and Arranger as to U.S. federal and state law substantially in the form distributed to the Agent and the Original Lenders prior to signing this Agreement.

3.3

A legal opinion of Holland & Hart, legal advisers to the U.S. Obligors as to U.S. federal and Colorado state law substantially in the form distributed to the Agent and the Original Lenders prior to signing this Agreement.

4.	ACQUISITION DOCUMENTS

A final draft of the Zacco Acquisition Documents.

5.	OTHER DOCUMENTS AND EVIDENCE

5.1	The Zacco Reports.

5.2	The Group Structure Chart showing the Group as at the date of this Agreement assuming completion of the Zacco Acquisition.

5.3

Completion of all “know your customer” or other similar checks under all applicable laws and regulations which the Finance Parties and the First Incremental Facility Lenders consider necessary in connection with their entry into this Agreement and any related documents.

5.4

A certificate to the Agent setting out calculations (calculated on a pro forma basis for completion of such acquisition) in reasonable detail showing that the Company projects (based on reasonable assumptions) to remain in compliance with the Adjusted Leverage ratios set out in paragraph (b) of clause 25.2 (Financial Condition) of the Amended Facilities Agreement and confirming the Company’s availability of funding to meet its payment obligations, in each case, in respect of the next four Relevant Periods ending after the date of the Zacco Acquisition.

SCHEDULE 4

Conditions precedent to utilisation of the First Incremental Facility

1.	THE ZACCO ACQUISITION

(a)	A certificate from the Company (signed by a director) dated no earlier than one Business Day prior to the first Utilisation Date under the First Incremental Facility certifying that:

(i)

each of the conditions to completion in the Zacco Acquisition Agreement has been satisfied or waived (in so far as any such waiver could not reasonably be considered adverse to the interests of the Finance Parties (taken as a whole) under the Finance Documents without the consent of the Agent (acting on the instructions of all Lenders) (such consent not to be unreasonably withheld or delayed)) (other than payment of the purchase price which will be satisfied immediately following utilisation of the Capex/Acquisition Facility and First Incremental Facility);

(ii)

that all regulatory and/or competition Authorisations necessary in connection with the Zacco Acquisition have been obtained (either as the result of an explicit approval or the expiry of any standstill periods without any objection from the relevant authorities);

(iii)

no terms or conditions of the Zacco Acquisition have been amended, waived, modified or terminated which are adverse to the interests of the Finance Parties (taken as a whole) under the Finance Documents without the consent of the Agent (acting on the instructions of all Lenders) (such consent not to be unreasonably withheld or delayed);

(iv)

it (or Danish Bidco) has not increased the amount of cash payable by it in respect of Danish Bidco’s acquisition of the Zacco Target Shares pursuant to the Zacco Acquisition Agreement (other than any customary adjustments or true-up payments once closing accounts in relation to the Zacco Target Group have been finalised) except to the extent that such increase was funded entirely (directly or indirectly) by Acceptable Funding Sources (Excluding Debt) and such monies were passed down to the Company by way of subscription for shares or Subordinated Debt; and

(v)	it (or Danish Bidco) has received commitments from Zacco Sellers holding more than 90% of the Zacco Target Shares to transfer their Zacco Target Shares to the Danish Bidco.

(b)

Approval from the Swedish Competition Authorities in connection with the Zacco Acquisition has been obtained (either as the result of an explicit approval or the expiry of any standstill periods without any objection from the Swedish Competition Authorities).

2.	OTHER DOCUMENTS AND EVIDENCE

(a)

A copy of the Viking Funds Flow Statement in relation to the Zacco Acquisition provided that the Viking Funds Flow Statement shall be deemed to be in form and substance satisfactory to the Lenders if it is in the agreed form delivered to the First Incremental Facility Lenders on or prior to the date of this Agreement with such amendments or modifications thereto which are either: (i) not materially adverse to the interests of the First Incremental Facility Lenders (taken as a whole) under the Finance Documents; or (ii) made with the consent of the Agent (acting on the instructions of the First Incremental Facility Lenders) (such consent not to be unreasonably withheld or delayed).

(b)

Evidence that the fees, costs and expenses then due and payable by the Company pursuant to this Agreement have been paid or will be paid by the first Utilisation Date under the First Incremental Facility provided that this condition precedent shall be satisfied by a reference to the payment of such fees in the Viking Funds Flow Statement and/or the relevant Utilisation Request.

SCHEDULE 5

Amended Facilities Agreement

AGREED FORM

Originally dated 5 April 2022 as amended on 6 October 2022 and as amended and restated on the Effective Date

SENIOR FACILITIES AGREEMENT

BETWEEN

ORCA BIDCO LIMITED

AS COMPANY

ARRANGED BY

HSBC UK BANK PLC

and

LLOYDS BANK PLC

and

PDL EUROPE HOLDINGS LP

and

HSBC GLOBAL ASSET MANAGEMENT (UK) LIMITED

AS MANDATED LEAD ARRANGERS

WITH

LLOYDS BANK PLC

ACTING AS AGENT

AND

LLOYDS BANK PLC

ACTING AS SECURITY AGENT

AND

HSBC BANK PLC

WITH

LLOYDS BANK CORPORATE MARKETS PLC

AS ORIGINAL HEDGE COUNTERPARTIES

TABLE OF CONTENTS

1.	Definitions and interpretation	1

2.	The Facilities	80

3.	Purpose	84

4.	Conditions of Utilisation	85

5.	Utilisation—Loans	91

6.	Optional Currencies	94

7.	Ancillary Facilities	95

8.	Establishment of Incremental Facilities	99

9.	Repayment	107

10.	Illegality, voluntary prepayment and cancellation	109

11.	Mandatory prepayment and cancellation	111

12.	Restrictions	118

13.	Interest	120

14.	Interest Periods	122

15.	Changes to the calculation of interest	123

16.	Fees	125

17.	Tax gross up and indemnities	129

18.	Increased Costs	143

19.	Other indemnities	146

20.	Mitigation by the Lenders	148

21.	Costs and expenses	149

22.	Guarantee and indemnity	151

23.	Representations	158

24.	Information undertakings	169

25.	Financial covenant	176

26.	General undertakings	190

27.	Events of Default	207

28.	Changes to the Lenders	215

29.	Restriction on Debt Purchase Transactions	225

30.	Changes to the Obligors	226

31.	Role of the Agent, the Arrangers and others	231

32.	Conduct of business by the Finance Parties	241

33.	Sharing among the Finance Parties	241

34.	Payment mechanics	244

35.	Set-off	249

36.	Notices	249

37.	Calculations and certificates	252

38.	Partial invalidity	252

39.	Remedies and waivers	252

40.	Amendments and waivers	252

41.	Confidential Information	261

42.	Confidentiality of Funding Rates	266

43.	Disclosure of Lender details by Agent	267

44.	Contractual recognition of bail-in	269

45.	Counterparts	269

46.	Governing law	270

47.	Enforcement	270

Schedule 1 The Original Parties	271

Schedule 2 Conditions precedent	273

Schedule 3 Requests and Notices	280

Schedule 4 Form of Transfer Certificate	284

THIS AGREEMENT is originally dated 5 April 2022 as amended on 6 October 2022 and as amended and restated on the Effective Date and made between:

(1)

ORCA BIDCO LIMITED, a limited liability company incorporated under the laws of England and Wales with company number 09819731, having its registered office at 40 Phoenix Road, Washington, Tyne & Wear, England, NE38 0AD as company (the “Company”) and original borrower (the “Original Borrower”);

(2)	THE SUBSIDIARIES of the Company listed in Part 1 of Schedule 1 (The Original Parties) as original guarantors (together with the Company, the “Original Guarantors”);

(3)	HSBC UK BANK PLC, LLOYDS BANK PLC, PDL EUROPE HOLDINGS LP ACTING BY ITS GENERAL PARTNER PDL EUROPE GP LTD and HSBC GLOBAL ASSET MANAGEMENT (UK) LIMITED as mandated lead arrangers (the “Arrangers”);

(4)	THE FINANCIAL INSTITUTIONS listed in Part 2 of Schedule 1 (The Original Parties) as lenders (the “Effective Date Lenders”);

(5)	LLOYDS BANK PLC, as agent of the other Finance Parties (the “Agent”);

(6)	LLOYDS BANK PLC, as security trustee for the Secured Parties (the “Security Agent”); and

(7)	HSBC BANK PLC and LLOYDS BANK CORPORATE MARKETS PLC as original hedge counterparties.

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Acceptable Bank” means:

(a)

a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of BBB or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa2 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency;

(b)	any Lender or an Affiliate of a Lender; or

(c)	any other bank or financial institution approved by the Agent (acting reasonably).

“Acceptable Funding Sources” has the meaning given to that term in Clause 25.1 (Financial definitions).

“Acceptable Funding Sources (Excluding Debt)” has the meaning given to that term in Clause 25.1 (Financial definitions).

“Acceptable Funding Sources (Joint Ventures)” means (without double counting):

(a)	the Net Proceeds received by the Group which it is permitted to retain and which are not required to be reinvested or applied in mandatory prepayment;

(b)	Retained Excess Cashflow;

(c)	net proceeds of New Shareholder Injections;

to the extent Not Otherwise Applied.

“Accession Deed” means a document substantially in the form set out in Schedule 6 (Form of Accession Deed).

“Accounting Principles” means, in respect of the Company, a member of the Group, or any other applicable reporting entity, at its election, IFRS or generally accepted accounting principles in its jurisdiction of incorporation, in each case to the extent applicable to the relevant financial statements and as applied by the Company, that member of the Group or other applicable reporting entity.

“Accounting Reference Date” means 31 March, or otherwise the accounting reference date of the relevant reporting entity or such other date arising from an alteration permitted under this Agreement.

“Acquisition Costs” means all fees, commissions, costs and expenses, stamp, registration and other Taxes incurred by (or on behalf of) any member of the Group in connection with any Permitted Acquisition and the negotiation, preparation, execution, notarisation and registration of the Transaction Documents (including for the avoidance of doubt, the payment of any make-whole costs and other costs in relation thereto, abort costs and hedging costs).

“Acquisition Purpose” means any of the purposes set out in paragraphs (c)(i) and (c)(ii) of Clause 3.1 (Purpose).

“Additional Borrower” means a company which becomes an Additional Borrower in accordance with Clause 30 (Changes to the Obligors).

“Additional Business Day” means any day specified as such in the applicable Reference Rate Terms.

“Additional Guarantor” means a company which becomes an Additional Guarantor in accordance with Clause 30 (Changes to the Obligors).

“Additional Obligor” means an Additional Borrower or an Additional Guarantor.

“Adjusted EBITDA” has the meaning given to that term in Clause 25.1 (Financial definitions).

“Adjusted Leverage” has the meaning given to that term in Clause 25.1 (Financial definitions).

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agent’s Spot Rate of Exchange” means:

(a)	the Agent’s spot rate of exchange; or

(b)	(if the Agent does not have an available spot rate of exchange) any other publicly available spot rate of exchange selected by the Agent (acting reasonably),

for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

“Agreed Certain Funds Notice” has the meaning given to that term in paragraph (a)(i) of Clause 4.6 (Utilisations during the Agreed Certain Funds Period).

“Agreed Certain Funds Obligor” means, in relation to the Capex/Acquisition Facility and/or (to the extent agreed by the Incremental Facility Lenders) the Incremental Facility, the relevant Borrower, each Material Company and, as agreed by the Company and the relevant Lenders who have agreed to provide an Agreed Certain Funds Utilisation in accordance with the provisions of Clause 4.6 (Utilisations during the Agreed Certain Funds Period), any other member of the Group (if any).

“Agreed Certain Funds Period” means, in respect of an Agreed Certain Funds Utilisation, the period which falls within the applicable Availability Period and which is specified in the Agreed Certain Funds Notice delivered pursuant to paragraph (a)(i) of Clause Clause 4.6 (Utilisations during the Agreed Certain Funds Period) (the “Relevant Notice”) and which period shall be agreed between the Company and all the relevant Capex/Acquisition Facility Lenders or Incremental Facility Lenders (as applicable).

“Agreed Certain Funds Utilisation” means a Loan made or to be made under the Capex/Acquisition Facility and/or (to the extent agreed by the Incremental Facility Lenders) the Incremental Facility, where such Loan is to be made available solely for financing a Permitted Acquisition in accordance with paragraph (g) of that definition and which all of the relevant Capex/Acquisition Facility Lenders or Incremental Facility Lenders (as applicable) have agreed shall be provided on a “certain funds basis” in accordance with the provisions of Clause 4.6 (Utilisations during the Agreed Certain Funds Period) provided that, for avoidance of doubt, a Certain Funds Utilisation shall not be deemed to be an Agreed Certain Funds Utilisation.

“Agreed List” means the list of entities agreed in writing on or before the date of this Agreement by or on behalf of the Company and the Arrangers.

“Agreed Security Principles” means the principles set out in Schedule 10 (Agreed Security Principles).

“Amendment and Restatement Agreement” means the amendment and restatement agreement dated 28 February 2023 and made between, amongst others, the Company, the Agent and the Security Agent.

“Ancillary Commencement Date” means, in relation to an Ancillary Facility, the date on which that Ancillary Facility is first made available, which date shall be a Business Day within the Availability Period for a Revolving Facility.

“Ancillary Commitment” means, in relation to an Ancillary Lender and an Ancillary Facility, the maximum Base Currency Amount which that Ancillary Lender has agreed (whether or not subject to satisfaction of conditions precedent) to make available from time to time under an Ancillary Facility and which has been authorised as such under Clause 7 (Ancillary Facilities), to the extent that amount is not cancelled or reduced under this Agreement or the Ancillary Documents relating to that Ancillary Facility.

“Ancillary Document” means each document relating to or evidencing the terms of an Ancillary Facility.

“Ancillary Facility” means any ancillary facility made available by an Ancillary Lender in accordance with Clause 7 (Ancillary Facilities).

“Ancillary Lender” means each Lender (or Affiliate of a Lender) which makes available an Ancillary Facility in accordance with Clause 7 (Ancillary Facilities).

“Ancillary Outstandings” means, at any time, in relation to an Ancillary Lender and an Ancillary Facility then in force the aggregate of the equivalents (as calculated by that Ancillary Lender) in the Base Currency of the following amounts outstanding under that Ancillary Facility:

(a)	the principal amount under each overdraft facility and on-demand short term loan facility (net of any Available Credit Balance);

(b)

the face amount of each guarantee, bond and letter of credit under that Ancillary Facility (taking account of any decrease in the liability of the relevant Ancillary Lender in respect of such instrument as a consequence of any decrease in, or expiry of, the underlying liability in respect of which such instrument was issued); and

(c)	the amount fairly representing the aggregate exposure (excluding interest and similar charges) of that Ancillary Lender under each other type of accommodation provided under that Ancillary Facility, in each case as determined by such Ancillary Lender, acting reasonably in accordance with its normal banking practice and in accordance with the relevant Ancillary Document.

“Anti-Terrorism Law” means any law relating to money laundering or financing terrorism, including but not limited to each of:

(a)

Executive Order No. 13224—Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued September 23, 2001, as amended by Executive Order 13268

(b)	the USA Patriot Act

(c)	the Money Laundering Control Act of 1986 (18 U.S.C. § 1956 et seq.)

(d)	the Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959)

(e)	Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada)

(f)	the Trading With the Enemy Act (50 U.S.C. § 1 et seq.) and/or

(g)	any similar law enacted in the United States or Canada, whether prior or subsequent to the date of this Agreement.

“Annual Financial Statements” has the meaning given to that term in Clause 24 (Information undertakings).

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee provided that if that other form does not contain the undertaking set out in the form set out in Schedule 5 (Form of Assignment Agreement) it shall not be a Creditor Accession Undertaking as defined in, and for the purposes of, the Intercreditor Agreement.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means:

(a)	in relation to Facility B, the period from and including the date of this Agreement to and including the earlier of:

(i)	the Closing Date; and

(ii)	10 Business Days from the date of this Agreement;

(b)

in relation to the Original Revolving Facility, the period from and including the Closing Date to and including the date falling one Month prior to the Termination Date of the Original Revolving Facility;

(c)	in relation to the Capex/Acquisition Facility, the period from and including the Closing Date to and including the date falling 42 Months from the Closing Date;

(d)	in relation to each First Incremental Facility, the period from (and including) the Effective Date to (and including) the last day of the Certain Funds Period; and

(e)	in relation to any Incremental Facility other than any First Incremental Facility, the period specified as such in the Incremental Facility Notice relating to that Incremental Facility.

“Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus (subject as set out below):

(a)

the Base Currency Amount of its participation in any outstanding Loans under that Facility and, in the case of a Revolving Facility only, the Base Currency Amount of the aggregate of its (and its Affiliate’s) Ancillary Commitments; and

(b)

in relation to any proposed Loan, the Base Currency Amount of its participation in any other Loans that are due to be made under that Facility on or before the proposed Utilisation Date and, in the case of a Revolving Facility only, the Base Currency Amount of its (and its Affiliate’s) Ancillary Commitment in relation to any new Ancillary Facility that is due to be made available on or before the proposed Utilisation Date.

For the purposes of calculating a Lender’s Available Commitment in relation to any proposed Loan under a Revolving Facility only, the following amounts shall not be deducted from that Lender’s Revolving Facility Commitment:

(i)	that Lender’s participation in any Revolving Facility Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date; and

(ii)	that Lender’s (and its Affiliate’s) Ancillary Commitments to the extent that they are due to be reduced or cancelled on or before the proposed Utilisation Date.

“Available Credit Balance” means, in relation to an Ancillary Facility, credit balances on any account of any Borrower of that Ancillary Facility with the Ancillary Lender making available that Ancillary Facility to the extent that those credit balances are freely available to be set off by that Ancillary Lender against liabilities owed to it by that Borrower under that Ancillary Facility.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a)

in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)

in relation to any state other than such an EEA Member Country and the United Kingdom any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation; and

in relation to the United Kingdom, the UK Bail-In Legislation.

“Bank Levy” means the United Kingdom Tax known as the “bank levy” as enacted in Schedule 19 of the Finance Act 2011 and any similar levy or tax imposed by the United Kingdom or any other jurisdiction which is calculated on the basis of, or in relation to, a Finance Party’s or its Affiliates’ balance sheet or capital base or any part of that person’s liabilities or minimum regulatory capital (or any combination thereof).

“Base Case Model” means:

(a)	prior to the Zacco Closing Date, the financial model in agreed form relating to the Group delivered to the Agent pursuant to Clause 4.1 (Initial conditions precedent); or

(b)	on or after the Zacco Closing Date, the 2023 Base Case Model (as defined in the Amendment and Restatement Agreement).

“Base Currency” means:

(a)	for all the Facilities (other than the First Incremental Facility (GBP)), US Dollars; and

(b)	for the First Incremental Facility (GBP), sterling.

“Base Currency Amount” means:

(a)

in relation to a Loan, the amount specified in the Utilisation Request delivered by a Borrower for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request in accordance with the terms of this Agreement); and

(b)

in relation to an Ancillary Commitment, the amount specified as such in the notice delivered to the Agent by the Company pursuant to Clause 7.2 (Availability) (or, if the amount specified is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Ancillary Commencement Date for that Ancillary Facility or, if later, the date the Agent receives the notice of the Ancillary Commitment in accordance with the terms of this Agreement), as adjusted to reflect any repayment, prepayment, consolidation or division of a Loan, or (as the case may be) cancellation or reduction of an Ancillary Facility.

“Borrower” means the Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 30 (Changes to the Obligors).

“Borrowings” has the meaning given to that term in Clause 25.1 (Financial definitions).

“Break Costs” means any amount specified as such in the applicable Reference Rate Terms (if any).

“Budget” means:

(a)	in relation to the period beginning on the Closing Date and ending on 31 March 2023, the Base Case Model; or

(b)	in relation to any other period, any budget delivered by the Company to the Agent pursuant to Clause 24.5 (Budget).

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York, Copenhagen and Stockholm and:

(a)	(in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency;

(b)	(in relation to any date for payment or purchase of euro) which is a TARGET Day; and

(c)	(in relation to:

(i)	the fixing of an interest rate in relation to a Term Rate Loan;

(ii)	any date for payment or purchase of an amount relating to a Compounded Rate Loan; or

(iii)	the determination of the first day or the last day of an Interest Period for a Compounded Rate Loan, or otherwise in relation to the determination of the length of such an Interest Period),

which is an Additional Business Day relating to that Loan or Unpaid Sum.

“Capex/Acquisition Facility” means the term loan facility made or to be made available under this Agreement as described in paragraph (a)(iii) of Clause 2.1 (The Facilities).

“Capex/Acquisition Facility Commitment” means:

(a)

in relation to an Original Lender, the amount set opposite its name under the heading “Capex/Acquisition Facility Commitment” in Part 2 of Schedule 1 (The Original Parties) and the amount of any other Capex/Acquisition Facility Commitment transferred to it under this Agreement, or assumed by it in accordance with Clause 2.3 (Increase); and

(b)	in relation to any other Lender, the amount in sterling of any Capex/Acquisition Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Capex/Acquisition Facility Lender” means each Lender which has any Capex/Acquisition Facility Commitment.

“Capex/Acquisition Facility Loan” means a loan made or to be made under the Capex/Acquisition Facility or the principal amount outstanding for the time being of that loan.

“Capital Expenditure” has the meaning given to that term in Clause 25.1 (Financial definitions).

“Cash” means, at any time, payments made by cheques, credit card or debit cards, cash in hand or at bank and (in the case of cash at bank) credited to an account in the name of a member of the Group with an Acceptable Bank and to which a member of the Group is alone (or together with other members of the Group) beneficially entitled and for so long as:

(a)

that cash is repayable within 90 days after the relevant date of calculation but including any cash held on time deposit which is capable of being broken and the balance recovered on same day notice provided that any such cash shall only be taken into account net of any penalties or costs which would be incurred in breaking the relevant time deposit;

(b)

repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other condition other than any Permitted Security imposed by the customary terms of a netting or set-off arrangement entered into by members of the Group in the ordinary course of their banking arrangements;

(c)

there is no Security over that cash except for Transaction Security or any other Permitted Security constituted by a netting or set off arrangement or standard terms and conditions entered into by members of the Group in the ordinary course of their banking arrangements; and

(d)	the cash is freely and (except as mentioned in paragraphs (a) and/or (b) above)) immediately available to be applied in repayment or prepayment of the Facilities.

“Cash Equivalent Investments” means at any time:

(a)	certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

(b)

any investment in marketable debt obligations issued or guaranteed by the government of Switzerland, Japan, Australia, the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)	commercial paper not convertible or exchangeable to any other security:

(i)	for which a recognised trading market exists;

(ii)	issued by an issuer incorporated in Switzerland, Japan, Australia, the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State;

(iii)	which matures within one year after the relevant date of calculation; and

(iv)

which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)	sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank (or their dematerialised equivalent);

(e)	any investment in money market funds which:

(i)	have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited; and

(ii)	invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above,

to the extent that investment can be turned into cash on not more than 30 days’ notice; or

(f) any other debt security approved by the Majority Lenders,

in each case to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security (other than Security arising under the Transaction Security Documents).

“Cash Overfunding” has the meaning given to that term in Clause 25.1 (Financial definitions).

“Cashflow” has the meaning given to that term in Clause 25.1 (Financial definitions).

“Central Bank Rate” has the meaning given to that term in the applicable Reference Rate Terms.

“Central Bank Rate Adjustment” has the meaning given to that term in the applicable Reference Rate Terms.

“Certain Funds Default” means any event or circumstance constituting an Event of Default that is continuing under any of:

(a)	Clause 27.1 (Non-payment);

(b)	Clause 27.3 (Other obligations) insofar as it relates to a breach of a Certain Funds Undertaking;

(c)	Clause 27.4 (Misrepresentation) insofar as it relates to a breach of a Certain Funds Representation;

(d)	Clauses 27.6 (Insolvency), 27.7 (Insolvency proceedings) and 27.8 (Creditors’ process); and

(e)	Clauses 27.9 (Unlawfulness and invalidity), 27.12 (Expropriation) and 27.13 (Repudiation and rescission of agreements),

in each case, as it relates to:

(i)

in the case of a Certain Funds Utilisation, the Company, each Material Company and the Danish Bidco (and excluding: (x) any procurement obligations on the part of the Company, each Material Company and the Danish Bidco with respect to any other member of the Group and/or any of their respective assets, liabilities or obligations; and/or (y) any failure to comply, breach or Default by any other member of the Group);

(ii)

in the case of an Agreed Certain Funds Utilisation, the relevant Agreed Certain Funds Obligor only (and excluding: (x) any procurement obligations on the part of the relevant Agreed Certain Funds Obligor with respect to any other member of the Group and/or any of their respective assets, liabilities or obligations; and/or (y) any failure to comply, breach or Default by any other member of the Group).

“Certain Funds Period” means the period from (and including) the Effective Date to (and including) the earlier of: (i) 80 Business Days after the Effective Date or (ii) the date on which the sale and purchase agreement in connection with the Zacco Acquisition is terminated.

“Certain Funds Representation” means a representation or warranty under any of:

(a)	Clauses 23.2 (Status) to 23.5 (Power and authority);

(b)	paragraph (a) of Clause 23.6 (Validity and admissibility in evidence);

(c)	Clause 23.7 (Governing law and enforcement);

(d)	Clause 23.27 (Centre of main interests);

(e)	Clause 23.18 (Anti-corruption law);

(f)	Clause 23.30 (Sanctions).

in each case, as it relates to:

(i)

in the case of a Certain Funds Utilisation, the Company, each Material Company and the Danish Bidco (and excluding: (x) any procurement obligations on the part of the Company, each Material Company and the Danish Bidco with respect to any other member of the Group; and/or (y) any of their respective assets, liabilities or obligations); and/or

(ii)

in the case of an Agreed Certain Funds Utilisation, the relevant Agreed Certain Funds Obligor only (and excluding: (x) any procurement obligations on the part of the relevant Agreed Certain Funds Obligor with respect to any other member of the Group; and/or (y) any of their respective assets, liabilities or obligations).

“Certain Funds Undertaking” means an undertaking under any of:

(a)	Clause 26.7 (Merger);

(b)	Clause 26.8 (Change of business);

(c)	Clause 26.9 (Acquisitions);

(d)	Clause 26.10 (Joint ventures);

(e)	Clause 26.13 (Pari passu ranking);

(f)	Clause 26.14 (Negative pledge);

(g)	Clause 26.15 (Disposals);

(h)	Clause 26.17 (Loans or credit);

(i)	Clause 26.19 (Dividends and share redemption);

(j)	Clause 26.20 (Subordinated Debt);

(k)	Clause 26.21 (Financial Indebtedness); and

(l)	Clause 26.32 (Sanctions);

in each case, as it relates to:

(i)

in the case of a Certain Funds Utilisation, the Company, each Material Company and the Danish Bidco (and excluding: (x) any procurement obligations on the part of the Company, each Material Company and the Danish Bidco with respect to any other member of the Group and/or any of their respective assets, liabilities or obligations; and/or (y) any failure to comply, breach or Default by any other member of the Group); and/or

(ii)

in the case of an Agreed Certain Funds Utilisation, the relevant Agreed Certain Funds Obligor only (and excluding: (x) any procurement obligations on the part of the relevant Agreed Certain Funds Obligor with respect to any other member of the Group and/or any of their respective assets, liabilities or obligations; and (y) any failure to comply, breach or Default by any other member of the Group).

“Certain Funds Utilisation” means a Loan made or to be made under the Capex/Acquisition Facility and/or each First Incremental Facility, in each case for the purposes of financing the Zacco Acquisition.

“CFC Subsidiary” means each Subsidiary of a US Borrower that is incorporated or organised under the laws of any jurisdiction other than the United States or any state or territory thereof and is a “controlled foreign corporation” (within the meaning of section 957 of the Code).

“Change of Control” means:

(a)	prior to a Listing:

(i)

the Sponsor (directly or indirectly) (A) ceases to own fifty per cent. (50%) of the issued share capital of, or ceases to control more than fifty per cent. (50%) of the votes capable of being cast in shareholders’ general meetings of the Company, or (B) ceases to control the appointment of a majority of the members of the board of directors (or the equivalent body) of the Company; or

(ii)

the Company (directly or indirectly) (A) ceases to own one hundred per cent. (100%) of the issued share capital of, or ceases to own issued share capital having the right to cast one hundred per cent. (100%) of the votes capable of being cast in shareholders’ general meetings of OpSec or (B) ceases to have the right to appoint or remove all the members of the board of directors (or the equivalent body) of OpSec; or

(b)	following a Listing:

(i)

the Sponsor (directly or indirectly) ceases to ceases to own thirty per cent. (30%) of the issued share capital of, or control more than thirty per cent. (30%) of the votes capable of being cast in shareholders’ general meetings of the Company provided that no other person or persons acting in concert (other than the Investors and any person controlled by any of them) acquire(s) (directly or indirectly) a greater percentage of the voting rights in the Company than the aggregate of the voting rights that the Sponsor has the ability to control (where “acting in concert” means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition and/or ownership of voting shares in the Company, to obtain or consolidate control of the Company provided that the persons voting in the same or consistent manner at any general meeting of the Company will not be considered to be acting in concert by virtue only of exercising their votes in such manner); or

(ii)

the Company (directly or indirectly) (A) ceases to own one hundred per cent. (100%) of the issued share capital of, or ceases to own issued share capital having the right to cast one hundred per cent. (100%) of the votes capable of being cast in shareholders’ general meetings of OpSec or (B) ceases to own the right to appoint or remove all the members of the board of directors (or the equivalent body) of OpSec; or

(c)

(i) prior to the Minority Shareholder Transfer Date, Holdco ceases to own 99.99% of the issued share capital of the Company; or (ii) on or after the Minority Shareholder Transfer Date, the Company ceases to be a wholly-owned direct Subsidiary of Holdco.

For the purposes of this definition, “control” means the power of a person or persons (as the case may be) (the “Controller”) to procure (whether (i) alone and/or with others, (ii) directly and/or indirectly, (iii) by the ownership (directly and/or indirectly and legally and/or beneficially) of share capital, of partnership interests, of units and/or of other interests, (iv) by the possession of voting power, (v) by control of the composition of a person’s or persons’ board(s) of directors or equivalent, and/or (vi) by any other means (including, directly and/or indirectly, pursuant to contract)) that the relevant act is, or the affairs of another person are, conducted in accordance with the wishes of the Controller, and “controlled by” shall be construed accordingly.

“Charged Property” means all of the assets of the Obligors and Holdco which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Clean-Up Period” means , in relation to a Permitted Acquisition, the period beginning on the closing date for that acquisition and ending on the date falling 120 days after that closing date or on such other date agreed by the Majority Lenders.

“Closing Date” means the date on which first Utilisation of the Facilities occurs.

“Code” means the US Internal Revenue Code of 1986.

“Commitment” means a Facility B Commitment, a Capex/Acquisition Facility Commitment, a Revolving Facility Commitment or an Incremental Facility Commitment.

“Company’s Auditors” means any firm appointed by the Company which, in the reasonable opinion of the Company, has sufficient skill and expertise and appropriate geographical reach to act as its statutory auditors.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).

“Compounded Rate Currency” means sterling and any other currency which is not a Term Rate Currency.

“Compounded Rate Interest Payment” means the aggregate amount of interest that:

(a)	is, or is scheduled to become, payable under any Finance Document; and

(b)	relates to a Compounded Rate Loan.

“Compounded Rate Loan” means any Loan or, if applicable, Unpaid Sum which is not a Term Rate Loan.

“Compounded Reference Rate” means, in relation to any RFR Banking Day during the Interest Period of a Compounded Rate Loan, the percentage rate per annum which is the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day.

“Compounding Methodology Supplement” means, in relation to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which:

(a)	is agreed in writing by the Company, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Lenders) ;

(b)	specifies a calculation methodology for that rate; and

(c)	has been made available to the Company and each Finance Party.

“Confidential Information” means all information relating to the Sponsor, the Sponsor Affiliates, the Company, any Obligor, the Group, the Finance Documents or any Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)	the Sponsor, any member of the Group or any of its or their advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its or their advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 41 (Confidential Information); or

(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(C)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Sponsor, the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Company and the Agent.

“Constitutional Documents” means the memorandum and articles of association of the Company.

“CTA” means the Corporation Tax Act 2009.

“Cumulative Compounded RFR Rate” means, in relation to an Interest Period for a Compounded Rate Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 17 (Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

“Daily Non-Cumulative Compounded RFR Rate” means, in relation to any RFR Banking Day during an Interest Period for a Compounded Rate Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 16 (Daily Non-Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

“Daily Rate” means the rate specified as such in the applicable Reference Rate Terms.

“Danish Compulsory Acquisition Procedure” means the procedure established by Sections 70-72 of the Danish Companies Act, requiring any remaining minority shareholders of the Zacco Target below a certain level after the Zacco Closing Date to sell to Danish Bidco all of their respective Zacco Minority Shares.

“Danish Companies Act” means the Danish Companies Act (consolidated act no. 1451 of 9 November 2022 on public and private limited liability companies) as amended and supplemented from time to time (in Danish: selskabsloven).

“Danish Guarantor” means any Guarantor that is incorporated or organised under the laws of Denmark.

“Debt Purchase Transaction” means, in relation to a person, a transaction where such person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment or amount outstanding under this Agreement.

“DAC6” means the European Union (EU) Directive 2018/822 of 25 May 2018 amending Directive 2011/16/EU with respect to mandatory automatic exchange of information in the field of taxation in relation to reportable cross-border arrangement having at least one Hallmark, and the local law of any member state of the European Union implementing this directive or the United Kingdom.

“Danish Bidco” means Orca Holding Denmark ApS, CVR: 43866109.

“Declared Default” means a notice being served by the Agent in accordance with paragraphs (a)(i), (a)(ii), (a)(iv) or (b) of Clause 27.18 (Acceleration) following the occurrence of an Event of Default.

“Default” means an Event of Default or any event or circumstance specified in Clause 27 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default

“Defaulting Lender” means any Lender (other than a Lender which is a Sponsor Affiliate):

(a)

which has failed to make its participation in a Loan available (or has notified the Agent or the Company (which has notified the Agent) that it will not make its participation in a Loan available) by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event, and

payment is made within five Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Designated Gross Amount” means the amount notified by the Company to the Agent upon the establishment of a Multi-account Overdraft as being the maximum amount of Gross Outstandings that will, at any time, be outstanding under that Multi-account Overdraft.

“Designated Net Amount” means the amount notified by the Company to the Agent upon the establishment of a Multi-account Overdraft as being the maximum amount of Net Outstandings that will, at any time, be outstanding under that Multi-account Overdraft.

“Disposal” has the meaning given to that term in Clause 11.3 (Acquisition, Disposal, Insurance and Listing Proceeds).

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“EBITDA” has the meaning given to that term in Clause 25.1 (Financial definitions).

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“Effective Date” has the meaning given to this term in the Amendment and Restatement Agreement.

“Eligible Institution” means any Lender or other bank, financial institution, trust, fund or other entity selected by the Company (other than a member of the Group or any Sponsor Affiliate).

“Enforcement Action” has the meaning given to that term in the Intercreditor Agreement.

“Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)	air (including, without limitation, air within natural or man-made structures, whether above or below ground);

(b)	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)	land (including, without limitation, land under water).

“Environmental Claim” means any written claim, proceeding, formal notice or investigation by any authorised person in respect of any Environmental Law.

“Environmental Law” means any applicable law or regulation which relates to:

(a)	the pollution or protection of the Environment;

(b)	the conditions of the workplace; or

(c)

the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste.

“Environmental Permits” means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by any member of the Group.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended from time to time and any successor laws (and references to titles or sections of ERISA shall be similarly construed).

“ERISA Affiliate” means any person (as defined in section 3(9) of ERISA) treated as a single employer with any Obligor for the purpose of sections 414(b), (c), (m) or (o) of the Code.

“Establishment Date” means:

(a)	in relation to the First Incremental Facility, the Effective Date; and

(b)	in relation to any other Incremental Facility, the later of:

(i)	the proposed Establishment Date specified in the relevant Incremental Facility Notice; and

(ii)	the date on which the Agent executes the relevant Incremental Facility Notice.

“EU” means the European Union.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“EUWA 2018” means the European Union (Withdrawal) Act 2018.

“Event of Default” means any event or circumstance specified as such in Clause 27 (Events of Default).

“Excess Cashflow” has the meaning given to that term in Clause 25.1 (Financial definitions).

“Existing Debt” means any outstanding indebtedness of the Group existing on or prior to the Closing Date under (a) each Existing Debt Financing, and (b) each hedging agreement entered into in connection with the Existing Debt Financing (if any) which, in each case, are to be terminated as a result of the Refinancing on or about the time of the Closing Date and as detailed in the Funds Flow Statement.

“Existing Debt Financing” means:

(a)	the facilities agreement dated 19 December 2018, between, among others, the Company as the Company, HSBC UK Bank plc as mandated lead arranger;

(b)	the bilateral facility letter dated 8 January 2019 entered into between the HSBC UK Bank plc and Opsec Security Limited; and

(c)	the bonding facility letter dated 8 January 2019 entered into between the HSBC UK Bank plc and Opsec Security Group Limited.

“Facility” means a Term Facility or a Revolving Facility.

“Facility B” means the term loan facility made available under this Agreement as described in paragraph (a)(i) of Clause 2.1 (The Facilities).

“Facility B Commitment” means:

(a)

in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Facility B Commitment” in Part 2 of Schedule 1 (The Original Parties) and the amount of any other Facility B Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase); and

(b)	in relation to any other Lender, the amount in the Base Currency of any Facility B Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility B Lender” means any Lender which has any Facility B Commitment.

“Facility B Loan” means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

“Facility Office” means:

(a)

in respect of a Lender, the office or offices notified by that Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; or

(b)	in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)

in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“FATF Public Statement Jurisdiction” means a jurisdiction identified by the Financial Action Task Force (“FATF”) in its Public Statement as subject to a FATF call on its members and other jurisdictions (i) to apply enhanced due diligence measures proportionate to the risks arising from the jurisdiction(s) and/or (ii) to apply counter-measures to protect the international financial system from the ongoing and substantial money laundering and financing of terrorism (ML/FT) risks emanating from the jurisdiction(s).

“Fee Letter” means:

(a)

any letter or letters dated on or about the date of this Agreement between the Agent and the Company (or the Agent and the Company or the Security Agent and the Company) setting out any of the fees referred to in Clause 16 (Fees);

(b)	any agreement setting out fees payable to a Finance Party referred to in paragraph (f) of Clause 2.3 (Increase) or under any other Finance Document; and

(c)	any agreement setting out fees payable in respect of an Incremental Facility referred to in Clause 8.9 (Incremental Facility fees).

“Finance Document” means this Agreement, the Amendment and Restatement Agreement, any Accession Deed, any Ancillary Document, any Compliance Certificate, any Fee Letter, any Hedging Agreement, any Incremental Facility Notice, the Intercreditor Agreement, any Resignation Letter, any Selection Notice, any Transaction Security Document, any Utilisation Request, any Reference Rate Supplement, any Compounding Methodology Supplement and any other document designated as a “Finance Document” by the Agent and the Company provided that where the term “Finance Document” is used in, and construed for the purposes of, this Agreement or the Intercreditor Agreement, a Hedging Agreement, shall be a Finance Document only for the purposes of:

(a)	the definition of “Default”;

(b)	the definition of “Material Adverse Effect”;

(c)	paragraph (a) of the definition of “Permitted Transaction”;

(d)	the definition of “Transaction Document”;

(e)	the definition of “Transaction Security Document”;

(f)	paragraph (a)(vii) of Clause 1.2 (Construction);

(g)	Clause 22 (Guarantee and indemnity);

(h)	Clause 27 (Events of Default) (other than paragraph (b) of Clause 27.13 (Repudiation and rescission of agreements) and Clause 27.18 (Acceleration)); and

(i)	Clause 41 (Confidential Information).

“Finance Lease” has the meaning given to that term in Clause 25.1 (Financial definitions).

“Finance Party” means the Agent, the Arranger, the Security Agent, a Lender, a Hedge Counterparty or any Ancillary Lender provided that where the term “Finance Party” is used in, and construed for the purposes of, this Agreement or the Intercreditor Agreement, a Hedge Counterparty, shall be a Finance Party only for the purposes of:

(a)	the definition of “Secured Parties”;

(b)	paragraph (a)(i) of Clause 1.2 (Construction);

(c)	paragraph (c) of the definition of “Material Adverse Effect”;

(d)	Clause 22 (Guarantee and indemnity);

(e)	Clause 26.31 (Further assurance); and

(f)	Clause 32 (Conduct of business by the Finance Parties).

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)	any note purchase facility or the issue of bonds (but not Trade Instruments), notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of Finance Leases;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirement for de-recognition under the Accounting Principles);

(f)

any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)

any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of (i) an underlying liability (but not, in any case, Trade Instruments) of an entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition or (ii) any liabilities of any member of the Group relating to any post-retirement benefit scheme;

(h)

any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the Termination Date or are otherwise classified as borrowings under the Accounting Principles;

(i)

any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services received by the Group and payment is due more than 120 days after the date of supply;

(j)

any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles; and

(k)

any non-contingent deferred consideration and earn-out amounts which have become due and payable in each case, arising in respect of a Permitted Acquisition (to the extent not being contested in good faith by the Group) and which, in each case, are required to be accounted for as indebtedness under the Accounting Principles;

(l)

the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (k) above provided that, in relation to sub-paragraph (k) above, such guarantee liability shall only constitute Financial Indebtedness from the date on which the relevant payment obligation sub-paragraph (k) above has finally and conclusively become due and payable (as applicable).

“Financial Quarter” has the meaning given to that term in Clause 25.1 (Financial definitions).

“Financial Year” has the meaning given to that term in Clause 25.1 (Financial definitions).

“First Incremental Facility Commitment” means a First Incremental Facility (GBP) Commitment and/or a First Incremental Facility (USD) Commitment.

“First Incremental Facility” means a First Incremental Facility (GBP) and/or a First Incremental Facility (USD).

“First Incremental Facility Lender” means First Incremental Facility (GBP) Lender and/or a First Incremental Facility (USD) Lender.

“First Incremental Facility Loan” means First Incremental Facility (GBP) Loan and/or a First Incremental Facility (USD) Loan.

“First Incremental Facility (GBP) Commitment” means:

(a)

in relation to an Effective Date Lender, the amount in sterling set opposite its name under the heading “First Incremental Facility (GBP) Commitment” in Part 2 of Schedule 1 (The Original Parties) and the amount of any other First Incremental Facility (GBP) Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase); and

(b)

in relation to any other Lender, the amount in sterling of any First Incremental Facility (GBP) Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

“First Incremental Facility (GBP)” means the Incremental Term Facility in sterling established pursuant to the Amendment and Restatement Agreement on the Effective Date in an aggregate amount equal to the Total First Incremental Facility (GBP) Commitments.

“First Incremental Facility (GBP) Lender” means any Lender who makes available a First Incremental Facility (GBP) Commitment or a First Incremental Facility (GBP).

“First Incremental Facility (GBP) Loan” means a loan made or to be made under the First Incremental Facility (GBP) or the principal amount outstanding for the time being of that loan.

“First Incremental Facility (USD) Commitment” means:

(a)

in relation to an Effective Date Lender, the amount in US Dollars set opposite its name under the heading “First Incremental Facility (USD) Commitment” in Part 2 of Schedule 1 (The Original Parties) and the amount of any other First Incremental Facility (USD) Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase); and

(b)	in relation to any other Lender, the amount in US Dollars of any First Incremental Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

“First Incremental Facility (USD)” means the Incremental Tern Facility in US Dollars established pursuant to the Amendment and Restatement Agreement on the Effective Date in an aggregate amount equal to the Total First Incremental Facility (USD) Commitments.

“First Incremental Facility (USD) Lender” means any Lender who makes available a First Incremental Facility (USD) Commitment or a First Incremental Facility (USD).

“First Incremental Facility (USD) Loan” means a loan made or to be made under the First Incremental Facility (USD) or the principal amount outstanding for the time being of that loan.

“Fitch” means Fitch Ratings, Inc. or any of its successors or assigns.

“Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 15.4 (Cost of funds).

“Funds Flow Statement” means a funds flow statement in the form agreed by the Company and the Agent and prepared by the Company in relation to the Refinancing.

“GBP/USD Conversion Rate” means £0.833 : $1.00.

“Governmental Authority” means the government of any jurisdiction, or any political subdivision thereof, whether provincial, state or local, and any department, ministry, agency, instrumentality, authority, body, court, central bank, other entity lawfully exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Gross Outstandings” means, in relation to a Multi-account Overdraft, the Ancillary Outstandings of that Multi-account Overdraft but calculated on the basis that the words “(net of any Available Credit Balance)” in paragraph (a) of the definition of “Ancillary Outstandings” were deleted.

“Group” means the Company and each of its Subsidiaries for the time being.

“Group Initiative” has the meaning given to that term in Clause 25.1 (Financial definitions).

“Group Relief” means the surrender of losses or other amounts eligible for surrender under Part 5 or Part 5A of the Corporation Tax Act 2010.

“Group Structure Chart” means the group structure chart in the agreed form.

“Guarantor” means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 30 (Changes to the Obligors).

“Guarantor Coverage Test” has the meaning given to that term in paragraph (a) of Clause 26.30 (Guarantors).

“Hallmark” means, in relation to DAC 6, any feature or characteristic that presents an indication of a potential risk of tax avoidance as defined in DAC 6, and which triggers a reporting obligation of the relevant cross-border arrangement, in accordance with DAC 6.

“Hedge Counterparty” means any entity which has become a Party as a “Hedge Counterparty” in accordance with Clause 28.12 (Accession of Hedge Counterparties) which, is or has become, a party to the Intercreditor Agreement as a Hedge Counterparty in accordance with the provisions of the Intercreditor Agreement.

“Hedging Agreement” means any master agreement, confirmation, schedule or other agreement entered into or to be entered into by the Company or OpSec and a Hedge Counterparty for the purpose of hedging types of liabilities and/or risks to the extent permitted pursuant to paragraph (a) of Clause 26.29 (Treasury Transactions).

“HMT” means Her Majesty’s Treasury of the United Kingdom.

“Holdco” means Orca Midco Limited, a limited liability company incorporated under the laws of England and Wales with company number 14669678, having its registered office at 40 Phoenix Road, Washington, Tyne & Wear, England, NE38 0AD.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“IFRS” means International Financial Reporting Standards (formerly International Accounting Standards) endorsed from time to time by the European Union or any variation thereof with which the Company is, or may be, required to comply, as in effect on the Closing Date (and with respect to the United Kingdom only, UK-adopted international accounting standards within the meaning of section 474(1) of the Companies Act 2006 to the extent applicable to the relevant financial statements).

“Impaired Agent” means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Agent;

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within three Business Days of its due date; or

(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 11 (Form of Increase Confirmation).

“Increase Lender” has the meaning given to that term in Clause 2.3 (Increase).

“Incremental Facility” means the First Incremental Facility and any other Incremental Term Facility and an Incremental Revolving Facility documented under this Agreement (including as new or existing facility commitment(s) and/or as an additional tranche or class of, or an increase of, or an extension of, any existing Facility) pursuant to Clause 8 (Establishment of Incremental Facilities).

“Incremental Facility Commitment” means an Incremental Term Facility Commitment and an Incremental Revolving Facility Commitment.

“Incremental Facility Conditions Precedent” means, in relation to an Incremental Facility, any document and other evidence specified as such in the relevant Incremental Facility Notice including such documents (if any) as may be reasonably necessary as a result of the establishment of an Incremental Facility, to maintain the effectiveness of the Transaction Security and guarantees in favour of the Finance Parties.

“Incremental Facility Lender” means an Incremental Term Facility Lender and an Incremental Revolving Facility Lender.

“Incremental Facility Lender Certificate” means a document substantially in the form set out in Schedule 14 (Form of Incremental Facility Lender Certificate).

“Incremental Facility Loan” means an Incremental Term Facility Loan or an Incremental Revolving Facility Loan.

“Incremental Facility Majority Lenders” means, in relation to an Incremental Facility, a Lender or Lenders whose Incremental Facility Commitments relating to that Incremental Facility aggregate 66 2/3 per cent. or more of the Total Incremental Facility Commitments relating to that Incremental Facility (or, if those Total Incremental Facility Commitments have been reduced to zero, aggregated 66 2/3 per cent. or more of those Total Incremental Facility Commitments immediately prior to that reduction).

“Incremental Facility Notice” means a notice substantially in the form set out in Schedule 13 (Form of Incremental Facility Notice).

“Incremental Facility Terms” means, in relation to an Incremental Facility:

(a)	the currency;

(b)	whether the Incremental Facility is to be designated as an Incremental Term Facility or an Incremental Revolving Facility;

(c)	the Total Incremental Facility Commitments;

(d)	the Margin (including any reference rate floor);

(e)	the level of commitment fee payable pursuant to Clause 16.1 (Commitment fee) in respect of that Incremental Facility;

(f)	the Borrower(s) to which that Incremental Facility is to be made available;

(g)	the purpose(s) for which all amounts borrowed under that Incremental Facility shall be applied pursuant to clause 3.1 (Purpose);

(h)	the Availability Period;

(i)	any Incremental Facility Conditions Precedent;

(j)	the repayment terms for that Incremental Facility for the purposes of Clause 9.1 (Repayment of Term Loans); and

(k)	the Termination Date,

each as specified in the Incremental Facility Notice relating to that Incremental Facility.

“Incremental Revolving Facility” means any Incremental Facility which is designated as a Revolving Facility in an Incremental Facility Notice.

“Incremental Revolving Facility Commitment” means:

(a)

in relation to an Incremental Revolving Facility Lender, the amount in the Base Currency set out in each Incremental Facility Notice signed by that Incremental Revolving Facility Lender and the amount of any other Incremental Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase) or Clause 8 (Establishment of Incremental Facilities); or and

(b)

in relation to any other Lender, the amount in the Base Currency of any Incremental Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase) or Clause 8 (Establishment of Incremental Facilities),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Incremental Revolving Facility Lender” means Incremental Facility Lender providing an Incremental Revolving Facility.

“Incremental Revolving Facility Loan” means a loan made or to be made under any Incremental Revolving Facility or the principal amount outstanding for the time being of that loan.

“Incremental Term Facility” means the First Incremental Facility and any other Incremental Facility which is designated as a Term Facility in an Incremental Facility Notice.

“Incremental Term Facility Commitment” means:

(a)	in relation to an Incremental Term Facility Lender as at the Effective Date, its First Incremental Facility Commitments; and

(b)

in relation to an Incremental Term Facility Lender (other than an Incremental Term Facility Lender as at the Effective Date), the amount in the Base Currency set out in each Incremental Facility Notice signed by that Incremental Term Facility Lender and the amount of any other Incremental Term Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase) or Clause 8 (Establishment of Incremental Facilities); and

(c)

in relation to any other Lender, the amount in the Base Currency of any Incremental Term Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase) or Clause 8 (Establishment of Incremental Facilities),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Incremental Term Facility Lender” means an Incremental Facility Lender providing an Incremental Term Facility.

“Incremental Term Facility Loan” means a loan made or to be made under that Incremental Term Facility or the principal amount outstanding for the time being of that loan.

“Industry Competitor” means any person or entity:

(a)	which is a competitor of the Group in any of the activities of the Group (a “Principal Industry Competitor”);

(b)	that is acting on behalf of a Principal Industry Competitor;

(c)

that is an Affiliate of a Principal Industry Competitor, unless such Affiliate is a regulated financial institution which has been established for at least six months and, during that period, regularly engaged in making, purchasing or investing in loans or debt securities, which is managed and controlled independently from the Principal Industry Competitor, which does not hold (directly or indirectly) any equity interest in a Principal Industry Competitor and which is administered by persons operating behind appropriate information barriers implemented or maintained as required by law, regulation and internal policy and, in any event, to the extent required to ensure that such administration is independent from such person’s interests under the Finance Documents and any information provided under the Finance Documents is not (and is not capable of being) disclosed or otherwise made available to any person operating behind such information barrier, provided that for the avoidance of doubt, this shall not include any person or entity (or any of its Affiliates) which is a bank, financial institution, trust, fund or other entity whose principal business is investing in debt.

“Information Package” means the Base Case Model.

“Insolvency Event” in relation to an entity means that the entity:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)

institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)

has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)

has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(g)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(h)

seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(i)

has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(j)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above; or

(k)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Intellectual Property” means:

(a)

any patents, trademarks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow, source codes and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

(b)	the benefit of all applications and rights to use such assets of each Obligor (which may now or in the future subsist).

“Intercreditor Agreement” means the intercreditor agreement originally dated 5 April 2022 and made between, among others, Orca Holdings Limited, the Company, the Agent and the Security Agent.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 14 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 13.4 (Default interest).

“Interpolated Primary Term Rate” means, in relation to any Term Rate Loan, the rate (rounded to the same number of decimal places as the two relevant Primary Term Rates) which results from interpolating on a linear basis between:

(a)	the applicable Primary Term Rate for the longest period (for which that Primary Term Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Primary Term Rate for the shortest period (for which that Primary Term Rate is available) which exceeds the Interest Period of that Loan,

each as of the Quotation Time.

“Investors” means the Sponsor (together with the Sponsor Affiliates).

“IP completion day” has the meaning given to it in the European Union (Withdrawal Agreement) Act 2020.

“IRS” means the US Internal Revenue Service.

“ITA” means the Income Tax Act 2007.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“Legal Opinion” means any legal opinion delivered to the Agent under Clause 4.1 (Initial conditions precedent) or Clause 30 (Changes to the Obligors).

“Legal Reservations” means:

(a)

the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors and secured creditors and similar principles or limitations under the laws of any applicable jurisdiction;

(b)

the time barring of claims under applicable limitation laws (including the Limitation Acts) and defences of acquiescence, set-off or counterclaim and the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void and defences of set-off, counterclaim or acquiescence and similar principles or limitations under the laws of any applicable jurisdiction;

(c)

the principle that in certain circumstances Security granted by way of fixed charge may be recharacterised as a floating charge or that Security purported to be constituted by an assignment may be recharacterised as a charge;

(d)

the principle that any provision for the payment of compensation or additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(e)	the principle that an English court may not give effect to a provision dealing with the cost of litigation where the litigation is unsuccessful or the court itself has made an order for costs;

(f)

the principle that the creation or purported creation of Security over any asset not beneficially owned by the relevant charging company at the date of the relevant security document or any contract or agreement which is subject to a prohibition on transfer, assignment or charging may be void, ineffective or invalid and may give rise to a breach of the contract or agreement over which such security has purportedly been created;

(g)

the principle that the legality, validity, binding nature or enforceability of any Transaction Security which is not governed by the laws of the jurisdiction where the asset or assets purported to be secured under the relevant Transaction Security Document is situated may be flawed;

(h)	the principle that a court may not give effect to any parallel debt provisions, covenants to pay the Security Agent or other similar provisions;

(i)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(j)	any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions.

“Lender” means:

(a)	any Original Lender;

(b)	any Effective Date Lender; and

(c)

any bank, financial institution, trust, fund or other entity which has become a Party as a “Lender” in accordance with Clauses 2.2 (Incremental Facilities), 2.3 (Increase), 8 (Establishment of Incremental Facilities) or 28 (Changes to the Lenders),

which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

“Limited Condition Transaction” means a Permitted Acquisition pursuant to paragraphs (a) or (g) of that definition) or the establishment or incurrance of an Incremental Facility .

“LMA” means the Loan Market Association.

“Loan” means a Term Loan or a Revolving Facility Loan.

“Loan to Own Investor” means:

(a)

any person or entity whose principal business or material activity is in investment strategies the primary purpose of which is the purchase of loans or other debt securities with the intention of (or view to) owning the equity or gaining control of a business (directly or indirectly) (a “loan to own strategy”) (a “Principal Loan to Own Investor”); or

(b)

any person or entity that is an Affiliate or Related Fund of a Principal Loan to Own Investor (a “Connected Loan to Own Investor”), unless such Affiliate or Related Fund is a regulated financial institution which has been established for at least six months and, during that period, regularly engaged in making, purchasing or investing in loans or debt securities; does not have a loan-to-own strategy as one of its investment strategies; is managed and controlled independently from such person; and is administered by persons operating behind appropriate information barriers implemented or maintained as required by law, regulation and internal policy and, in any event, to the extent required to ensure that such administration is independent from such person’s interests under the Finance Documents and any information provided under the Finance Documents is not (and is not capable of being) disclosed or otherwise made available to any person operating behind such information barrier.

For the avoidance of doubt, no Original Lender will be a Loan to Own Investor.

“Lookback Period” means the number of days specified as such in the applicable Reference Rate Terms.

“Major Event of Default” means an Event of Default under:

(a)	Clause 27.1 (Non-payment);

(b)	Clause 27.2 (Financial covenant) in respect of a failure to comply with Clause 25.2 (Financial condition);

(c)	Clause 27.3 (Other obligations) in respect of a failure to comply with paragraph (b)(i) of Clause 26.5 (Anti-corruption law) and paragraph (b)(i) of Clause 26.33 (Sanctions);

(d)	Clause 27.6 (Insolvency);

(e)	Clause 27.7 (Insolvency proceedings); or

(f)	Clause 27.8 (Creditors’ process).

“Majority Lenders” means:

(a)

(for the purposes of paragraph (a) of Clause 40.2 (Required consents) in the context of a waiver in relation to a proposed utilisation of a Revolving Facility (other than a utilisation on the Closing Date) of a condition in Clause 4.2 (Further conditions precedent)), a Lender or Lenders whose Revolving Facility Commitments aggregate 66 2/3 per cent. or more of the Total Revolving Facility Commitments;

(b)

(for the purposes of paragraph (a) of Clause 40.2 (Required consents) in the context of a waiver in relation to a proposed utilisation of the Capex/Acquisition Facility of a condition in Clause 4.2 (Further conditions precedent)), a Lender or Lenders whose Capex/Acquisition Facility Commitments aggregate 66 2/3 per cent. or more of the Total Capex/Acquisition Facility Commitments;

(c)

(for the purposes of paragraph (a) of Clause 40.2 (Required consents) in the context of a waiver in relation to a proposed utilisation of an Incremental Facility of a condition in Clause 4.2 (Further conditions precedent)), the Incremental Facility Majority Lenders under that Incremental Facility; and

(d)

(in any other case), a Lender or Lenders whose Commitments aggregate 66 2/3 per cent. or more of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately prior to that reduction).

“Margin” means:

(a)	in relation to any Facility B Loan (i) prior, and excluding, the Zacco Closing Date, [***] per annum; or (ii) on or after the Zacco Closing Date, [***] per annum;

(b)	in relation to any Capex/Acquisition Facility Loan (i) prior, and excluding, Zacco Closing Date, [***] per annum; or (ii) on or after the Zacco Closing Date, [***] per annum;

(c)	in relation to any First Incremental Facility (GBP) Loan [***] per annum;

(d)	in relation to any First Incremental Facility (USD) Loan [***] per annum;

(e)

in relation to any Incremental Facility Loan (other than a First Incremental Facility Loan), the percentage rate per annum specified as such in the Incremental Facility Notice relating to the Incremental Facility under which that Incremental Facility Loan is made or is to be made;

(f)	in relation to an Original Revolving Facility Loan [***] per annum;

(g)	in relation to any Unpaid Sum relating or referable to a Facility, the rate per annum specified above for that Facility; and

(h)	in relation to any other Unpaid Sum, the highest rate specified above;

but if:

(i)	no Major Event of Default is continuing;

(j)	in respect of the First Incremental Facility (GBP) and First Incremental Facility (USD) only, a period of 12 months has elapsed from the Effective Date; and

(k)	Adjusted Leverage in respect of the most recently completed Relevant Period is within a range set out below,

then:

(A)

prior, and excluding, the Zacco Closing Date, the Margin for each Loan under Facility B, the Capex/Acquisition Facility and the Original Revolving Facility will be the percentage per annum set out below in the column for that Facility opposite that range:

Adjusted Leverage	Facility B and Capex/Acquisition Facility	Original Revolving Facility
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

(B)

on or after the Zacco Closing Date, the Margin for each Loan under Facility B, the Capex/Acquisition Facility, the First Incremental Facility (GBP), the First Incremental Facility (USD) and the Original Revolving Facility will be the percentage per annum set out below in the column for that Facility opposite that range:

Adjusted Leverage	Facility B and Capex/Acquisition Facility	First Incremental Facility (GBP) and First Incremental Facility (USD)	Original Revolving Facility
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

However:

(i)

subject to paragraph (iv) below, any increase or decrease in the Margin for a Loan (including, unless otherwise specified in the applicable Incremental Facility Notice, an Incremental Facility Loan) shall take effect on the date which is five Business Days after receipt by the Agent of (x) the Compliance Certificate and Quarterly Financial Statements or Annual Financial Statements (as applicable) for that Relevant Period pursuant to Clause 24.3 (Provision and contents of Compliance Certificate) or (y) a Leverage Certificate as referred to in paragraph (g) of the definition of Permitted Acquisition (each a “reset date”);

(ii)

if, following receipt by the Agent of the Compliance Certificate related to the relevant Annual Financial Statements, that Compliance Certificate does not confirm the basis for a reduced or increased Margin, then paragraph (b) of Clause 13.3 (Payment of interest) shall apply and the Margin for that Loan shall be the percentage per annum determined using the relevant table above and the revised ratio of Adjusted Leverage calculated using the figures in that Compliance Certificate;

(iii)	if the Compliance Certificate relating to the relevant Annual Financial Statements shows that:

(A)

a higher rate of Margin should have applied during a certain period, then the Margin will be re-calculated retrospectively by reference to those Annual Financial Statements and the Company shall (or shall ensure the relevant Borrower shall) pay to the Agent the amount necessary to put the relevant Lenders in the position they would have been in had the appropriate rate been applied during such period (but for the avoidance of doubt, such provision shall not apply to any Lender to the extent that it no longer holds a participation in any of the Facilities at the time to which the adjustment relates and at the date the adjustment is to be made); or

(B)

a lower rate of Margin should have applied during a certain period, then the overpayment to a Lender shall be credited against future payments (starting with the amounts payable by the Borrower at the end of the then current Interest Period) to be made by the Borrower to that Lender (to the extent that it has not transferred its participation at the date the adjustment is to be made);

(iv)	while a Major Event of Default is continuing:

(A)

prior to (and excluding) the Zacco Closing Date, the Margin for each Loan under Facility B, the Capex/Acquisition Facility and the Original Revolving Facility shall be the highest percentage per annum set out in paragraph (A) above for a Loan under that Facility; or

(B)

following (and including) the Zacco Closing Date, the Margin for each Loan under Facility B, the Capex/Acquisition Facility, the First Incremental Facility (GBP), the First Incremental Facility (USD) and the Original Revolving Facility shall be the highest percentage per annum set out in paragraph (B) above for a Loan under that Facility (or, in the case of an Incremental Facility (other than any First Incremental Facility), set out in the relevant Incremental Facility Notice); and

provided that, in each case, upon the remedy or waiver, as the case may be, of such Major Event of Default, the Margin will be recalculated on the basis set out above using the most recent Compliance Certificate and any change shall take effect as of the date the relevant Major Event of Default ceased to be continuing;

(v)

for the purpose of determining the Margin applicable to Facility B and the Capex/Acquisition Facility, the Company may agree with the Facility B Lenders and the Capex/Acquisition Facility Lenders (as applicable) to increase the Margin applicable to Facility B and the Capex/Acquisition Facility to such rate as is necessary to ensure that it is able to comply with paragraph (g) of Clause 8.5 (Restrictions on Incremental Facility Terms and fees) when establishing an Incremental Facility;

(vi)	for the purpose of determining the Margin, Adjusted Leverage and Relevant Period shall be determined in accordance with Clause 25.1 (Financial definitions); and

(vii)	the Margin may increase or decrease by more than one level on any reset date.

“Margin Regulations” means Regulation T, U and X, as the case may be, issued by the Board of Governors of the United States Federal Reserve System.

“Margin Stock” means “margin stock” or “margin securities” as defined in the Margin Regulations.

“Market Disruption Rate” means the rate (if any) specified as such in the applicable Reference Rate Terms.

“Material Adverse Effect” means any event or series of events which, taking into account all the circumstances (including any insurance, warranty or other claim for indemnification in respect of such event or circumstances held by any member of the Group or to which any member of the Group is entitled to benefit and having regard to the creditworthiness of each insurer, warrantor or indemnities and the latest date by which such indemnities are due to be paid), has a material adverse effect on:

(a)

the business or financial condition of the Group taken as a whole (but for this purpose any effect on the ability of the Company to comply with its obligations under the Financial Covenants shall not, for that reason alone, be a Material Adverse Effect); or

(b)	the ability of the Obligors (taken as a whole) to perform their payment obligations under the Finance Documents (taking into account the resources available within or to the Group); or

(c)

subject to the Legal Reservations and the Perfection Requirements, the validity and enforceability of any of the Finance Documents or the ranking of any Security granted or purported to be granted pursuant to any of the Finance Documents, in any way that is materially adverse to the interests of the Finance Parties under the Finance Documents taken as a whole and which (if capable of remedy) is not remedied within 20 Business Days of the earlier of the Group becoming aware of it or the Agent giving notice to the Company requesting that the matter be remedied (which remedy period shall run concurrently with any grace period pursuant to any Event of Default).

“Material Company” means:

(a)	any Obligor;

(b)	any member of the Group holding shares in an Obligor;

(c)	any Material Company as at the Closing Date which is set out in Schedule 18 (Material Companies as at the Closing Date);

(d)	any other wholly-owned Subsidiary of the Company which:

(i)

has earnings before interest, tax, depreciation and amortization (calculated on the same basis as Adjusted EBITDA, but on a stand-alone unconsolidated basis and excluding goodwill, intra-Group items and investments in Subsidiaries) or gross assets representing five per cent. or more of the Adjusted EBITDA or gross assets of the Group (excluding intra-Group items) (calculated on a consolidated basis); and

(ii)

has gross assets (excluding goodwill, intra-Group items and investments in Subsidiaries) representing five per cent. or more of the gross assets of the Group (excluding intra-Group items) (calculated on a consolidated basis).

Compliance with the conditions set out in paragraph (c) above shall be determined upon the making of any Permitted Acquisition (with respect to the companies so acquired only) and annually by reference to the most recent Compliance Certificate supplied by the Company together with its Annual Financial Statements and/or the latest annual financial statements of that Subsidiary (audited, if required to be audited by the jurisdiction of incorporation of that Subsidiary). However, if a Subsidiary has been acquired (or as the case may be, disposed of) since the date as at which the latest Annual Financial Statements of the Company were prepared, the financial statements shall be deemed to be adjusted in order to take into account such acquisition or disposal.

“Minority Shareholder Transfer Date” means the first date on which either:

(a)	Holdco acquires the Minority Shares; or

(b)	following the acquisition of the Minority Shares by the Company, it cancels the Minority Shares.

“Minority Shares” means 12,917 B ordinary shares in the Company.

“Minority Shareholder” means the holder of the Minority Shares as of the Effective Date.

“Month” means in relation to an Interest Period (or any other period for the accrual of commission or fees in a currency), a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, subject to adjustment in accordance with the rules specified as Business Day Conventions in the applicable Reference Rate Terms.

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns.

“Multi-account Overdraft” means an Ancillary Facility which is an overdraft facility comprising more than one account.

“Net Outstandings” means, in relation to a Multi-account Overdraft, the Ancillary Outstandings of that Multi-account Overdraft.

“Net Proceeds” has the meaning given to that term in Clause 11.3 (Acquisition, Disposal, Insurance and Listing Proceeds).

“New Lender” has the meaning given to that term in Clause 28 (Changes to the Lenders).

“New Shareholder Injections” means the net cash proceeds of:

(a)	the aggregate amount subscribed for by any person (other than a member of the Group) for additional share capital in the Company issued pursuant to a Permitted Share Issue;

(b)	shareholder contributions made by any person (other than a member of the Group) to the Company provided that they constitute Subordinated Debt; or

(c)	Subordinated Debt,

in each case received by the Company after the Closing Date.

“Non-Consenting Lender” has the meaning given to that term in Clause 40.8 (Replacement of Lender).

“Not Otherwise Applied” means, in relation to any amount which is proposed to be applied or included, that such amount has not been (and is not simultaneously being) included, applied, designated or taken into account in respect of, any other calculation, use, event, transaction or permission under the Finance Documents.

“Notifiable Debt Purchase Transaction” has the meaning given to that term in paragraph (b) of Clause 29.1 (Permitted Debt Purchase Transactions).

“Obligor” means a Borrower or a Guarantor.

“Obligors’ Agent” means the Company, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.5 (Obligors’ Agent).

“OECD” means the Organisation for Economic Co-operation and Development.

“OFAC” means the Department of the Treasury’s Office of Foreign Assets Control of the United States of America.

“OpSec” means OpSec Security Group Limited (registered in England and Wales with company number 01688482).

“Opsec Group” means the Group (other than the Zacco Group) from time to time.

“Opsec Group/Zacco Group Basket” means $5,000,000 (or its equivalent in other currencies).

“Opsec Obligor” means a member of the Opsec Group who is an Obligor .

“Opsec-Zacco Obligor Gross Amount” means:

(a)

the market value (determined by reference to the date of such disposal and any application of the Agent’s prevailing rate of exchange as at such date) of all assets disposed of by Opsec Obligors to Zacco Obligors in any Financial Year for no cash consideration;

(b)	any outstanding loans made in any Financial Year by Opsec Obligors to Zacco Obligors;

(c)	any outstanding guarantees given in any Financial Year by Opsec Obligors in support of liabilities or obligations of Zacco Obligors;

(d)	the cash paid in any Financial Year by Opsec Obligors for shares issued to them by any members of the Group that are Zacco Obligors ignoring, for the purposes of this definition, (i) any Permitted Disposal falling under paragraphs (f) and (h) of the definition of Permitted Disposal, (ii) any Permitted Guarantee falling under paragraphs (e) and (j) of the definition of Permitted Guarantee, (iii) any Permitted Loan falling under paragraph (m) of the definition of Permitted Loan, (iv) any amounts funded using the proceeds of New Shareholder Injections, and provided that if any Zacco Obligor subsequently becomes an Opsec Obligor, any items which would, prior to such accession, have fallen within paragraphs (a) to (d) above in respect of or in connection with that Zacco Obligor shall be ignored for the purposes of this definition.

“Opsec-Zacco Obligor Net Amount” means the amount (if any, and without double counting) at such time by which the Opsec-Zacco Obligor Gross Amount exceeds the aggregate of:

(a)

the market value (determined by reference to the date of such disposal and any application of the Agent’s prevailing rate of exchange as at such date) of all assets disposed of by Zacco Obligors to Opsec Obligors in any Financial Year for no cash consideration;

(b)	any outstanding loans made in any Financial Year by Zacco Obligors to Opsec Obligors;

(c)	any outstanding guarantees given in any Financial Year by Zacco Obligors in support of liabilities or obligations of Opsec Obligors; and

(d)

any amount paid in any Financial Year to Opsec Obligors by Zacco Obligors by way of redemption, purchase, defeasance, retirement or repayment any of its shares, or as a dividend, distribution or capital return in respect of its shares, ignoring, for the purposes of this definition, (i) any Permitted Disposal falling under paragraphs (f) and (h) of the definition of Permitted Disposal, (ii) any Permitted Guarantee falling under paragraphs (e) and (j) of the definition of Permitted Guarantee, (iii) any Permitted Loan falling under paragraph (m) of the definition of Permitted Loan, (iv) any amounts returned to Opsec Obligors by Zacco Obligors to the extent funded originally by Opsec Obligors using the proceeds of New Shareholder Injections, and provided that if any Opsec Obligor subsequently becomes a Zacco Obligor, any items which would, prior to such accession, have fallen within paragraphs (a) to (d) above in respect of or in connection with that Opsec Obligor shall be ignored for the purposes of this definition.

“Optional Currency” means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

“Original Financial Statements” means:

(a)	the audited consolidated financial statements of the Company for its Financial Year ended 31 March 2021;

(b)	the unaudited consolidated management accounts of the Company for the period ended 31 January 2022; and

(c)

in relation to any other Obligor, its annual financial statements (audited, if required to be audited under its jurisdiction of incorporation) delivered to the Agent as required by Clause 30 (Changes to the Obligors).

“Original Lender” means HSBC UK Bank plc, Lloyds Bank plc and PDL Europe Holdings LP.

“Original Jurisdiction” means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement or, in the case of an Additional Obligor, as at the date on which that Additional Obligor becomes Party as a Borrower or a Guarantor (as the case may be).

“Original Obligor” means the Original Borrower or an Original Guarantor.

“Original Revolving Facility” means the revolving credit facility made available under this Agreement as described in paragraph (a)(ii) of Clause 2.1 (The Facilities).

“Original Revolving Facility Commitment” means:

(a)

in relation to a Lender that is a Lender as at the Effective Date, the amount in the Base Currency set opposite its name under the heading “Original Revolving Facility Commitment” in Part 2 of Schedule 1 (The Original Parties) and the amount of any other Original Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase); and

(b)

in relation to any other Lender, the amount in the Base Currency of any Original Revolving Facility Commitment transferred or assigned to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Original Revolving Facility Lender” means any Lender which has any Original Revolving Facility Commitment.

“Original Revolving Facility Loan” means a loan made or to be made under the Original Revolving Facility or the principal amount outstanding for the time being of that loan.

“Participant Register” has the meaning given to that term in paragraph (g) of Clause 28.5 (Sub-participations).

“Participation Agreement” has the meaning given to that term in paragraph (a) of Clause 28.5 (Sub-participations).

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Perfection Requirements” means the delivery of physical possession, making or procuring of the appropriate registrations, filings, endorsements, notarisations, stampings and/or notifications of the Transaction Security Documents or the Transaction Security created thereunder (and payment of any associated fees, costs or expenses) and/or any other actions or steps, necessary in any jurisdiction or under any laws or regulations in order to create or perfect any Security or the Transaction Security Documents or to achieve the relevant priority expressed therein and as may be set out in the Transaction Security Documents.

“Permitted Acquisition” means:

(a)	the Zacco Acquisition;

(b)	an acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group in circumstances constituting a Permitted Disposal;

(c)	any acquisition of any shares or securities owned by minority shareholders in members of the Group;

(d)	an acquisition of shares or securities pursuant to a Permitted Share Issue;

(e)

an acquisition of securities which are Cash Equivalent Investments for treasury management purposes so long as, if acquired by an Obligor, those Cash Equivalent Investments become (subject to the Agreed Security Principles) subject to the Transaction Security as soon as is reasonably practicable;

(f)

the incorporation of a company or the acquisition of an off-the-shelf company which on incorporation or acquisition becomes a member of the Group and provided that it is incorporated in a Permitted Jurisdiction;

(g)

an acquisition by a member of the Group of (A) more than 50% of the issued share capital (or equivalent ownership interest) of a limited liability person or (B) a business or undertaking (in each case the “Acquisition Target”) but only if:

(i)	subject to Clause 1.9 (Limited Condition Transaction), no Event of Default is continuing or would occur as a result of the acquisition;

(ii)	the Acquisition Target is engaged in a business substantially the same as or complementary to that carried on by the Group;

(iii)	the Acquisition Target is incorporated, established and/or carries on its principal business or is a business or undertaking carried on (as applicable) in a Permitted Jurisdiction;

(iv)

so far as the Company is aware (having made due and careful enquiries), the acquired company, entity, business or undertaking has no material actual or contingent liabilities save to the extent provided for by appropriate indemnities given by the relevant vendor or insured provided that the creditworthiness of such vendor or such insurance provider is acceptable to the Company (acting reasonably) or cash collateralised or which is taken into account by way of a reduction in the purchase price, funded by Acceptable Funding Sources (Excluding Debt) or otherwise permitted under this Agreement (or a combination of the foregoing);

(v)

in the case of an Acquisition Target which is a limited liability person, the Acquisition Target has earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA (as defined in Clause 25.1 (Financial definitions)) (“LTM EBITDA”) which is positive for its most recently completed financial year for which financial statements have been produced on a pro forma basis as if such Acquisition Target had been a member of the Group since the beginning of such financial year and taking into account Permitted Synergies;

(vi)

subject to Clause 1.9 (Limited Condition Transaction), the Company has delivered a certificate to the Agent setting out calculations (calculated on a pro forma basis for completion of such acquisition) in reasonable detail showing that the Company projects (based on reasonable assumptions) to remain in compliance with the Adjusted Leverage ratios set out in Clause 25.2 (Financial Condition) and confirming the Company’s availability of funding to meet its payment obligations, in each case, in respect of the next four Relevant Periods ending after the date of the proposed acquisition;

(vii)

subject to Clause 1.9 (Limited Condition Transaction), the Company has delivered a certificate to the Agent (a “Leverage Certificate”), no later than five Business Days before the date on which a member of the Group legally commits to make the relevant acquisition, confirming that Adjusted Leverage immediately following the proposed acquisition (based on Adjusted EBITDA as at the most recent Quarter Date for which financial information is available to calculate such ratio before the relevant member of the Group legally commits to make the proposed acquisition, pro forma for the acquisition and taking into account Permitted Synergies) will not exceed 3.75:1.00 provided that solely in the case of the Zacco Acquisition, (A) the Amendment and Restatement Agreement shall be deemed to be a Leverage Certiticate for the purposes of this paragraph (vii) and (B) the Adjusted Leverage (calculated in accordance with this paragraph (vii)) for the purposes of consummation of the Zacco Accquisition shall not exceed 3.87:1.00;

(viii)

in the case of a single acquisition the Total Purchase Price of which (less the amount funded by Acceptable Funding Sources (Excluding Debt)) is equal to or less than $10,000,000 (or its equivalent in other currencies), the Company shall supply to the Agent for the Lenders prior (and substantially final drafts as soon as reasonably practicable and in any event not later than 5 Business Days prior) to completion of the relevant acquisition, a copy of the due diligence reports obtained by the Group in relation to the Acquisition Target, solely for information purposes and on a non-reliance basis (subject to the Agent and any other relevant Reliance Party signing any required confidentiality, hold harmless or similar letters) unless reliance is available in which case such reports shall be provided on a reliance basis (subject to the Agent and any Reliance Party signing any required confidentiality, hold harmless or similar letters and the provider of such diligence reports); and

(ix)

in the case of a single acquisition the Total Purchase Price of which (less the amount funded by Acceptable Funding Sources (Excluding Debt)) is greater than $10,000,000 (or its equivalent in other currencies), the Company shall supply to the Agent for the Lenders prior (and substantially final drafts as soon as reasonably practicable and in any event not later than 5 Business Days prior) to completion of the relevant acquisition, a copy of the due diligence reports obtained by the Group in relation to the Acquisition Target (including a copy of the financial and legal due diligence reports (each of which must be commissioned by a member of the Group in connection with the acquisition)), in each case, on a reliance basis (subject to the Agent and any other relevant Reliance Party signing any required confidentiality, hold harmless or similar letters and (provided that the Company shall use reasonable endeavours to procure that final issued copies of the reports are provided on a reliance basis) the provider of such diligence reports not having adopted a general practice of not allowing such provision of or reliance on its diligence reports), provided that where an acquisition is fully funded using the proceeds of New Shareholder Injections and/or Retained Excess Cash and/or Net Proceeds, only the conditions in sub-paragraphs (i), (ii), (iii), (iv) and (viii) above shall apply (unless the Acquisition Target has negative LTM EBITDA of greater than $-1,000,000 per transaction subject to an aggregated amount of $-5,000,000 in respect of all Permitted Acquisitions with negative LTM EBITDA over the life of the Facilities (calculated at the point of completion of each such transaction) in which case all conditions above shall apply).

“Permitted Disposal” means any sale, lease, licence, transfer, surrender or other disposal which, except in the case of paragraphs (b), (d) and (e), is on arm’s length terms:

(a)	of trading stock or cash made by any member of the Group in the ordinary course of trading of the disposing entity;

(b)	of any asset by a member of the Group (the “Disposing Company”) to another member of the Group (the “Acquiring Company”), but if:

(i)	the Disposing Company is an Obligor, the Acquiring Company must also be an Obligor;

(ii)	the Disposing Company had given Transaction Security over the asset, the Acquiring Company must give equivalent Transaction Security over that asset; and

(iii)	the Disposing Company is a Guarantor, the Acquiring Company must be a Guarantor guaranteeing on and from the time of the disposal an amount no less than that guaranteed by the Disposing Company;

(c)	of assets by a member of the Group which is not an Obligor to another member of the Group which is not an Obligor;

(d)

of assets by (i) a member of the Group which is not an Obligor to an Obligor (other than the Company) or (ii) of assets by an Obligor to another Obligor provided that the aggregate market value of all such assets disposed of does not give rise to the Opsec-Zacco Obligor Net Amount exceeding the Opsec Group/Zacco Group Basket in any Financial Year;

(e)

of assets by an Obligor to a member of the Group which is not an Obligor provided that the aggregate market value of assets disposed of in reliance on this paragraph (e) does not exceed $2,500,000 (or its equivalent in other currencies) in any Financial Year and provided further that when aggregated to the amounts of any disposals pursuant to paragraphs (m)(ii), (v) and (x) does not exceed $10,000,000 in aggregate (or its equivalent in other currencies) over the life of the Facilities;

(f)	of assets (other than shares or businesses) in exchange for other assets comparable or superior as to type, value and quality (other than an exchange of a non-cash asset for cash);

(g)

of obsolete or redundant assets which are no longer required for the operation of the business of the disposing entity or arising as a result of the termination of any agreement or arrangement which, in the opinion of the member of the Group party thereto, is uneconomic to continue;

(h)	of Cash or Cash Equivalent Investments for cash or in exchange for other Cash Equivalent Investments;

(i)	constituting dealings with trade debtors with respect to forgiveness of book debts in the ordinary course of trading;

(j)	constituted by a licence of intellectual property rights either:

(i)	permitted by Clause 26.27 (Intellectual Property); or

(ii)	entered into in the ordinary course of business and in relation to an exclusive license;

(k)	to a Joint Venture, to the extent permitted by Clause 26.10 (Joint ventures);

(l)	arising as a result of any Permitted Security;

(m)	of receivables either on:

(i)	a non-recourse basis; or

(ii)

a recourse basis (including by way of securitisation of receivables or similar programme) provided that the aggregate of any such uncollected receivables do not exceed the $1,500,000 (or its equivalent in other currencies) at any time provided further than when aggregated to the amounts of any disposals pursuant to paragraphs (e), (v) and (x) does not exceed $10,000,000 in aggregate (or its equivalent in other currencies) over the life of the Facilities;

(n)	constituted by any Permitted Transaction or any Permitted Payment;

(o)	of assets compulsorily acquired by any Governmental Authority, where such compulsory acquisition does not result in an Event of Default under Clause 27.12 (Expropriation);

(p)	constituted by the grant of leases or licences in respect of real property in the ordinary course of business;

(q)	any disposal of shares which are the subject of a Listing;

(r)	any disposal of an intragroup loan as a result of the contribution or conversion of such intra Group loan into equity;

(s)

of leasehold property by a member of the Group in exchange for another leasehold property which is let on comparable or superior terms to such member of the Group or where such leasehold property is rack rent and surplus to requirement;

(t)	required in order to comply with any ruling or request of, or any condition imposed by, any relevant competition authority, other than a disposal of an Obligor or a Material Company;

(u)	arising from the close-out or termination of a Treasury Transaction, which is not restricted by any Finance Document;

(v)

of assets by a member of the Group to any person on terms whereby it is leased back to a member of the Group (a “Sale and Leaseback Disposal”) provided that the Net proceeds of all such Sale and Leaseback Disposal do not exceed $1,500,000 (or its equivalent in other currencies) at any time provided further than when aggregated to the amounts of any disposals pursuant to paragraphs (e), (m)(ii) and (x) does not exceed $10,000,000 in aggregate (or its equivalent in other currencies) over the life of the Facilities;

(w)

of assets which are permitted to be disposed as a Permitted Disposal in accordance with any other paragraph of the Permitted Disposal definition to a special purpose vehicle which is a member of the Group and the subsequent disposal of that special purpose vehicle provided that such assets transferred to the special purpose vehicle are the only material assets thereof (and any other assets of such special purpose vehicle are also permitted to be disposed as a Permitted Disposal in accordance with any other paragraph of the Permitted Disposal definition);

(x)

of assets for cash or deferred consideration where the higher of the market value and net consideration receivable (net in each case of any taxes and costs and expenses of disposal) (when aggregated with the higher of the market value and net consideration receivable (net in each case of any taxes and costs and expenses of disposal) for any other sale, lease, licence, transfer or other disposal not allowed under the preceding paragraphs or as a Permitted Transaction) does not exceed $2,500,000 (or its equivalent in other currencies) in any Financial Year provided than when aggregated to the amounts of any disposals pursuant to paragraphs (e), (m)(ii) and (v) does not exceed $10,000,000 in aggregate (or its equivalent in other currencies) over the life of the Facilities;

(y)	of losses or other amounts eligible for surrender under Part 5 or Part 5A of the Corporation Tax Act 2010 (“Group Relief”); and

(z)	of assets in respect of which the Majority Lenders have given their consent.

“Permitted Distribution” means the payment of a dividend or any other payment, distribution, redemption, repurchase, defeasement or retirement:

(a)	to the Company or any of its wholly-owned Subsidiaries (or any related declaration or resolution);

(b)

by a member of the Group (other than the Company) which is not a wholly-owned member of the Group on a pro rata basis to each of its shareholders or on a basis which results in a greater than pro rata distribution to any of the Company’s wholly-owned Subsidiaries or any of its wholly-owned Subsidiaries (or any related declaration or resolution);

“Permitted Financial Indebtedness” means Financial Indebtedness:

(a)	arising under any of the Finance Documents (including but not limited to any Incremental Facility or New Shareholder Injections pursuant to Clause 25.4 (Equity Cure));

(b)	to the extent covered by a letter of credit, guarantee or indemnity issued under an Ancillary Facility and including any indemnity therefor;

(c)	arising under a Permitted Treasury Transaction;

(d)	arising under a Permitted Loan, a Permitted Guarantee, a Permitted Transaction or as permitted by Clause 26.29 (Treasury Transactions);

(e)

of any person or in any business or undertaking acquired by a member of the Group after the Closing Date which is incurred under arrangements in existence at the date of acquisition, but not incurred or increased (save by way of accrual or capitalisation of interest) or having its maturity date extended in contemplation of, or since, that acquisition, and outstanding for a period of no more than six months following the date of acquisition unless otherwise permitted under the terms of this Agreement;

(f)

under Finance Leases provided that the aggregate capital value of all such items so leased under outstanding leases by members of the Group in reliance on this paragraph (f) does not exceed the $5,000,000 (or its equivalent in other currencies) at any time;

(g)	arising under New Shareholder Injections;

(h)

arising under (1) deferred consideration in relation to a Permitted Acquisition or (2) a vendor loan financing to the extent in respect of the consideration under a Permitted Acquisition, in each case, provided that deferred consideration or vendor loan financing (as applicable) does not constitute more than 50 per cent. of the Total Purchase Price for any Permitted Acquisition;

(i)	arising under any cash pooling, netting, set-off or other cash management arrangements entered into by any member of the Group in the ordinary course of trading;

(j)	arising in respect of bank transfer or corporate credit card facilities used by members of the Group in the ordinary course of trading;

(k)

arising from an arrangement for the sale or discounting of receivables of any member of the Group on a recourse basis including by way of factoring or securitisation of receivables or similar programmes to the extent permitted under paragraph (m) of the definition of “Permitted Disposal”;

(l)	arising under a Permitted Joint Venture to the extent permitted in the definition of Permitted Joint Venture;

(m)	the Existing Debt provided that it is refinanced on the Closing Date or is otherwise permitted to be outstanding under the other paragraphs of this definition at such time;

(n)

arising under any credit card or business internet banking facility relating to daily payment settlement limits or other daylight exposures in respect of banking arrangements entered into in the ordinary course of trading;

(o)

of a member of the Group (other than the Company) arising under bilateral facilities, working capital facilities or overdraft facilities provided that the maximum aggregate principal amount of Financial Indebtedness incurred in reliance on this paragraph (o) does not exceed $2,000,000 (or its equivalent in other currencies) at any time;

(p)

of any member of the Group consisting of (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business and/or (iii) obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business;

(q)

of any member of the Group representing deferred compensation or other similar arrangements to directors, officers, employees, members of management and managers of any member of the Group (other than any Investor director or non-executive director who are employees of the Sponsor or of an Sponsor Affiliate) in the ordinary course of business;

(r)

arising under pension schemes of an entity that becomes a member of the Group following the date of this Agreement (other than an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993)) provided that financial indebtedness of Zacco Sweden AB and Zacco Digital Trust Sweden AB under the ITP2 benefit-defined pension plans provided by them shall be permitted to the extent the Zacco Sweden AB’s and Zacco Digital Trust Sweden AB’s liabilities are materially insured under insurance policies in accordance with customary Swedish practice for a benefit-defined pension scheme;

(s)

arising out of any member of the Group’s obligations under any put option arrangement or any earn-out arrangement in connection with a Permitted Acquisition (provided such arrangements are on customary terms);

(t)	incurred with the prior written consent of the Majority Lenders;

(u)	arising under unsecured pension liabilities incurred by Zacco Sweden AB in an amount not exceeding £500,000 (or its equivalent in other currencies) in aggregate at any time; and

(v)

not permitted by the preceding paragraphs or as a Permitted Transaction and the outstanding principal amount of which is incurred by a member of the Group (other than the Company) and does not exceed $1,500,000 (or its equivalent in other currencies) at any time.

“Permitted Guarantee” means:

(a)	the endorsement of negotiable instruments in the ordinary course of trade;

(b)

any performance or similar bond guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of trading or an indemnity given in respect of such a performance or similar bond issued by a financial institution (including, for the avoidance of doubt, any insurer);

(c)	any guarantee of a Joint Venture to the extent permitted by Clause 26.10 (Joint ventures);

(d)	any guarantee permitted under Clause 26.21 (Financial Indebtedness) or granted in respect of Permitted Financial Indebtedness (other than under paragraph (c) of such definition);

(e)	any guarantee given in respect of the netting or set-off arrangements permitted pursuant to paragraph (b) of the definition of “Permitted Security”;

(f)	any indemnity given in the ordinary course of the documentation of an acquisition or disposal transaction which is a Permitted Acquisition or Permitted Disposal;

(g)	guarantees to landlords or banks in respect of rent payable by an Obligor in respect of real property used in the business of an Obligor in the ordinary course of trading;

(h)	any guarantee granted in favour of the trustee of any pension scheme of any member of the Group arising as a result of the operation of law or to comply with law;

(i)	guarantees of Treasury Transactions to the extent such Treasury Transactions are permitted under this Agreement;

(j)

any customary indemnity granted to any trustee of any employee share option or unit trust scheme operated for the benefit of employees or former employees of members of the Group or a Holding Company of the Company against any cost, loss or liability incurred by the trustee in pursuance of those duties;

(k)	any guarantees given by:

(i)

any Obligor in respect of any obligation or liability of any other Obligor provided that the aggregate amount outstanding of all such guarantees does not give rise to the Opsec-Zacco Obligor Net Amount exceeding the Opsec Group/Zacco Group Basket in any Financial Year;

(ii)	any member of the Group which is not an Obligor in respect of any obligation or liability of any other member of the Group; or

(iii)

any Obligor in respect of any obligation or liability of any member of the Group which is not an Obligor provided that the maximum aggregate liability (whether present or future, actual or contingent) of all Obligors under guarantees permitted pursuant to this paragraph (iii) does not exceed $1,500,000 (or its equivalent in other currencies) at any time;

(l)

any authorised guarantee agreement (as such term is used in the Landlord and Tenant (Covenants) Act 1995, an “AGA”) entered into in respect of leasehold real property disposed of in accordance with this Agreement and any indemnity granted to the transferor of leasehold real property acquired by a member of the Group under which such member of the Group indemnifies such transferor in respect of a claim under an AGA entered into in respect of such real property;

(m)	any indemnity in favour of a liquidator of a member of the Group whose liquidation is a Permitted Transaction under paragraph (b) of the definition of that term under this Clause 1.1 (Definitions);

(n)	customary guarantees and indemnities in favour of directors and officers of a member of the Group in their capacity as such;

(o)

any guarantee required by law or a court to be granted in favour of creditors in relation to mergers of members of the Group in order to permit or facilitate the merger occurring, where such merger would constitute a Permitted Transaction;

(p)

any guarantee made in substitution for an extension of credit permitted under the definition of “Permitted Loan” (other than paragraph (p) thereof) to the extent that the issuer of the relevant guarantee would have been entitled to make a loan in an equivalent amount under the definition of Permitted Loan to the person whose obligations are being guaranteed;

(q)

in the case of any person which becomes a member of the Group after the Closing Date pursuant to a Permitted Acquisition, any guarantee outstanding or contractually committed as at the date on which it becomes a member of the Group provided that to the extent not permitted under any other provision of the Facilities Agreement is discharged within three months of the date of completion of such acquisition;

(r)

any customary guarantee given under any commitment letter, mandate letter, engagement letter, purchase agreement, indenture or similar document entered into for the purposes of, or in contemplation of, any Permitted Financial Indebtedness or the refinancing of any Permitted Financial Indebtedness (provided that such amount which is guaranteed does not exceed the maximum principal amount of such Permitted Financial Indebtedness under the Facilities Agreement);

(s)

any guarantee given or arising under legislation relating to Tax or corporate law under which any member of the Group assumes general liability for the obligations of another member of the Group incorporated or tax resident in the same country, including, for the avoidance of doubt, any joint and several liability and any netting or set-off arrangement arising in each case by operation of law as a result of the existence or establishment of a fiscal unity;

(t)	customary indemnities to professional advisers and consultants under their standard terms of business in respect of activities not prohibited under the Finance Documents;

(u)	any guarantee to which the Majority Lenders have given their prior written consent; and

(v)

any guarantee not permitted by the preceding paragraphs or as a Permitted Transaction incurred by any member of the Group (other than the Company) the outstanding amount of which does not exceed $2,500,000 (or its equivalent in other currencies) at any time.

“Permitted Joint Venture” means any Joint Venture where:

(a)

a Joint Venture acquired or established as part of a Permitted Acquisition or any Joint Venture in which a target or a Permitted Acquisition is legally committed to invest under arrangements existing as at the closing date of its acquisition;

(b)	the Joint Venture is the 35% shareholding which OpSec Security Group Holdings (Europe) Limited holds in OpSec Security Mozambique Limitada, a company registered in Mozambique;

(c)	the Joint Venture is the 50% shareholding which OpSec Security Group Inc. holds in 3DCD, LLC, a company registered in the US;

(d)	any Joint Venture funded directly or indirectly with Acceptable Funding Sources (Joint Ventures) where:

(i)	the Joint Venture is incorporated or established and carries on its principal business in any Permitted Jurisdiction; and

(ii)	the Joint Venture is engaged in a business substantially the same as, or complementary or related to, that carried on by the Group; and

(e)	any other Joint Venture where:

(i)	the Joint Venture is a limited liability entity and is incorporated or established and carries on its principal business in any Permitted Jurisdiction;

(ii)	the Joint Venture is engaged in a business substantially the same as, or complementary or related to, that carried on by the Group; and

(iii)	in any Financial Year of the Company, the aggregate of:

(A)	all amounts subscribed for shares in, lent to or invested in all such Joint Ventures by any member of the Group;

(B)	the contingent liabilities of any member of the Group under any guarantee given in respect of the liabilities of any such Joint Venture; and

(C)	the market value of any assets transferred by any member of the Group to any such Joint Venture,

less:

Acceptable Funding Sources (Joint Ventures), does not exceed $2,000,000 (or its equivalent in other currencies) in any Financial Year subject to an aggregate amount of $7,500,000 (or its equivalent in other currencies) over the life of the Facilities provided that any investment which results in that Joint Venture becoming a member of the Group shall be excluded from such calculation where such investment is a Permitted Acquisition.

“Permitted Jurisdiction” means any jurisdiction that is a member of the OECD and which is not subject to Sanctions.

“Permitted Loan” means:

(a)

any trade credit extended by any member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities any prepayment made to its suppliers in the ordinary course of its trading activities and any advance payment made in relation to capital expenditure in the ordinary course of trading (and excluding, for the avoidance of doubt, to the Sponsor or any Sponsor Affiliate);

(b)	Financial Indebtedness which is referred to in the definition of, or otherwise constitutes, Permitted Financial Indebtedness (except under paragraph (c) of that definition);

(c)	any loan made to a Joint Venture to the extent permitted under Clause 26.10 (Joint ventures);

(d)

(i) any loan made by an Obligor to another Obligor (provided that the aggregate amount outstanding of all such loans does not give rise to the Opsec-Zacco Obligor Net Amount exceeding the Opsec Group/Zacco Group Basket in any Financial Year) or (ii) made by a member of the Group which is not an Obligor (or was not an Obligor when such loan was made) to another member of the Group (other than the Company);

(e)

any loan made by an Obligor to a member of the Group which is not an Obligor so long as the aggregate amount of the Financial Indebtedness under any such loans does not exceed $1,500,000 (or its equivalent in other currencies) at any time;

(f)	any loan by a member of the Group to another member of the Group for the purpose of financing any Permitted Payment or payments under the Finance Documents;

(g)

any loan made by a member of the Group to an employee or director or management vehicle of any member of the Group if the amount of that loan when aggregated with the amount of all outstanding loans to employees, directors and management vehicles by members of the Group does not exceed $2,500,000 (or its equivalent in other currencies) at any time;

(h)	any loans by any of the Company’s wholly-owned Subsidiaries to the Company to fund any payments referred to in paragraph (i) of “Permitted Payment” provided that no Declared Default has occurred;

(i)	any deferred consideration on Permitted Disposals provided that such deferred consideration does not exceed 50 per cent. of the total consideration receivable in respect of that disposal;

(j)

any loan or credit outstanding or contractually committed as at the date of the Facilities Agreement (or, in the case of any person which becomes a member of the Group after the Closing Date, any loan or credit outstanding or contractually committed as at the date on which it becomes a member of the Group) provided that:

(i)	such loan or credit was not incurred in contemplation of the acquisition of that entity by a member of the Group;

(ii)

the principal amount of such loan or credit is not increased in contemplation of, or after the date of, acquisition (other than by the capitalisation of interest unless such increase is otherwise permitted under this paragraph); and

(iii)	to the extent not permitted under any other provision of the Facilities Agreement, is discharged within three months of the date of completion of such acquisition;

(k)	a loan or credit made available to another member of the Group for the direct purpose of enabling a Permitted Joint Venture or Permitted Acquisition to be made by that member of the Group;

(l)	any loans contemplated by the Finance Documents;

(m)	any loan by the Company or another Obligor to Danish Bidco funded from the proceeds of the first Utilisation under the Capex/Acquisition Facility and the First Incremental Facility;

(n)	any loan or credit to which the Majority Lenders have given their prior written consent; and

(o)

any loan (other than a loan made by a member of the Group to another member of the Group) so long as the aggregate amount of the Financial Indebtedness under any such loans does not exceed $1,500,000 (or its equivalent in other currencies) at any time;

so long as in the case of paragraphs (d), (e) and (k) above:

(i)

the creditor of such Financial Indebtedness shall (if it is an Obligor) grant Security over its rights in respect of such Financial Indebtedness in favour of the Secured Parties on terms acceptable to the Agent (acting on the instructions of the Majority Lenders); and

(ii)

if the amount of the relevant Financial Indebtedness owed to such a creditor by one or more members of the Group exceeds $500,000 (or its equivalent in other currencies), the creditor and (if the debtor is a member of the Group which owes relevant Financial Indebtedness to one or more members of the Group in an amount which exceeds $500,00 (or its equivalent in other currencies) and the debtor of such Financial Indebtedness are or become party to the Intercreditor Agreement as an Intra-Group Lender and a Debtor (as defined, each case, in the Intercreditor Agreement) respectively.

“Permitted Payment” means:

(a)	the payment of a dividend or any other payment to the Company or any of its wholly-owned subsidiaries;

(b)	a payment of arrangement fees in respect of a New Shareholder Injection provided that such fee is deducted from the proceeds prior to contribution to the Group;

(c)	a payment by the Company to one of its Holdco Companies to fund:

(i)

the on-going director fees of the Sponsor and any Sponsor Affiliate, any monitoring or advisory fees to the Sponsor or the Investors (plus any reasonable and properly incurred expenses) in an aggregate amount not exceeding $350,000 (or its equivalent in other currencies) in any Financial Year;

(ii)	the reasonable and properly incurred out-of-pocket expenses incurred by Sponsor directors in connection with the performance of their duties as directors of any Holding Company;

(iii)

remuneration, fees or costs payable to a chairperson, directors, consultants or employees with service contracts or agreements with a Holding Company which are solely attributable to acting as a chairperson, director, consultant or employee of a Holding Company of the Company and solely in connection with services provided to the Group provided that the recipients of such fees, remuneration or costs are not Sponsors or Sponsor Affiliates; and/or

(iv)

expenditure reasonably incurred by any Holding Company of the Company by way of administrative costs, tax, insurance premia, costs to maintain corporate existence, professional fees and regulatory costs in each case in relation to the ordinary course of business as a Holding Company and to the extent directly referable to the ownership and management of the Group up to an aggregate amount not exceeding not exceeding $250,000 in any Financial Year;

(d)

payments to any Sponsor Affiliate or any advisor to them for corporate finance, M&A and transaction advice or any other advice in relation to the operation, management, restructuring and/or reorganisation of the Group (including any consultancy services provided by any Sponsor Affiliate) provided by them to members of the Group on bona fide arm’s length commercial terms Group in an amount not exceeding $350,000 or its equivalent in other currencies) in any Financial Year;

(e)	payments expressly permitted by the terms of any Finance Document;

(f)	payments (including to the Sponsor) expressly contemplated by the Funds Flow Statement;

(g)

payments to a Holding Company of the Company to pay arms’ length fees and expenses related to debt or equity offerings, investments or acquisitions permitted or not restricted by the Facilities Agreement (whether or not consummated) up to an amount not exceeding $250,000 (or its equivalent in other currencies) in any Financial Year;

(h)	a payment equal to any VAT credit or repayment obtained by a member of the Group in respect of any supply made by a Holding Company of the Company;

(i)

a payment of any consideration in connection with the acquisition of shares in any Holding Company of the Company from past, present or future directors, management or employees (together with the purchase, repayment or redemption (as applicable) of any related loans or loan notes) and/or the making of loans, directly or indirectly, to any employee benefit trust to fund acquisitions of shares in any Holding Company or such loans or loan notes or a payment to fund administrative expenses of such trust in an aggregate amount of up to $1,000,000 (or its equivalent in other currencies) in any Financial Year subject to an aggregate amount of $3,000,000 (or its equivalent in other currencies) over the life of the Facilities;

(j)

the surrendering of group or other tax reliefs to Holding Companies of the Company in an amount not exceeding the relevant tax saving provided that such Holding Company makes payment in cash to the relevant member of the Group which reflects the value of the tax relief to the Group;

(k)	the capitalising of any interest or the issue of any payment in kind notes issued in respect of any Subordinated Debt;

(l)

a payment by the Company to any Holding Company of the Company if the Adjusted Leverage ratio is less than 2.50:1 (as at the most recently completed Relevant Period and pro-forma for such distribution) provided that such payment is funded from Retained Excess Cashflow;

(m)	a payment to which the Majority Lenders have given their prior written consent;

(n)

a payment made by the Company to Holdco to fund the acquisition by Holdco of the Minority Shares (and related costs and expenses) in an amount not exceeding £50,000 (or its equivalent in other currencies); and

(o)	any payment by any member of the Group to the Company in order to enable the Company to make any payment authorised in the preceding paragraphs;

provided that:

(i)	all Permitted Payments referred to in paragraphs (a) to (l) (inclusive) and (n) above may be made unless a Declared Default has occurred;

(ii)	no payment may be made under paragraph (i) above if an Event of Default is continuing at the time of legal commitment to acquire the relevant shares; and

(iii)	no payment may be made under paragraphs (c)(i), (d), (h), (j) or (o) above if an Event of Default is continuing or would occur as a result of making such payment;

(iv)

any “payment” referred to above as a Permitted Payment may be paid in any manner whatsoever (including by way of dividend, reduction of capital, loan, fee, charge, repayment, prepayment, redemption, set-off, acquisition of liabilities or other discharge).

“Permitted Reorganisation” means any reorganisation, amalgamation, merger, de-merger, solvent liquidation, partial contribution, consolidation, combination, dissolution or corporate restructuration (any of such events being hereafter referred to as a “reorganisation”):

(a)	of any member of the Group (excluding the Company) provided that:

(i)

any payments or assets distributed as a result of such liquidation or reorganisation are distributed to other members of the Group or, if the relevant member of the Group was an Obligor immediately prior to such reorganisation being implemented, any such payments or assets are distributed other Obligors; or

(ii)

where such member of the Group was not a wholly-owned Subsidiary immediately prior to such reorganisation being implemented, any payments or assets are distributed to such member of the Group’s shareholders in accordance with their respective shareholdings or on a basis which results in a greater distribution to other members of the Group; and

(b)

any reorganisation involving the business or assets of, or shares of (or other interests in) any member of the Group which is implemented to comply with any applicable law or regulation (including all intermediate steps or actions necessary to implement such reorganisation) provided that (if and to the extent legally possible) if the relevant member of the Group was a Guarantor or its assets were subject to Transaction Security in favour of the Finance Parties, the Finance Parties will, in each case subject to the Agreed Security Principles, receive guarantees and/or Transaction Security after such reorganisation on equivalent terms to those prior to the relevant reorganisation; and

(c)	any reorganisation to which the Majority Lenders have given prior written consent.

“Permitted Security” means:

(a)	any lien arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by any member of the Group;

(b)

any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group (including a Multi-account Overdraft);

(c)

any payment or close out netting or set-off arrangement pursuant to any Treasury Transaction or foreign exchange transaction entered into by a member of the Group which constitutes Permitted Financial Indebtedness, excluding any Security or Quasi-Security under a credit support arrangement;

(d)

any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the Closing Date and, unless agreed by the Majority Lenders to remain outstanding, such Security or Quasi-Security is removed or discharged within three months of the date of acquisition of such asset unless it is otherwise permitted under the terms of the Facilities Agreement;

(e)

any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the Closing Date, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group and is removed or discharged within three months of that company becoming a member of the Group unless it is otherwise permitted under the terms of the Facilities Agreement;

(f)

any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Group;

(g)

any Security or Quasi-Security (existing as at the date of this Agreement) over assets of any member of the Group so long as the Security or Quasi-Security is irrevocably removed or discharged by no later than the Closing Date;

(h)	any Security or Quasi-Security arising as a consequence of any Finance Lease permitted pursuant to paragraph (f) of the definition of “Permitted Financial Indebtedness”;

(i)

any Security over goods or documents of title to goods arising in the ordinary course of letter of credit transactions entered into by a member of the Group on standard or usual terms in the ordinary course of trading;

(j)

any Security arising in respect of any judgment or award for which an appeal or proceedings for review are being diligently pursued in good faith or in respect of which the relevant court is assessing the quantum of damages;

(k)	any netting or set off or escrow arrangement entered into by any member of the Group with a trading counterparty in the ordinary course of trading;

(l)	any Security or Quasi-Security arising under any rent deposit arrangement in respect of real property used in the business of an Obligor in the ordinary course of trading;

(m)	any Security or Quasi-Security in relation to any receivables financing permitted under paragraph (m) of the definition of “Permitted Disposal”;

(n)

any Security or Quasi-Security entered into by any member of the Group in the ordinary course of its banking arrangements over bank accounts in favour of the account holding bank and granted as part of that financial institution’s standard terms and conditions, including any under general terms and conditions of banks;

(o)	any Security or Quasi-Security required by legal proceedings and which is discharged within 60 days or otherwise contested in good faith (and not otherwise constituting an Event of Default);

(p)	any Security or Quasi-Security which is a landlord’s lien arising by operation of law or under any general business conditions on customary terms and in the ordinary course of business

(q)

any Security or Quasi-Security over ownership interest in Joint Ventures to secure obligations to other Joint Venture partners where the recourse is to those ownership interest only and which is required to be provided by the terms of that Permitted Joint Venture;

(r)

any Security or Quasi-Security arising by operation of law or created in order to comply with applicable law requirements in the ordinary course of trading including, for the avoidance of doubt, any joint and several liability and any netting or set-off arrangement arising in each case by operation of law;

(s)	any Security or Quasi-Security arising under the Finance Documents;

(t)

any Security or Quasi-Security securing indebtedness the outstanding principal amount of which does not at any time exceed $2,000,000 (or its equivalent in other currencies) provided such indebtedness is incurred under paragraph (o) of the definition of “Permitted Financial Indebtedness”;

(u)

Security arising under or in connection with a Treasury Transaction entered into in connection with the Facilities in respect of interest rates and/or foreign exchange rateswhich is pari passu to the Facilities and permitted by the Intercreditor Agreement;

(v)	any Security granted with the prior written consent of the Majority Lenders; and

(w)

any Security securing indebtedness the outstanding principal amount of which (when aggregated with the outstanding principal amount of any other indebtedness which has the benefit of Security given by any member of the Group other than any permitted under the preceding paragraphs or as a Permitted Transaction above) does not exceed $1,500,000 (or its equivalent in other currencies) at any time.

“Permitted Share Issue” means an issue of:

(a)	any shares (or any other securities) as a result of a New Shareholder Injections and not constituting a Change of Control;

(b)

any shares (or any other securities) issued by any of the Company’s wholly-owned Subsidiaries to the Company or by a member of the Group (other than the Company) to another member of the Group where (if the existing shares (or securities) of the Subsidiary are subject to Security granted pursuant to the Transaction Security Documents) the newly issued shares (or securities) also become subject to Security granted pursuant to the Transaction Security Documents on the same terms or, if not advisable nor feasible (including, as a result of a change in applicable laws or regulations), on terms satisfactory to the Security Agent (acting reasonably);

(c)

any shares (or any other securities) by a member of the Group (other than the Company) to another member of the Group which is not an Obligor provided that the relevant subscription of shares constitutes a Permitted Loan or a Permitted Payment;

(d)

any shares by a member of the Group on a pro rata basis to each of its existing shareholders which are not members of the Group provided that the relevant subscription of shares does not result in a Change of Control;

(e)	any shares by the Company for the direct or indirect benefit of management and/or any employee share scheme provided that the relevant subscription of shares does not result in a Change of Control;

(f)	any shares (or any other securities) issued by Danish Bidco to the Company or another Obligor who is direct subsidiary of the Company;

(g)

any shares to directors and other officers who are required to have a minimum shareholding under applicable law or regulation, or the constitutional documents of the relevant company (provided that such subscription of shares does not result in a Change of Control and the constitutional documents of any member of the Group shall not be amended (after the date of this Agreement) to include such a requirement, unless required by law or regulation or otherwise with the consent of the Majority Lenders), to the extent they do not at the time of issue have such a shareholding;

(h)	any shares in the context of a Listing provided that the relevant subscription of shares does not result in a Change of Control; and

(i)	any shares to which the Majority Lenders have given their prior written consent,

provided that, in each case, the aggregate amount subscribed by Opsec Obligors for shares in a Zacco Obligor does not give rise to an Opsec-Zacco Obligor Net Amount exceeding the Opsec Group/Zacco Group Basket in any Financial Year with a corresponding amount being contributed as equity simultaneously therewith.

“Permitted Synergies” has the meaning given to that term in Clause 25.1 (Financial definitions).

“Permitted Transaction” means:

(a)	any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising, under the Finance Documents;

(b)

transactions (other than (i) any sale, lease, licence, transfer or other disposal and (ii) the granting or creation of Security or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading on arm’s length terms;

(c)

any conversion of a loan, credit or other indebtedness outstanding which is permitted under the Finance Documents into distributable reserves or share capital of any member of the Group or any other capitalisation, forgiveness, waiver, release or other discharge of that loan, credit or indebtedness provided it does not result in a material tax liability for the Group where such liability would become due and payable prior to the final Termination Date in respect of the Facilities;

(d)	where necessary to comply with mandatory provision of law, any conversion of loans between members of the Group into distributable reserves or, if required to so comply, registered share capital;

(e)

any payments expressely contemplated by the Viking Funds Flow Statement in the sheet labelled “S&U and Cash FF” and any steps or transactions in connection with the reinvestement of the sellers under the Zacco Acquisition Agreement in a Holding Company of the Company expressely contemplated by the Viking Structure Memorandum; and

(f)	any Permitted Reorganisation.

“Permitted Treasury Transaction” means any Treasury Transaction entered into for the hedging of actual or projected interest rate and foreign exchange exposures arising in the ordinary course of trading activities of an Obligor (including hedging interest rate exposures in relation to the Facilities and foreign exchange exposure in respect of cashflows) and not for speculative purposes.

“Plan” means an employee benefit plan as defined in section 3(3) of ERISA:

(a)	maintained by any Obligor or any ERISA Affiliate; or

(b)	to which any Obligor or any ERISA Affiliate is required to make any payment or contribution.

“Primary Term Rate” means the rate specified as such in the applicable Reference Rate Terms.

“Quarter Date” means the last day of a Financial Quarter.

“Quasi-Security” has the meaning given to that term in Clause 26.14 (Negative pledge).

“Quotation Day” means the day specified as such in the applicable Reference Rate Terms.

“Quotation Time” means the relevant time (if any) specified as such in the applicable Reference Rate Terms.

“Quoted Tenor” means, in relation to a Primary Term Rate, any period for which that rate is customarily displayed on the relevant page or screen of an information service.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Reference Rate Supplement” means, in relation to any currency, a document which:

(a)	is agreed in writing by the Company, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Lenders);

(b)	specifies for that currency the relevant terms which are expressed in this Agreement to be determined by reference to Reference Rate Terms;

(c)	specifies whether that currency is a Compounded Rate Currency or a Term Rate Currency; and

(d)	has been made available to the Company and each Finance Party.

“Reference Rate Terms” means, in relation to:

(a)	a currency;

(b)	a Loan or an Unpaid Sum in that currency;

(c)	an Interest Period for that Loan or Unpaid Sum (or other period for the accrual of commission or fees in a currency); or

(d)	any term of this Agreement relating to the determination of a rate of interest in relation to such a Loan or Unpaid Sum,

the terms set out for that currency, and (where such terms are set out for different categories of Loan, Unpaid Sum or accrual of commission or fees in that currency) for the category of that Loan, Unpaid Sum or accrual, in Schedule 15 (Reference Rate Terms) or in any Reference Rate Supplement.

“Refinancing” means the repayment in full of Existing Debt.

“Register” has the meaning given to that term in Clause 28.15 (The Register).

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Lender” has the meaning given to that term in paragraph (b) of Clause 8.1 (Selection of Incremental Facility Lenders).

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)	its Original Jurisdiction;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated

(c)	any jurisdiction where it conducts a material part of its businessl and

(d)	the jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it.

“Relevant Market” means the market specified as such in the applicable Reference Rate Terms.

“Relevant Period” has the meaning given to that term in Clause 25.1 (Financial definitions).

“Repeating Representations” means each of the representations set out in Clause 23.2 (Status) to Clause 23.7 (Governing law and enforcement), Clause 23.11 (No default), paragraph (h) of Clause 23.12 (No misleading information), paragraph (f) of Clause 23.13 (Original Financial Statements), Clause 23.18 (Anti-corruption law), Clause 23.20 (Ranking) to Clause 23.22 (Legal and beneficial ownership), Clause 23.27 (Centre of main interests) and Clause 23.30 (Sanctions).

“Reportable Event” means:

(a)	an event specified as such in section 4043(c) of ERISA or any related regulation, other than an event in relation to which the requirement to give notice of that event is waived by any regulation; or

(b)

a failure to meet the minimum funding standard under section 412 of the Code or section 302 of ERISA, whether or not there has been any waiver of notice or waiver of the minimum funding standard under section 412 of the Code.

“Reporting Day” means the day (if any) specified as such in the applicable Reference Rate Terms.

“Reporting Time” means the relevant time (if any) specified as such in the applicable Reference Rate Terms.

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“RFR” means the rate specified as such in the applicable Reference Rate Terms.

“RFR Banking Day” means any day specified as such in the applicable Reference Rate Terms.

“Resignation Letter” means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Restricted Jurisdiction” means any jurisdiction, country or territory listed on any Sanctions List or which is, or whose government is, otherwise the subject of Sanctions.

“Restricted Person” means a person that is:

(a)	listed on, or owned or controlled by a person listed on any Sanctions List; or

(b)	located in, incorporated under the laws of, or owned or controlled by, or acting on behalf of, a person located in or organised under the laws of a Restricted Jurisdiction; or

(c)	otherwise the target of Sanctions.

“Revolving Facility” means the Original Revolving Facility or an Incremental Revolving Facility.

“Revolving Facility Commitment” means the Original Revolving Facility Commitment or an Incremental Revolving Facility Commitment.

“Revolving Facility Lender” means any Original Revolving Facility Lender or an Incremental Revolving Facility Lender.

“Revolving Facility Loan” means:

(a)	in relation to any Utilisation under the Original Revolving Facility, an Original Revolving Facility Loan; and

(b)	in relation to any Utilisation under the relevant Incremental Revolving Facility, an Incremental Revolving Facility Loan.

“Rollover Loan” means one or more Revolving Facility Loans:

(a)	made or to be made on the same day that a maturing Revolving Facility Loan is due to be repaid;

(b)	the aggregate amount of which is equal to or less than the amount of the maturing Revolving Facility Loan;

(c)	in the same currency as the maturing Revolving Facility Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); and

(d)	made or to be made to the same Borrower for the purpose of refinancing that maturing Revolving Facility Loan.

“Sanctions” means the economic or financial sanctions laws, regulations, orders, trade embargoes or other restrictive measures enacted, administered, implemented and/or enforced from time to time by any of the following (and including through any relevant Sanctions Authority):

(a)	the United Nations;

(b)	the European Union;

(c)	the government of the United States of America;

(d)	the government of the United Kingdom;

(e)

government of Canada, including the Special Economic Measures Act (Canada), the United Nations Act (Canada), the Justice for Victims of Corrupt Foreign Officials Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada), Part II.1 of the Criminal Code (Canada), and the Export and Import Permits Act (Canada), and any regulations thereunder.

“Sanctions Authorities” means any agency or person which is duly appointed, empowered or authorised to enact, administer, implement and/or enforce Sanctions, including (without limitation):

(a)	OFAC;

(b)	the United States Department of State, the United States Department of Commerce or the United States Department of the Treasury;

(c)

the respective Governmental Authorities of any of the foregoing, including without limitation, the Office of Foreign Assets Control of the US Department of the Treasury, the US Department of State, Her Majesty’s Treasury; or

(d)	the government of Canada and the departments and agencies of any of the foregoing, including Foreign Affairs, Trade and Development Canada, and Public Safety Canada.

“Sanctions List” means any of the lists of designated sanctions targets maintained by a Sanctions Authority from time to time, including (without limitation) as at the date of this Agreement:

(e)	in the case of OFAC, the Specially Designated Nationals and Blocked Persons List and the Consolidated Sanctions List;

(f)

in the case of the United States Department of State or the United States Department of Commerce, the Denied Persons List, the List of Statutorily Debarred Parties, the Entity List and the Terrorist Exclusion List;

(g)	in the case of HMT, the Consolidated List of Financial Sanctions Targets and the List of Persons Subject to Restrictive Measures in View of Russia’s Actions Destabilising the Situation in Ukraine;

(h)	in the case of the European Union, the Consolidated List of Persons, Groups and Entities Subject to EU Financial Sanctions; and

(i)

in the case of Canada, certain designated persons listed as of the date hereof pursuant or in connection with the Regulations Establishing a List of Entities under the Criminal Code of Canada, the Consolidated Canadian Autonomous Sanctions List, the Lists under the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and any country or territitories annexed pursuant to a statutory order and regulation under the Freezeing Assets of Corrupt Foreign Officials Act.

“Secured Parties” means each Finance Party from time to time party to this Agreement, any Receiver or Delegate.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Selection Notice” means a notice substantially in the form set out in Part 2 of Schedule 3 (Requests and Notices) given in accordance with Clause 14 (Interest Periods) in relation to a Facility.

“Senior Management” means each of the chief executive officer and the chief financial officer of the Group from time to time.

“Separate Loan” has the meaning given to that term in Clause 9.2 (Repayment of Revolving Facility Loans).

“Specified Time” means a day or time determined in accordance with Schedule 9 (Timetables).

“Sponsor” means (i) Investcorp SA, any of its Affiliates and/or any funds, co-investment vehicles, syndication vehicles, limited partnerships or other similar vehicles or accounts managed by, and/or under the control of (directly or indirectly), Investcorp SA and/or any of its Affiliates (the “Acceptable Entities”) and/or (ii) any limited partners or investors in the Acceptable Entities where such limited partners or investors themselves are managed by and/or under the control of, Investcorp SA and/or any of its Affiliates, provided that, where used in this Agreement, the “Sponsor” may comprise more than one person.

“Sponsor Affiliate” means the Sponsor, each of its Affiliates, any trust of which the Sponsor or any of its Affiliates is a trustee, any partnership of which the Sponsor or any of its Affiliates is a partner and any trust, fund or other entity which is managed by, or is under the control of, the Sponsor or any of its Affiliates provided that any such trust, fund or other entity established for at least six months for the purpose of making, purchasing or investing in loans or debt securities and which is managed or controlled independently from all other trusts, funds or other entities managed or controlled by the Sponsor or any of its Affiliates which have been established for the primary or main purpose of investing in the share capital of companies shall not constitute a Sponsor Affiliate.

“Structural Adjustment” means, otherwise than as contemplated in Clauses 2.2 (Incremental Facilities) or 2.3 (Increase):

(a)

the introduction of any additional tranche or facility or the retranching of any existing Term Facility under the Finance Documents ranking junior to or pari passu with the existing Term Facility pursuant to Clause 40.6 (Structural Adjustment);

(b)

any increase in or addition to any Commitment, any extension of a Commitment’s availability, the redenomination of a Commitment into another currency, the re-tranching of any Commitment and any extension of the date for, or maturity of, or redenomination of, or a re tranching or reduction (other than as set out under paragraph (c) below) of, any amount owing under the Finance Documents (in each case not arising as a result of any change to any mandatory prepayment provision or related definitions); and

(c)

changes to any Finance Documents (including changes to, the taking of, or the release coupled with the immediate retaking of Transaction Security) that are consequential on, incidental to or required by reason of applicable law to implement effectively or reflect any of the foregoing.

“Structuring EBITDA” means $18,043,000.

“Subordinated Debt” means Financial Indebtedness incurred by the Company which is subordinated pursuant to the Intercreditor Agreement (or otherwise on terms satisfactory to the Majority Lenders).

“Subsidiary” means a subsidiary within the meaning of section 1159 of the Companies Act 2006.

“S&P” means Standard & Poor’s Investors Ratings Services or any of its successors or assigns.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro.

“Tax” means any tax, levy, impost, duty or other charge or withholding in the nature of tax (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Term Facility” means Facility B, the Capex/Acquisition Facility or any Incremental Term Facility.

“Term Facility Lender” means any Lender which has any Term Facility Commitment.

“Term Facility Commitment” means, in relation to a Lender, the aggregate of its Facility B Commitments, Capex/Acquisition Facility Commitments, the First Incremental Facility Commitments and Incremental Term Facility Commitments (other than any First Incremental Facility Commitments).

“Term Loan” means a Facility B Loan, a Capex/Acquisition Facility Loan or an Incremental Term Facility Loan.

“Termination Date” means:

(a)	in relation to Facility B, the date falling on the fifth anniversary of the Closing Date;

(b)	in relation to an Incremental Facility (other than any First Incremental Facility), the date specified as such in the Incremental Facility Notice relating to that Incremental Facility;

(c)	in relation to the Capex/Acquisition Facility, the date falling on the fifth anniversary of the Closing Date;

(d)	in relation to each First Incremental Facility, the date falling on the fifth anniversary of the Closing Date; and

(e)	in relation to the Revolving Facility, the date falling on the fifth anniversary of the Closing Date.

“Term Rate Currency” means:

(a)	euro; and

(b)	any currency specified as such in a Reference Rate Supplement relating to that currency,

to the extent, in any case, not specified otherwise in a subsequent Reference Rate Supplement.

“Term Rate Loan” means any Loan or, if applicable, Unpaid Sum in a Term Rate Currency to the extent that it is not, or has not become a “Compounded Rate Loan” for its then current Interest Period pursuant to Clause 15.1 (Interest calculation if no Primary Term Rate).

“Term Reference Rate” means, in relation to a Term Rate Loan:

(a)	the applicable Primary Term Rate as of the Quotation Time for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 15.1 (Interest calculation if no Primary Term Rate),

and if, in either case, that rate is less than zero per cent., the Term Reference Rate shall be deemed to be zero per cent.

“Total Capex/Acquisition Facility Commitments” means the aggregate of the Capex/Acquisition Facility Commitments being $40,000,000 at the Effective Date.

“Total Commitments” means the aggregate of the Total Facility B Commitments, the Total Incremental Facility (GBP) Commitments, the Total Incremental Facility (USD) Commitments, the Total Capex/Acquisition Facility Commitments and the Total Original Revolving Facility Commitments.

“Total Facility B Commitments” means the aggregate of the Facility B Commitments, being $40,000,000 at the Effective Date.

“Total First Incremental Facility Commitments” means the aggregate of the Total Incremental Facility (GBP) Commitments and the Total Incremental Facility (USD) Commitments.

“Total First Incremental Facility (GBP) Commitments” means the aggregate of the First Incremental Facility Commitments, being £20,833,333 at the Effective Date.

“Total First Incremental Facility (USD) Commitments” means the aggregate of the First Incremental Facility (USD) Commitments, being $28,750,000 at the Effective Date.

“Total Incremental Facility Commitments” means the Total Incremental Term Facility Commitments and the Total Incremental Revolving Facility Commitments.

“Total Incremental Revolving Facility Commitments” means, in relation to an Incremental Revolving Facility, the aggregate of the Incremental Revolving

“Total Incremental Term Facility Commitments” means, in relation to an Incremental Term Facility, the aggregate of the Incremental Term Facility Commitments relating to that Incremental Term Facility, being $28,750,000 and £20,833,333 at the Effective Date.

“Total Original Revolving Facility Commitments” means the aggregate of the Revolving Facility Commitments from time to time, being $5,000,000 at the Effective Date.

“Total Purchase Price” means, in respect of the target of an acquisition by a member of the Group, the consideration (including associated costs and expenses and deferred consideration (other than any contingent consideration or any consideration payable on an earn-out basis)) for such acquisition and any Financial Indebtedness discharged by members of the Group in connection with that acquisition or (save in the case of a Permitted Acquisition under paragraph (g) of the definition of that term) remaining in such target at the date of completion of such acquisition (other than Financial Indebtedness owed to other members of the Group) less any Cash and Cash Equivalents Investments retained in such target and its Subsidiaries as at the date of completion of the relevant acquisition.

“Total Revolving Facility Commitments” means the Total Original Revolving Facility Commitments and the Total Incremental Revolving Facility Commitments.

“Trade Instruments” means any performance bonds, advance payment bonds or documentary letters of credit issued in respect of the obligations of any member of the Group arising in the ordinary course of trading of that member of the Group and including, for the avoidance of doubt any such bonds or letters of credit issued under an Ancillary Facility.

“Transaction” means the transactions contemplated by the Finance Documents (including the Refinancing).

“Transaction Costs” means all fees, costs and expenses and any stamp, transfer, registration, notarial and other Taxes incurred by any member of the Group in connection with the Refinancing and the Finance Documents.

“Transaction Documents” means the Finance Documents, the Zacco Acquisition Documents and the Constitutional Documents.

“Transaction Security” means the Security created or expressed to be created in favour of the Security Agent pursuant to the Transaction Security Documents.

“Transaction Security Documents” means each of the documents listed as being a Transaction Security Document in Schedule 2 (Conditions precedent) and any document required to be delivered to the Agent under paragraph 11 of Part 2 of Schedule 2 (Conditions precedent) together with any other document entered into by any Obligor or Holdco creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Treasury Transactions” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“UK” means the United Kingdom of Great Britain and Northern Ireland.

“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Borrower” means any Borrower that is incorporated or organised under the laws of the United Kingdom.

“UK Guarantor” means any Guarantor that is incorporated or organised under the laws of the United Kingdom.

“UK Obligor” means a UK Borrower or a UK Guarantor.

“UK Qualifying Lender” has the meaning given to that term in Clause 17 (Tax gross up and indemnities).

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US” or “United States” means the United States of America, its territories, possessions and other areas subject to the jurisdiction of the United States of America.

“US Bankruptcy Law” means the United States of Bankruptcy Code of 1978, 11 U.S.C. ss 101 et seq., as amended, or any other U.S. federal or state bankruptcy, insolvency or similar debtor relief law.

“US Borrower” means any Borrower that is incorporated or organised under the laws of the United States or any state thereof (including, without limitation, the District of Columbia) or that has a place of business or property in the United States.

“US Guarantor” means any Guarantor that is incorporated or organised under the laws of the United States or any state thereof (including, without limitation, the District of Columbia) or that has a place of business or property in the United States.

“US Obligor” means a US Borrower or a US Guarantor.

“US Tax Obligor” means a US Obligor and:

(a) a Borrower which is resident for tax purposes in the US or

(b) an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title Ill of Public Law 107-56 of the United States) (commonly known as the USA Patriot Act).

“Utilisation Date” means the date of a Loan, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the relevant form set out in Part 1 of Schedule 3 (Requests and Notices).

“VAT” means:

(a)	any value added tax imposed by the Value Added Tax Act 1994;

(b)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(c)

any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above, or imposed elsewhere.

“Viking Funds Flow Statement” means a funds flow statement delivered in connection with the Zacco Acquisiton.

“Viking Structure Memorandum” means the structure paper prepared by Eight Advisory SAS dated 24 February 2023 describing the Zacco Acquisition.

“Voting Participation Agreement” has the meaning given to that term in paragraph (b) of Clause 28.5 (Sub-participations).

“Withdrawal Act” means the European Union (Withdrawal Act) 2018

“Write-down and Conversion Powers” means:

(a)

in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation;

(i)

any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers;

(ii)	any similar or analogous powers under that Bail-In Legislation; and

in relation to the UK Bail-In Legislation any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.

“Zacco Acquisition” means the acquisition by Danish Bidco of the Zacco Target Shares on the terms of the Zacco Acquisition Documents.

“Zacco Acquisition Agreement” means the share purchase agreement (including all its schedules and exhibits) dated on or about the Effective Date relating to the sale and purchase of the Zacco Target Shares and made between the Danish Bidco and the Zacco Majority Sellers.

“Zacco Acquisition Documents” means the Zacco Acquisition Agreement, the Zacco W&I Insurance and any other document designated as a Zacco Acquisition Document by the Agent and the Company.

“Zacco Closing Date” has the meaning given to the term “Closing Date” in the Zacco Acquisition Agreement.

“Zacco Group” means Zacco Target and each of its Subsidiaries for the time being.

“Zacco Obligor” means a member of the Zacco Group who is an Obligor.

“Zacco Majority Sellers” has the meaning given to the term “Majority Sellers” in the Zacco Acquisition Agreement.

“Zacco Minority Shares” means all of the remaining shares in the Zacco Target, which the Danish Bidco has not acquired in the Zacco Closing Date.

“Zacco Revenue” means, in respect of any Relevant Period, the consolidated gross revenue or turnover generated by the Zacco Group from ordinary activities.

“Zacco Structuring Revenue” means DKK668,100,000.

“Zacco Target” means Zacco A/S, CVR: 26000556.

“Zacco Target Shares” means all of the shares in Target.

“Zacco W&I Insurance” means the W&I insurance policy dated on or about the Zacco Acquisition Agreement entered into in connection and in accordance with the Zacco Acquisition Agreement.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)

the “Agent”, the “Arranger”, any “Finance Party”, any “Hedge Counterparty”, any “Lender”, any “Obligor”, any “Party”, any “Secured Party”, the “Security Agent” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(ii)	a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Company and the Agent;

(iii)	“amendment” includes any amendment, supplement, variation, novation, modification, replacement or restatement and “amend”, “amending” and “amended” shall be construed accordingly;

(iv)	“assets” includes present and future properties, revenues and rights of every description;

(v)

a Lender’s “cost of funds” in relation to its participation in a Loan is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in that Loan for a period equal in length to the Interest Period of that Loan;

(vi)

a “Finance Document” or a “Transaction Document” or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated from time to time (however fundamentally);

(vii)	a “group of Lenders” includes all the Lenders;

(viii)

“guarantee” means (other than in Clause 22 (Guarantee and indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(ix)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(x)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xi)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but if not having the force of law being of a type with which the person to whom it applies customarily complies) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(xii)	“including” means including without limitation;

(xiii)	a provision of law is a reference to that provision as amended or re-enacted from time to time;

(xiv)	a time of day is a reference to London time; and

(xv)	a reference to “the date of this Agreement” means 5 April 2022.

(b)

The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only.

(d)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)

A Borrower providing “cash cover” for an Ancillary Facility means a Borrower paying an amount in the currency of the Ancillary Facility to an interest-bearing account and the following conditions being met:

(i)	either:

(A)

the account is in the name of the Borrower with the Ancillary Lender for which that cash cover is to be provided and, until no amount is or may be outstanding under that Ancillary Facility, withdrawals from the account may only be made to pay the relevant Finance Party amounts due and payable to it under this Agreement in respect of that Ancillary Facility; or

(B)	the account is in the name of Ancillary Lender for which that cash cover is to be provided; and

(ii)

the Borrower has executed documentation in form and substance satisfactory to the Finance Party for which that cash cover is to be provided, creating a first ranking security interest, or other collateral arrangement, in respect of the amount of that cash cover.

(f)

A Default or an Event of Default is “continuing” if it has not been remedied or waived and a Declared Default is “continuing” unless the relevant demand or notice has been revoked by the Agent (acting on the instructions of the Majority Lenders).

(g)	A Borrower “repaying” or “prepaying” Ancillary Outstandings means:

(i)	that Borrower providing cash cover in respect of the Ancillary Outstandings;

(ii)	the maximum amount payable under the Ancillary Facility being reduced or cancelled in accordance with its terms; or

(iii)	the Ancillary Lender being satisfied that it has no further liability under that Ancillary Facility,

and the amount by which Ancillary Outstandings are repaid or prepaid under paragraphs (i) and (ii) above is the amount of the relevant cash cover, reduction or cancellation.

(h)	An amount borrowed includes any amount utilised under an Ancillary Facility.

(i)

Any requirement to be on “arms’ length terms” or similar refers to the commercial terms from the perspective of the Group, and a transaction shall be determined by reference to the facts and circumstances at the time but shall always be deemed to have satisfied such standard (without prejudice to any other method of satisfaction) if the transaction may be approved by an independent third party expert appointed by the board of directors of the Company (or equivalent body) with expertise in appraising the terms and conditions of the type of transaction for which approval is required.

(j)

References to any matter being “permitted” under this Agreement or the other Finance Documents shall include references to such matters not being prohibited or otherwise approved under this Agreement or the other Finance Documents.

(k)

In ascertaining the Majority Lenders or the Super Majority Lenders or whether any given percentage of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents or for the purpose of the allocation of any repayment or prepayment or for the purposes of taking any step, decision, direction or exercise of discretion which is calculated by reference to drawn amounts any Commitments not denominated in US Dollars (“Non-USD Commitments”) shall be deemed to be converted into US Dollars at:

(i)	in the case of any First Incremental Facility (GBP) Commitments, the GBP/USD Conversion Rate; or

(ii)

at the Company’s election, the Agent’s Spot Rate of Exchange on the Business Day immediately preceding the date of such request for a consent, waiver, amendment or other vote under the Finance Documents.

(l)	In the event that:

(i)

any Accounting Reference Date is adjusted by the Company to avoid an Accounting Reference Date falling on a day which is not a Business Day and/or to ensure that an Accounting Reference Date falls on a particular day of the week; or

(ii)	there is any adjustment to a scheduled payment date to avoid payments becoming due on a day which is not a Business Day,

if that adjustment results in any amount being paid in a Relevant Period in which it would otherwise not have been paid, for the purpose of calculating any financial definition or ratio under the Finance Documents the Company may treat such amount as if it was paid in the Relevant Period in which it would have been paid save for any such adjustment.

(m)	Unless a contrary indication appears, a reference to Adjusted EBITDA is to be construed as a reference to the Adjusted EBITDA of the Company and its Subsidiaries on a consolidated basis.

(n)	A reference in this Agreement to a page or screen of an information service displaying a rate shall include:

(i)	any replacement page of that information service which displays that rate; and

(ii)	the appropriate page of such other information service which displays that rate from time to time in place of that information service,

and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Agent after consultation with the Company.

(o)	A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate.

(p)	Any Reference Rate Supplement relating to a currency overrides anything relating to that currency in:

(i)	Schedule 15 (Reference Rate Terms); or

(ii)	any earlier Reference Rate Supplement.

(q)	A Compounding Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate overrides anything relating to that rate in:

(i)	Schedule 16 (Daily Non-Cumulative Compounded RFR Rate) or Schedule 17 (Cumulative Compounded RFR Rate), as the case may be; or

(ii)	any earlier Compounding Methodology Supplement.

1.3	Currency symbols and definitions

(a)	“$”, “USD” and “US Dollars” means the lawful currency for the time being of the United States of America.

(b)	“£”, “GBP” and “sterling” denote the lawful currency of the United Kingdom.

(c)	“€”, “EUR” and “euro” denote the single currency of the Participating Member States.

1.4	Third party rights

(a)

Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or enjoy the benefit of any term of this Agreement.

(b)

Subject to paragraph (a) of Clause 40.5 (Other exceptions) but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.5	Provision of information by directors

If any provision of a Finance Document requires a director, secretary or other authorised officer of any member of the Group to provide any information, certify any matter or to make any presentation, any such provision, certification or presentation shall (provided that it is made in good faith) be made without personal liability on the part of such director, secretary or other authorised officer (other than in the case of fraud, wilful default or gross negligence).

1.6	No Investor Recourse

No Finance Party will have any recourse to any Investor (not being a member of the Group) that is not party to a Finance Document (and to the extent an Investor (not being a member of the Group) is a party to a Finance Document there shall only be recourse to the extent of its liability under the terms of such Finance Document) in respect of any term of any Finance Document, any statements by Investors, or otherwise.

1.7	Fluctuations in exchange rates

For the purposes of Clause 23 (Representations) (and related definitions), Clause 26 (General undertakings) (and related definitions) or Clause 27 (Events of Default) (and related definitions) but excluding any Event of Default resulting from a breach of Clause 25.2 (Financial condition), a reference to an amount (or its equivalent in another currency or currencies) shall be determined by reference to the rate of exchange between the Base Currency and any other relevant currency on the date of incurrence or making of a relevant disposal, acquisition, investment, lease, loan, debt or guarantee or taking of any other relevant action and any subsequent exchange rate fluctuation shall not cause an Event of Default or the breach of any provision of Clause 26 (General undertakings) or misrepresentation in respect of any provision of Clause 23 (Representations).

1.8	Baskets

(a)

To the extent that a basket (other than the Opsec Group/Zacco Group Basket) which is capped by reference to a Financial Year is not used in full during the relevant Financial Year, the unused amount may be carried forward into the immediately following Financial Year (the “Basket Carry Forward Amount”). A Basket Carry Forward Amount may only be carried forward into the immediately following Financial Year and in that Financial Year the amount of the relevant basket shall be treated as being used prior to any Basket Carry Forward Amount.

(b)

In the event that any amount or transaction meets the criteria of more than one of the baskets or exceptions set out in this Agreement, the Obligors’ Agent, in its sole discretion, will classify and may from time to time reclassify that amount or transaction to a particular basket or exception and will only be required to include that amount or transaction in one of those baskets or exceptions (and, for the avoidance of doubt, an amount or transaction may at the option of the Obligors’ Agent be split between different baskets or exceptions).

(c)	Unless a contrary indication appears, a reference to a basket amount, threshold or limit expressed in US Dollars includes the equivalent of such amount, threshold or limit in other currencies.

(d)

Any amounts incurred on the basis of any basket, test or permission where an element is set by reference to an increased or decreased by virtue of paragraph (e) below (“Adjusted EBITDA based basket”) shall (provided that such amounts are, at the time of incurrence, duly and properly incurred in accordance with the relevant basket, test or permission) be treated as having been duly and properly incurred without the incurrence of an Event of Default even in the event that such Adjusted EBITDA based basket subsequently decreases by virtue of operation of that calculation or paragraph (e) below.

(e)

If at the time Adjusted EBITDA as evidenced in the most recent Compliance Certificate delivered to the Agent pursuant to clause 24.3 (Provision and contents of Compliance Certificate) is shown to have increased or decreased by reference to the Structuring EBITDA (the proportion by which such Adjusted EBITDA is so increased being the “Relevant Increase” and the proportion by which such Adjusted EBITDA is so decreased being the “Relevant Decrease”), each of the Grower Basket amounts in this Agreement shall be increased or decreased (as applicable) by the Relevant Increase or the Relevant Decrease (the “Proportionate Increase” or the “Proportionate Decrease” (as applicable)). Each Proportionate Increase or Proportionate Decrease (as applicable) shall be added or subtracted (as applicable) to each Grower Basket (but, for the avoidance of doubt, for the purposes of the calculation of such revised Grower Basket, the amount of each Grower Basket shall disregard any previous Proportionate Increase or Proportionate Decrease) provided that the amount of each Grower Basket shall not decrease below the levels set out in this Agreement as at the date hereof.

(f)	For the purposes of paragraph (e) above, the following baskets and amounts are together known as the “Grower Baskets”:

(i)	the baskets set out in paragraphs (e), (m)(ii), (v) and (x) of Permitted Disposal definition;

(ii)	the baskets set out in paragraphs (f), (o) and (v) of Permitted Financial Indebtedness definition;

(iii)	the baskets set out in paragraphs (k)(iii) and (v) of Permitted Guarantee definition;

(iv)	the basket set out in paragraph (e)(iii) of Permitted Joint Venture definition;

(v)	the baskets set out in paragraphs (e), (g), (o) and (o)(ii) of Permitted Loan definition; and

(vi)	the baskets set out in paragraphs (t) and (w) of Permitted Security definition.

(g)

If at the time Zacco Revenue as evidenced in the most recent Compliance Certificate delivered to the Agent with each set of its Annual Financial Statements beginning with the Compliance Certificate delivered with the Annual Financial Statements in respect of the Financial Year ending on 31 March 2024 pursuant to Clause 24.3 (Provision and contents of Compliance Certificate) is shown to have increased or decreased by reference to the Zacco Structuring Revenue (the proportion by which such Zacco Revenue is so increased being the “Relevant Revenue Increase” and the proportion by which such Zacco Revenue is so decreased being the “Relevant Revenue Decrease”), the Opsec Group/Zacco Group Basket shall be increased or decreased (as applicable) by the Relevant Revenue Increase or the Relevant Revenue Decrease (as applicable) (the “Proportionate Revenue Increase” or the “Proportionate Revenue Decrease”). Each Proportionate Revenue Increase or Proportionate Revenue Decrease (as applicable) shall be added or subtracted (as applicable) to the Opsec Group/Zacco

Group Basket (but, for the avoidance of doubt, for the purposes of the calculation of such revised Opsec Group/Zacco Group Basket, the amount of the Opsec Group/Zacco Group Basket shall disregard any previous Proportionate Revenue Increase or Proportionate Revenue Decrease) provided that the amount of the Opsec Group/Zacco Group Basket shall not decrease below the level set out in this Agreement as at the Effective Date.

1.9	Limited Condition Transaction

When calculating compliance with:

(a)	Adjusted Leverage pursuant to Clause 25.2 (Financial condition) ; and/or

(b)	determining whether an Event of Default is continuing or would result,

for the purposes (in each case) paragraph (a)(i) of Clause 8.6 (Conditions to establishment) and/or paragraphs (a) and (g) of the definition of Permitted Acquisition and the permission to consummate any Limited Condition Transaction only, the date of determination of whether such Limited Condition Transaction is so permitted under this Agreement (or whether such Event of Default has occurred and is continuing for those purposes only) shall be deemed to be (at the option of the Company) the date the relevant member of the Group enters into a legally binding definitive agreement in respect of such a Permitted Acquisition and/or the date the Company delivers an Incremental Facility Notice to the Agent (by reference to the facts and circumstances at the time the member of the Group becomes so committed or delivers such notice)) (the “Test Date”) and, in each case, if after giving pro forma effect to the Limited Condition Transaction and taking into account Permitted Synergies in the manner permitted by the Agreement, the Company would have been permitted to take such actions or consummate such transactions on the relevant Test Date, the requirement for the purposes of such Limited Condition Transaction that (1) no Event of Default is continuing or would result in connection with the relevant acquisition for the purposes of paragraphs (a) and (g) of the definition of Permitted Acquisition and (2) that the Company is in compliance with Adjusted Leverage pursuant to Clause 25.2 (Financial condition) at the time such Limited Condition Transaction is consummated shall be deemed to have been complied with (or satisfied) for the purposes of consummating such Limited Condition Transaction only.

1.10	The Agent and the Security Agent

(a)

Any person into which the Agent or the Security Agent may be merged or converted, or any person with which the Agent or the Security Agent may be consolidated, or any person resulting from any merger, conversion or consolidation to which the Agent or the Security Agent shall be a party, or any person, including persons affiliated to it, to which the Agent or the Security Agent shall sell or otherwise transfer:

(i)	all or substantially all of its assets; or

(ii)	all or substantially all of its corporate trust business,

(b)

shall, on the date when the merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Agent or the successor Security Agent under this Agreement (and each other applicable Finance Document) without the execution or filing of any paper or any further act on the part of the parties to this Agreement and after the said effective date all references in this Agreement (and any other Finance Document) to the Agent or the Security Agent shall be deemed to be references to such successor person and written notice of any such merger, conversion, consolidation or transfer shall promptly be given to the Company by the Agent or the Security Agent.

(c)

Where there is any reference in this Agreement or any other Finance Document to the Agent or the Security Agent acting reasonably or properly, or doing an act or coming to a determination, opinion or belief that is reasonable or proper, or any similar or analogous reference, the Agent or the Security Agent shall, where they have sought such instructions from the Majority Lenders (or any other group of Lenders) be deemed to be acting reasonably and properly or doing an act or coming to a determination, opinion or belief that is reasonable if the Agent or the Security Agent acts on the instructions of the Majority Lenders (or any other group of Lenders).

(d)

Where there is in this Agreement or any other Finance Document a provision to the effect that the Agent or the Security Agent is not to unreasonably withhold or delay its consent or approval, it shall be deemed not to have so withheld or delayed its consent or approval if the withholding or delay is caused by instructions being sought from the Majority Lenders (or any other group of Lenders).

2.	THE FACILITIES

2.1	The Facilities

(a)	Subject to the terms of this Agreement, the Original Lenders make available:

(i)	a Base Currency term loan facility in an aggregate amount equal to the Total Facility B Commitments;

(ii)	a multicurrency revolving credit facility in an aggregate amount the Base Currency Amount of which is equal to the Total Original Revolving Facility Commitments; and

(iii)	a multicurrency acquisition and capital expenditure facility in an aggregate amount the Base Currency Amount of which is equal to the Total Capex/Acquisition Facility Commitments.

(b)

Subject to the terms of this Agreement, the First Incremental Facility (GBP) Lenders make available a Base Currency term loan facility in an aggregate amount the Base Currency Amount of which is equal to the Total First Incremental Facility (GBP) Commitments.

(c)

Subject to the terms of this Agreement, the First Incremental Facility (USD) Lenders make available a Base Currency term loan facility in an aggregate amount the Base Currency Amount of which is equal to the Total First Incremental Facility (USD) Commitments.

(d)

Facility B, the Capex/Acquisition Facility and each First Incremental Facility will be available to the Company. The Revolving Facility will be available to the Company, OpSec (provided such companies are Borrowers) and any Additional Borrower.

(e)	Subject to the terms of this Agreement and the Ancillary Documents, an Ancillary Lender may make all or part of its Revolving Facility Commitment available to any Borrower as an Ancillary Facility.

2.2	Incremental Facilities

One or more Incremental Facilities may be established and made available pursuant to Clause 8 (Establishment of Incremental Facilities).

2.3	Increase

(a)	The Company may by giving prior notice to the Agent by no later than the date falling 30 days after the effective date of a cancellation of:

(i)	the Available Commitments of a Defaulting Lender in accordance with Clause 10.6 (Right of cancellation in relation to a Defaulting Lender); or

(ii)	the Commitments of a Lender in accordance with:

(A)	Clause 10.1 (Illegality); or

(B)	paragraph (a) of Clause 10.5 (Right of cancellation and repayment in relation to a single Lender),

request that the Commitments relating to any Facility be increased (and the Commitments relating to that Facility shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Available Commitments or Commitments relating to that Facility so cancelled as follows:

(iii)

the increased Commitments will be assumed by one or more Eligible Institutions (each an “Increase Lender”) each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender in respect of those Commitments;

(iv)

each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;

(v)

each Increase Lender shall, if it is not already a Lender, become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;

(vi)	the Commitments of the other Lenders shall continue in full force and effect; and

(vii)

any increase in the Commitments relating to a Facility shall, subject to the condition set out in paragraph (d) below, take effect on the date specified by the Company in the notice referred to above or any later date on which the Agent executes an otherwise duly completed Increase Confirmation delivered to it by the relevant Increase Lender.

(b)

The Agent shall, subject to paragraph (c) below, as soon as reasonably practicable after receipt by it of a duly completed Increase Confirmation appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Increase Confirmation.

(c)

The Agent shall only be obliged to execute an Increase Confirmation delivered to it by an Increase Lender once it is satisfied (acting reasonably) it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender.

(d)	An increase in the Commitments relating to a Facility will only be effective if the Increase Lender enters into the documentation required for it to accede as a party to the Intercreditor Agreement.

(e)

Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Lender.

(f)

The Increase Lender shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee in an amount equal to the fee which would be payable under Clause 28.7 (Assignment or transfer fee) if the increase was a transfer pursuant to Clause 28.9 (Procedure for transfer) and if the Increase Lender was a New Lender.

(g)	The Company may pay (or may procure that another Obligor pays) to the Increase Lender a fee in the amount and at the times agreed between the Company and the Increase Lender in a Fee Letter.

(h)

The Company shall promptly on demand pay the Agent and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by either of them and, in the case of the Security Agent, by any Receiver or Delegate in connection with any increase in Commitments under this Clause 2.3.

(i)

Neither the Agent nor any Lender shall have any obligation to find an Increase Lender and in no event shall any Lender whose Commitment is replaced by an Increase Lender be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents.

(j)	Clause 28.8 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.3 in relation to an Increase Lender as if references in that Clause to:

(i)	an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(ii)	the “New Lender” were references to that “Increase Lender”; and

(iii)	a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.

2.4	Finance Parties’ rights and obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents (save that an Ancillary Lender is responsible for the obligations of its relevant Affiliate in the circumstances described in paragraph (d) of Clause 7.7 (Affiliates of Lenders as Ancillary Lenders).

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.5	Obligors’ Agent

(a)

Each Obligor (other than the Company) by its execution of this Agreement or an Accession Deed irrevocably appoints the Company (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)

the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to agree any Incremental Facility Terms and to deliver any Incremental Facility Notice, to make such agreements and to effect the relevant amendments, supplements and variations (in each case, however fundamental) capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor (including the increase of obligations) and to give the confirmation as to continuation of surety obligations, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)

Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

(c)

For the purpose of this clause 2.5 each Obligor (to the extent necessary under applicable law) shall grant a specific power of attorney (notarized and apostilled) to the Company and comply with any necessary formalities in connection therewith.

3.	PURPOSE

3.1	Purpose

(a)	The Company shall apply all amounts borrowed by it under Facility B towards (directly or indirectly) the Refinancing and payment of related Transaction Costs.

(b)

Each Borrower shall apply all amounts borrowed by it under a Revolving Facility towards financing or refinancing the general corporate and working capital purposes of the Group (but not towards any Capital Expenditure, any Permitted Acquisition and/or any Permitted Payment) including, for the avoidance of doubt, funding any other member of the Group (to the extent permitted by the Finance Documents) for application towards any such permitted purpose.

(c)

Each Borrower shall apply all amounts borrowed by it under the Capex/Acquisition Facility and an Incremental Term Facility (other than any First Incremental Facility) towards financing (directly or indirectly):

(i)	Permitted Acquisitions, financing any deferred consideration, earn-outs and other purchase price adjustments, in each case, payable in connection therewith and payment of associated Acquisition Costs;

(ii)

the repayment or otherwise discharging of existing Financial Indebtedness of any target group acquired as a result of a Permitted Acquisition, together with all Acquisition Costs payable in connection with any such Permitted Acquisition;

(iii)	a subscription for shares, loans or other investments in Permitted Joint Ventures;

(iv)	any Capital Expenditure; and/or

(v)	any refinancing any items referred to in paragraphs (i) to (iii) (inclusive) above provided that such refinancing is effected within six Months of the date of the original expenditure.

(d)

The Company shall apply all amounts borrowed by it under each First Incremental Facility towards financing (directly or indirectly) the Zacco Acquisition and other purchase price adjustments, in each case, payable in connection therewith and payment of associated Acquisition Costs.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

(a)

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to any Loan if on or before the Utilisation Date for that Loan, the Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent (acting on the instructions of all the Lenders). The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

(b)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

(c)

The First Incremental Facility Lenders in respect of the First Incremental Facility will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to any First Incremental Facility Loan if on or before the Utilisation Date for that First Incremental Facility Loan the Agent has received or waived its requirement to receive all of the documents and other evidence listed in schedule 4 (Conditions precedent to utilisation of the First Incremental Facility) of the Amendment and Restatement Agreement in form and substance satisfactory to the Agent (acting on the instructions of all the First Incremental Facility Lenders). The Agent shall notify the Company and the First Incremental Facility Lenders promptly upon being so satisfied.

(d)

Other than to the extent that the First Incremental Facility Lenders notify the Agent in writing to the contrary before the Agent gives a notification described in paragraph (c) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

(e)

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to any Incremental Facility Loan (other than in relation to any First Incremental Facility Loan) if on or before the Utilisation Date for that Loan, the Agent has received all of the Incremental Facility Conditions Precedent relating to the relevant Incremental Facility (if any) in form and substance satisfactory to the Agent (acting on the instructions of all Incremental Facility Lenders, acting reasonably). The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

(f)

Other than to the extent that the Incremental Facility Lenders under the relevant Incremental Facility (other than any First Incremental Facility) notify the Agent in writing to the contrary before the Agent gives a notification described in paragraph (e) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent

Subject to Clause 4.1 (Initial conditions precedent), the Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to a Loan (other than one to which Clause 4.5 (Utilisations during the Certain Funds Period) or Clause 4.6 (Utilisations during the Agreed Certain Funds Period) applies), if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	in the case of a Rollover Loan, no Declared Default has occurred, and in the case of any other Loan, no Default is continuing or would result from the proposed Loan;

(b)

in relation to any Loan on the Closing Date, all the representations and warranties in Clause 23 (Representations) or in relation to any other Loan (other than a Rollover Loan), the Repeating Representations to be made by each Obligor are true in all material respects or, to the extent a materiality threshold applies, any respect;

(c)	in relation to any Capex/Acquisition Facility Loan or Incremental Facility Loan, no Event of Default is continuing or would result from the proposed Loan; and

(d)

in relation to any Capex/Acquisition Facility Loan to be applied towards any Capital Expenditure only, Adjusted Leverage (calculated pro-forma for the full drawn amount of such Capex/Acquisition Facility Loan and the proposed expenditure to be funded by the proceeds of such Capex/Acquisition Facility Loan) as at the most recent Quarter Date for which financial information is available to calculate such ratio, will not exceed 3.75:1.00.

4.3	Conditions relating to Optional Currencies

(a)	A currency will constitute an Optional Currency in relation to a Revolving Facility Loan, a Capex/Acquisition Facility Loan or an Incremental Facility Loan if:

(i)	it is readily available in the amount required and freely convertible into the Base Currency in the wholesale market for that currency at the Specified Time and the Utilisation Date for that Loan;

(ii)

it is euro or any other currency which has been approved by the Agent (acting on the instructions of the relevant Lenders under the Revolving Facility, the Capex/Acquisition Facility or the Incremental Facility (as applicable)) on or prior to receipt by the Agent of the relevant Utilisation Request for that Loan; and

(iii)	there are Reference Rate Terms for that currency.

(b)	If the Agent has received a written request from the Company for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the Company by the Specified Time:

(i)	whether or not the relevant Lenders have granted their approval; and

(ii)	if approval has been granted, the minimum amount for any subsequent Loan in that currency.

4.4	Maximum number of Loans

(a)	A Borrower (or the Company) may not deliver a Utilisation Request if as a result of the proposed Loan:

(i)	more than 1 Facility B Loan would be outstanding;

(ii)	more than 10 Revolving Facility Loans would be outstanding;

(iii)	more than 10 Capex/Acquisition Facility Loans would be outstanding;

(iv)	more than 1 First Incremental Facility (GBP) Loans would be outstanding;

(v)	more than 1 First Incremental Facility (USD) Loans would be outstanding; and

(vi)	more than 10 Incremental Facility Loans (excluding any First Incremental Facility Loans) would be outstanding.

(b)

A Borrower (or the Company) may not request that a Capex/Acquisition Facility Loan or an Incremental Facility Loan be divided if, as a result of the proposed division, more such Loans would be outstanding than is permitted under paragraph (a) of this Clause.

(c)	The Company may not request that a Facility B Loan be divided.

(d)	Any Loan made by a single Lender under Clause 6.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4.

(e)	Any Separate Loan or separate Loan referred to in Clause 6.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4.

4.5	Utilisations during the Certain Funds Period

(a)

Subject to Clause 4.1 (Initial conditions precedent), and notwithstanding any other provision in the Finance Documents, during any Certain Funds Period, the relevant Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to an Certain Funds Utilisation if on the date of the Utilisation Request and on the proposed Utilisation Date:

(A)	no Certain Funds Default is continuing or would result from the proposed Loan;

(B)	there has not been a Change of Control;

(C)	all Certain Funds Representations are true in all material respects or, to the extent a materiality threshold applies, any respect; and

(D)

it is not illegal or contrary to applicable law for a Lender to fund its participation in the Certain Funds Utilisations in accordance with Clause 10.1 (Illegality) (provided that in the event it is illegal for a Lender to fund its participation in the Certain Funds Utilisations, this shall not release other Lenders from their obligation to comply with Clause 5.4 (Lenders’ participation) in relation to an Certain Funds Utilisation).

(b)

During the Certain Funds Period (save in circumstances where, pursuant to paragraph (a) above, a Lender is not obliged to comply with Clause 5.4 (Lenders’ participation) and subject as provided in Clause 10.1 (Illegality) and Clause 11.1 (Exit)), none of the Finance Parties shall be entitled to:

(i)	refuse to participate in or make available or advance any Certain Funds Utilisation;

(ii)	cancel any of its Commitments to the extent to do so would prevent or limit the making of an Certain Funds Utilisation;

(iii)

rescind, terminate or cancel this Agreement, the Capex/Acquisition Facility or the First Incremental Facility or exercise any similar right or remedy or make or enforce any claim under the Finance Documents it may have to the extent to do so would prevent or limit the making of an Certain Funds Utilisation;

(iv)	exercise any right of set-off or counterclaim in respect of a Loan to the extent to do so would prevent or limit the making of an Certain Funds Utilisation

(v)

cancel, accelerate or cause repayment or prepayment of any amounts owing under this Agreement or under any other Finance Document or exercise any right or remedy under any Transaction Security Document to the extent to do so would prevent or limit the making of an Certain Funds Utilisation; or

(vi)	take any other action or make or enforce any claim to the extent that such action, claim or enforcement would directly or indirectly prevent or limit the making of an Certain Funds Utilisation,

provided that immediately upon the expiry of the Certain Funds Period all such rights, remedies and entitlements shall be available to the Finance Parties notwithstanding that they may not have been used or been available for use during the Certain Funds Period.

4.6	Utilisations during the Agreed Certain Funds Period

(a)

Subject to Clause 4.1 (Initial conditions precedent) and paragraph (c) of Clause 4.2 (Further conditions precedent), and notwithstanding any other provision in the Finance Documents, during any Agreed Certain Funds Period, the relevant Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to an Agreed Certain Funds Utilisation if:

(i)

the Company notifies the Agent that it intends to make an Agreed Certain Funds Utilisation in connection with an anticipated Permitted Acquisition, and confirms (in such notice) the Agreed Certain Funds Period provided that such notice shall be delivered no earlier than 10 Business Days prior to entering into a legally binding commitment to make such Permitted Acquisition; and

(ii)	on the date of the Utilisation Request and on the proposed Utilisation Date:

(A)	no Certain Funds Default is continuing or would result from the proposed Loan;

(B)	there has not been a Change of Control;

(C)	all Certain Funds Representations are true in all material respects or, to the extent a materiality threshold applies, any respect; and

(D)

it is not illegal or contrary to applicable law for a Lender to fund its participation in the Agreed Certain Funds Utilisations in accordance with Clause 10.1 (Illegality) (provided that in the event it is illegal for a Lender to fund its participation in the Agreed Certain Funds Utilisations, this shall not release other Lenders from their obligation to comply with Clause 5.4 (Lenders’ participation) in relation to an Agreed Certain Funds Utilisation); and

(E)

the additional conditions or events (if any) agreed between the Company and the relevant Lenders and specified in the relevant Agreed Certain Funds Notice or the Agreed Certain Funds Utilisation are complied with or satisfied.

(b)

During the Agreed Certain Funds Period (save in circumstances where, pursuant to paragraph (a) above, a Lender is not obliged to comply with Clause 5.4 (Lenders’ participation) and subject as provided in Clause 10.1 (Illegality) and Clause 11.1 (Exit)), none of the Finance Parties shall be entitled to:

(i)	refuse to participate in or make available or advance any Agreed Certain Funds Utilisation;

(ii)	cancel any of its Commitments to the extent to do so would prevent or limit the making of any Agreed Certain Funds Utilisation;

(iii)

rescind, terminate or cancel this Agreement, the Capex/Acquisition Facility or the Incremental Facility or exercise any similar right or remedy or make or enforce any claim under the Finance Documents it may have to the extent to do so would prevent or limit the making of any Agreed Certain Funds Utilisation;

(iv)	exercise any right of set-off or counterclaim in respect of a Loan to the extent to do so would prevent or limit the making of any Agreed Certain Funds Utilisation

(v)

cancel, accelerate or cause repayment or prepayment of any amounts owing under this Agreement or under any other Finance Document or exercise any right or remedy under any Transaction Security Document to the extent to do so would prevent or limit the making of any Agreed Certain Funds Utilisation; or

(vi)

take any other action or make or enforce any claim to the extent that such action, claim or enforcement would directly or indirectly prevent or limit the making of any Agreed Certain Funds Utilisation,

provided that immediately upon the expiry of the Agreed Certain Funds Period all such rights, remedies and entitlements shall be available to the Finance Parties notwithstanding that they may not have been used or been available for use during the Agreed Certain Funds Period.

SECTION 2

UTILISATION

5.	UTILISATION—LOANS

5.1	Delivery of a Utilisation Request

A Borrower (or the Company on its behalf) may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time or, in respect of Loans to be made on the Closing Date, such later time as agreed by the Agent.

5.2	Completion of a Utilisation Request for Loans

(a)	Each Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Facility to be utilised;

(ii)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(iii)	the currency and amount of the Loan comply with Clause 5.3 (Currency and amount); and

(iv)	the proposed Interest Period complies with Clause 14 (Interest Periods).

(b)	Multiple Loans may be requested in a Utilisation Request where the proposed Utilisation Date is the Closing Date. Only one Loan may be requested in each subsequent Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be:

(i)	in relation to Facility B, the Base Currency; and

(ii)	in relation to the Revolving Facility, the Capex/Acquisition Facility or any Incremental Facility, the Base Currency or an Optional Currency.

(b)	The amount of the proposed Loan must be:

(i)	for Facility B, an amount equal to the Total Facility B Commitments or, if less, the Available Facility; or

(ii)	for the Revolving Facility:

(A)	if the currency selected is the Base Currency, a minimum of $100,000 or, if less, the Available Facility, and in integral multiples above that of $50,000;

(B)	if the currency selected is the sterling, a minimum of £100,000 or, if less, the Available Facility, and in integral multiples above that of £50,000; or

(C)	if the currency selected is euro, a minimum of €100,000 or, if less, the Available Facility, and in integral multiples above that of €50,000; or

(D)

if the currency selected is an Optional Currency other than sterling or euro, the minimum amount specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility; or

(iii)	for the Capex/Acquisition Facility:

(A)	if the currency selected is the Base Currency, a minimum of $1,000,000 or, if less, the Available Facility;

(B)	if the currency selected is sterling, a minimum of £1,000,000 or, if less, the Available Facility; or

(C)	if the currency selected is euro, a minimum of €1,000,000 or, if less, the Available Facility; or

(D)

if the currency selected is an Optional Currency other than sterling or euro, the minimum amount specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility;

(iv)	for the First Incremental Facility (GBP), an amount equal to the Total First Incremental Facility (GBP) Commitments or, if less, the Available Facility;

(v)	for the First Incremental Facility (USD), an amount equal to the Total First Incremental Facility Commitments (USD) or, if less, the Available Facility; or

(vi)

for an Incremental Facility (other than any First Incremental Facility), an amount equal to the minimum amount agreed in respect of a Loan denominated in a particular currency agreed with the Incremental Facility Lenders of that Incremental Facility or, if less, the Available Facility.

5.4	Lenders’ participation

(a)

If the conditions set out in this Agreement have been met, and subject to Clause 9.2 (Repayment of Revolving Facility Loans), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)

Other than as set out in paragraph (c) below, the amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)

If a Revolving Facility Loan is made to repay Ancillary Outstandings, each Lender’s participation in that Loan will be in an amount (as determined by the Agent) which will result as nearly as possible in the aggregate amount of its participation in the Revolving Facility Loans then outstanding bearing the same proportion to the aggregate amount of the Revolving Facility Loans then outstanding as its Revolving Facility Commitment bears to the Total Revolving Facility Commitments.

(d)

The Agent shall determine the Base Currency Amount of each Capex/Acquisition Facility Loan, Revolving Facility Loan and/or Incremental Facility Loan which is to be made in an Optional Currency and notify each Lender of the amount, currency and the Base Currency Amount of each Loan, the amount of its participation in that Loan and, if different, the amount of that participation to be made available in accordance with Clause 34.1 (Payments to the Agent) by the Specified Time.

5.5	Limitations on Loans

(a)	The Revolving Facility and the Capex/Acquisition Facility shall not be utilised unless Facility B has been, or will on the date of the first utilisation of any such Loans, be utilised in full.

(b)	The Incremental Facility shall not be utilised until the Capex/Acquisition Facility has been, or will on the first date of utilisation of any such Loans, be utilised in full.

(c)	Facility B may only be utilised on the Closing Date.

(d)	The maximum aggregate amount of the Ancillary Commitments of all the Lenders (and their Affiliates) shall not at any time exceed the Total Revolving Facility Commitments.

5.6	Cancellation of Commitment

(a)	The Facility B Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility B.

(b)	The Revolving Facility Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for the Revolving Facility.

(c)	The Capex/Acquisition Facility Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for the Capex/Acquisition Facility.

(d)	The First Incremental Facility Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for the First Incremental Facility.

(e)

The relevant Incremental Facility Commitments (other than any First Incremental Facility Commitments) relating to an Incremental Facility which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for that Incremental Facility.

5.7	Clean down

The Company shall ensure that the aggregate of the Base Currency Amounts of:

(a)	all Revolving Facility Loans; and

(b)	any cash loan element of the Ancillary Outstandings under all the Ancillary Facilities;

(c)	(to the extent not included within paragraph (a) and paragraph (b) above), any cash loans covered by a letter of credit or guarantee issued under an Ancillary Facility;

less

(d)	any amount of cash or Cash Equivalent Investments held by wholly-owned members of the Group,

(as confirmed in each Compliance Certificate supplied with the Annual Financial Statements in accordance with Clause 24.3 (Provision and contents of Compliance Certificate)) shall not exceed zero for a period of not less than five successive days in each of its Financial Years. Not less than three months shall elapse between two such periods.

6.	OPTIONAL CURRENCIES

6.1	Selection of currency

A Borrower (or the Company on its behalf) shall select the currency of a Revolving Facility Loan, a Capex/Acquisition Facility Loan or an Incremental Facility Loan in a Utilisation Request.

6.2	Unavailability of a currency

If before the Specified Time:

(a)

a Revolving Facility Lender, Capex/Acquisition Facility Lender or Incremental Facility Lender, as applicable, notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

(b)

a Revolving Facility Lender, Capex/Acquisition Facility Lender or Incremental Facility Lender, as applicable, notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it, the Agent will give notice to the relevant Borrower or Company to that effect by the Specified Time. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount, or in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

6.3	Agent’s calculations

Each Lender’s participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders’ participation).

7.	ANCILLARY FACILITIES

7.1	Type of Facility

An Ancillary Facility may be by way of:

(a)	an overdraft facility;

(b)	a guarantee, bonding, documentary or stand-by letter of credit facility;

(c)	a short term loan facility;

(d)	a derivatives facility;

(e)	a foreign exchange facility; or

(f)	any other facility or accommodation required in connection with the business of the Group and which is agreed by the Company with an Ancillary Lender.

7.2	Availability

(a)

If the Company and a Lender agree and except as otherwise provided in this Agreement, the Lender (or, in accordance with Clause 7.7 (Affiliates of Lenders as Ancillary Lenders), one of its Affiliates) may provide all or part of its Revolving Facility Commitment as an Ancillary Facility.

(b)

An Ancillary Facility shall not be made available unless, not later than three Business Days prior to the Ancillary Commencement Date for an Ancillary Facility, the Agent has received from the Company:

(i)	a notice in writing of the establishment of an Ancillary Facility and specifying:

(A)	the proposed Borrower(s) which may use the Ancillary Facility;

(B)	the proposed Ancillary Commencement Date and expiry date of the Ancillary Facility;

(C)	the proposed type of Ancillary Facility to be provided;

(D)	the proposed Ancillary Lender;

(E)	the proposed Ancillary Commitment, the maximum amount of the Ancillary Facility and, in the case of a Multi-account Overdraft, its Designated Gross Amount and its Designated Net Amount; and

(F)	the proposed currency of the Ancillary Facility (if not denominated in the Base Currency); and

(ii)	any other information which the Agent may reasonably request in connection with the Ancillary Facility.

(c)	The Agent shall promptly notify the Ancillary Lender and the other Lenders of the establishment of an Ancillary Facility.

(d)	Subject to compliance with paragraph (b) above:

(i)	the Lender concerned (or, in accordance with Clause 7.7 (Affiliates of Lenders as Ancillary Lenders), one of its Affiliates) will become an Ancillary Lender; and

(ii)	the Ancillary Facility will be available,

with effect from the date agreed by the Company and the Ancillary Lender.

7.3	Terms of Ancillary Facilities

(a)	Except as provided below, the terms of any Ancillary Facility will be those agreed by the Ancillary Lender and the Company.

(b)	Those terms:

(i)	must be based upon normal commercial terms at that time (except as varied by this Agreement);

(ii)	may allow only Borrowers to use the Ancillary Facility;

(iii)	may not allow the Ancillary Outstandings to exceed the Ancillary Commitment;

(iv)

may not allow a Lender’s Ancillary Commitment to exceed that Lender’s Available Commitment relating to the Revolving Facility (before taking into account the effect of the Ancillary Facility on that Available Commitment); and

(v)

must require that the Ancillary Commitment is reduced to zero, and that all Ancillary Outstandings are repaid not later than the Termination Date applicable to the Revolving Facility (or such earlier date as the Revolving Facility Commitment of the relevant Ancillary Lender (or its Affiliate) is reduced to zero).

(c)	If there is any inconsistency between any term of an Ancillary Facility and any term of this Agreement, this Agreement shall prevail except for:

(i)	Clause 37.3 (Day count convention) which shall not prevail for the purposes of calculating fees, interest or commission relating to an Ancillary Facility;

(ii)	an Ancillary Facility comprising more than one account where the terms of the Ancillary Documents shall prevail to the extent required to permit the netting of balances on those accounts; and

(iii)	where the relevant term of this Agreement would be contrary to, or inconsistent with, the law governing the relevant Ancillary Document, in which case that term of this Agreement shall not prevail.

(d)	Interest, commission and fees on Ancillary Facilities are dealt with in Clause 16.6 (Interest, commission and fees on Ancillary Facilities).

7.4	Repayment of Ancillary Facility

(a)

An Ancillary Facility shall cease to be available on the Termination Date applicable to the Revolving Facility or such earlier date on which its expiry date occurs or on which it is cancelled in accordance with the terms of this Agreement.

(b)	If an Ancillary Facility expires in accordance with its terms the Ancillary Commitment of the Ancillary Lender shall be reduced to zero.

(c)	No Ancillary Lender may demand repayment or prepayment of any Ancillary Outstandings prior to the expiry date of the relevant Ancillary Facility unless:

(i)	required to reduce the Gross Outstandings of a Multi-account Overdraft to or towards an amount equal to its Net Outstandings;

(ii)	the Total Revolving Facility Commitments have been cancelled in full or all outstanding Loans under the Revolving Facility have become due and payable in accordance with the terms of this Agreement;

(iii)

it becomes unlawful in any applicable jurisdiction for the Ancillary Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in its Ancillary Facility (or it becomes unlawful for any Affiliate of the Ancillary Lender for the Ancillary Lender to do so); or

(iv)	both:

(A)	the Available Commitments relating to the Revolving Facility; and

(B)	the notice of the demand given by the Ancillary Lender,

would not prevent the relevant Borrower funding the repayment of those Ancillary Outstandings in full by way of Revolving Facility Loan.

(d)	If a Revolving Facility Loan is made to repay Ancillary Outstandings in full, the relevant Ancillary Commitment shall be reduced to zero.

7.5	Limitation on Ancillary Outstandings

Each Borrower shall procure that:

(a)	the Ancillary Outstandings under any Ancillary Facility shall not exceed the Ancillary Commitment applicable to that Ancillary Facility; and

(b)	in relation to a Multi-account Overdraft:

(i)	the Ancillary Outstandings shall not exceed the Designated Net Amount applicable to that Multi-account Overdraft; and

(ii)	the Gross Outstandings shall not exceed the Designated Gross Amount applicable to that Multi-account Overdraft.

7.6	Information

Each Borrower and each Ancillary Lender shall, promptly upon request by the Agent, supply the Agent with any information relating to the operation of an Ancillary Facility (including the Ancillary Outstandings) as the Agent may reasonably request from time to time. Each Borrower consents to all such information being released to the Agent and the other Finance Parties.

7.7	Affiliates of Lenders as Ancillary Lenders

(a)

Subject to the terms of this Agreement, an Affiliate of a Lender may become an Ancillary Lender. In such case, the Lender and its Affiliate shall be treated as a single Lender whose Revolving Facility Commitment is the amount set out opposite the relevant Lender’s name in Part 2 of Schedule 1 (The Original Parties) and/or the amount of any Revolving Facility Commitment transferred to or assumed by that Lender under this Agreement, to the extent (in each case) not cancelled, reduced or transferred by it under this Agreement.

(b)	The Company shall specify any relevant Affiliate of a Lender in any notice delivered by the Company to the Agent pursuant to paragraph (b)(i) of Clause 7.2 (Availability).

(c)

An Affiliate of a Lender which becomes an Ancillary Lender shall accede to the Intercreditor Agreement as an Ancillary Lender and any person which so accedes to the Intercreditor Agreement shall, at the same time, become a Party as an “Ancillary Lender” in accordance with clause 20.10 (Creditor Accession Undertaking) of the Intercreditor Agreement.

(d)

Where this Agreement or any other Finance Document imposes an obligation on an Ancillary Lender and the relevant Ancillary Lender is an Affiliate of a Lender which is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate.

7.8	Revolving Facility Commitment amounts

Notwithstanding any other term of this Agreement, each Lender shall ensure that at all times its Revolving Facility Commitment is not less than:

(a)	its Ancillary Commitment; or

(b)	where relevant, the Ancillary Commitment of its Affiliate.

7.9	Amendments and waivers – Ancillary Facilities

No amendment or waiver of a term of any Ancillary Facility shall require the consent of any Finance Party other than the relevant Ancillary Lender unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment of or under this Agreement (including, for the avoidance of doubt, under this Clause 7). In such a case, Clause 40 (Amendments and waivers) will apply.

8.	ESTABLISHMENT OF INCREMENTAL FACILITIES

8.1	Selection of Incremental Facility Lenders

(a)	Definitions: In this Agreement:

“Further Incremental Facility Shortfall” means, in relation to a Proposed Facility Size, any amount by which that Proposed Facility Size exceeds the aggregate of the proposed Incremental Facility Commitments offered by the Participating Lenders following the operation of paragraph (f) of this Clause 8.1.

“Incremental Facility Proportion” means, in relation to a Proposed Facility Size, the proportion borne from time to time by a Participating Lender’s proposed Incremental Facility Commitment to that Proposed Facility Size.

“Incremental Facility Proposal” means a notice from the Company addressed to each Relevant Lender which:

(i)	invites each Relevant Lender to participate in a proposed Incremental Facility; and

(b)	sets out the proposed Incremental Facility Terms applicable to that Incremental Facility and any fee or commission proposed to be payable to lenders under that proposed Incremental Facility.

“Incremental Facility Shortfall” means, in relation to a Proposed Facility Size, any amount by which that Proposed Facility Size exceeds the aggregate of the proposed Incremental Facility Commitments offered by the Participating Lenders pursuant to paragraph (c) below (as adjusted, if applicable, pursuant to paragraph (e) below).

“Incremental Facility Solicitation Period” means, in relation to an Incremental Facility Proposal, the period of time starting on the date of that Incremental Facility Proposal and ending on the date which falls 10 Business Days after the date of that Incremental Facility Proposal.

“Participating Lender” means, in relation to an Incremental Facility Proposal, any Original Lender (or Affiliate or Related Fund of such Original Lender) which makes an offer in respect of the Incremental Facility proposed in that Incremental Facility Proposal pursuant to paragraph (c) below.

“Proposed Facility Size” means, in relation to an Incremental Facility Proposal, the proposed Total Incremental Facility Commitments set out in that Incremental Facility Proposal.

(b)

Invitation to all Relevant Lenders: The Company shall solicit potential Incremental Facility Lenders for any proposed Incremental Facility by delivery of an Incremental Facility Proposal to the Agent and each Original Lender (the “Relevant Lender”).

(c)

Relevant Lender’s offer: Any Relevant Lender or any Affiliate or Related Fund of a Relevant Lender which wishes to become an Incremental Facility Lender in respect of an Incremental Facility proposed in an Incremental Facility Proposal shall notify the Company and the Agent of the proposed Incremental Facility Commitment that it unconditionally offers to make available in respect of that proposed Incremental Facility no later than 5:00 p.m. on the last day of the Incremental Facility Solicitation Period relating to that Incremental Facility Proposal.

(d)

Expiry of Relevant Lender’s offer: Each Participating Lender’s offer under paragraph (c) above (as adjusted, if applicable, pursuant to paragraphs (e) or (f) below) in respect of an Incremental Facility proposed in an Incremental Facility Proposal shall, unless otherwise agreed by all the Participating Lenders under that Incremental Facility Proposal, expire on the earlier of:

(i)	the day falling 5 Business Days after the last day of the Incremental Facility Solicitation Period relating to that Incremental Facility Proposal; and

(ii)	the date of any Incremental Facility Notice delivered in respect of that proposed Incremental Facility.

(e)

Scaleback of Relevant Lenders’ offers: If the aggregate amount of the proposed Incremental Facility Commitments offered by the Participating Lenders pursuant to paragraph (c) above in respect of an Incremental Facility proposed in an Incremental Facility Proposal exceeds the Proposed Facility Size set out in that Incremental Facility Proposal, those proposed Incremental Facility Commitments shall be reduced to the extent necessary such that each such Participating Lender’s Incremental Facility Proportion relating to that Proposed Facility Size is no greater than the proportion borne by the aggregate of its Commitments to the aggregate of the Commitments of all of the Relevant Lenders which are Participating Lenders in respect of that Incremental Facility Proposal.

(f)

Invitation to Participating Lenders if shortfall: If there is an Incremental Facility Shortfall relating to a Proposed Facility Size set out in an Incremental Facility Proposal (whether resulting from the operation of paragraph (e) above or otherwise), the Company shall invite each Participating Lender under that Incremental Facility Proposal to increase the proposed Incremental Facility Commitment offered by it in respect of the Incremental Facility proposed in that Incremental Facility Proposal by an amount no greater than its Incremental Facility Proportion of that Incremental Facility Shortfall.

(g)

Deadline for Participating Lenders to offer increase: Each Participating Lender under an Incremental Facility Proposal shall notify the Company and the Agent of its offer of an increased proposed Incremental Facility Commitment (if any) pursuant to paragraph (f) above no later than 5:00 p.m. on the day falling 5 Business Days after the last day of the Incremental Facility Solicitation Period relating to that Incremental Facility Proposal.

(h)

Wider invitation if further shortfall: If there is a Further Incremental Facility Shortfall relating to a Proposed Facility Size set out in an Incremental Facility Proposal, the Company may, in any manner, invite any Eligible Institutions to offer proposed Incremental Facility Commitments in respect of the Incremental Facility proposed in that Incremental Facility Proposal in a maximum aggregate amount no greater than that Further Incremental Facility Shortfall.

(i)

Participating Lender’s Incremental Facility Commitment: Each Participating Lender’s Incremental Facility Commitment specified in any Incremental Facility Notice delivered in respect of an Incremental Facility proposed in an Incremental Facility Proposal shall, unless that Participating Lender agrees to be allocated an Incremental Facility Commitment in a lower amount, be in an amount equal to the amount of the proposed Incremental Facility Commitment offered by that Participating Lender in response to that Incremental Facility Proposal (as adjusted, if applicable, pursuant to paragraphs (e) or (f) above).

(j)

Incremental Facility Terms: The Incremental Facility Terms specified in any Incremental Facility Notice delivered in respect of an Incremental Facility and any fee or commission payable to Incremental Facility Lenders under that Incremental Facility shall be the same as those set out in the Incremental Facility Proposal relating to that Incremental Facility.

(k)	Amendment and withdrawal: The Company shall not amend any Incremental Facility Proposal but may withdraw an Incremental Facility Proposal at any time.

(l)

Effect of withdrawal: Withdrawal of an Incremental Facility Proposal shall terminate the process set out in this Clause 8.1 in respect of the Incremental Facility proposed in that Incremental Facility Proposal and that Incremental Facility shall not be established.

8.2	Delivery of Incremental Facility Notice

(a)

On completion of the solicitation process set out in Clause 8.1 (Selection of Incremental Facility Lenders) above, the Company and each relevant Incremental Facility Lender may request the establishment of an Incremental Facility by the Company delivering to the Agent a duly completed Incremental Facility Notice not later than 5 Business Days prior to the proposed Establishment Date specified in that Incremental Facility Notice.

(b)	No Incremental Facility Notice may be delivered on or before the Closing Date.

8.3	Completion of an Incremental Facility Notice

(a)	Each Incremental Facility Notice is irrevocable and will not be regarded as having been duly completed unless:

(i)	it sets out the Incremental Facility Terms applicable to the Incremental Facility to which it relates;

(ii)	each of:

(A)	the Incremental Facility Terms applicable to that Incremental Facility;

(B)	the Margin applicable to that Incremental Facility; and

(C)	any fees payable to the arranger(s) of that Incremental Facility,

comply with Clause 8.5 (Restrictions on Incremental Facility Terms and fees); and

(iii)

the Incremental Facility Lenders and the Incremental Facility Commitments set out in that Incremental Facility Notice have been selected and allocated in accordance with Clause 8.1 (Selection of Incremental Facility Lenders).

(b)	Only one Incremental Facility may be requested in an Incremental Facility Notice.

8.4	Maximum number of Incremental Facilities

The Company may not deliver an Incremental Facility Notice if as a result of the establishment of the proposed Incremental Facility 10 or more Incremental Facilities would have been established under this Agreement.

8.5	Restrictions on Incremental Facility Terms and fees

(a)	Facility: Any Incremental Facility may be incurred as a Term Facility or a Revolving Facility.

(b)	Borrowers: Any Incremental Facility shall be available only to the Company.

(c)	Ranking: Any Incremental Facility shall rank pari passu with the existing Facilities.

(d)	Purpose:

(i)	Any Incremental Facility incurred as a Revolving Facility shall comply with paragraph (b) of Clause 3.1 (Purpose).

(ii)	Any Incremental Facility (other than any First Incremental Facility) incurred as a Term Facility shall comply with paragraph (c) of Clause 3.1 (Purpose).

(iii)	The First Incremental Facility shall comply with paragraph (d) of Clause 3.1 (Purpose).

(e)	Currency: Any Incremental Facility shall be denominated in the Base Currency or an Optional Currency which complies with Clause 4.3 (Conditions relating to Optional Currencies).

(f)

Amount: The aggregate Incremental Facility Commitments may not at any time exceed $100,000,000 plus the aggregated principal amount of any voluntary prepayments of Term Loans made pursuant to Clause 10.3 (Voluntary prepayment of Term Loans).

(g)	Aggregate Yield:

(i)

In respect of an Incremental Term Facility established at any time prior to the date falling 12 Months after the Closing Date, the Aggregate Yield applicable to any such Incremental Term Facility shall not exceed the Aggregate Yield applicable to Facility B and the Capex/Acquisition Facility on the Closing Date by more than 1 per cent. per annum (the “MFN Rate”), unless the Margin (including each level of any applicable margin ratchet) in respect of Facility B and Capex/Acquisition Facility is increased by an amount equal to the amount by which the Aggregate Yield for such Incremental Term Facility exceeds the applicable MFN Rate.

(ii)	In this Agreement:

“Aggregate Yield” means in relation to a Facility, the aggregate of:

(A)	the highest Margin applicable to that Facility;

(B)	any applicable interest rate floor; and

(C)

any fee or commission, including arrangement fees (other than any fee payable pursuant to Clause 16.1 (Commitment fee)) payable to the Lenders (in their capacity as such) under that Facility amortised (on a straight line basis) over a period of three years.

(h)	Maturity and amortisation: At the option of the Company, any Incremental Term Facility:

(i)	shall be repaid in full no earlier than on the Termination Date applicable to Facility B; or

(ii)

may be incurred on an amortising basis if Facility B and the Capex/Acquisition Facility and each other Incremental Term Facility (unless the relevant Incremental Facility Lender elects otherwise) also benefits from such amortisation on a pro rata basis to such amortising Incremental Term Facility.

8.6	Conditions to establishment

The establishment of an Incremental Facility will only be effected in accordance with Clause 8.7 (Establishment of Incremental Facility) if:

(a)	the Company confirms in the Incremental Facility Notice that:

(i)	subject to Clause 1.9 (Limited Condition Transaction):

(A)

Adjusted Leverage (calculated pro-forma for the full drawn amount of such Incremental Facility and the proposed expenditure of the proceeds of such Incremental Facility Loan) at the relevant date of determination, by reference to the most recent financial statements which have been delivered pursuant to the terms of this Agreement to calculate such ratio, will be equal to or less than 3.75:1.00; and

(B)	no Event of Default is continuing or would result from the establishment of the proposed Incremental Facility; and

(ii)	the Repeating Representations to be made by each Obligor are true (and in the case of representations or warranties not qualified by materiality, are true in all material respects);

(b)

each Incremental Facility Lender which is not already party to the Intercreditor Agreement in the capacity of Incremental Facility Lender enters into the documentation required for it to accede as a party to the Intercreditor Agreement;

(c)	each Incremental Facility Lender delivers an Incremental Facility Lender Certificate to the Agent and the Company; and

(d)

the Agent has received in form and substance satisfactory to it such documents (if any) as are reasonably necessary as a result of the establishment of that Incremental Facility to maintain the effectiveness of the Security, guarantees, indemnities and other assurance against loss provided to the Finance Parties pursuant to the Finance Documents;

(e)

Paragraph (d) above shall be subject to the Agreed Security Principles to the same extent that the relevant Obligor’s obligation to grant the relevant Security, guarantee, indemnity or other assurance against loss was subject to the Agreed Security Principles.

(f)	The Agent shall notify the Company and the Lenders promptly upon being satisfied under this clause 8.6.

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in clause 8.6(f), the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

8.7	Establishment of Incremental Facility

(a)

If the conditions set out in this Agreement have been met the establishment of an Incremental Facility is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Incremental Facility Notice. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Incremental Facility Notice appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Incremental Facility Notice.

(b)

The Agent shall only be obliged to execute an Incremental Facility Notice delivered to it by the Company once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the establishment of the relevant Incremental Facility.

(c)	On the Establishment Date:

(i)

subject to the terms of this Agreement the Incremental Facility Lenders make available a multi-currency term loan or revolving facility in an aggregate amount equal to the Total Incremental Facility Commitments specified in the Incremental Facility Notice which will be available to the Borrowers specified in the Incremental Facility Notice;

(ii)

each Incremental Facility Lender shall assume all the obligations of a Lender corresponding to the Incremental Facility Commitment (the “Assumed Incremental Facility Commitment”) specified opposite its name in the Incremental Facility Notice as if it had been an Original Lender in respect of that Incremental Facility Commitment;

(iii)

each of the Obligors and each Incremental Facility Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and that Incremental Facility Lender would have assumed and/or acquired had that Incremental Facility Lender been an Original Lender in respect of the Assumed Incremental Facility Commitment;

(iv)

each Incremental Facility Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Incremental Facility Lender and those Finance Parties would have assumed and/or acquired had the Incremental Facility Lender been an Original Lender in respect of the Assumed Incremental Facility Commitment; and

(v)	each Incremental Facility Lender shall become a Party as a “Lender”.

8.8	Notification of establishment

The Agent shall, as soon as reasonably practicable after the establishment of an Incremental Facility notify the Company and the Lenders of that establishment and the Establishment Date of that Incremental Facility.

8.9	Incremental Facility fees

(a)

The Companay shall on the date of establishment of any Incremental Facility pay to the Agent (for its own account) £2,000 (unless all the Incremental Facility Lenders providing such Incremental Facility are already Lenders).

(b)	Subject to Clause 8.5 (Restrictions on Incremental Facility Terms and fees) the Company may:

(i)

pay (or procure that another Obligor pays) to any Incremental Facility Lender under an Incremental Facility a fee in the amount and at the times agreed between the Company and that Incremental Facility Lender in a Fee Letter; and

(ii)	pay (or procure that another Obligor pays) to any arranger(s) of any Incremental Facility a fee in the amount and at the times agreed between the Company and that arranger in a Fee Letter.

8.10	Incremental Facility costs and expenses

The Company shall promptly on demand pay (or procure that another Obligor pays) the Agent and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by either of them and, in the case of the Security Agent, by any Receiver or Delegate in connection with the establishment of an Incremental Facility under this Clause 8.

8.11	Prior amendments binding

Each Incremental Facility Lender, by executing an Incremental Facility Notice, confirms for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the establishment of the Incremental Facility requested in that Incremental Facility Notice became effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Lender.

8.12	Limitation of responsibility

Clause 28.8 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 8 in relation to any Incremental Facility Lender as if references in that Clause to:

(a)	an “Existing Lender” were references to all the Lenders immediately prior to the Establishment Date;

(b)	the “New Lender” were references to an “Incremental Facility Lender”; and

(c)	a “re-transfer” and “re-assignment” were references respectively to a “transfer” and “assignment”.

SECTION 3

REPAYMENT, PREPAYMENT AND CANCELLATION

9.	REPAYMENT

9.1	Repayment of Term Loans

(a)	The Company shall repay the aggregate Facility B Loans in full on the Termination Date applicable to Facility B.

(b)	The Company shall repay the aggregate Capex/Acquisition Facility Loans in full on the Termination Date applicable to the Capex/Acquisition Facility.

(c)	The Company shall repay the Incremental Term Facility Loans under that Incremental Term Facility in full on the Termination Date applicable to the Incremental Term Facility.

(d)	Each Loan shall be repaid in the currency in which each such Loan was drawn.

(e)	No Borrower may reborrow any part of a Term Facility which is repaid.

9.2	Repayment of Revolving Facility Loans

(a)	Subject to paragraph (d) below, each Borrower which has drawn a Revolving Facility Loan shall repay that Loan on the last day of its Interest Period.

(b)	The Borrowers under a Revolving Facility shall repay the aggregate outstanding Revolving Facility Loans (if any) in full on the Termination Date applicable to the relevant Revolving Facility.

(c)	Without prejudice to each Borrower’s obligation under paragraph (a) above, if:

(i)	one or more Revolving Facility Loans are to be made available to a Borrower:

(A)	on the same day that a maturing Revolving Facility Loan is due to be repaid by that Borrower;

(B)	in the same currency as the maturing Revolving Facility Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); and

(C)	in whole or in part for the purpose of refinancing the maturing Revolving Facility Loan; and

(ii)

the proportion borne by each Lender’s participation in the maturing Revolving Facility Loan to the amount of that maturing Revolving Facility Loan is the same as the proportion borne by that Lender’s participation in the new Revolving Facility Loans to the aggregate amount of those new Revolving Facility Loans, the aggregate amount of the new Revolving Facility Loans shall, unless the relevant Borrower or the Company notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Revolving Facility Loan so that:

(A)	if the amount of the maturing Revolving Facility Loan exceeds the aggregate amount of the new Revolving Facility Loans:

(1)	the relevant Borrower will only be required to make a payment under Clause 34.1 (Payments to the Agent) in an amount in the relevant currency equal to that excess; and

(2)

each Lender’s participation in the new Revolving Facility Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Revolving Facility Loan and that Lender will not be required to make a payment under Clause 34.1 (Payments to the Agent) in respect of its participation in the new Revolving Facility Loans; and

(B)	if the amount of the maturing Revolving Facility Loan is equal to or less than the aggregate amount of the new Revolving Facility Loans:

(1)	the relevant Borrower will not be required to make a payment under Clause 34.1 (Payments to the Agent); and

(2)

each Lender will be required to make a payment under Clause 34.1 (Payments to the Agent) in respect of its participation in the new Revolving Facility Loans only to the extent that its participation in the new Revolving Facility Loans exceeds that Lender’s participation in the maturing Revolving Facility Loan and the remainder of that Lender’s participation in the new Revolving Facility Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Revolving Facility Loan.

(d)

At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Revolving Facility Loans then outstanding will be automatically extended to the Termination Date applicable to the relevant Revolving Facility and will be treated as separate Revolving Facility Loans (the “Separate Loans”) denominated in the currency in which the relevant participations are outstanding.

(e)

If the Borrower makes a prepayment of a Revolving Facility Loan pursuant to Clause 10.4 (Voluntary prepayment of Revolving Facility Loans), a Borrower to whom a Separate Loan is outstanding may prepay that Loan by giving not less than three Business Days’ prior notice to the Agent. The proportion borne by the amount of the prepayment of the Separate Loan to the amount of the Separate Loans shall not exceed the proportion borne by the amount of the prepayment of the Revolving Facility Loan to the Revolving Facility Loans. The Agent will forward a copy of a prepayment notice received in accordance with this paragraph (e) to the Defaulting Lender concerned as soon as practicable on receipt.

(f)

Interest in respect of a Separate Loan will accrue for successive Interest Periods selected by the Borrower by the time and date specified by the Agent (acting reasonably) and will be payable by that Borrower to the Agent (for the account of that Defaulting Lender) on the last day of each Interest Period of that Loan.

(g)

The terms of this Agreement relating to Revolving Facility Loans generally shall continue to apply to Separate Loans other than to the extent inconsistent with paragraphs (d) to (f) above, in which case those paragraphs shall prevail in respect of any Separate Loan.

10.	ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION

10.1	Illegality

If, in any applicable jurisdiction, it becomes unlawful for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(a)	that Lender, shall promptly notify the Agent upon becoming aware of that event;

(b)	save where such Lender is to be replaced pursuant to Clause 40.8 (Replacement of Lender):

(i)	upon the Agent notifying the Company, each Available Commitment of that Lender will be immediately cancelled; and

(ii)

to the extent that the Lender’s participation has not been transferred pursuant to Clause 40.8 (Replacement of Lender), each Borrower shall repay that Lender’s participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment(s) shall be immediately cancelled in the amount of the participations repaid.

10.2	Voluntary cancellation

(a)

Subject to paragraph (b) below, the Company may, if it gives the Agent not less than three Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $100,000 (or its equivalent in other currencies)) of an Available Facility. Any cancellation under this Clause 10.2 shall reduce the Commitments of the Lenders rateably under that Facility.

(b)

The Company shall not cancel any part of the Available Commitment with respect to a Term Facility (other than an Incremental Facility) unless at the same time it cancels a pro rata amount of the Available Commitments for each other Term Facility (other than any Incremental Facility).

10.3	Voluntary prepayment of Term Loans

(a)	A Borrower to which a Term Loan has been made may, if it or the Company gives the Agent not less:

(i)	in the case of a Term Rate Loan, five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice; or

(ii)	in the case of a Compounded Rate Loan, five RFR Banking Days’ (or such shorter period as the Majority Lenders may agree) prior notice;

prepay the whole or any part of that Term Loan (but, if in part, being an amount that reduces the Base Currency Amount of that Term Loan by a minimum amount of $100,000 (or its equivalent in other currencies)).

(b)	A Term Loan may only be prepaid after the last day of the Availability Period for the applicable Facility (or, if earlier, the day on which the applicable Available Facility is zero).

(c)

Any voluntary prepayment pursuant to this Clause 10.3 shall be applied against the aggregate amounts of any Facility B Loans, any Capex/Acquisition Facility Loans, and any Incremental Term Facility Loans, as the Company may direct (acting in its sole discretion).

(d)	A Borrower may not voluntarily prepay a Term Loan on a date that is not the last day of the Interest Period applicable to that Term Loan on more than four occasions in any 12 Month period.

10.4	Voluntary prepayment of Revolving Facility Loans

(a)

A Borrower to which a Revolving Facility Loan has been made may, if it or the Company gives the Agent not less than three Business Days’ (or such shorter period as the Revolving Facility Lenders may agree) prior notice, prepay the whole or any part of a Revolving Facility Loan (but if in part, being an amount that reduces the Base Currency Amount of the Revolving Facility Loan by a minimum amount of $100,000 (or its equivalent in other currencies)).

(b)

A Borrower may not voluntarily prepay a Revolving Facility Loan on a date that is not the last day of the Interest Period applicable to that Revolving Facility Loan on more than four occasions in any 12 Month period.

10.5	Right of cancellation and repayment in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 17.2 (Tax gross-up); or

(ii)

any Lender claims indemnification from the Company or an Obligor under Clause 17.3 (Tax indemnity) or Clause 18.1 (Increased Costs); or the Company may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment(s) of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans.

(b)	On receipt of a notice referred to in paragraph (a) above in relation to a Lender, the Available Commitment(s) of that Lender shall be immediately reduced to zero.

(c)

On the last day of each Interest Period which ends after the Company has given notice under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Loan is outstanding shall repay that Lender’s participation in that Loan together with all interest and other amounts accrued in relation to such repaid amount under the Finance Documents and that Lender’s corresponding Commitment(s) shall be immediately cancelled in the amount of the participations repaid.

10.6	Right of cancellation in relation to a Defaulting Lender

(a)

If any Lender becomes a Defaulting Lender, the Company may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent three Business Days’ notice of cancellation of each Available Commitment of that Lender.

(b)	On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall be immediately reduced to zero.

(c)	The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.

11.	MANDATORY PREPAYMENT AND CANCELLATION

11.1	Exit

Upon the occurrence of:

(a)	a Change of Control;

(b)	a Listing (other than a Qualifying Listing); or

(c)	the sale of all or substantially all of the assets of the Group whether in a single transaction or a series of related transactions,

the Facilities will be cancelled and all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents, shall become immediately due and payable.

11.2	Excess Cashflow

(a)

The Company will ensure that in relation to each Financial Year ending after the end of the Availability Period for the Capex/Acquisition Facility it will pay any Excess Cashflow less (except to the extent already deducted in calculating Excess Cashflow) the aggregated of: (x) $1,000,000; (y) the aggregated amount of any voluntary prepayments made pursuant to Clause 10.3 (Voluntary prepayment of Term Loans) for the relevant Financial Year; and (z) any Acquisition Costs and any Capital Expenditure which has been contractually committed by any member of the Group during that period to be spent in the immediately subsequent relevant period (provided that any such Acquisitions Costs and Capital Expenditure are added back to calculate the applicable Excess Cashflow for the subsequent period), in prepayment of the Facilities as follows:

(i)

If, on a pro forma basis, Adjusted Leverage on the last day of that Financial Year is greater than or equal to 3.00:1, 50 per cent. of Excess Cashflow shall be applied in prepayment of the Facilities in accordance with Clause 11.4 (Application of mandatory prepayments and cancellations) to the extent required to reduce pro forma Adjusted Leverage to less than 3.00:1.

(ii)

If, on a pro forma basis, Adjusted Leverage on the last day of that Financial Year is (or becomes, taking into account the application of any prepayment made pursuant to paragraph (i) above) less than 3.00:1 but equal to or greater than 2.00:1, 25 per cent. of the remaining Excess Cashflow shall be applied in prepayment of the Facilities in accordance with Clause 11.4 (Application of mandatory prepayments and cancellations) to the extent required to reduce pro forma Adjusted Leverage to less than 2.00:1.

(iii)

If, on a pro forma basis, Adjusted Leverage on the last day of that Financial Year is (or becomes, taking into account the application of any prepayment made pursuant to paragraphs (i) and (ii) above) less than 2.00:1, no prepayment of the remaining Excess Cashflow shall be required to be made and such Excess Cashflow may be retained by the Group for any purpose not prohibited by the Finance Documents.

11.3	Acquisition, Disposal, Insurance and Listing Proceeds

(a)	For the purposes of this Clause 11.3 and Clause 11.4 (Application of mandatory prepayments and cancellations):

“Acquisition Proceeds” means the Net Proceeds of a claim (a “Recovery Claim”) against the vendor or the provider of any report (in its capacity as a provider of that report) in connection with a Permitted Acquisition, in each case, received on or after the Closing Date except for Excluded Acquisition Proceeds.

“Disposal” means a sale, lease, licence, transfer, loan or other disposal (other than, for the avoidance of doubt, a loan of cash) by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions).

“Disposal Proceeds” means the Net Proceeds received by any member of the Group (including any amount received in repayment of intercompany debt) for any Disposal made by any member of the Group except for Excluded Disposal Proceeds.

“Excluded Acquisition Proceeds” means the Net Proceeds of any Recovery Claim:

(a)

which are, within 12 Months of receipt, applied or committed to be applied by the board of the Company (and if so committed to be applied, are actually applied within 18 Months of receipt) to satisfy (or reimburse a member of the

Group which has discharged) a liability of a member of the Group in compensation for a loss or in rectifying the deficiency (including, without limitation, tax liability, environmental liability, litigation and working capital deficiency) giving rise to that Recovery Claim, or otherwise in financing, refinancing or reimbursement of a member of the Group for funding the purchase of replacement assets, reinvestment in the business of the Group, reinstatement of any asset or a Permitted Acquisition or Capital Expenditure;

(b)

are in each case when aggregated with any other such proceeds received by members of the Group in any Financial Year, less than $750,000 (or its equivalent in other currencies) subject to an aggregated amount of $2,000,000 (or its equivalent in other currencies) over the life of the Facilities.

“Excluded Disposal Proceeds” means any Net Proceeds for a Disposal which:

(c)

are reinvested in assets of a comparable type and comparable or superior quality to the assets disposed of or to fund Permitted Acquisitions or Capital Expenditure (or in reimbursing a member of the Group for its expenditure on such assets, Permitted Acquisitions or Capital Expenditure) if those proceeds are committed by a member of the Group to be so applied as soon as possible (but in any event within 12 Months, or such longer period as the Majority Lenders may agree) and are so applied within 18 Months, or such longer period as the Majority Lenders may agree, in each case, after receipt;

(d)	is a Permitted Disposal other than pursuant to paragraphs (g), (j), (k), (l) (n), (o), (p), (s), (t), (u), (x) and (y) of such definition;

(e)	are received in a form other than cash until such proceeds are converted into cash; or

(f)

are when aggregated with any other such proceeds received by members of the Group (other than proceeds referred to in paragraphs (c) to (e) above) in any Financial Year, less than $750,000 (or its equivalent in other currencies) subject to an aggregated amount of $2,000,000 (or its equivalent in other currencies) over the life of the Facilities.

“Excluded Insurance Proceeds” means any Net Proceeds of an insurance claim which:

(a)	are committed by a member of the Group to be applied:

(i)	to meet a third party claim;

(ii)	to cover operating losses in respect of which the relevant insurance claim was made;

(iii)

in the replacement, reinstatement and/or repair of the assets or otherwise in amelioration of the loss in respect of which the relevant insurance claim was made (or in reimbursing a member of the Group for its expenditure or the replacement, reinstatement and/or repairing of such assets or in such amelioration of loss);

(iv)	to cover business interruption and similar claims in respect of which the relevant insurance claim was made; or

(v)	otherwise in the business of the Group (including to fund Permitted Acquisitions or Capital Expenditure),

in each case as soon as possible (but in any event within 12 Months, or such longer period as the Majority Lenders may agree) and are so applied within 18 Months, or such longer period as the Majority Lenders may agree, in each case, after receipt; or

(b)

are in each case when aggregated with any other such proceeds received by members of the Group (other than proceeds referred to in paragraph (a) above)in any Financial Year, less than $750,000 (or its equivalent in other currencies) subject to an aggregated amount of $2,000,000 (or its equivalent in other currencies) over the life of the Facilities.

“FCA” means the Financial Conduct Authority acting in accordance with Part 6 of the Financial Services and Markets Act 2000.

“Insurance Proceeds” means the Net Proceeds of any insurance claim under any insurance maintained by any member of the Group except for Excluded Insurance Proceeds.

“Listing” means:

(a)

a successful application being made for the admission of any part of the share capital of any member of the Group (or Holding Company of any member of the Group) to the Official List maintained by the FCA and the admission of any part of the share capital of any member of the Group (or Holding Company of any member of the Group) to trading on the London Stock Exchange plc; or

(b)

the grant of permission to deal in any part of the issued share capital of any member of the Group (or Holding Company of any member of the Group) on the Alternative Investment Market or the Main Board or the Growth Market of the ICAP Securities & Derivatives Exchange (ISDX) or on any recognised investment exchange (as that term is used in the Financial Services and Markets Act 2000) or in or on any exchange or market replacing the same or any other exchange or market in any country.

“Listing Proceeds” means the cash proceeds of a Qualifying Listing after deducting:

(a)	all fees and transaction costs which are properly incurred by a member of a Group (or a Holding Company of a member of the Group) in connection with that Qualifying Listing;

(b)

any Taxes incurred and required to be paid by a member of the Group (or a Holding Company of a member of the Group) in connection with the receipt of such proceeds (or reserved for by the recipient of such proceeds in accordance with the relevant Accounting Principles) in connection with the receipt of such proceeds (as reasonably determined by the Company on the basis of existing rates and taking account of any available credit deduction or allowance (as certified to the Agent by the Company) as a result of that Qualifying Listing; and

(c)	$1,000,000 (or its equivalent in other currencies).

“Net Proceeds” means the cash proceeds received by any member of the Group of any Disposal, Recovery Claim, insurance claim or from a Listing (as the case may be) after deducting:

(a)	fees, costs and expenses properly incurred by any member of the Group with respect to that Disposal or claim to persons who are not members of the Group;

(b)

any Tax incurred and required to be paid by a member of the Group (or reserved for by the recipient of such proceeds in accordance with the relevant Accounting Principles) in connection with that Disposal or claim (as reasonably determined by the relevant recipient) or the transfer of such proceeds intra-Group;

(c)	in respect of any Disposal. amounts required to be applied in repayment of any Financial Indebtedness secured over the relevant disposed asset (other than Financial Indebtedness under the Facilities);

(d)

amounts retained to cover liabilities in connection with a Disposal reasonably anticipated to be paid within 12 Months after completion of such Disposal provided that any amounts not actually incurred within 12 Months shall then be applied in prepayment;

(e)

reasonably anticipated costs of redundancy, closure, relocation, reorganisation, restructuring and of making good any dilapidations including costs incurred preparing the relevant asset for disposal committed to be spent within 12 Months and actually spent within 18 Months (and as evidenced in reasonable detail to the Agent); and

(f)	amounts to be repaid to the entity disposed of in respect of intra-Group indebtedness.

“Qualifying Listing” means a Listing which does not result in a Change of Control.

(b)

Subject to clause 14.4 (Adjustment of Mandatory Prepayments) of the Intercreditor Agreement, the Company shall prepay (or shall procure that the relevant Borrower prepays) Loans, and cancel Available Commitments (and shall provide the Agent with prior notice of any proposed prepayment), in amounts equal to the following amounts at the times and in the order of application contemplated by Clause 11.4 (Application of mandatory prepayments and cancellations):

(i)	the amount of Disposal Proceeds;

(ii)	the amount of Insurance Proceeds;

(iii)	the amount of Acquisition Proceeds;

(iv)	the amount of Excess Cashflow pursuant to Clause 11.2 (Excess Cashflow); and

(v)	following the occurrence of a Qualified Listing, the amount equal to the relevant percentage of Listing Proceeds in respect of such Qualified Listing as set out in the table below:

Adjusted Leverage	Percentage of Listing Proceeds
Greater than or equal to 3.00:1	50%
Less than 3.00:1 but equal to or greater than 2.00:1	25%
Less than 2.00:1	0%

Any remaining balance will be retained and/or may be utilised for any purpose not prohibited under the Finance Documents.

(c)

If on applying Listing Proceeds in prepayment on any date, such prepayment results in the applicable Adjusted Leverage (pro forma for that payment) falling into any lower threshold as set out above, the relevant percentage shall reduce accordingly for determining any further payments to be made on that date.

11.4	Application of mandatory prepayments and cancellations

(a)

A prepayment of Loans or cancellation of Available Commitments made under Clause 11.2 (Excess Cashflow) or Clause 11.3 (Acquisition, Disposal, Insurance and Listing Proceeds) shall be applied in the following order:

(i)	first, in prepayment of Term Loans on a pro rata basis;

(ii)

secondly, in cancellation of Available Commitments under the Capex/Acquisition Facility and the Incremental Facility (and the Available Commitments of the Lenders under each applicable Facility will be cancelled rateably);

(iii)	thirdly, in cancellation of Available Commitments under the Revolving Facility;

(iv)	fourthly, in prepayment of Revolving Facility Loans Facility (and the Available Commitments of the Lenders under the Revolving Facility will be cancelled rateably); and

(v)	then, in:

(A)	repayment of the Ancillary Outstandings (and cancellation of corresponding Ancillary Commitments); and

(B)	cancellation of Ancillary Commitments,

(on a pro rata basis) and cancellation, in each case, of the corresponding Revolving Facility Commitments.

(b)	Unless the Company makes an election under paragraph (d) below, it shall prepay (or shall procure that the relevant Borrower prepays) Loans at the following times:

(i)

in the case of any prepayment and/or cancellation relating to the amounts of Disposal Proceeds, Insurance Proceeds or Acquisition Proceeds, promptly upon the later of receipt of those proceeds and such amounts ceasing to be Excluded Disposal Proceeds, Excluded Insurance Proceeds or Excluded Acquisition Proceeds (as applicable); and

(ii)	in the cash of any Excess Cashflow, within five Business Days of the relevant Annual Financial Statements being supplied to the Agent; and

(iii)	in the case of any prepayment relating to the amounts of Listing Proceeds within five Business Days of receipt by the relevant person.

(c)

A prepayment under Clause 11.2 (Excess Cashflow) or Clause 11.3 (Acquisition, Disposal, Insurance and Listing Proceeds) shall prepay the Term Loans in amounts which reduce the Facility B Loans, the Capex/Acquisition Facility Loans and the Incremental Facility Loans by the same proportion.

(d)

Subject to paragraph (e) below, the Company may elect that any prepayment under Clause 11.2 (Excess Cashflow) or Clause 11.3 (Acquisition, Disposal, Insurance and Listing Proceeds) be applied in prepayment of a Loan on the last day of the Interest Period relating to that Loan. If the Company makes that election then a proportion of the Loan equal to the amount of the relevant prepayment will be due and payable on the last day of its Interest Period.

(e)

If the Company has made an election under paragraph (d) above but an Event of Default has occurred and is continuing, that election shall no longer apply and a proportion of the Loan in respect of which the election was made equal to the amount of the relevant prepayment shall be immediately due and payable (unless the Majority Lenders otherwise agree in writing).

11.5	Excluded Proceeds

Where Excluded Recovery Proceeds, Excluded Disposal Proceeds and Excluded Insurance Proceeds include amounts which are intended to be used for a specific purpose within a specified period (as set out in the relevant definition of Excluded Recovery Proceeds, Excluded Disposal Proceeds or Excluded Insurance Proceeds), the Company shall ensure that those amounts are used for that purpose and, if requested to do so by the Agent, shall as soon as reasonably possible deliver a certificate to the Agent at the time of such application and at the end of such period confirming the amount (if any) which has been so applied within the requisite time periods provided for in the relevant definition.

12.	RESTRICTIONS

12.1	Notices of cancellation or prepayment

Any notice of cancellation, prepayment, authorisation or other election given by any Party under Clause 10 (Illegality, voluntary prepayment and cancellation) or paragraph (d) of Clause 11.4 (Application of mandatory prepayments and cancellations) shall (subject to the terms of those Clauses) be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

12.2	Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs (which shall be payable in accordance with Clause 15.6 (Break Costs) and any prepayment fees under Clause 16.5 (Prepayment fee), without premium or penalty.

12.3	No reborrowing of Term Facilities

No Borrower may reborrow any part of a Term Facility which is prepaid.

12.4	Reborrowing of Revolving Facility

Unless a contrary indication appears in this Agreement, any part of the Revolving Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

12.5	Prepayment in accordance with Agreement

No Borrower shall repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

12.6	No reinstatement of Commitments

Subject to Clause 2.3 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

12.7	Agent’s receipt of notices

If the Agent receives a notice under Clause 10 (Illegality, voluntary prepayment and cancellation) or an election under paragraph (d) of Clause 11.4 (Application of mandatory prepayments and cancellations), it shall promptly forward a copy of that notice or election to either the Company or the affected Lender, as appropriate.

12.8	Prepayment elections

The Agent shall notify the Lenders as soon as possible of any proposed prepayment of any Term Facility Loans under Clause 10.3 (Voluntary prepayment of Term Loans), Clause 11.2 (Excess Cashflow) or Clause 11.3 (Acquisition, Disposal, Insurance and Listing Proceeds).

12.9	Effect of repayment and prepayment on Commitments

If all or part of any Lender’s participation in a Loan under a Facility is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of that Lender’s Commitment (equal to the Base Currency Amount of the amount of the participation which is repaid or prepaid) in respect of that Facility will be deemed to be cancelled on the date of repayment or prepayment.

12.10	Application of prepayments

Any prepayment of a Loan (other than a prepayment pursuant to Clause 10.1 (Illegality) or Clause 10.5 (Right of cancellation and repayment in relation to a single Lender)) shall be applied pro rata to each Lender’s participation in that Loan.

12.11	Prepayment not required

Prepayments of Loans shall not be required pursuant to Clause 11.2 (Excess Cashflow) or Clause 11.3 (Acquisition, Disposal, Insurance and Listing Proceeds) to the extent that it would be unlawful for the recipient of the relevant payment to make or fund such prepayment or payment or such prepayment or payment or the funding of such prepayment or payment would be reasonably likely to result in the directors or other officers of that recipient incurring personal liability or a member of the Group incurring Tax liability or transmission or foreign exchange cost which exceeds an amount equal to one per cent. of such prepayment or payment. The Company shall procure that the members of the Group shall use all reasonable endeavours to overcome such unlawfulness and/or avoid such personal liability, Tax liability or transmission or foreign exchange costs.

SECTION 4

COSTS OF UTILISATION

13. INTEREST

13.1	Calculation of interest – Term Rate Loans

The rate of interest on each Term Rate Loan for an Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	Term Reference Rate.

13.2	Calculation of interest – Compounded Rate Loans

The rate of interest on each Compounded Rate Loan for any day during an Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	Compounded Reference Rate for that day.

If any day during an Interest Period for a Compounded Rate Loan is not an RFR Banking Day, the rate of interest on that Compounded Rate Loan for that day will be the rate applicable to the immediately preceding RFR Banking Day.

13.3	Payment of interest

(a)	The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period.

(b)

If the Company’s Annual Financial Statements and related Compliance Certificate received by the Agent show that a higher or lower Margin should have applied during a certain period, then, where a higher Margin should have applied, the Company shall (or shall ensure the relevant Borrower shall) promptly pay to the Agent any amounts necessary to put the Agent and the Lenders in the position they would have been in had the appropriate rate of the Margin applied during such period and, where a lower Margin should have applied, the next interest payment(s) in respect of any Facility to which a lower Margin should have applied shall be reduced by the aggregate of the amount received by Lenders under that Facility which were in excess of the amount they should have received had the Margin been calculated correctly provided that the amount of such reduction in respect of each Lender will be capped at the amount of excess interest that that Lender received during the period in which the lower Margin should have applied.

13.4	Default interest

(a)

If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is one per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan under the same Facility as the Loan in respect of which the overdue amount has arisen or, if the unpaid amount did not arise in respect of a particular Loan, a Facility B Loan, in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 13.4 shall be immediately payable by the Obligor on demand by the Agent.

(b)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)

the rate of interest applying to the overdue amount during that first Interest Period shall be one per cent. per annum higher than the rate which would have applied if the overdue amount had not become due.

(c)

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

13.5	Interest Limitations

In no event shall a US Obligor be required to pay interest in excess of the maximum rate permitted under applicable US law (the “Maximum Lawful Rate”). To the extent that the amount of interest provided in any Finance Document ever exceeds the Maximum Lawful Rate (such difference being the “Excess Interest”) (a) the provisions of this Clause shall govern and control; (b) a US Obligor shall not be obligated to pay any Excess Interest; and (c) any Excess Interest that the Lender or other Finance Party may have received shall be credited against the then outstanding balance owed by such US Obligor to the Lender or other Finance Party and, if the Excess Interest exceeds the outstanding balance, the excess amount shall be refunded to such US Obligor.

13.6	Notifications

(a)	The Agent shall promptly notify the relevant Lenders and the relevant Borrower of the determination of a rate of interest relating to a Term Rate Loan.

(b)	The Agent shall promptly upon a Compounded Rate Interest Payment being determinable notify:

(i)	the relevant Borrower of that Compounded Rate Interest Payment;

(ii)	each relevant Lender of the proportion of that Compounded Rate Interest Payment which relates to that Lender’s participation in the relevant Compounded Rate Loan; and

(iii)	the relevant Lenders and the relevant Borrower of:

(A)	each applicable rate of interest relating to the determination of that Compounded Rate Interest Payment; and

(B)	to the extent it is then determinable, the Market Disruption Rate (if any) relating to the relevant Compounded Rate Loan.

(c)	The Agent shall promptly notify the relevant Borrower of each Funding Rate relating to a Loan.

(d)	This Clause 13.6 shall not require the Agent to make any notification to any Party on a day which is not a Business Day.

14.	INTEREST PERIODS

14.1	Selection of Interest Periods

(a)

A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan is a Term Loan and has already been borrowed) in a Selection Notice.

(b)	Each Selection Notice is irrevocable and must be delivered to the Agent by the Borrower (or the Company on behalf of the Borrower) to which that Loan was made not later than the Specified Time.

(c)

If a Borrower (or the Company) fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will be the period specified in the applicable Reference Rate Terms.

(d)	Subject to this Clause 14, a Borrower (or the Company) may select an Interest Period:

(i)	with respect to a Term Rate Loan, of one, three or six months or, in relation to a Compounded Rate Loan, any period specified in the applicable Reference Rate Terms;

(ii)

of any duration so as to match a date on which a repayment or prepayment is to be made (or is anticipated to be made) in respect of a Facility (including a voluntary or mandatory prepayment, in whole or in part); or

(iii)	or any other period agreed between the Company and all the Lenders in relation to the relevant Loan.

(e)	An Interest Period for a Loan shall not extend beyond the Termination Date applicable to its Facility.

(f)	Each Interest Period for a Term Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

(g)	A Revolving Facility Loan has one Interest Period only.

(h)	No Interest Period shall be longer than six Months.

(i)

The length of an Interest Period of a Term Rate Loan shall not be affected by that Term Rate Loan becoming a “Compounded Rate Loan” for that Interest Period pursuant to Clause 13.1 (Calculation of interest – Term Rate Loans).

14.2	Non-Business Days

Any rules specified as “Business Day Conventions” in the applicable Reference Rate Terms for a Loan or Unpaid Sum shall apply to each Interest Period for that Loan or Unpaid Sum.

14.3	Consolidation and division of Term Loans

(a)	Subject to paragraph (b) below, if two or more Interest Periods:

(i)	relate to:

(A)	Capex/Acquisition Facility Loans made to the same Borrower; or

(B)	Incremental Facility Loans made under the same Incremental Facility; and

(ii)	end on the same date,

those Capex/Acquisition Facility Loans or, as the case may be, Incremental Facility Loans will, unless that Borrower (or the Company on its behalf) specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Capex/Acquisition Facility Loan or, as the case may be, a single Incremental Facility Loan, on the last day of the Interest Period.

(b)

Subject to Clause 4.4 (Maximum number of Loans), and Clause 5.3 (Currency and amount) if a Borrower (or the Company on its behalf) requests in a Selection Notice that a Capex/Acquisition Facility Loan or an Incremental Facility Loan be divided into two or more Capex/Acquisition Facility Loans or, as the case may be, Incremental Facility Loans, that Loan will, on the last day of its Interest Period, be so divided with Base Currency Amounts specified in that Selection Notice, having an aggregate Base Currency Amount equal to the Base Currency Amount of the Loan immediately before its division.

15.	CHANGES TO THE CALCULATION OF INTEREST

15.1	Interest calculation if no Primary Term Rate

(a)

Interpolated Primary Term Rate: If no Primary Term Rate is available for the Interest Period of a Term Rate Loan, the applicable Term Reference Rate shall be the Interpolated Primary Term Rate for a period equal in length to the Interest Period of that Loan.

(b)	Compounded Reference Rate or cost of funds: If paragraph (a) above applies but it is not possible to calculate the Interpolated Primary Term Rate then:

(i)

if “Compounded Reference Rate will apply as a fallback” is specified in the Reference Rate Terms for that Loan and there are Reference Rate Terms applicable to Compounded Rate Loans in the relevant currency:

(A)	there shall be no Term Reference Rate for that Loan for that Interest Period and Clause 13.1 (Calculation of interest – Term Rate Loans) will not apply to that Loan for that Interest Period; and

(B)	that Loan shall be a “Compounded Rate Loan” for that Interest Period and Clause 13.2 (Calculation of interest – Compounded Rate Loans) shall apply to that Loan for that Interest Period; and

(ii)	if:

(A)	“Compounded Reference Rate will not apply as a fallback” and

(B)	“Cost of funds will apply as a fallback”,

are specified in the Reference Rate Terms for that Loan, Clause 15.4 (Cost of funds) shall apply to that Loan for that Interest Period.

15.2	Interest calculation if no RFR or Central Bank Rate

If:

(a)

there is no applicable RFR or Central Bank Rate for the purposes of calculating the Daily Non-Cumulative Compounded RFR Rate for an RFR Banking Day during an Interest Period for a Compounded Rate Loan; and

(b)	“Cost of funds will apply as a fallback” is specified in the Reference Rate Terms for that Loan.

Clause 15.4 (Cost of funds) shall apply to that Loan for that Interest Period.

15.3	Market disruption

If:

(a)	a Market Disruption Rate is specified in the Reference Rate Terms for a Loan; and

(b)

before the Reporting Time for that Loan the Agent receives notifications from a Lender or Lenders (whose participations in that Loan exceed 40 per cent. of that Loan) that its cost of funds relating to its participation in that Loan would be in excess of that Market Disruption Rate, then Clause 15.4 (Cost of funds) shall apply to that Loan for that Interest Period.

15.4	Cost of funds

(a)

If this Clause 15.4 applies to a Loan for an Interest Period neither Clause 13.1 (Calculation of interest – Term Rate Loans) nor Clause 13.2 (Calculation of interest – Compounded Rate Loans) shall apply to that Loan for that Interest Period and the rate of interest on each Lender’s share of that Loan for that Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the applicable Margin; and

(ii)

the weighted average of the rates notified to the Agent by the Lenders as soon as practicable and in any event by the Reporting Time for that Loan, to be that which expresses as a percentage rate per annum its cost of funds relating to its participation in that Loan.

(b)

If this Clause 15.4 applies and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

(d)	If this Clause 15.4 applies pursuant to Clause 15.3 (Market disruption) and:

(i)	a Lender’s Funding Rate is less than the relevant Market Disruption Rate; or

(ii)	a Lender does not notify a rate to the Agent by the relevant Reporting Time,

(e)

that Lender’s cost of funds relating to its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be the Market Disruption Rate for that Loan.

15.5	Notification to Company

If Clause 15.4 (Cost of funds) applies the Agent shall, as soon as is practicable, notify the Company.

15.6	Break Costs

(a)

If an amount is specified as Break Costs in the Reference Rate Terms for a Loan or Unpaid Sum, each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs (if any) attributable to all or any part of that Loan or Unpaid Sum being paid by that Borrower on a day prior to the last day of an Interest Period for that Loan or Unpaid Sum.

(b)

Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in respect of which they become, or may become, payable.

16.	FEES

16.1	Commitment fee

(a)	The Company shall (or shall procure that a Borrower will) pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of:

(i)

35 per cent. of the Margin applicable to the Revolving Facility on that Lender’s Available Commitment under the Revolving Facility for the period starting on the Closing Date and ending on the last day of the Availability Period applicable to the Revolving Facility;

(ii)

35 per cent. of the Margin applicable to the Capex/Acquisition Facility on that Lender’s Available Commitment under the Capex/Acquisition Facility for the period starting on the earlier of (i) the date which is 50 days after the Closing Date and (ii) the first Utilisation Date under the Capex/Acquisition Facility (the “First CAF Commitment Fees Accrue Date”), and ending on the last day of the Availability Period applicable to the Capex/Acquisition Facility;

(iii)	in relation to the First Incremental Facility, in each case to the extent prior to the first Utilisation Date under the First Incremental Facility:

(A)	from and including the Effective Date to and including 30 days after the Effective Date, 0 per cent.;

(B)

following the date falling 30 days after the Effective Date (the “First Incremental Facility Commitment Fees Accrue Date”) up to and excluding the first Utilisation Date under the First Incremental Facility, 35 per cent. of the Margin applicable to the First Incremental Facility on that Lender’s Available Commitment under the First Incremental Facility; and

(C)

following the date falling 60 days after the Effective Date up to and excluding the first Utilisation Date under the First Incremental Facility, 50 per cent. of the Margin applicable to the First Incremental Facility on that Lender’s Available Commitment under the First Incremental Facility; and

(iv)

in relation to an Incremental Facility (other than any First Incremental Facility), the percentage rate per annum specified in the Incremental Facility Notice relating to that Incremental Facility on that Lender’s Available Commitment under that Incremental Facility for the Availability Period applicable to that Incremental Facility.

(b)

The accrued commitment fee is payable on each Quarter Date (or such other date as agreed between the Company and the Agent) which ends during the relevant period starting on: (1) in respect of the Revolving Facility, the Closing Date; (2) in respect of the Capex/Acquisition Facility, the First CAF Commitment Fees Accrue Date; and (3) in respect of the First Incremental Facility, the First Incremental Facility Commitment Fees Accrue Date (if such date is prior to the first Utilisation Date under the First Incremental Facility) and, in each case, ending on the last day of the relevant Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

(c)	No commitment fee is payable to the Agent (for the account of the relevant Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

(d)	For the avoidance of doubt, no commitment fee shall be payable in respect of an Incremental Facility until such time as there is an Incremental Facility Commitment.

16.2	Arrangement fee

The Company shall (or shall procure that a Borrower will) pay to the Arrangers an arrangement fee in the amount and at the times agreed in the relevant Fee Letters.

16.3	Agency fee

The Company shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

16.4	Security Agent fee

The Company shall pay to the Security Agent (for its own account) a security agency fee in the amount and at the times agreed in a Fee Letter.

16.5	Prepayment fee

(a)	In this Clause 16.5:

“Make Whole Amount” means, in respect of a Relevant Prepayment Amount, an amount equal to the amount of all interest which would otherwise have accrued in accordance with Clause 13 (Interest) on the Relevant Prepayment Amount for the period from the date of such prepayment to and including the date that is 12 Months after the first Utilisation of the First Incremental Facility (the “Last Day of the Non Call Period”), assuming:

(i)

in the case of a Term Rate Loan, the Term Reference Rate as at the date which is two Business Days prior to the date of such prepayment in respect of a period of three Months or such shorter period ending on the Last Day of the Non Call Period (such shorter period to be not less than one Month), but excluding any applicable Break Costs; or

(ii)	in the case of a Compounded Rate Loan, the Compounded Reference Rate is at the date which is five RFR Banking Days prior to the date of such prepayment.

“Prepayment Period” shall have the meaning given to it in paragraph (b) or (c) of this Clause 16.5, as the context requires.

“Relevant Prepayment” means a prepayment of all or any part of the First Incremental Facility Loan (GBP) or the First Incremental Facility Loan (USD) pursuant to (i) Clause 10.3 (Voluntary prepayment of Term Loans) or (ii) which is required to be prepaid following the occurrence of a Change of Control or a sale of all or substantially all of the assets of the Group (whether in a single transaction or a series of related transactions), in each case, in accordance with the provisions of Clause 11.1 (Exit).

“Relevant Prepayment Amount” shall have the meaning given to it in paragraph (b) or (c) of this Clause 16.5, as the context requires.

(b)

If, between the first Utilisation of the First Incremental Facility and the Last Day of the Non Call Period (such period constituting a “Prepayment Period”) there is a Relevant Prepayment (the amount of such Relevant Prepayment being the “Relevant Prepayment Amount”), that Relevant Prepayment may only be made if, in addition to all other sums required to be paid under this Agreement in connection with such Relevant Prepayment, the Company (or another Obligor) pays to the Agent (for the account of the First Incremental Facility Lenders) a prepayment fee in an amount equal to the greater of (i) the Make Whole Amount; and (ii) one per cent of the Relevant Prepayment Amount.

(c)

If, between the period from (and excluding) the Last Day of the Non Call Period to (and including) the date falling 18 Months after the first Utilisation of the First Incremental Facility (such period constituting a “Prepayment Period”) there is a Relevant Prepayment (the amount of such Relevant Prepayment being the “Relevant Prepayment Amount”), that Relevant Prepayment may only be made if, in addition to all other sums required to be paid under this Agreement in connection with such Relevant Prepayment, the Company (or another Obligor) pays to the Agent (for the account of the First Incremental Facility Lenders) a prepayment fee of one per cent of the Relevant Prepayment Amount.

(d)	No prepayment fee shall be payable in respect of any Relevant Prepayment made after the date falling 18 Months after the first Utilisation of the First Incremental Facility.

(e)

Notwithstanding the other provisions of this Clause 16.5, if the first Utilisation of the First Incremental Facility does not occur then none of the prepayment fees referred to in this Clause 16.5 shall be payable.

16.6	Interest, commission and fees on Ancillary Facilities

The rate and time of payment of interest, commission, fees and any other remuneration in respect of each Ancillary Facility shall be determined by agreement between the relevant Ancillary Lender and the Borrower of that Ancillary Facility based upon normal market rates and terms.

16.7	Non completion

Notwithstanding the other provisions of this Clause 16 or any Fee Letter, if the Closing Date does not occur then none of the fees referred to in this Clause 16 (other than reasonable and properly incurred agreed legal fees up to an agreed cap) shall be payable.

SECTION 5

ADDITIONAL PAYMENT OBLIGATIONS

17.	TAX GROSS UP AND INDEMNITIES

17.1	Definitions

In this Agreement:

“Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2 duly completed and filed by the relevant Borrower, which:

(a)

where it relates to a UK Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name in Part 2 of Schedule 1 (The Original Parties), and

(i)	where the Borrower is an Original Borrower, is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or

(ii)	where the Borrower is an Additional Borrower, is filed with HM Revenue & Customs within 30 days of the date on which that Borrower becomes an Additional Borrower; or

(b)

where it relates to a UK Treaty Lender that is not an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the documentation which it executes on becoming a Party as a Lender; and

(i)	where the Borrower is a Borrower as at the date on which that UK Treaty Lender becomes a Party as a Lender, is filed with HM Revenue & Customs within 30 days of that date; or

(ii)

where the Borrower is not a Borrower as at the date on which that UK Treaty Lender becomes a Party as a Lender, is filed with HM Revenue & Customs within 30 days of the date on which that Borrower becomes an Additional Borrower.

“Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 17.2 (Tax gross-up) or a payment under Clause 17.3 (Tax indemnity).

“UK Non-Bank Lender” means a Lender which gives a Tax Confirmation in the documentation which it executes on becoming a Party.

“UK Qualifying Lender” means:

(a)	a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(i)	a Lender:

(A)

which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or

(B)

in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance;

(ii)	a Lender which is:

(A)	a company resident in the United Kingdom for United Kingdom tax purposes;

(B)	a partnership each member of which is:

(1)	a company so resident in the United Kingdom; or

(2)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA;

(C)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company;

(iii)	a UK Treaty Lender; or

(b)	a Lender which is a building society (as defined for the purposes of section 880 of the ITA) making an advance under a Finance Document.

“UK Treaty Lender” means a Lender which:

(a)	is treated as a resident of a Treaty State for the purposes of the Treaty;

(b)	does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(c)

meets any other conditions which are required to be met by that Lender under the relevant Treaty for residents of the relevant Treaty State to benefit from full exemption from Tax imposed by the United Kingdom on interest except that for this purpose it shall be assumed that any necessary procedural formalities are satisfied; or

(d)	is a partnership, each member which:

(i)	is treated as a resident of a Treaty State for the purposes of the Treaty;

(ii)	does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(iii)

meets any other conditions which are required to be met by that Lender under the relevant Treaty for residents of the relevant Treaty State to benefit from full exemption from Tax imposed by the United Kingdom on interest except that for this purpose it shall be assumed that any necessary procedural formalities are satisfied.

“UK Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“US Person” means any person that is a “United States person” as defined in Section 7701(a)(30) of the Code, as amended, and includes an entity disregarded as being an entity separate from its owner for US federal income tax purposes if such owner is a “United States person”.

“US Qualifying Lender” means, in respect of a payment by or in respect of a US Borrower:

(a)	a Lender that is a US Person;

(b)

a Lender that for US federal income tax purposes conducts a trade or business in the United States with which that Lender’s participation in the Loan is effectively connected (and if required by an applicable US Treaty is attributable to a permanent establishment or fixed place of business in the United States);

(c)

a Lender that (i) is not a bank within the meaning of section 881(c)(3)(A) of the Code, (ii) is not a 10-percent shareholder of such US Borrower within the meaning of section 881(c)(3)(B) of the Code, and (iii) is not a controlled foreign corporation related to such US Borrower as described in section 881(c)(3)(C) of the Code; or

(d)	a US Treaty Lender,

in each case, that is able to receive such payments in respect of a Facility from the relevant Borrower without a Tax Deduction imposed by the United States.

“US Tax Form” means, as applicable:

(a)	an IRS Form W-8BEN or W-8BEN-E, as applicable, that either:

(i)

includes a claim for an exemption from US withholding tax under an applicable income tax treaty, with Part II of such IRS Form W-8BEN (or Part III of such IRS Form W-8BEN-E, as applicable) completed; or

(ii)	if such claim for exemption is based on the “portfolio interest exemption” is accompanied by a certificate representing that such Lender is not:

(A)	a “bank” within the meaning of Section 881(c)(3)(A) of the Code;

(B)	a “10 percent shareholder” of the relevant Obligor within the meaning of Section 881(c)(3)(B) of the Code;

(C)	a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code; or

(D)	conducting a trade or business in the United States with which the relevant interest payments are effectively connected;

(b)	IRS Form W-8ECI;

(c)	IRS Form W-8EXP;

(d)	IRS Form W-9; or

(e)

any other form establishing an exemption from withholding of US federal income tax on payments to that person under this Agreement, which, in each case, may be provided under cover of, if required to establish such an exemption, an IRS Form W-8IMY and the certificate described in paragraph (a)(ii) above in respect of its beneficial owners, if applicable.

“US Treaty Lender” means a Lender which:

(a)	is treated as a resident of a US Treaty State for the purposes of the relevant US Treaty;

(b)	does not carry on a business in the United States through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(c)

fulfils any other conditions which must be fulfilled under the relevant US Treaty for residents of the relevant US Treaty State to obtain full exemption from Tax imposed by the United States on interest, subject to the completion of any necessary procedural formalities; or

(d)	is a partnership, each member of which:

(i)	is treated as a resident of a US Treaty State for the purposes of the relevant US Treaty;

(ii)	does not carry on a business in the United States through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(iii)

fulfils any other conditions which must be fulfilled under the relevant US Treaty for residents of the relevant US Treaty State to obtain full exemption from Tax imposed by the United States on interest, subject to the completion of any necessary procedural formalities

“US Treaty State” means a jurisdiction having a double taxation agreement (a “US Treaty”) with the United States which makes provision for full exemption from tax imposed by the United States on interest.

Unless a contrary indication appears, in this Clause 17 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination acting reasonably and in good faith.

17.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)

The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall promptly notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall promptly notify the Company and that Obligor.

(c)

If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:

(i)

the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a UK Qualifying Lender, but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(ii)	the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of “UK Qualifying Lender” and:

(A)

an officer of HM Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the Obligor making the payment or from the Company a certified copy of that Direction; and

(B)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(iii)	the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of “UK Qualifying Lender” and:

(A)	the relevant Lender has not given a Tax Confirmation to the Company; and

(B)

the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Company, on the basis that the Tax Confirmation would have enabled the Company to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(iv)

the relevant Lender is a UK Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraphs (g) or (h) below.

(e)

If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)

Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g)

(i)

Subject to paragraph (ii) below, a UK Treaty Lender and each Obligor which makes a payment to which that UK Treaty Lender is entitled shall co-operate in promptly completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(ii)

(A)

A UK Treaty Lender which is an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Part 2 of Schedule 1 (The Original Parties); and

(B)

a UK Treaty Lender which becomes a Party after the date the Agreement is entered into and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the documentation which it executes on becoming a Party as a Lender, and, having done so, that Lender shall be under no obligation pursuant to paragraph (g)(i) above.

(h)	If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (g)(ii) above and:

(i)	a Borrower making a payment to that Lender has not made a Borrower DTTP Filing in respect of that Lender; or

(ii)	a Borrower making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but:

(A)	that Borrower DTTP Filing has been rejected by HM Revenue & Customs; or

(B)	HM Revenue & Customs has not given the Borrower authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing; or

(C)	HM Revenue & Customs has given the Borrower authority to make payments to that Lender without a Tax Deduction but such authority has subsequently been revoked or expired,

and in each case, the Borrower has notified that Lender in writing, that Lender and the Borrower shall co-operate in completing any additional procedural formalities necessary for that Borrower to obtain authorisation to make that payment without a Tax Deduction.

(i)

If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (g)(ii) above, no Obligor shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Loan unless the Lender otherwise agrees.

(j)	A Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Agent for delivery to the relevant Lender.

(k)	A UK Non-Bank Lender which is an Original Lender gives a Tax Confirmation to the Company by entering into this Agreement.

(l)	A UK Non-Bank Lender shall promptly notify the Company and the Agent if there is any change in the position from that set out in the Tax Confirmation.

(m)	Each Lender confirms to the Obligors that as at the date upon which it becomes a Lender it is a UK Qualifying Lender.

(n)	A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by the US, if on the date on which the payment falls due:

(i)

the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a US Qualifying Lender, but on that date that Lender is not or has ceased to be a US Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in of (or in the interpretation, administration, or application of) any law or US Treaty or any published practice or published concession of any relevant taxing authority; or

(ii)	the Taxes are attributable to a Lender’s failure to comply with its obligations under paragraph (o) below;

(iii)

the Taxes are imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed as a result of such relevant Lender being organized under the laws of, or having its principal office or, its applicable lending office located in, the jurisdiction imposing such Taxes (or any political subdivision thereof) or are imposed as a result of any other connection with the jurisdiction imposing such Taxes;

(iv)

the Taxes are US federal withholding Taxes imposed on amounts payable to or for the account of the relevant Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in the Loan or Commitment (B) such Lender changes its lending office; or

(v)	such Taxes are imposed under FATCA.

(o)

On or prior to the date on which a Lender becomes a party to this Agreement (and from time to time thereafter (A) upon the request of the Obligors’ Agent, any US Borrower or the Agent or (B) on or before the expiration, obsolescence or invalidity of any previously delivered US Tax Form), such Lender shall provide to the Obligors’ Agent, each US Borrower and the Agent, properly completed copies of each applicable US Tax Form, provided that no Finance Party shall be required to submit any US Tax Form if that Finance Party is not legally eligible to do so.

(p)

The Agent (including any successor Agent) hereby assumes primary withholding responsibility under Chapters 3 and 4 of the Code and primary IRS Form 1099 and Form 1042-S reporting and backup withholding responsibility with respect to payments it receives on account of any Lender. In furtherance of the foregoing, (A) if the Agent is a US Person, it shall deliver to the US Borrowers and the Obligors’ Agent two properly completed and duly signed original copies of IRS Form W-9 certifying that it is exempt from US federal backup withholding and (B) if the Agent is not a US Person, it shall deliver to the US Borrowers and the Obligors’ Agent two properly completed and duly signed copies of IRS Form W-8ECI or IRS Form W-8BEN-E, as applicable, with respect to fees received on its own behalf and, with respect to payments received on account of any Lender, two properly completed and duly signed copies of IRS Form W-8IMY (or successor form) certifying that the Agent is either (1) a “qualified intermediary” assuming primary withholding responsibility under Chapters 3 and 4 of the Code and primary IRS Form 1099 reporting and backup withholding responsibility for payments it receives for the accounts of others, or (2) a 122 “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of a trade or business in the United States, and in the case of each of clauses (1) and (2), that the Agent is using such form as evidence of its agreement with the US Obligors to be treated as a US Person with respect to such payments (and the US Obligors and the Agent agree to so treat the Agent as a US Person with respect to such payments as contemplated by US Treasury Regulations Section 1.1441-1(b)(2)(iv)(A)), with the effect that the US Obligors can make payments to the Agent without deduction or withholding of any taxes imposed by the United States.

17.3	Tax indemnity

(a)

The Company shall (within three Business Days of a demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party reasonably determines will be or has been suffered (directly or indirectly) for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)

under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction; or

(C)

imposed as a result of a present or former connection with the jurisdiction imposing such Taxes (other than connections arising from such Finance Party’s having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Finance Document, or sold or assigned an interest in any Loan or Finance Document), to the extent that Tax is imposed on or calculated by reference to the net income (however denominated) or net profits received or receivable (but not any sum deemed to be received or receivable) by that Finance Party or is a franchise Tax or branch profits Tax; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 17.2 (Tax gross-up); or

(B)

would have been compensated for by an increased payment under Clause 17.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) or paragraph (n) of Clause 17.2 (Tax gross-up) applied; or

(C)	relates to a FATCA Deduction required to be made by a Party; or

(D)	is suffered or incurred with respect to any Bank Levy;

(E)	is a liability to stamp duty or stamp duty reserve tax which is dealt with pursuant to Clause 17.6 (Stamp taxes); or

(F)	relates to a VAT liability which is dealt with pursuant to Clause 17.7 (Value Added Tax).

(c)

A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall promptly notify the Company.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 17.3, notify the Agent.

17.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party (acting reasonably) determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)

that Finance Party has obtained and utilised that Tax Credit, the Finance Party (acting reasonably) shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

17.5	Lender status confirmation

Each Lender which is not an Original Lender shall confirm, in the documentation which it executes on becoming a Party, and for the benefit of the Agent and each Obligor, which of the following categories it falls in:

(a)	in respect of a UK Borrower:

(i)	not a UK Qualifying Lender;

(ii)	a UK Qualifying Lender (other than a UK Treaty Lender); or

(iii)	a UK Treaty Lender; or

(b)	in respect of a US Borrower:

(i)	not a US Qualifying Lender;

(ii)	a US Qualifying Lender (other than a US Treaty Lender); or

(iii)	a US Treaty Lender.

If such a Lender fails to confirm its status in accordance with this Clause 17.5 then that Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a UK Qualifying Lender or a US Qualifying Lender, as applicable, until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Company). For the avoidance of doubt, the documentation which a Lender executes on becoming a Party shall not be invalidated by any failure of a Lender to comply with this Clause 17.5.

17.6	Stamp taxes

The Company shall pay and, within three Business Days of a demand, indemnify (or shall procure that a Borrower shall pay and indemnify) each Secured Party against any cost, loss or liability that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document (save for any stamp duty or, registration and other similar Taxes payable in respect of an assignment or transfer in whole or in part of a Lender’s interests in respect of any Finance Document except (1) where such transfer or assignment is made pursuant to Clause 20 (Mitigation by the Lenders) or (2) at the request of the Company (or any other member of the Group) (other than in connection with Clause 40.10 (Replacement of a Defaulting Lender))).

17.7	Value Added Tax

(a)

All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)

If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)

(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (b)(i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)

(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)

Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)

Any reference in this Clause 17.7 to any Party shall, at any time when such Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994).

(e)

In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

17.8	FATCA information

(a)	Subject to paragraph (c) below, each Party shall, within 10 Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)

Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)	If a Borrower is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within 10 Business Days of:

(i)	where an Original Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(ii)	where a Borrower is a US Tax Obligor on a date on which any other Lender becomes a Party as a Lender, that date;

(iii)	the date a new US Tax Obligor accedes as a Borrower; or

(iv)	where a Borrower is not a US Tax Obligor, the date of a request from the Agent,

supply to the Agent:

(A)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

(B)	any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)	The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the relevant Borrower.

(g)

If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Borrower.

(h)

The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Agent shall not be liable for any action taken by it under or in connection with paragraph (e), (f) or (g) above.

17.9	FATCA Deduction

(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Agent and the Agent shall notify the other Finance Parties.

18.	INCREASED COSTS

18.1	Increased Costs

(a)

Subject to Clause 18.3 (Exceptions) the Company shall (or shall procure that another Obligor will), within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation after the date of this Agreement; or

(ii)	compliance with any law or regulation made after the date of this Agreement; or

(iii)

the implementation or application of or compliance with Basel III, CRD IV or CRD V or any other law or regulation which implements Basel III, CRD IV or CRD V (whether such implementation, application or compliance is by a government, regulator, that Finance Party or any of its Affiliates).

(b)	In this Agreement:

“Basel III” means:

(a)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated from time to time;

(b)

the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and/or

(c)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“CRD IV” means EU CRD IV and UK CRD IV.

“CRD V” means EU CRD V and UK CRD V.

“EU CRD IV” means:

(a)	Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(b)

Directive 2013/36/EU of the European Parliament and the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms.

“EU CRD V” means:

(a)

Regulation (EU) 2019/876 of the European Parliament and of the Council of 20 May 2019 amending Regulation (EU) No 575/2013 as regards the leverage ratio, the net stable funding ratio, requirements for own funds and eligible liabilities, counterparty credit risk, market risk, exposures to central counterparties, exposures to collective investment undertakings, large exposures, reporting and disclosure requirements; and

(b)

Regulation (EU) No 648/2012 and Directive (EU) 2019/878 of the European Parliament and of the Council of 20 May 2019 amending Directive 2013/36/EU as regards exempted entities, financial holding companies, mixed financial holding companies, remuneration, supervisory measures and powers and capital conservation measures.

“UK CRD IV” means:

(a)

Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 as it forms part of domestic law of the United Kingdom by virtue of EUWA 2018;

(b)

the law of the United Kingdom or any part of it, which immediately before IP completion day implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms; and

(c)	direct EU legislation (as defined in EUWA 2018), which immediately before IP completion day implemented EU CRD IV as it forms part of domestic law of the United Kingdom by virtue of EUWA 2018.

“UK CRD V” means:

(a)

Regulation (EU) 2019/876 of the European Parliament and of the Council of 20 May 2019 amending Regulation (EU) No 575/2013 as regards the leverage ratio, the net stable funding ratio, requirements for own funds and eligible liabilities, counterparty credit risk, market risk, exposures to central counterparties, exposures to collective investment undertakings, large exposures, reporting and disclosure requirements as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act;

(b)

Regulation (EU) No 648/2012 and Directive (EU) 2019/878 of the European Parliament and of the Council of 20 May 2019 amending Directive 2013/36/EU as regards exempted entities, financial holding companies, mixed financial holding companies, remuneration, supervisory measures and powers and capital conservation measures as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act; and

(c)

direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented EU CRD V as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act.

“Increased Costs” means:

(a)	a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(b)	an additional or increased cost; or

(c)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or an Ancillary Commitment or funding or performing its obligations under any Finance Document.

18.2	Increased Cost claims

(a)

A Finance Party intending to make a claim pursuant to Clause 18.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

(b)

Each Finance Party shall, promptly after a demand by the Agent (which the Agent shall make promptly after the Company’s request), provide a certificate (giving reasonable details of the circumstances giving rise to such claim and the calculation of the Increased Cost, provided that it does not extend to information and detail that any Finance Party is not able to disclose due to obligations of confidentiality, regulatory or other legal restrictions) confirming the amount and the method of calculation of its Increased Costs, a copy of which shall be provided to the Company.

18.3	Exceptions

(a)	Clause 18.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	attributable to a FATCA Deduction required to be made by a Party;

(iii)

compensated for by Clause 17.3 (Tax indemnity) (or would have been compensated for under Clause 17.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in Clause 17.3 (Tax indemnity) applied);

(iv)	the subject of Clause 17.6 (Stamp taxes) or 17.7 (Value Added Tax) respectively);

(v)	attributable to any Bank Levy;

(vi)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation;

(vii)

attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement

(“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates), which for the avoidance of doubt shall not include any changes pursuant to Basel III;

(viii)

attributable to the implementation or application of, or compliance with, Basel III or CRD IV or CRD V or any other law or regulation which implements Basel III or CRD IV or CRD V, in each case to the extent that the relevant Finance Party would reasonably be able to calculate the relevant Increased Cost with sufficient accuracy as at the date of this Agreement or, if later, the date it became a Finance Party; or

(ix)

arising as a result of any transfer, assignment or sub-participation contemplated by Clause 28 (Changes to the Lenders) made at the request of the Company (or any other member of the Group) (other than in connection with Clause 40.8 (Replacement of Lender) and 40.10 (Replacement of a Defaulting Lender)).

(b)	In this Clause 18.3 reference to a “Tax Deduction” has the same meaning given to the term in Clause 17.1 (Definitions).

19.	OTHER INDEMNITIES

19.1	Currency indemnity

(a)

If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

19.2	Other indemnities

(a)

The Company shall (or shall procure that an Obligor will), within three Business Days of demand (which demand shall be accompanied by reasonable calculations or details of the amount demanded, subject to obligations of confidentiality, regulatory or other legal restrictions) indemnify the Arrangers and each other Secured Party against any cost, loss or liability incurred by it as a result of:

(i)	the occurrence of any Event of Default;

(ii)

a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 33 (Sharing among the Finance Parties);

(iii)

funding, or making arrangements to fund, its participation in a Loan requested by the Company or a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(iv)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company.

(b)

The Company shall (or shall procure that an Obligor will) within five Business Days after demand indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate, against any third party cost, loss or liability reasonably incurred by that Finance Party or its Affiliate (or officer or employee of that Finance Party or Affiliate) in connection with or arising out of the Refinancing or the funding of the Refinancing (including but not limited to those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning the Refinancing), unless such loss or liability is caused by the gross negligence or wilful misconduct of, or (other than in respect of the Agent or the Security Agent as at the date of this Agreement) breach of contract by of that Finance Party or its Affiliate (or employee or officer of that Finance Party or Affiliate). Any Affiliate or any officer or employee of a Finance Party or its Affiliate may rely on this Clause 19.2 subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

19.3	Indemnity to the Agent

The Company shall (or shall procure that an Obligor will) within five Business Days of demand indemnify the Agent against:

(a)	any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(i)	investigating any event which it reasonably believes is an Event of Default;

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and

(b)

any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct or breach of contract) (or, in the case of any cost, loss or liability pursuant to Clause 34.12 (Disruption to payment systems etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents.

19.4	Indemnity to the Security Agent

(a)

Each Obligor jointly and severally shall within five Business Days of demand indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

(i)	any failure by the Company to comply with its obligations under Clause 21 (Costs and expenses);

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)	the taking, holding, protection or enforcement of the Transaction Security;

(iv)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

(v)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

(vi)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; or

(vii)

acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Charged Property (otherwise, in each case, than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct or breach of contract.

(b)

Each Obligor expressly acknowledges and agrees that the continuation of its indemnity obligations under this Clause 19.4 will not be prejudiced by any release or disposal under clause 14 (Distressed Disposals and Appropriation) of the Intercreditor Agreement taking into account the operation of that clause.

(c)

The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 19.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

20.	MITIGATION BY THE LENDERS

20.1	Mitigation

(a)

Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any Facility ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 10.1 (Illegality), Clause 17 (Tax gross up and indemnities) or Clause 18 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

20.2	Limitation of liability

(a)

The Company shall promptly after a demand indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 20.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 20.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

21.	COSTS AND EXPENSES

21.1	Transaction expenses

(a)

The Company shall (or shall procure that another Obligor will), within five Business Days of demand, pay the Agent, the Arrangers and the Security Agent the amount of all reasonable costs and expenses (including, subject to any agreed cap, legal fees) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution and perfection of:

(i)	this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(ii)	any other Finance Documents executed after the date of this Agreement.

(b)	No costs or expenses shall be payable under this Agreement, other than reasonable and properly incurred agreed legal fees up to an agreed cap, unless and until the Closing Date occurs.

21.2	Amendment costs

If:

(a)	an Obligor requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to Clause 34.11 (Change of currency),

the Company shall (or shall procure that another Obligor will), within three Business Days after demand, reimburse each of the Agent and the Security Agent for the amount of all reasonable costs and expenses (including, subject to any agreed cap, legal fees) reasonably incurred by the Agent and the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

21.3	Enforcement and preservation costs

The Company shall (or shall procure that another Obligor will), within three Business Days of demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights save for any proceedings arising from the Security Agent’s gross negligence or wilful misconduct.

SECTION 6

GUARANTEE

22.	GUARANTEE AND INDEMNITY

22.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor’s obligations under the Finance Documents;

(b)

undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)

agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 22 if the amount claimed had been recoverable on the basis of a guarantee.

22.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

22.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 22 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

22.4	Waiver of defences

The obligations of each Guarantor under this Clause 22 will not be affected by an act, omission, matter or thing which, but for this Clause 22, would reduce, release or prejudice any of its obligations under this Clause 22 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor (other than an express release of the relevant Guarantor itself) or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

22.5	Guarantor intent

Without prejudice to the generality of Clause 22.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

22.6	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 22. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

22.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 22.

22.8	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 22:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)

to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 22.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for or on behalf of the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 34 (Payment mechanics).

22.9	Release of Guarantors’ right of contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)

that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)

any other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

22.10	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party or any decrease in value of such guarantee or security.

22.11	Guarantee limitations

This guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006 or any equivalent and applicable provisions under the laws of the Original Jurisdiction of the relevant Guarantor and, with respect to any Additional Guarantor, is subject to any limitations set out in the Accession Deed applicable to such Additional Guarantor.

22.12	US Guarantors

(a)	Each Guarantor affirms that its obligations and indemnity under this Clause 22 include Post-Petition Interest.

(b)

Notwithstanding any provision of the guarantee in this Clause 22 to the contrary, it is intended that the obligations under this guarantee of any US Guarantor shall not constitute a guarantee of Excluded Swap Obligations (as defined below).

(c)

If any obligations of any US Guarantor under this Clause 22 to the Finance Parties are or could be avoided or subject to avoidance as a Fraudulent Conveyance, the obligations of such US Guarantor under this guarantee shall be limited and shall not exceed the maximum amount as will result in the obligations of such US Guarantor under this Clause 22 not constituting a Fraudulent Conveyance.

(d)

Notwithstanding any term or provision of this Agreement or any other Finance Document, no direct or indirect CFC Subsidiary shall guarantee the obligations of, or pledge any of its assets as security for the obligations of, any US Borrower, and no more than 65% of the total voting power of all classes of stock of each such CFC Subsidiary that are entitled to vote shall be pledged as security for the obligations of any US Borrower.

(e)

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honour all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Clause 22.12(e) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this clause 21.12(e), or otherwise under this Agreement, a Fraudulent Conveyance, and not for any greater amount). Each Qualified ECP Guarantor intends that this Clause

22.12(e) constitute, and this clause 22.12(e) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of section 1a(18)(A)(v)(II) of the US Commodity Exchange Act. The obligations of the Obligors under the guarantee set out in this Clause 22 shall not include any Excluded Swap Obligations, and no Guarantor may claim any contribution from any other Guarantor of any other Obligor’s obligations under the Finance Documents in respect of Excluded Swap Obligations.

(f)

Each US Guarantor (a) acknowledges that the Finance Parties would not have made any Loan to any Borrower and will not continue to make any Loan to any Borrower but for this guarantee; (b) warrants that each US Guarantor has given the guarantee to induce the Finance Parties to make and to continue to make Loans to Borrowers; (c) agrees that the Finance Parties may rely on this guarantee in continuing to make any Loan to any Borrower without notice to any US Guarantor; (d) warrants that each US.

(g)

Guarantor has received good and valuable consideration for this guarantee; (e) waives acceptance of this guarantee; (f) warrants that each US Guarantor has not given this guarantee in reliance upon the existence of any security; (g) acknowledges receipt of notice of any Loans to the Borrowers before this date; (h) waives notice of any Loans made to any Borrower after this date; (i) waives protest and any other notice of failure to pay the amounts due under any Finance Document or to perform any agreement relating to any Loan; U) acknowledges that each US Guarantor has read this guarantee and all other documents in connection with this guarantee; and (k) acknowledges that each US Guarantor understands and agrees to the relevant US Guarantor’s obligations under the guarantee. The foregoing waivers apply irrespective of any law or any provision of a Finance Document to the contrary.

(h)

In addition to the other guarantee limitations set forth in this Clause 22.12 as of any date of determination, the maximum liability of each US Obligor shall not exceed the maximum amount of liability which could be asserted against the US Obligor hereunder (subject to any rights of contribution or indemnification from or by any other Obligor) without:

(i)

rendering such US Obligor “insolvent” within the meaning of Section 101(32) of the US Bankruptcy Law, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”);

(ii)	leaving such US Obligor with unreasonably small capital or assets, within the meaning of Section 548 of the US Bankruptcy Law, Section 4 of the UFTA or Section 5 of the UFCA; or

(iii)

leaving such Obligor unable to pay its debts as they become due within the meaning of Section 548 of the US Bankruptcy Law, Section 4 of the UFTA or Section 5 of the UFCA (provided that this guarantee limitation shall not affect any US Obligor’s several liability for the entire amount of the obligations under the Finance Documents (up to such maximum liability).

(i)	For the purposes of this Clause 22.12:

(i)

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guaranty hereunder of the Guarantor of, or the grant by the Guarantor of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the US Commodity Exchange Act or any rule, regulation or order of the US Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the US Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty hereunder or security interest is or becomes illegal;

(ii)

“Fraudulent Conveyance” means a fraudulent conveyance under section 548 of the US Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provision of any applicable fraudulent conveyance, fraudulent transfer or similar law of any state or other governmental unit of the United States of America, as in effect from time to time, including, without limitation, the Uniform Fraudulent Transfer Act as adopted by any such state;

(iii)

“Post-Petition Interest” means interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding;

(iv)

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the US Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the US Commodity Exchange Act;

(v)

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the US Commodity Exchange Act;

(vi)	“US Bankruptcy Code” means the United States Bankruptcy Code of 1978 (11 U.S.C. § 101 et seq.), as amended from time to time; and

(vii)	“US Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C.§ 1 et seq.), as amended from time to time, and any successor statute.

22.13	Danish Guarantors

(a)

Notwithstanding any provisions to the contrary in this Agreement, particular this Clause 22, the Intercreditor Agreement or in any other Finance Document, any guarantee, indemnity and other obligations (as well as any security created in relation thereto) of a Danish Guarantor and, in case of sub-paragraph (i) below only, any Danish Guarantor and any Subsidiary (whether Danish or non-Danish) of a Danish Guarantor, expressed to be assumed pursuant to this Agreement, particular this Clause 22, the Intercreditor Agreement or in any other Finance Document:

(i)

shall be deemed not to be assumed (and any security created in relation thereto shall be limited) to the extent that the same would constitute unlawful financial assistance, including (without limitation) within the meaning of Sections 206 and 210 of the Danish Companies Act (Da: Selskabsloven) as amended from time to time; and

(ii)

shall, in relation to obligations not incurred as a result of borrowings under this Agreement, the Intercreditor Agreement or any other Finance Document by the Danish Guarantor or by a direct or indirect Subsidiary of the Danish Guarantor, further be limited to an amount equivalent to the higher of:

(A)	the equity of the Danish Guarantor at the date of this Agreement; and

(B)

the equity of the Danish Guarantor at the date (i) the Danish Guarantor is requested to make a payment under this Agreement, the Intercreditor Agreement or any other Finance Document and in particular this Clause 22, or (ii) of enforcement of security granted by the Danish Guarantor (as applicable);

in each case calculated in accordance with the Danish Guarantor’s Accounting Principles at the relevant time (including, if applied by the Danish Guarantor, IFRS), however, adjusted by adding back obligations (in the amounts outstanding at the time when a claim for payment is made) of the Danish Guarantor in respect of any intercompany loan owing by the Danish Guarantor to a Borrower and originally borrowed by that Borrower under this Agreement, the Intercreditor Agreement or any other Finance Document and on-lent by that Borrower to the Danish Guarantor provided always that any payment made by the Danish Guarantor under this Clause 22 of in respect of such obligations of the Danish Guarantor shall reduce pro tanto the outstanding amount of the intercompany loan owing by the Danish Guarantor.

(b)

The above limitations shall apply to any security by guarantee, indemnity, collateral or otherwise and to subordination of rights and claims, subordination or turn over of rights of recourse, application of proceeds and any other means of direct and indirect financial assistance.

SECTION 7

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

23.	REPRESENTATIONS

23.1	General

Each Obligor makes the representations and warranties set out in this Clause 23 to each Finance Party.

23.2	Status

(a)	It is a limited liability corporation (or, the case of each US Obligor, a corporation), duly incorporated and validly existing under the law of its Original Jurisdiction.

(b)

Each of its Subsidiaries is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation or, in the case of each of the Subsidiaries of each of the US Obligors, is a corporation or limited liability company, as the case may be, duly incorporated or organized and validly existing under the law of its jurisdiction of incorporation or formation.

(c)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

23.3	Binding obligations

Subject to the Legal Reservations and the Perfection Requirements:

(a)	the obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations; and

(b)

(without limiting the generality of paragraph (a) above), each Transaction Security Document to which it is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

23.4	Non-conflict with other obligations

Subject to the Legal Reservations, the entry into and performance by it of, and the transactions contemplated by, the Transaction Documents to which it is a party and the granting of the Transaction Security pursuant to the Agreed Security Principles do not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)

any agreement or instrument binding upon it or any member of the Group or any of its or any member of the Group’s assets or constitute a default or termination event (however described) under any such agreement or instrument, in each case to the extent such conflict has or is reasonably likely to have a Material Adverse Effect.

23.5	Power and authority

(a)

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is a party and the transactions contemplated by those Transaction Documents.

(b)	No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.

23.6	Validity and admissibility in evidence

(a)	Subject to the Legal Reservations and the Perfection Requirements, all Authorisations required:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(ii)	to make the Finance Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect except any Authorisation referred to in Clause 23.9 (No filing or stamp taxes), which Authorisation will be promptly obtained or effected after the later of the Closing Date and, in the case of any Additional Obligor, the date on which such Additional Obligor accedes to this Agreement as an Obligor or, subject to the Agreed Security Principles and the Perfection Requirements, will have been obtained or effected or will be in full force and effect when required.

(b)

All Authorisations necessary for the conduct of its business, trade and ordinary activities and that of each Material Company have been obtained or effected and are in full force and effect if failure to obtain or effect those Authorisations has or is reasonably likely to have a Material Adverse Effect.

23.7	Governing law and enforcement

Subject to the Legal Reservations and the Perfection Requirements:

(a)	the choice of governing law of the Finance Documents to which it is a party will be recognised and enforced in its Relevant Jurisdictions; and

(b)

any judgment obtained in relation to a Finance Document to which it is a party in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions.

23.8	Insolvency

(a)	No:

(i)	corporate action, legal proceeding or other formal procedure or step described in paragraph (a) of Clause 27.7 (Insolvency proceedings); or

(ii)	creditors’ process described in Clause 27.8 (Creditors’ process),

has been taken or, to the knowledge of the Company, been taken or threatened in writing (and is, in each case, outstanding) in relation to any Obligor or any Material Company and none of the circumstances described in Clause 27.6 (Insolvency) applies to any Obligor or Material Company.

(b)

With respect to each US Obligor (i) the present fair saleable value of the property and assets of such U.S. Obligor exceeds the debts and liabilities, including contingent liabilities, of such US Obligor; (ii) the present fair saleable value of the property and assets of such US Obligor is greater than the amount that will be required to pay the probable liability of such US Obligor on its debts and other liabilities, including contingent liabilities, as such debts and other liabilities become absolute and matured; (iii) such US Obligor does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts and liabilities, including contingent liabilities, beyond its ability to pay such debts and liabilities as they become absolute and matured; and (iv) such US Obligor does not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. For purposes of this Clause 23.8(b), the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

23.9	No filing or stamp taxes

Under the laws of its Relevant Jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp duty, registration, notarial or other similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except for:

(a)	the Perfection Requirements and payment of associated fees;

(b)	filings of UCC-1 financing statements with respect to the US Obligors; and

(c)	as contemplated by any Transaction Security Document;

which will, in the case of the Perfection Requirements (other than any Perfection Requirements which the Lenders or their counsel have agreed are not required to be effected) and related fees, be made and paid promptly after the date of the relevant Finance Document.

23.10	Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to a Lender which is:

(a)	a UK Qualifying Lender:

(i)	falling within paragraph (a)(i) of the definition of “UK Qualifying Lender”; or

(ii)	except where a Direction has been given under section 931 of the ITA in relation to the payment concerned, falling within paragraph (a)(ii) of the definition of “UK Qualifying Lender”; or

(iii)	falling within paragraph (b) of the definition of “UK Qualifying Lender”; or

(iv)	a QPP Lender; or

(b)

a UK Treaty Lender and the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488).

23.11	No default

(a)

No Event of Default and, on the date of this Agreement and the Closing Date, no Default is continuing or is reasonably likely to result from the making of any Loan or the entry into, the performance of, or any transaction contemplated by, any Finance Document.

(b)

No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which, in each case, has or is reasonably likely to have a Material Adverse Effect.

23.12	No misleading information

To the best of the knowledge and belief of the Senior Management (having made due and careful enquiry):

(a)

any material factual written information (other than information of a generic economic nature not specific to the Group) contained in the Information Package was true and accurate in all material respects as at the date of the relevant report or document containing the information or (as the case may be) as at the date the information is expressed to be given;

(b)

the Base Case Model has been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements and the financial projections contained in the Base Case Model have been prepared on the basis of recent historical information and on the basis of assumptions the Company considered at the time they were prepared to be reasonable and fair (as at the date of the relevant report or document containing the projection or forecast) and have been has been approved by the board of directors of the Company;

(c)

any financial projection or forecast contained in the Information Package has been prepared on the basis of recent historical information and on the basis of reasonable assumptions and was fair (in each case as at the date of the relevant report or document containing the projection or forecast) and arrived at after careful consideration;

(d)

the expressions of opinion or intention provided in writing by or on behalf of an Obligor for the purposes of the Information Package were made after careful consideration and (in each case, as at the date of the relevant report or document containing the expression of opinion or intention) were fair and based on reasonable grounds;

(e)

no event or circumstance has occurred or arisen and no information has been omitted from the Information Package and no information has been given or withheld that results in the material information, opinions, intentions, forecasts or projections contained in the Information Package being untrue or misleading in any material respect;

(f)

all material written information provided to a Finance Party by or on behalf of the Company or the Group in connection with the Refinancing on or before the date of this Agreement and not superseded before that date is accurate and not misleading in any material respect;

(g)

all projections provided to any Finance Party on or before the date of this Agreement have been prepared in good faith on the basis of assumptions which were reasonable at the time at which they were prepared and supplied; and

(h)

all other material written information provided under or in connection with the Finance Documents by any member of the Group to a Finance Party was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any material respect as at such date.

23.13	Original Financial Statements

(a)	Its Original Financial Statements were prepared in accordance with the Accounting Principles applicable at the date as of which such statements were prepared consistently applied; and

(b)

Its audited Original Financial Statements give a true and fair view of its consolidated (or unconsolidated, as applicable) financial condition as at the end of, and consolidated (or unconsolidated, as applicable) results of operations for, the period to which they relate.

(c)

Its unaudited Original Financial Statements fairly present its consolidated (or unconsolidated, as applicable) financial condition as at the end of, and, and consolidated (or unconsolidated, as applicable) result of operations for, the period to which they relate.

(d)

There has been no material adverse change in its assets, business or financial condition (or the consolidated assets, business or financial condition of the Group, in the case of the Company) since the date of the Original Financial Statements.

(e)	The Original Financial Statements of the Company do not consolidate the results, assets or liabilities of any person or business which does not form part of the Group.

(f)

Its most recent financial statements delivered pursuant to Clause 24.2 (Financial statements) (taking into account any reconciliation delivered together with such statements in accordance with such clause):

(i)

have been prepared in accordance with the Accounting Principles as applied to the Base Case Model or are accompanied by a reconciliation to reflect the Accounting Principles upon which the Base Case Model was prepared; and

(ii)

give a true and fair view (if audited) or fairly present (if unaudited) its consolidated financial condition as at the end of, and its consolidated results of operations for, the period to which they relate.

(g)

The budgets and forecasts supplied under this Agreement were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied.

23.14	No proceedings

(a)

No litigation, arbitration or administrative proceedings or investigations of, or before, any court, agency, arbitral body or other tribunal or any order or sanction of any governmental or other regulatory body which are reasonably likely to be adversely determined and, if adversely determined, are reasonably likely to have a Material Adverse Effect (taking, into account reserves made or the benefit of warranties, indemnities or insurance cover in respect thereof) have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or formally threatened in writing against it or any Obligor or Material Company.

(b)

No judgment or order of a court, agency, arbitral body or other tribunal or any governmental or other regulatory body which is reasonably likely to have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against it or any of its Subsidiaries.

23.15	No breach of laws

(a)	It has not (and none of its Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

(b)

No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened in writing against any member of the Group which have or are reasonably likely to have a Material Adverse Effect (taking into account reserves made or the benefit of warranties, indemnities or insurance cover in respect thereof).

23.16	Environmental laws

(a)

Each member of the Group is in compliance with Clause 26.3 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

(b)

No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened in writing against any member of the Group where that claim is reasonably likely to, if determined against that member of the Group, has or is reasonably likely to have a Material Adverse Effect (taking into account reserves made or the benefit of warranties, indemnities or insurance cover in respect thereof).

23.17	Taxation

(a)

It is not (and none of its Subsidiaries is) materially overdue in the filing of any Tax returns and it is not (and none of its Subsidiaries is) overdue in the payment of any amount in respect of Tax of $250,000 (or its equivalent in other currencies) or more.

(b)

No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any of its Subsidiaries) with respect to Taxes such that a liability of, or claim against, any member of the Group of $250,000 (or its equivalent in other currencies) or more is reasonably likely to arise.

(c)	It is resident for Tax purposes only in its Original Jurisdiction.

(d)	So far as the Obligors are aware, no Finance Document nor any transaction to be carried out in connection with any transaction contemplated by the Finance Documents meets any Hallmark in DAC 6.

23.18	Anti-corruption law

(a)

To the best of the knowledge and belief of Senior Management having made due and careful enquiry, each member of the Group has conducted and is conducting its businesses in compliance with applicable anti-corruption laws.

(b)	The Group has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

(c)

No member of the Group or any director or officer or any employee, agent or affiliate of any member of the Group is a person that is, or is owned or controlled by persons that are, located, organised or resident in a FATF Public Statement Jurisdiction.

23.19	Security and Financial Indebtedness

(a)	No Security or Quasi-Security exists over all or any of the present or future assets of any member of the Group other than as permitted by this Agreement.

(b)	No member of the Group has any Financial Indebtedness outstanding other than as permitted by this Agreement.

23.20	Ranking

Subject to the Legal Reservations and the Perfection Requirements, the Transaction Security has or will have at least the ranking in priority which it is expressed to have in the Transaction Security Documents or the Intercreditor Agreement and it is not subject to any prior ranking or pari passu ranking Security.

23.21	Good title to assets

It and each of its Subsidiaries has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, or otherwise has the right to use, the assets necessary to carry on its business as presently conducted, in the case if failure to do so has or is reasonably likely to have a Material Adverse Effect.

23.22	Legal and beneficial ownership

Subject to any Permitted Security, it and each of its Subsidiaries is the legal and/or beneficial owner of the respective assets over which it purports to grant Security.

23.23	Shares

Its shares and those of its Subsidiary which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights. The constitutional documents of the Obligors and each Subsidiary whose shares are subject to the Transaction Security do not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security other than to the extent such restrictions or inhibitions are required by applicable law. There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any member of the Group (including any option or right of pre-emption or conversion).

23.24	Intellectual Property

Each Obligor:

(a)

is the sole legal and beneficial owner of or has licensed to it, or it is otherwise entitled to use, all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted and as contemplated in the Base Case Model, in each case save where failure to be such a legal and beneficial owner or be entitled to use any Intellectual Property does not have and is not reasonably likely to have a Material Adverse Effect;

(b)

does not (nor does any of its Subsidiaries), in carrying on its businesses, infringe any Intellectual Property of any third party in any respect which has or is reasonably likely to have a Material Adverse Effect; and

(c)

has to the extent commercially appropriate taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by it save where the failure to maintain such Intellectual Property does not and is not reasonably likely to have a Material Adverse Effect.

23.25	Group Structure Chart

The Group Structure Chart delivered to the Agent pursuant to Part 1 of Schedule 2 (Conditions precedent) is true, complete and accurate in all material respects.

23.26	Accounting Reference Date

The Accounting Reference Date of each member of the Group is 31 March.

23.27	Centre of main interests

For the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the “Regulation”), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in England and Wales or its Original Jurisdiction or in the case of an Additional Obligor, such other jurisdiction notified to the Agent on or before its accession as an Additional Obligor.

23.28	Pensions

(a)

Neither it nor any of its Subsidiaries as at the date or dates on which this representation is made or repeated is or has at any time been an employer (for the purposes of sections 38 to 47 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993) (other than ITP2 benefit-defined pension plans provided by Zacco Sweden AB and Zacco Digital Trust Sweden AB in respect of which the Group’s liabilities are materially insured under insurance policies in accordance with customary Swedish practice for a benefit-defined pension scheme); and

(b)

neither it nor any of its Subsidiaries as at the date or dates on which this representation is made or repeated is orhas at any time been “connected” with or an “associate” (as those terms are used in sections 38 and 43 of the Pensions Act 2004) of such an employer.

23.29	Holding Companies

Except as may arise under the Transaction Documents and for Acquisition Costs and other de minimis liabilities, before the Closing Date neither the Company nor OpSec has traded or incurred any liabilities or commitments (actual or contingent, present or future) other than in the case of the Company acting as a Holding Company of OpSec as permitted by this Agreement.

23.30	Sanctions

Other than to the extent that compliance with paragraphs (a) to (f) below would conflict with Council Regulation (EC) No 2271/96 (as amended) (or any implementing law or regulation in any member state of the European Union), or any similar applicable blocking or anti-boycott law or regulation in the United Kingdom:

(a)	no member of the Group nor any of its directors or, to the knowledge of the Company and each Obligor, any of its officers, employees or agents is a Restricted Person;

(b)	no member of the Group is owned or controlled (directly or indirectly) by a Restricted Person;

(c)	each member of the Group conducts its businesses in compliance with Sanctions;

(d)

each member of the Group has not knowingly (having made due and careful enquiry) engaged in, and is not to its knowledge (having made due and careful enquiry) engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the target of Sanctions;

(e)	no member of the Group is located, organised or domiciled in a country which is the subject of Sanctions by any Sanctions Authority; and

(f)	no member of the Group is subject to any formal claim or proceeding with respect to Sanctions.

23.31	Margin Regulations

No portion of the assets of any member of the Group consists of Margin Stock and no part of the proceeds of any Loan will be used for any purpose which violates, or which would be inconsistent with, the provisions of the Margin Regulations. No member of the Group is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

23.32	Compliance with ERISA

(a)

The Obligors and all ERISA Affiliates, with respect to any Plan, are in full compliance with ERISA, the Code, the Health Insurance Portability and Accountability Act of 1996 (HIPAA) and other applicable laws to the extent that failure to comply would have a Material Adverse Effect.

(b)	No non-exempt transaction prohibited by section 406 of ERISA and no non-exempt prohibited transaction under section 4975(c) of the Code has occurred with respect to any Plan.

(c)	No Obligor or ERISA Affiliate has any liability to:

(i)	the IRS or the Pension Benefit Guaranty Corporation (the PBGC) other than for premiums due with respect to any Plan; or

(ii)	any person under ERISA section 502 that is equal to or exceeds $250,000 (or its equivalent in another currency or currencies).

(d)

All filings required by ERISA, the Code and HIPAA as to each Plan have been timely filed, and all notices and disclosures to participants required by ERISA, the Code or HIPAA have been timely provided, except to the extent that failure to timely file or provide notices or disclosure would not reasonably be expected to have a Material Adverse Effect.

(e)

The Obligors and all ERISA Affiliates have met the minimum funding standard, and have made all contributions required under section 302 of ERISA and section 412 of the Code for each Plan subject to the funding requirements of section 302 of ERISA and section 412 of the Code. As of the date of this Agreement, all Plans subject to the funding requirements of section 302 of ERISA and section 412 of the Code are currently paying benefits pursuant to their terms when due.

(f)

No Obligor or ERISA Affiliate has received any notice from a duly authorised representative of a multiemployer plan (as defined in section 3(37) of ERISA) that such Plan is insolvent or in reorganization, or that termination proceedings have been instituted, or that any Obligor or ERISA Affiliate is subject to withdrawal liability for such Plan.

23.33	United States laws

(a)	In this clause 23.33, “investment company” has the meaning given to it in the United States Investment Company Act of 1940 (the “Investment Company Act”).

(b)	It is not:

(i)	required to be registered as an investment company or subject to regulation under the Investment Company Act; or

(ii)

subject to regulation under any United States federal or state law or regulation that limits its ability to incur or guarantee indebtedness or that may otherwise render all or any portion of its obligations under this Agreement unenforceable.

(c)	Neither it nor, to the best of its knowledge, any of its Affiliates, officers, directors or agents has violated, is in breach of, or is the subject of any investigation under any Anti-Terrorism Law.

(d)

To the extent that it and each of its Affiliates is required to comply with Anti-Terrorism Laws, it and each of its Affiliates have taken reasonable measures to ensure compliance with the Anti-Terrorism Laws.

(e)	Neither the advance of any of the Loans nor the use of the proceeds thereof will violate any Anti-Terrorism Law.

23.34	Times when representations made

(a)	All the representations and warranties in this Clause 23 are made by each Original Obligor on the date of this Agreement and the Closing Date.

(b)

(i)	Subject to paragraph (ii) below, the Repeating Representations are deemed to be made by each Obligor:

(A)	on the date of each Utilisation Request;

(B)	on each Utilisation Date;

(C)	on the first day of each Interest Period;

(D)	on the date of each Incremental Facility Notice; and

(E)	on each Establishment Date.

(ii)

The Repeating Representations contained in paragraphs (a) to (c) of Clause 23.13 (Original Financial Statements) will cease to be deemed to be made by each Obligor once subsequent financial statements have been delivered under this Agreement.

(c)

All the representations and warranties in this Clause 23 except Clause 23.9 (No filing or stamp taxes), Clause 23.12, (No misleading information), Clause 23.25 (Group Structure Chart), Clause 23.26 (Accounting Reference Date) and Clause 23.29 (Holding Companies) are deemed to be made by each Additional Obligor on the day on which it becomes (or it is proposed that it becomes) an Additional Obligor provided that:

(i)	any such representation and warranty shall be deemed to refer solely to such Additional Obligor and any of its Subsidiaries; and

(ii)	there shall be no misrepresentation under Clause 23.11 (No default) on account of any Event of Default which will be remedied by the accession of the Additional Obligor(s).

(d)

Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

24.	INFORMATION UNDERTAKINGS

(a)	The undertakings in this Clause 24 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

(b)	In this Clause 24:

“Annual Financial Statements” means the financial statements for a Financial Year delivered pursuant to paragraph (a) of Clause 24.2 (Financial statements).

“Monthly Financial Statements” means the financial statements delivered pursuant to paragraph (c) of Clause 24.2 (Financial statements).

“Quarterly Financial Statements” means the financial statements delivered pursuant to paragraph (b) of Clause 24.2 (Financial statements).

24.2	Financial statements

The Company shall supply to the Agent in sufficient copies for all the Lenders:

(a)

as soon as they are available, but in any event within 180 days after the end of the first Financial Year after the Closing Date and within 120 days after the end of each subsequent Financial Year, its audited consolidated financial statements for that Financial Year;

(b)

as soon as they are available, but in any event within 60 days of the first Financial Quarter falling after the Closing Date and within 45 days after the end of each subsequent Financial Quarter (or, to the extent a Permitted Acquisition under paragraphs (a) and (g) of that definition has completed in any Financial Quarter, within 60 days after the end of that Financial Quarter), its consolidated financial statements for that Financial Quarter; and

(c)

as soon as they are available, but in any event within 45 days after the end of the first Month ending after the Closing Date (or, to the extent a Permitted Acquisition under paragraphs (a) and (g) of that definition has completed in any Month, within 60 days after the end of that Month) and, within 30 days after the end of each subsequent Month, its financial statements on a consolidated basis for that month (including cumulative management accounting for the Financial Year to date).

24.3	Provision and contents of Compliance Certificate

(a)	The Company shall supply a Compliance Certificate to the Agent with each set of its Annual Financial Statements and each set of its Quarterly Financial Statements.

(b)

Each Compliance Certificate shall, amongst other things, set out (in reasonable detail) computations as to compliance with Clause 25 (Financial covenant) and, as a result, the applicable Margin and in the Compliance Certificate delivered with each set of Annual Financial Statements shall:

(i)	provide details of any Permitted Acquisitions made during the Relevant Period;

(ii)

specify the Material Companies (including details in respect of such Material Companies) and as at the last day of that Financial Year and the Group’s compliance (or non-compliance) with 27.32 (Guarantors) (including reasonably detailed calculations demonstrating such matters); and

(iii)

provide computations as to Excess Cashflow and Retained Excess Cashflow for that Relevant Period, the balance of Cash Overfunding as at the end of that Relevant Period and the amount by which Adjusted EBITDA exceeds Adjusted EBITDA for the Relevant Period (as set out in the Base Case Model); and

(iv)	provide details of Acceptable Funding Sources and cost savings and cost synergies for the applicable Relevant Period.

(c)

Each Compliance Certificate delivered with each set of Annual Financial Statements shall provide details of the any Grower Baskets and the Opsec Group/Zacco Group Basket increased in accordance with Clause 1.8 (Baskets).

(d)	Each Compliance Certificate shall be signed by two directors of the Company.

24.4	Requirements as to financial statements

(a)

The Company shall procure that each set of Annual Financial Statements, Quarterly Financial Statements and Monthly Financial Statements includes a balance sheet, a profit and loss account and a cashflow statement (provided that no cashflow statement need be included in the Annual Financial Statements for a Subsidiary of the Company, where a cashflow statement is not required to be included in such statements by law in the jurisdiction of incorporation of that Subsidiary). In addition the Company shall procure that:

(i)	each set of its Annual Financial Statements shall be audited by the Company’s Auditors; and

(ii)

each set of Quarterly Financial Statements and Monthly Financial Statements includes a balance sheet, a profit and loss and cashflow statements for that period and on a cumulative basis for the Financial Year to date and comparisons to the corresponding periods during the previous Financial Year as well as a comparison to the Budget and, with respect to the Monthly Financial Statements only, including a commentary on performance and material developments or proposals.

(b)	Each set of financial statements delivered pursuant to Clause 24.2 (Financial statements) (together, if relevant, with any reconciliation delivered pursuant to that clause):

(i)

shall be certified by a director of the relevant company as fairly representing, or, in the case of Annual Financial Statements, giving a true and fair view of, its (or if appropriate, its consolidated) financial condition and operations as at the date as at which those financial statements were drawn up (provided that if such financial statements contain such a statement no such additional certification is required to be made) and, in the case of the Annual Financial Statements, shall be accompanied by any letter addressed to the management of the relevant company by the auditors of those Annual Financial Statements and accompanying those Annual Financial Statements;

(ii)

in the case of the Company’s Annual Financial Statements, shall be accompanied by a statement by the directors of the Company comparing actual performance for the period to which the financial statements relate to:

(A)	the projected performance for that period set out in the Budget; and

(B)	the actual performance for the corresponding period in the preceding Financial Year of the Group; and

(iii)

shall, in the case of the Company, be prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the Base Case Model (provided that there shall be no breach of this requirement on account of any differences between Annual Financial Statements and Quarterly Financial Statements and Monthly Financial Statements attributable to customary year-end adjustments), unless, in relation to any set of financial statements, the Company notifies the Agent that there has been a change in the Accounting Principles or the accounting practices and the Company (on the basis of the advice of the Company’s Auditors) delivers to the Agent:

(A)	a description of any change necessary for those financial statements to reflect the Accounting Principles or accounting practices upon which the Base Case Model was prepared;

(B)

sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 25 (Financial covenant) has been complied with, to determine the Margin as set out in the definition of “Margin”, and to make an accurate comparison between the financial position indicated in those financial statements and the Base Case Model; and

(C)

if reasonably requested by the Agent having regard to the nature of the changes, a written confirmation from the Company’s Auditors (addressed to the Agent) confirming the basis for such changes (subject to each Finance Party agreeing an engagement letter with the Company’s Auditors if requested by the Company’s Auditors (and otherwise in such manner and on such conditions as the auditors may specify) and only to the extent that firms of auditors of international repute have not adopted a general policy of not providing such confirmation).

Any reference in this Agreement to any financial statements shall (save in the circumstances referred to in paragraph (c) below) be construed as a reference to those financial statements accompanied by a reconciliation to reflect the basis upon which the Base Case Model was prepared, provided that any reference to those financial statements being audited shall not apply to such reconciliation.

(c)

If the Company notifies the Agent of a change in accordance with paragraph (b) above then the Company and the Majority Lenders shall enter into negotiations in good faith with a view to agreeing whether, if the financial statements referred to in Clause 24.2 (Financial statements) were construed as financial statements prepared using the changed Accounting Principles and/or accounting practices, that would result in any material alteration in the commercial effect of any of the terms of this Agreement and, if it is agreed that they would, any amendments to this Agreement which may be necessary to ensure that construing references to financial statements in that way would not result in any material alteration in the commercial effect of those terms, and:

(i)	if any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms; and

(ii)

if, after three months from the start of such negotiations, the Company and the Agent cannot agree as to the matters in paragraph (i) above, the Agent shall refer the matter to any internationally recognised firm of accountants agreed with the Company for determination of the amendments to this Agreement which may be necessary so as to preserve as closely as possible the commercial effect of the terms of this Agreement, such determination to be binding on each of the Parties.

After such amendments have been made or if the Company and the Majority Lenders agree that no such amendments are required, relevant references in this Agreement to financial statements shall be construed as reference to financial statements prepared on the basis of the relevant changed Accounting Principles and accounting practices and there shall be no obligation to deliver the description and information referred to in paragraphs (b)(iii)(A) and (B) above in respect of that change for any financial statements subsequently delivered under this Agreement.

(d)

If an Event of Default has occurred and is continuing (or the Agent reasonably suspect that an Event of Default is continuing) and the Agent wishes to discuss the financial position of any member of the Group with the auditors of that member of the Group, the Agent may notify the Company, stating the questions or issues which the Agent wishes to discuss with those auditors. In this event, the Company must ensure that those auditors are authorised (at the expense of the Company):

(i)	to discuss the financial position of the relevant member of the Group with the Agent on request from the Agent; and

(ii)	to disclose to the Agent for the Finance Parties any information which the Agent may reasonably request regarding the financial condition and operations of the Group.

(e)

Notwithstanding any other term of this Agreement no Default shall occur, or be deemed to occur, as a result of any restriction on the identity of the Company’s Auditors contained in this Agreement being prohibited, unlawful, ineffective, invalid or unenforceable pursuant to any applicable audit laws.

24.5	Budget

(a)

The Company shall supply to the Agent in sufficient copies for all the Lenders, as soon as the same become available but in any event no later than 45 days (or, to the extent a Permitted Acquisition has completed in the last Financial Quarter of the previous Financial Year, 60 days) after the start of each of its Financial Years beginning with the Financial Year starting on 31 March 2022, an annual Budget for that financial year.

(b)	The Company shall ensure that each Budget for a financial year:

(i)	is in a form reasonably acceptable to the Agent and includes:

(A)	a projected consolidated profit and loss, balance sheet and cashflow statement for the Group;

(B)	projected financial covenant calculations; and

(C)	a copy of the presentation given in respect of that Budget to the board of directors of the Company,

for that financial year and for each Financial Quarter of that financial year;

(ii)	is prepared in accordance with the Accounting Principles and the accounting practices and financial reference periods applied to financial statements; and

(iii)	has been approved by the board of directors of the Company.

(c)

If the Company updates or changes the Budget in a material manner, it shall promptly (and in any event within not more than 20 days of the material update or change being made) deliver to the Agent, in sufficient copies for each of the Lenders, such updated or changed Budget together with a written explanation of the main material changes in that Budget.

(d)	Provided each Budget complies with the requirements of this clause, the Agent and the Lenders shall have no right of approval over the form or substance of any Budget.

24.6	Group companies

The Company shall, if there is any dispute between the Company and Agent in respect of the identity of the Material Companies or as to whether the Company is in breach of Clause 26.30 (Guarantors) at the request of the Agent, supply to the Agent a report issued by the Company’s Auditors stating which of its Subsidiaries are Material Companies and confirming whether or not the Company is complying with Clause 26.30 (Guarantors). Such report shall, in the absence of manifest error, be conclusive and binding on all Parties.

24.7	Presentations

Following request by the Agent, once in every Financial Year (or more frequently if the Agent reasonably suspects an Event of Default is continuing or may have occurred), at least two directors of the Company (one of whom shall be the chief financial officer) must give a presentation to the Finance Parties at a time and venue agreed by the Company and the Agent (each acting reasonably) about the on-going business and financial performance of the Group. For the avoidance of doubt, any presentation given pursuant to this Clause 24.7 may be delivered via telephone or video link.

24.8	Year-end

The Company shall not change its Accounting Reference Date.

24.9	Information: miscellaneous

The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)	promptly after they are dispatched, copies of all documents dispatched by the Company or any Obligors to their creditors generally (or any class of them);

(b)

promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened in writing or pending against any member of the Group, and which are reasonably likely to be adversely determined and if adversely determined have or are reasonably likely to have a Material Adverse Effect;

(c)

promptly upon becoming aware of the relevant claim, the details of any claim which is current, threatened in writing or pending against any vendor or any other person in respect of a Permitted Acquisition and details of any disposal or insurance claim which will require a prepayment under Clause 11.3 (Acquisition, Disposal, Insurance and Listing Proceeds);

(d)

promptly upon becoming aware of them, the details of any judgment or order of a court, agency, arbitral body or other tribunal or any governmental or other regulatory body which is made against any member of the Group and which is reasonably likely to have a Material Adverse Effect;

(e)	promptly, such information as the Security Agent or the Agent may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Transaction Security Documents; and

(f)

promptly on request, such further information regarding the financial condition, assets and operations of the Group and/or any member of the Group as any Finance Party through the Agent may reasonably request, provided that, in each case, the Company shall be under no obligation to provide, or procure the provision of, any information the supply of which would be contrary to any confidentiality obligation binding on any member of the Group or where the supply of such information would be likely to prejudice the retention of legal privilege in such information.

24.10	Notification of default

Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

24.11	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)

any change in the status of an Obligor (or of a Holding Company of an Obligor) or the composition of the shareholders of an Obligor (or of a Holding Company of an Obligor) after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)

Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)

The Company shall, by not less than 10 Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 30 (Changes to the Obligors).

(d)

Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

(e)

Without limiting any other provision of this Clause 24.11, the Agent, to the extent that is subject to the requirements of the USA Patriot Act, hereby notifies the Obligors that pursuant to the USA Patriot Act, it is required to obtain, verify and record information that identifies each Obligor, which information includes the name and address of each Obligor and other information that will allow the Agent to identify each Obligor in accordance with the USA Patriot Act. Except as would not reasonably be expected to have a Material Adverse Effect, each Obligor warrants and represents that it is in compliance with the USA Patriot Act.

25.	FINANCIAL COVENANT

25.1	Financial definitions

In this Agreement:

“Acceptable Funding Sources” means (without double counting):

(a)	the Net Proceeds received by the Group which it is permitted to retain and which are not required to be reinvested or applied in mandatory prepayment;

(b)	Retained Cash;

(c)	net proceeds of New Shareholder Injections;

(d)	any Cash Overfunding;

(e)	the Capex/Acquisition Facility or any Incremental Facility; and

(f)	Permitted Financial Indebtedness,

in each case to the extent Not Otherwise Applied.

“Acceptable Funding Sources (Excluding Debt)” means Acceptable Funding Sources excluding items described under paragraphs (e) and (f) of that definition, to the extent Not Otherwise Applied.

“Adjusted EBITDA” means, in relation to a Relevant Period, EBITDA for that Relevant Period adjusted by:

(a)

including the operating profit before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA) of a member of the Group (or attributable to a business) acquired during the Relevant Period for that part of the Relevant Period prior to its becoming a member of the Group or (as the case may be) prior to the acquisition of the business;

(b)

excluding the operating profit before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA) attributable to any member of the Group (or to any business) disposed of during the Relevant Period for the part of the Relevant Period before such disposal;

(c)	including Permitted Synergies in relation to any Permitted Acquisition, Permitted Disposal, Permitted Joint Venture or Group Initiative which is implemented during the Relevant Period; and

“Adjusted Leverage” means, in respect of any Relevant Period, the ratio of Total Debt on the last day of that Relevant Period to Adjusted EBITDA in respect of that Relevant Period.

“Borrowings” means, at any time, the aggregate outstanding principal, capital or nominal amount of any indebtedness of members of the Group for or in respect of:

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any acceptances under any acceptance credit or bill discount facility (or dematerialised equivalent);

(c)	any note purchase facility or the issue of bonds (but not Trade Instruments), notes, debentures, loan stock or any similar instrument;

(d)	the capital element of any Finance Lease;

(e)

receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis provided that such non-recourse receivables meet the requirements for de-recognition as indebtedness under the Accounting Principles);

(f)

any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument (but not, in any case, Trade Instruments) issued by a bank or financial institution in respect of an underlying liability of an entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition;

(g)	any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the final Termination Date;

(h)

any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind the entry into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 120 days after the date of supply;

(i)

any amount raised under any other transaction (including any forward sale or purchase agreement, sale and saleback or sale and leaseback agreement but excluding any transaction recognised as a finance lease under the Accounting Principles which is not a Finance Lease) having the commercial effect of a borrowing (other than any amount which is expressly excluded under any other paragraph of this definition of Borrowings, Treasury Transactions or any trade credit given to any member of the Group in the ordinary course of trade);

(j)

any non-contingent deferred consideration and (to the extent not being contested in good faith by the Group) earn-out amounts which have become due and payable in each case, arising in respect of a Permitted Acquisition and which, in each case, are required to be accounted for as indebtedness under the Accounting Principles; and

(k)

(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above provided that, in relation to sub-paragraph (j) above, such guarantee liability shall only constitute Financial Indebtedness from the date on which the relevant payment obligation sub-paragraph (j) above has finally and conclusively become due and payable (as applicable).

“Business Acquisition” means the acquisition of a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company (including a Permitted Acquisition or a Permitted Joint Venture).

“Capital Expenditure” means any expenditure or obligation in respect of expenditure (other than expenditure or obligations in respect of Business Acquisitions) which, in accordance with the applicable Accounting Principles, is treated as capital expenditure (and (except for the purposes of paragraph (e) of the definition of “Cashflow” where it shall not be included) including the capital element of any expenditure or obligation incurred in connection with a Finance Lease).

“Cashflow” means, in respect of any Relevant Period, EBITDA for that Relevant Period after:

(a)

adding the amount of any decrease (and deducting the amount of any increase) in Working Capital for that Relevant Period, other than where resulting from the one-off non-cash consolidation effect of a Permitted Acquisition or a Permitted Disposal;

(b)

adding the amount of any cash receipts (and deducting the amount of any cash payments) during that Relevant Period in respect of any Exceptional Items not already taken account of in calculating EBITDA or in any other paragraph of this definition for any Relevant Period;

(c)

adding the amount of any cash receipts received during that Relevant Period in respect of any Tax rebates or credits and (save to the extent financed or refinanced by Acceptable Funding Sources (Excluding Debt) during that Relevant Period) deducting the amount actually paid in respect of Taxes during that Relevant Period by any member of the Group;

(d)

adding (to the extent not already taken into account in determining EBITDA) the amount of any dividends or other profit distributions received in cash by any member of the Group during that Relevant Period from any Non-Group Entity and deducting (to the extent not already deducted in determining EBITDA) the amount of any dividends paid in cash during the Relevant Period to minority shareholders in members of the Group;

(e)

deducting the amount of any Capital Expenditure actually made in cash during that Relevant Period by any member of the Group and the aggregate of any cash consideration paid for any Business Acquisitions and the amount of any investments in Joint Ventures except (in each case) to the extent funded from Acceptable Funding Sources;

(f)

adding the amount of any increase in provisions, other non-cash debits and other non-cash charges (which are not Current Assets or Current Liabilities) and deducting the amount of any non-cash credits (which are not Current Assets or Current Liabilities) in each case to the extent taken into account in establishing EBITDA;

(g)	deducting the amount of any cash costs of Pension Items during that Relevant Period to the extent not taken into account in establishing EBITDA;

(h)

deducting (to the extent not already deducted in determining EBITDA) the amount of any Permitted Payment made during that Relevant Period save to the extent such Permitted Payment was funded from Acceptable Funding Sources;

(i)	plus realised exchange gains and minus realised exchange losses to the extent not taken into account in EBITDA to the extent of their cash impact on the Group; and

(j)	to the extent not included in EBITDA, adding back items funded from Cash Overfunding during the period between the Closing Date and the date falling 12 Months after the Closing Date,

and so that no amount shall be added (or deducted) more than once.

“Cash Overfunding” means any Cash on balance sheet of the Group as at the Closing Date (as identified in the Funds Flow) constituting the amount of overfunding of debt and equity (or excess cash on the Group’s balance sheet as at the Closing Date) the extent Not Otherwise Applied.

“Current Assets” means the aggregate (on a consolidated basis) of all inventory, work in progress, trade and other receivables of each member of the Group including prepayments in relation to operating items and sundry debtors (but excluding Cash and Cash Equivalent Investments) expected to be realised within twelve months from the date of computation but excluding amounts in respect of:

(a)	receivables in relation to Tax;

(b)	Exceptional Items and other non-operating items;

(c)	insurance claims; and

(d)	any interest owing to any member of the Group.

“Current Liabilities” means the aggregate (on a consolidated basis) of all liabilities (including trade creditors, accruals and provisions) of each member of the Group expected to be settled within twelve months from the date of computation but excluding amounts in respect of:

(a)	liabilities for Borrowings and Finance Charges;

(b)	liabilities for Tax;

(c)	Exceptional Items and other non-operating items;

(d)	insurance claims; and

(e)	liabilities in relation to dividends declared but not paid by the Company or by a member of the Group in favour of a person which is not a member of the Group.

“Debt Service” means, in respect of any Relevant Period, the aggregate of:

(a)	Net Finance Charges for that Relevant Period;

(b)	all scheduled repayments of Borrowings falling due during that Relevant Period (as adjusted following any voluntary or mandatory prepayment from time to time) but excluding:

(i)

any amounts falling due under any overdraft or revolving facility (including, without limitation, the Revolving Facility and any Ancillary Facility) and which were available for redrawing according to the terms of that facility (save restricted by Clause 4.2 (Further conditions precedent);

(ii)	for the avoidance of doubt, any mandatory prepayment made pursuant to Clause 11.2 (Excess Cashflow) or Clause 11.3 (Acquisition, Disposal, Insurance and Listing Proceeds);

(iii)	for the avoidance of doubt, any voluntary prepayment made pursuant to Clause 10.3 (Voluntary prepayment of Term Loans) or Clause 10.4 (Voluntary prepayment of Revolving Facility Loans);

(iv)	any such obligations owed to any member of the Group;

(v)	any prepayment of Borrowings (including the Existing Debt) existing on the Closing Date which is required to be repaid under the terms of this Agreement; and

(vi)	any payment of contingent deferred consideration in respect of a Business Acquisition; and

(c)	the amount of the capital element of any payments in respect of that Relevant Period payable under any Finance Lease entered into by any member of the Group,

and so that no amount shall be included or excluded (as applicable) more than once.

“EBITDA” means, in respect of any Relevant Period, the consolidated operating profits of the Group from ordinary activities after adding back:

(a)	any depreciation or amortisation charged to the consolidated operating profits of the Group for such period (including, for the avoidance of doubt, those related to Borrowings);

(b)	the impairment or negative revaluation of any asset during such period;

(c)

any loss against book value incurred by the Group on the disposal of any asset (other than the sale of trading stock or the sale of any Cash Equivalent Investments held by the Group in the ordinary course of business) during such period or any business interruption loss incurred which is covered by insurance and the proceeds of which are actually received by the Group in cash (for the avoidance of doubt, up to but not exceeding the lower of the amount paid on account of insurance and the associated loss);

(d)	any negative Exceptional Items (or provision made for such Exceptional Items) for such period;

(e)

financial charges or losses (including, for the avoidance of doubt, fees, discounts, premiums, prepayment fees and commissions, potential losses related to hedging instruments and financial charges and losses related to Financial Indebtedness);

(f)	any amount of Tax on profits, gains or income paid or payable by the Group during such period;

(g)	interest accrued as an obligation of any member of the Group whether or not paid, deferred or capitalised during such period;

(h)	any Acquisition Costs;

(i)	monitoring, operating, director and Sponsor advisory fees paid during such period to the extent permitted by this Agreement;

(j)	pension provisions;

(k)	any unrealised losses due to exchange rate movements;

(l)	any loss arising as a result of Debt Purchase Transactions;

(m)	any non-cash charges represented by expenses related to employee incentive programmes;

(n)

any dividends or other profit distributions (net of withholding tax) received by any member of the Group from any person who is a Non-Group Entity to the extent that amount is actually received in cash (to the extent not otherwise included);

(o)

any fees, costs amortisation or charges of a non-recurring nature relating to any equity offering, investments, acquisitions or Financial Indebtedness permitted under the Finance Documents (whether or not successful); and

(p)	any capitalised staff costs (and without double-counting any capitalised staff costs already added back in calculating operating profit),

but after deducting:

(q)	any financial income or gain (including, for the avoidance of doubt, potential gains related to hedging instruments);

(r)	any positive Exceptional Items for such period (or the release of any provisions made for such Exceptional Items in the consolidated financial statements of the Group);

(s)	interest accrued to any member of the Group whether or not paid, deferred or capitalised during such period;

(t)	any amount of any rebate or credit or refund in respect of Tax on profits, gains or income received or receivable by the Group during such period;

(u)

any gain over book value arising in favour of the Group on the sale, lease or other disposal of any asset (other than the sale of trading stock in the ordinary course of business) during such period and any gain arising on any revaluation of any asset during such period;

(v)	the release of pension provisions;

(w)	any gain arising as a result of Debt Purchase Transactions;

(x)	any unrealised gains due to exchange rate movements;

(y)	any amount related to the reversal of an impairment or negative revaluation of any asset during such period;

(z)

the impact of IFRS 16 with respect to any lease which is or would be treated as a real estate or operating lease in accordance with the Accounting Principles as applied by the members of the Group as at 31 December 2018 but which would be treated as a finance or capital lease in accordance with the Accounting Principles as applied by members of the Group at any subsequent relevant time;

(aa)

the amount of any profit of any Non-Group Entity to the extent that the amount of the profit included in the financial statements of the Group exceeds the amount actually received in cash by members of the Group through distributions by the Non-Group Entity (and not, for the avoidance of doubt, including any losses of any such person), in each case, without double counting and to the extent added, deducted or taken into account, as the case may be, for the purposes of determining profits of the Group from ordinary activities before taxation.

“Exceptional Items” means any items of an extraordinary or non-recurring or exceptional nature which represent gains or losses, in each case without double-counting, including but not limited to those arising on:

(a)	the restructuring of the activities of an entity and reversals of any provisions for the cost of restructuring;

(b)	disposals, revaluations, write downs or impairment of non-current assets or any reversal of any write down or impairment;

(c)	redundancy costs (provided that there shall be no double counting with any Permitted Synergies arising in connection with such costs); and

(d)	disposals of assets associated with discontinued operations.

“Excess Cashflow” means, for any Relevant Period, Cashflow for that period less (except to the extent already deducted in calculating Cashflow):

(a)	Debt Service for that period;

(b)	the amount of any mandatory and voluntary prepayments made under the Finance Documents during that period (save to the extent funded from of any Acceptable Funding Sources (Excluding Debt)); and

(c)	Acquisition Costs.

“Finance Charges” means, for any Relevant Period, the aggregate amount of the accrued cash pay interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments in respect of Borrowings accruing as payable by any member of the Group (calculated on a consolidated basis) in cash in respect of that Relevant Period:

(a)	excluding any upfront fees, prepayment fees or costs;

(b)	including the interest (but not the capital) element of payments in respect of Finance Leases;

(c)

including any commission, fees, discounts and other finance payments (other than any upfront fees, prepayment fees or costs and, for the avoidance of doubt, any close-out or termination payments) accruing as payable by (and deducting any such amounts accruing as payable to) any member of the Group under any interest rate hedging arrangement;

(d)	excluding any Acquisition Costs;

(e)	taking no account of any unrealised gains or losses on any derivative instruments other than any derivative instruments which are accounted for on a hedge accounting basis; and

(f)	excluding interest in respect of Subordinated Debt,

and so that no amount shall be added (or deducted) more than once.

“Finance Lease” means any lease or hire purchase contract which would, in accordance with the applicable Accounting Principles, be treated as a finance or capital lease but excluding any real estate or operating lease which is or would be treated as a real estate or operating lease in accordance with the Accounting Principles as applied by the members of the Group as at 31 December 2018 but which would be treated as a finance or capital lease in accordance with the Accounting Principles as applied by members of the Group at any subsequent relevant time.

“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“Financial Year” means the annual accounting period of the Group ending on or about 31 March in each year.

“Group Initiative” means any restructuring, reorganisation or other cost saving initiative taken, commenced or committed to be taken by a member of the Group and in each case, which is intended to increase EBITDA on a sustainable basis.

“Net Finance Charges” means, for any Relevant Period, the Finance Charges for that Relevant Period after deducting any interest accruing as payable in that Relevant Period to any member of the Group (other than by another member of the Group) on any Cash or Cash Equivalent Investment.

“Non-Group Entity” means any investment or entity (which is not itself a member of the Group (including associates and Joint Ventures)) in which any member of the Group has an ownership interest.

“Pension Items” means any income or charge attributable to a post-employment benefit scheme other than the current service costs and any past service costs and curtailments and settlement attributable to the scheme.

“Permitted Synergies” means any cost savings or cost synergies (without double counting) as a result of any Permitted Acquisition, Permitted Disposal, Permitted Joint Venture or Group Initiative which in each case has occurred or is legally committed and which are reasonably anticipated to be achieved within 18 Months of the earlier of such event occurring or being legally committed provided that:

(a)

such cost savings cost synergies shall only be taken into account to the extent certified by the chief financial officer of the Company as being reasonable expected to be achieved within 18 Months of the earlier of such event occurring or being legally committed;

(b)

if equal or lower than 10 per cent. of Adjusted EBITDA (after giving effect to the relevant adjustment), such cost savings or cost synergies shall only be taken into account to the extent certified by the chief financial officer of the Company;

(c)

if exceeding 10 per cent. of Adjusted EBITDA (after giving effect to the relevant adjustment), such cost savings or cost synergies shall only be taken into account to the extent supported by evidence from the Group’s auditors or other reputable accounting firm; and

(d)	the maximum aggregate amount of all cost savings and cost synergies during any Relevant Period may not exceed 25 per cent. of Adjusted EBITDA (after giving effect to the relevant adjustment).

“Quarter Date” means 31 March, 30 June, 30 September and 31 December or the closest date constituting the end of a Financial Quarter.

“Relevant Period” means:

(a)	for the purposes of testing the financial covenant contained in Clause 25.2 (Financial condition):

(i)	each period of twelve months ending on or about the last day of each Financial Year of the Company;

(ii)	each period of twelve months ending on or about each Quarter Date; and

(b)	for the purposes of determining Cashflow, Debt Service and Excess Cashflow, each period of twelve Months ending on or about the last day of each Financial Quarter.

“Retained Cash” means, at any time and from time to time to the extent allocated as such at the option of the Company:

(a)	Retained Excess Cashflow;

(b)	Cash Overfunding;

(c)	Net Proceeds; and

(d)	any prepayments waived (and not taken up) by a Lender,

in each case to the extent Not Otherwise Applied.

“Retained Excess Cashflow” means accumulated unspent Excess Cashflow from previous years identified in the Compliance Certificate delivered with the annual audited accounts of the Group, in each case to the extent Not Otherwise Applied.

“Total Debt” means the aggregate amount of Borrowings at that time but:

(a)	excluding any Borrowings owed to any other member of the Group;

(b)	excluding Subordinated Debt and, to the extent they constitute Borrowings, any New Shareholder Injections;

(c)	excluding the marked to market value of any indebtedness outstanding under Treasury Transactions; and

(d)	including, in the case of Finance Leases only, their capitalised value,

and so that no amount shall be included or excluded more than once.

“Working Capital” means, on any date, Current Assets less Current Liabilities.

25.2	Financial condition

(a)

Prior to the Zacco Closing Date, the Company shall ensure that Adjusted Leverage in respect of any Relevant Period specified in column 1 below shall not exceed the ratio set out in column 2 below opposite that Relevant Period.

Column 1 Relevant Period ending on Quarter Date	Column 2 Adjusted Leverage
[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

(b)

On or after the Zacco Closing Date, the Company shall ensure that Adjusted Leverage in respect of any Relevant Period specified in column 1 below shall not exceed the ratio set out in column 2 below opposite that Relevant Period.

Column 1 Relevant Period ending on Quarter Date	Column 2 Adjusted Leverage
[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

25.3	Financial testing

(a)	The first testing date for the financial covenant contained in Clause 25.2 (Financial condition) will be 30 September 2022.

(b)	Subject to paragraph (c) below, the financial covenant set out in Clause 25.2 (Financial condition) shall be calculated in accordance with:

(i)	the Accounting Principles used in the Base Case Model; or

(ii)

if a notification has been made in accordance with paragraph (b) of Clause 24.4 on account of a change in Accounting Principles and either amendments have been made to this Agreement or such amendments have been agreed to be unnecessary in accordance with paragraph (c) of Clause 24.4, the Accounting Principles in respect of which such notification was made, and tested by reference to each of the financial statements delivered pursuant to paragraphs (a) and (b) of Clause 24.2 (Financial statements) and/or each Compliance Certificate delivered pursuant to Clause 24.3 (Provision and contents of Compliance Certificate).

(c)

Any component of EBITDA denominated in a currency other than the Base Currency shall be converted into the Base Currency for the purpose of calculating EBITDA on the basis of the exchange rate used in the relevant financial statements (consistently applied) and any Borrowings denominated in a currency other than the Base Currency shall, at the Company’s election, be converted into the Base Currency for the purpose of calculating Total Debt on the basis of:

(i)	the Agent’s Spot Rate of Exchange;

(ii)

where a member of the Group has entered into a foreign exchange rate hedging arrangement in respect of any Financial Indebtedness, the relevant fixed exchange rate under such hedging arrangement to the extent of the amount of Financial Indebtedness which is so hedged; or

(iii)

in respect of other Financial Indebtedness, the weighted average exchange rates used in determining EBITDA for the Relevant Period in the relevant financial statements (consistently applied) provided that the same exchange rate is used in determining EBITDA and Total Debt (including Borrowings).

25.4	Equity Cure

(a)

Subject to paragraphs (b) to (d) below, if an Event of Default occurs or the Company anticipates that it would otherwise occur under Clause 27.2 (Financial covenant) in respect of a breach of Clause 25.2 (Financial condition) (each a “Curable Default”), no Event of Default will occur if by no later than the date falling 20 Business Days after the earlier of the date of the Compliance Certificate evidencing the Curable Default and the date upon which such Compliance Certificate should have been delivered under Clause 24 (Information undertakings) (and excluding any grace period under that Clause) the Company has received the proceeds of New Shareholder Injections in cash to be applied under this Clause 25.4 which are of a sufficient amount to remedy or to prevent (as the case may be) the Curable Default (the amount of such received funds being the “Equity Cure Amount”) in accordance with paragraph (b) below.

(b)

Once the Equity Cure Amount has been received by the Company, the financial covenant in Clause 25.2 (Financial condition) shall be tested or retested (as applicable) and Borrowings under the Facilities shall be deemed decreased by such Equity Cure Amount (pro rata across the Facilities) (provided that to avoid double-counting, any actual reduction in Total Debt on account of the Equity Cure Amount shall not be taken into account) as of the first day of the Relevant Period in which the Curable Default occurred, or the Company anticipated, but for this Clause, it would have occurred, and the next three Relevant Periods.

(c)	The Group may only exercise its rights under paragraph (a) above:

(i)	4 times before the Termination Date of Facility B; and

(ii)	(without prejudice to the application of an Equity Cure Amount in consecutive Relevant Periods referred to in paragraph (b) above) not in respect of two consecutive Financial Quarters.

(d)	For the avoidance of doubt:

(i)

with respect to paragraph (a) above, if within 20 Business Days of the earlier of the date of the Compliance Certificate evidencing the Curable Default or the date upon which such Compliance Certificate should have been delivered under Clause 24 (Information undertakings), the Company has not received sufficient funds to remedy the relevant Curable Default in accordance with this Clause 25.4, the Finance Parties will be permitted to take any action available to them specified in Clause 27.18 (Acceleration) in respect of that Curable Default immediately upon the expiry of that period;

(ii)

with respect to paragraph (a) above, the Compliance Certificate to be delivered shall set out the revised financial covenant in Clause 25.2 (Financial condition) for the Relevant Period by giving effect to the adjustments in paragraph (b) above and confirming that New Shareholder Injections have been provided;

(iii)

this Clause 25.4 shall not restrict the ability of any Finance Party to take action under Clause 27.18 (Acceleration) in respect of any other Event of Default which is not a Curable Default being remedied in accordance with paragraph (a) above;

(iv)	there shall be no limit on the amount of the Equity Cure Amount which may be applied as contemplated by paragraph (b) above;

(v)

no Default shall arise in relation to the financial covenant in Clause 25.2 (Financial condition) between the date of delivery of the relevant Compliance Certificate and the end of the period of 20 Business Days referred to in paragraph (a) above;

(vi)

the adjustments referred to in this Clause 25.4 shall apply only for the purpose of calculating compliance with Clause 25.2 (Financial condition) and shall not, for the avoidance of doubt, apply for any other purpose under this Agreement; and

(vii)	the Company shall be required to apply 50 per cent of the Equity Cure Amount in prepayment of the Term Loans on a pro rata basis.

25.5	Deemed Cure

If on the last day of any Relevant Period (each a “Testing Date”), any of the requirements of Clause 25.2 (Financial condition) are not met but on the next Testing Date (the “Subsequent Testing Date”) the requirements of Clause 25.2 (Financial condition) are complied with when next tested (other than as a result of the Company exercising its rights under Clause 25.4 (Equity Cure), the Event of Default caused by the failure to meet the requirements of Clause 25.2 (Financial condition) on the former Testing Date shall be deemed remedied for the purposes of the Finance Documents (such remedy being a “Deemed Cure”), provided that:

(a)	this clause 25.5 shall not apply in respect of two consecutive Financial Quarters; and

(b)	any Deemed Cure shall be deemed to constitute one of the equity cure rights permitted by paragraph (c)(i) of Clause 25.4 (Equity Cure).

For the avoidance of doubt, if the Agent has exercised any of its rights in accordance with Clause 27.18 (Acceleration) prior to receipt of the Compliance Certificate relating to the Subsequent Testing Date, the Deemed Cure shall not apply.

25.6	Financial covenant re-set

(a)	In this Clause 25.6:

(i)

“N” means Adjusted Leverage for the most recently ended Relevant Period (pro forma for a Permitted Acquisition under paragraph (g) of that definition (a Relevant Acquisition)) minus Adjusted Leverage as at the most recently ended Relevant Period.

(ii)	“H” means 0.30.

(b)

Not less than five Business Days prior to the completion of a Relevant Acquisition, the Company may, subject to paragraph (d) below, deliver to the Agent a certificate (signed by the finance director or chief executive officer) confirming that, following such Relevant Acquisition, each Adjusted Leverage ratio set out in Clause 25.2 (Financial condition) for a Relevant Period expiring on a Quarter Date after the Relevant Acquisition shall be amended by increasing that ratio by an amount equal to N / (1- H) provided that following such Relevant Acquisition, the Adjusted Leverage ratio for each such Quarter Date shall not be greater than 5.00:1.

(c)

Immediately following completion of the relevant Relevant Acquisition, but subject to paragraph (d) below, the Adjusted Leverage ratios for the purposes of Clause 25.2 (Financial condition) shall be adjusted as set out in the certificate delivered pursuant to paragraph (b) above.

(d)	This Clause 25.6 may only be exercised a maximum of three times during the life of the Facilities.

26.	GENERAL UNDERTAKINGS

The undertakings in this Clause 26 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

Authorisations and compliance with laws

26.1	Authorisations

Each Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	after the Agent’s request, supply certified copies to the Agent of:

any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(i)	enable it to perform its obligations under the Finance Documents;

(ii)	ensure (subject to the Legal Reservations and the Perfection Requirements) the legality, validity, enforceability or admissibility in evidence of any Finance Document; and

(iii)	enable it to carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

26.2	Compliance with laws

Each Obligor shall (and the Company shall ensure that each member of the Group will) comply in all respects with all laws to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

26.3	Environmental compliance

Each Obligor shall (and the Company shall ensure that each member of the Group will):

(a)	comply with all Environmental Law;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Permits,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

26.4	Environmental Claims

Each Obligor shall (through the Company), promptly upon becoming aware of the same, inform the Agent in writing of any Environmental Claim against any member of the Group which is current, pending or threatened where the claim has or is reasonably likely to have a Material Adverse Effect.

26.5	Anti-corruption law

(a)

No Obligor shall (and the Company shall ensure that no other member of the Group will) directly or indirectly use the proceeds of the Facilities for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or applicable legislation in other jurisdictions.

(b)	Each Obligor shall (and the Company shall ensure that each other member of the Group will):

(i)	conduct its businesses in compliance with applicable anti-corruption laws; and

(ii)	maintain policies and procedures designed to promote and achieve compliance with such laws.

(c)

No Obligor shall (and the Company shall ensure that no other member of the Group will), directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person to fund any activities or business of or with a FATF Public Statement Jurisdiction, any goods originating from a FATF Public Statement Jurisdiction or any Person located, organised or resident in FATF Public Statement Jurisdiction or owned or controlled by such party.

26.6	Taxation

(a)

Each Obligor shall (and the Company shall ensure that each member of the Group will) pay and discharge all material Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payments of Taxes are being contested in good faith;

(ii)

adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under Clause 24.2 (Financial statements) or will be, and are, disclosed in the financial statements to be delivered under Clause 24.2 (Financial statements) immediately following the non-payment of such Taxes; and

(iii)	such payments of Taxes can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

(b)	No Obligor may change its jurisdiction of residence for Tax purposes.

(c)

Each Obligor shall, and the Company shall procure that each member of the Group shall, not become a member of a VAT group containing any company other than a member of the Group or any Holding Company of the Group.

(d)	The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(i)

promptly upon the making of such analysis or the obtaining of such advice, any analysis made or advice obtained that concludes that on any transaction contemplated by the Finance Documents or any transaction carried out (or to be carried out) in connection with any transaction contemplated by the Finance Documents contains a Hallmark under the meaning of DAC 6 and must be reported under DAC 6;

(ii)

promptly upon the making of such reporting and to the extent permitted by applicable law and regulation, any reporting made to any governmental or taxation authority by or on behalf of any member of the Group or by any adviser to such member of the Group (to the extent that any report made by such an adviser is within the possession or control of the Company) in relation to DAC 6 or any law or regulation which implements DAC 6 and any unique identification number issued by any governmental or taxation authority to which any such report has been made (if available); and

(iii)	promptly upon the making of such reporting, a certificate from a duly authorised representative of the Company satisfactory to the Lenders, confirming the Company’s compliance with DAC 6 requirements.

Restrictions on business focus

26.7	Merger

No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction other than a Permitted Disposal, Permitted Acquisition or Permitted Transaction.

26.8	Change of business

The Company shall procure that no substantial change is made to the general nature of the business of the Group taken as a whole from that carried on by the Group at the date of this Agreement.

26.9	Acquisitions

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Company shall ensure that no other member of the Group will):

(i)	acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or

(ii)	incorporate a company.

(b)

Paragraph (a) above does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is:

(i)	a Permitted Acquisition;

(ii)	a Permitted Joint Venture; or

(iii)	a Permitted Transaction.

26.10	Joint ventures

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Company shall ensure that no other member of the Group will):

(i)	enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or

(ii)

transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).

(b)

Paragraph (a) above does not apply to any acquisition of (or agreement to acquire) any interest in a Joint Venture or transfer of assets (or agreement to transfer assets) to a Joint Venture or loan made to or guarantee, indemnity or Security given in respect of the obligations of a Joint Venture if such transaction is a Permitted Acquisition, a Permitted Disposal, a Permitted Guarantee, a Permitted Loan, a Permitted Security or a Permitted Joint Venture.

26.11	Holding Companies

The Company and OpSec shall not trade, carry on any business (other than as a holding company), own any assets or incur any liabilities except for:

(a)	the provision of management and administrative services to other members of the Group of a type customarily provided by a holding company to its Subsidiaries;

(b)

ownership of shares in its Subsidiaries, intra-Group debit balances, intra-Group credit balances and other credit balances in bank accounts, cash and Cash Equivalent Investments but only if those shares, credit balances, cash and Cash Equivalent Investments are subject to the Transaction Security;

(c)

any rights or liabilities under the Transaction Documents to which it is a party and professional fees and administration costs and any Tax incurred in the ordinary course of business as a holding company;

(d)	any rights or liabilities under any hedging transaction permitted under Clause 26.29 (Treasury Transactions);

(e)

any rights or liabilities under any service contract or consultancy agreement for any other director, executive or consultant or employee to the extent arising in the ordinary course of business as a holding company;

(f)	any Permitted Guarantee;

(g)	any rights or liabilities in relation to Subordinated Debt or New Shareholder Injections;

(h)	any rights or liabilities in relation to any employee incentive scheme operated by any member of the Group;

(i)	any arrangement in respect of a Permitted Payment or a Permitted Transaction;

(j)	any rights or liabilities in relation to any litigation or court or other similar proceedings that are being contested in good faith;

(k)	the payment of any Acquisition Costs; and

(l)

any other assets or liabilities owned or reasonably incurred in the ordinary course of business as a holding company (including liabilities in respect of Taxes, customary insurance policies and liabilities arising by operation of law).

Restrictions on dealing with assets and Security

26.12	Preservation of assets

Each Obligor shall (and the Company shall ensure that each other member of the Group will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable in the conduct of its business where the failure to maintain such assets to such standard has or is reasonably likely to have a Material Adverse Effect.

26.13	Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

26.14	Negative pledge

In this Clause 26.14, “Quasi-Security” means an arrangement or transaction described in paragraph (b) below.

Except as permitted under paragraph (c) below:

(a)	No Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)	No Obligor shall (and the Company shall ensure that no other member of the Group will):

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, which is:

(i)	Permitted Security; or

(ii)	a Permitted Transaction.

26.15	Disposals

(a)

Except as permitted under paragraphs (b) below, no Obligor shall (and the Company shall ensure that no other member of the Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal which is:

(i)	a Permitted Disposal;

(ii)	a disposal giving effect to a Liabilities Acquisition which is permitted by, and as defined in, the Intercreditor Agreement; or

(iii)	a Permitted Transaction.

26.16	Arm’s length basis

(a)

Except as permitted by paragraph (b) below, no Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any transaction with any person except on arm’s length terms or better than arm’s length terms from the perspective of the relevant Obligor or the other Group member and on commercially sensible terms.

(b)	The following transactions shall not be a breach of this Clause 26.16:

(i)	intra-Group transactions permitted under this Agreement;

(ii)

fees, costs and expenses payable under the Transaction Documents in the amounts set out in the Transaction Documents delivered to the Agent under Clause 4.1 (Initial conditions precedent) (or as amended in accordance with this Agreement) or agreed by the Agent;

(iii)	any Permitted Transaction, Permitted Payment or New Shareholder Injections;

(iv)	any transaction expressly contemplated by the Transaction Documents delivered to the Agent under Clause 4.1 (Initial conditions precedent) (or as amended in accordance with this Agreement);

(v)	any Liabilities Acquisition which is permitted by, and as defined in, the Intercreditor Agreement;

(vi)	any charitable or pro bono activities; and

(vii)

transactions with employees, directors or consultants of members of the Group in relation to staff discounts, loans, bonuses, incentive schemes, accommodation or the payment of reasonable costs and expenses.

Restrictions on movement of cash – cash out

26.17	Loans or credit

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Company shall ensure that no other member of the Group will) be a creditor in respect of any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to:

(i)	a Permitted Loan; or

(ii)	a Permitted Transaction.

26.18	No guarantees or indemnities

(a)

Except as permitted under paragraph (b) below, no Obligor shall (and the Company shall ensure that no other member of the Group will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

(b)	Paragraph (a) does not apply to a guarantee which is:

(i)	a Permitted Guarantee; or

(ii)	a Permitted Transaction.

26.19	Dividends and share redemption

(a)	Except as permitted under paragraph (b) below, the Company shall not (and will ensure that no other member of the Group will):

(i)

declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)	repay or distribute any dividend or share premium reserve;

(iii)	pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of any of the shareholders of the Company in their capacity as such; or

(iv)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

(b)	Paragraph (a) above does not apply to:

(i)	a Permitted Distribution;

(ii)	a Permitted Transaction; or

(iii)	a Permitted Payment.

26.20	Subordinated Debt

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Company shall ensure that no other member of the Group will):

(i)	repay or prepay any principal amount (or capitalised interest) outstanding under the Subordinated Debt;

(ii)	pay any interest or any other amounts payable in connection with the Subordinated Debt; or

(iii)	purchase, redeem, defease or discharge any amount outstanding with respect to the Subordinated Debt.

(b)	Paragraph (a) does not apply to a payment, repayment, prepayment, purchase, redemption, defeasance or discharge which is:

(i)	a Permitted Payment; or

(ii)	otherwise permitted under the Intercreditor Agreement.

Restrictions on movement of cash – cash in

26.21	Financial Indebtedness

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Company shall ensure that no other member of the Group will) incur or allow to remain outstanding any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to Financial Indebtedness which is:

(i)	Permitted Financial Indebtedness; or

(ii)	a Permitted Transaction.

26.22	Share capital

No Obligor shall (and the Company shall ensure that no other member of the Group will) issue any shares except pursuant to:

(a)	a Permitted Share Issue; or

(b)	a Permitted Transaction.

Miscellaneous

26.23	Insurance

(a)

Each Obligor shall (and the Company shall ensure that each other member of the Group will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business provided that there shall be no requirement for keyman life insurance or loss payee endorsements or other similar arrangements.

(b)	All insurances must be with reputable independent insurance companies or underwriters.

26.24	Pensions

(a)	The Company shall ensure that no member of the Group is:

(i)

an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) (other than ITP2 benefit-defined pension plans provided by Zacco Sweden AB and Zacco Digital Trust Sweden AB in respect of which the Group’s liabilities are materially insured under insurance policies in accordance with customary Swedish practice for a benefit-defined pension scheme); or

(ii)	“connected” with or an “associate” of (as those terms are used in sections 38 or 43 of the Pensions Act 2004) such an employer.

26.25	People with Significant Control regime

Each Obligor shall (and the Company shall ensure that each other member of the Group will):

(a)

within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any company incorporated in the United Kingdom whose shares are the subject of the Transaction Security; and

(b)	promptly provide the Security Agent with a copy of that notice.

26.26	Access

(a)

If an Event of Default is continuing, or the Agent reasonably suspects such an Event of Default is continuing or may occur, each Obligor shall, and the Company shall ensure that each member of the Group will, permit the Agent and/or the Security Agent and/or accountants or other professional advisers and contractors of the Agent or Security Agent free access at all reasonable times and on reasonable notice at the risk and cost of the Obligor or Company to (i) the premises, assets, books, accounts and records of each member of the Group and (ii) meet and discuss matters with Senior Management in each case, to the extent necessary to investigate the relevant Event of Default and provided that all information obtained as a result of any investigations shall be subject to the confidentiality restrictions set out in this Agreement (subject always to any necessary legal or regulatory disclosures).

(b)

If the Agent or the Security Agent exercise its rights under paragraph (a) above, it will use reasonable endeavours (where appropriate) to minimise the scope and nature of the enquiry undertaken and the costs to the Group of that enquiry.

26.27	Intellectual Property

(a)	Each Obligor shall (and the Company shall procure that each other member of the Group will):

(i)	preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of the relevant Group member;

(ii)	use reasonable endeavours to prevent any infringement in any material respect of the Intellectual Property;

(iii)	make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property in full force and effect and record its interest in that Intellectual Property;

(iv)

not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any member of the Group to use such property; and

(v)	not discontinue the use of the Intellectual Property,

where failure to do so, in the case of paragraphs (i) to (iii) above, or, in the case of paragraphs (iv) and (v) above, such use, permission to use, omission or discontinuation, is reasonably likely to have a Material Adverse Effect.

(b)

Failure to comply with any part of paragraph (a) above shall not be a breach of this Clause 26.27 to the extent that any dealing with Intellectual Property which would otherwise be a breach of paragraph (a) above is contemplated by the definition of Permitted Transaction.

26.28	Financial assistance

Each Obligor shall (and the Company shall procure each other member of the Group will) comply in all respects with sections 678 and 679 of the Companies Act 2006 (to the extent applicable to it) and any equivalent legislation in other jurisdictions including in relation to the execution of the Transaction Security Documents and payment of amounts due under this Agreement.

26.29	Treasury Transactions

No Obligor shall (and the Company will procure that no other member of the Group will) enter into any Treasury Transaction, other than:

(a)	any hedging transaction documented by a Hedging Agreement entered into for the purpose of hedging interest rate or exchange rate risks in relation to the Facilities;

(b)	foreign exchange transactions for spot or forward delivery where that foreign exchange contracts are entered into in the ordinary course of business and not for speculative purposes; and

(c)

any Treasury Transaction entered into for the hedging of actual or projected real exposures arising in the ordinary course of trading activities of a member of the Group and not for speculative purposes.

26.30	Guarantors

(a)

The Company shall ensure that at all times referred to in paragraph (d) below, the aggregate of earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Adjusted EBITDA) or the aggregate gross assets of the Guarantors (in each case calculated on an unconsolidated basis and excluding goodwill, all intra-Group items and investments in Subsidiaries of any member of the Group) represents not less than 85% per cent. of Adjusted EBITDA or gross assets of the Group (the “Guarantor Coverage Test”).

(b)

For the purposes of determining compliance with paragraph (a) above, any member of the Group generating negative earnings before interest, tax, depreciation and amortisation shall be treated as having earnings before interest, tax, depreciation and amortisation of zero.

(c)

The Company need only perform its obligations under paragraph (a) above if it is not unlawful for the relevant person to become a Guarantor and that person becoming a Guarantor would not result, amongst other things, in personal liability for that person’s directors or other management and the performance of such obligations would not be contrary to the Agreed Security Principles for any other reason binding on a member of the Group. Each Obligor must use, and must procure that the relevant person uses, all reasonable endeavours lawfully available which are compatible with the Agreed Security Principles to avoid any such unlawfulness, restrictions or personal liability. This includes agreeing to a limit on the amount guaranteed. The Agent may (but shall not be obliged to) agree to such a limit if, in its opinion, to do so would avoid the relevant unlawfulness or personal liability or incompatibility with the Agreed Security Principles. If it would be unlawful for a person to become a Guarantor or that person becoming a Guarantor would result in personal liability for that person’s directors or other management or would be contrary to the Agreed Security Principles for any other reason (but excluding for any regulatory reason, as set out in the Agreed Security Principles), the earnings before interest, tax, depreciation and amortisation and gross assets of such person shall be deducted from Adjusted EBITDA and gross assets (as the case may be) of the Group for the purposes of determining whether the Company is complying with paragraph (a) above.

(d)

The Guarantor coverage requirement in paragraph (a) above will be tested on the Closing Date, on each date on which a Compliance Certificate is delivered with the Annual Financial Statements under Clause 24.3 (Provision and contents of Compliance Certificate) and on the date of completion of any Permitted Acquisition in each case, calculated by reference to (as applicable) the latest audited annual financial statements of the relevant Additional Guarantor and the latest Annual Financial Statements as delivered pursuant to Clause 24.2 (Financial statements), adjusted to take into account any acquisitions or disposals (by adding or removing, as the case may be, the results of that company in the manner contemplated by the definition of Adjusted EBITDA) provided that if on the relevant test date specified above, the Guarantor Coverage Test is not satisfied, members of the Group incorporated in England and Wales, Denmark, Germany, Norway or Sweden shall accede to this Agreement as Additional Guarantors on or before the date falling 45 days after the relevant test date specified above and, members of the Group incorporated outside of England and Wales, Denmark, Germany, Norway or Sweden shall accede to this Agreement as Additional Guarantors on or before the date falling 90 days after the relevant test date specified above.

26.31	Further assurance

(a)

Subject to the Agreed Security Principles, Holdco and each Obligor shall (and the Company shall procure that each other member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)

to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(ii)

to confer on the Security Agent or confer on the Finance Parties Security over any property and assets of Holdco or that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or

(iii)	(after the Transaction Security has become enforceable) to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b)

Subject to the Agreed Security Principles, Holdco and each Obligor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents (including in respect of the Minority Shares to the extent not cancelled following their acquisition pursuant to Clause 26.39 (Minority Shares Undertaking)).

(c)

In relation to any provision of this Agreement which requires Holdco or the Obligors or any member of the Group to deliver any document for the purposes of granting any guarantee or Security for the benefit of all or any of the Finance Parties, the Agent or the Security Agent (as applicable) agrees to execute as soon as reasonably practicable any such agreed form document which is presented to it for execution.

26.32	Sanctions

Other than to the extent that compliance with paragraphs (a) to (c) below would conflict with Council Regulation (EC) No 2271/96 (as amended) (or any implementing law or regulation in any member state of the European Union), or any similar applicable blocking or anti-boycott law or regulation in the United Kingdom):

(a)	each Obligor shall (and the Company shall procure that each other member of the Group will) ensure that none of the proceeds of any Loan will, directly or indirectly be:

(i)	used in any manner that which would result in a violation of Sanctions by any person (including any Finance Party); or

(ii)	contributed or otherwise made available to any person who is the subject of Sanctions; and

(b)	each Obligor shall (and the Company shall procure that each member of the Group will):

(i)	conduct its business in compliance with Sanctions; and

(ii)	maintain adequate policies and procedures designed to promote and achieve compliance with Sanctions.

(c)

each Obligor shall (and the Company shall procure that each other member of the Group will) ensure that no proceeds of any activity in breach of Sanctions will be used to make any payment in connection with the Finance Documents.

26.33	Anti-terrorism law

Each member of the Group will after the date of this Agreement conduct its businesses in compliance with all Anti-Terrorism Laws and will institute and maintain policies and procedures designed to promote and achieve compliance with such laws.

26.34	Compliance with ERISA and other United States laws

(a)	No Obligor may:

(i)	extend credit for the purpose, directly or indirectly, of buying or carrying Margin Stock; or

(ii)	use any Loan, directly or indirectly, to buy or carry Margin Stock or for any other purpose in violation of the Margin Regulations.

(b)	Each Obligor shall promptly upon becoming aware of it notify the Agent of:

(i)	any Reportable Event;

(ii)	the termination of or withdrawal from, or any circumstances reasonably likely to result in the termination of or withdrawal from, any Plan subject to Title IV of ERISA; and

(iii)	a claim or other communication alleging material non-compliance with any law or regulation relating to any Plan.

(c)	Each of the Obligors and its ERISA Affiliates shall ensure that any liability imposed on it or any ERISA Affiliates pursuant to Title IV of ERISA is paid and discharged when due.

(d)

The Company will ensure that all of the Obligors and all of its ERISA Affiliates which are subject to ERISA, the Code or HIPM will make all reasonable endeavours to comply with the applicable provisions of ERISA, the Code or HIPM to the extent that failure to comply would have a Material Adverse Effect.

26.35	Centre of main interests

For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”), no Obligor shall cause or allow its centre of main interest (as that term is used in Article 3(1) of the Regulation) to change without the prior written consent of the Majority Lenders (acting reasonably).

26.36	Squeeze-out and terms of the Zacco Acquisition

(a)	The Company shall procure that the Danish Bidco shall:

(i)

not increase (and ensure there is no increase in) the amount of cash payable by it in respect of the Zacco Target Shares pursuant to the Zacco Acquisition Agreement (other than any customary adjustments or true-up payments once closing accounts in relation to the Zacco Target Group have been finalised) except to the extent that such increase is funded entirely (directly or indirectly) by Acceptable Funding Sources (Excluding Debt) and such monies are passed down to the Company by way of subscription for shares or Subordinated Debt;

(ii)

not amend, vary, novate, supplement, supersede or waive any term or condition of the Zacco Acquisition Documents (in their form supplied to the Agent as a condition precedent to the Effective Date) (including without limitation to re-negotiate the terms of the Zacco Acquisition such that it might complete on Danish Bidco achieving less than the Agreed Threshold (pursuant to and as defined in the Zacco Acquisition Agreement)) where such amendment, variation, novation, supplement, superseding or waiver could be reasonably expected to adversely affect the interests of the Finance Parties (taken as a whole) unless the Agent (acting on the instructions of all Lenders and the First Incremental Facility Lenders) gives its consent (such consent not to be unreasonably withheld or delayed); and

(iii)

if it becomes aware of a circumstance or event which is covered by any condition of the Zacco Acquisition Agreement which would entitle the Danish Bidco or any other party to the Zacco Acquisition Agreement to lapse or withdraw from the Zacco Acquisition under the Zacco Acquisition Agreement, it shall, as soon as reasonably practicable, notify the Agent.

(b)	The Company shall procure that the Danish Bidco acquires the Zacco Minority Shares in accordance with the Compulsory Acquisition Procedure no later than 3 months of the Zacco Closing Date.

(c)

The Company shall (and the Copmany will procure that Danish Bidco will) promptly pay all amounts payable to the holders of the Zacco Target Shares under the Zacco Acquisition Documents as and when they become due (except to the extent that any such amounts are being contested in good faith by a member of the Group and where adequate reserves are set aside for any such payment).

(d)

The Company shall, (and the Company will procure that Danish Bidco and each relevant member of the Group will), take all reasonable and practical steps to preserve and enforce its rights (or the rights of any other member of the Group) and pursue any claims and remedies arising under any Zacco Acquisition Documents if and to the extent the directors of the Company believe in good faith it is commercially reasonable or prudent to do so.

26.37	Cash management

(a)

Subject to paragraph (c) below, starting from the first complete Financial Quarter after the Zacco Closing, each Obligor shall (and the Company shall ensure that each member of the Group will) ensure that on each date which is 5 Business Days after the end of each Month (each such date a “Cash Test Date”) the aggregate of Cash (excluding (i) any balances held on deposit at patent authorities and tax authorities treated as Cash and (ii) any Cash allocated to finance Permitted Acquisitions expected to complete by the Zacco Group on or before the date which is 3 months from the first Cash Test Date) and Cash Equivalent held by Zacco Obligors is not greater than Opsec Group/Zacco Group Basket (or its equivalent in other currencies) (the amount of such excess held by Zacco Obligors being the “Cash Balance”).

(b)	Any such Cash Balance shall be lent by one or more Zacco Obligors to one or more Opsec Obligors within 5 Business Days following each Cash Test Date.

(c)	No Obligor shall be obliged at any time to procure that a Zacco Obligor lend any Cash Balance under paragraph (a) above:

(i)

if at a time when to do so would cause the Zacco Obligor (despite that person using all reasonable efforts to mitigate the relevant tax liability) to incur a materially greater tax liability in respect of the Cash Balance than it would otherwise incur if the loan were made at a later date (and such Zacco Obligor shall lend any such Cash at any such later date provided that the conditions of this paragraph (c) are met at that later date);

(ii)	if (despite using all reasonable efforts to avoid the breach or result) to do so would breach any applicable law or result in personal liability for the Zacco Obligor’s directors or management; or

(iii)	if it involves any member of the Group lending an amount which is less than $200,000 (or its equivalent).

26.38	Amendments

(a)

No Obligor shall (and the Company shall ensure that no other member of the Group will) from the Effective Date amend, vary, novate, supplement, supersede, waive or terminate any term of a Finance Document or any other document delivered to the Agent pursuant to paragraphs (a) of Clause 4.1 (Initial conditions precedent) and schedule 2, schedule 3 and schedule 4 of the Amendment and Restatement Agreement except in writing:

(i)	in accordance with Clause 26.36 (Squeeze-out and terms of the Zacco Acquisition) or Clause 40 (Amendments and waivers);

(ii)	to the extent that that amendment, variation, novation, supplement, superseding, waiver or termination is permitted by the Intercreditor Agreement; or

(iii)	in a way which could not be reasonably expected to adversely affect the interests of the Finance Parties (taken as a whole).

(b)	The Company shall, as soon as reasonably practicable, supply to the Agent a copy of any document relating to any of the matters referred to in paragraphs (i) to (iii) above.

26.39	Minority Shares Undertaking

(a)

The Company hereby represents on the Effective Date to the Finance Parties that it (or Holdco) has made an offer to the Minority Shareholder prior to the date of the Amendment and Restatement Agreement to acquire all of its Minority Shares for cash consideration (the “Minority Shareholder Transfer”) and the Minority Shareholder has indicated an intention to accept and complete the Minority Shareholder Transfer .

(b)

If the Company in its reasonable opinion (acting in good faith) considers that Minority Shareholder Transfer will not be effected, the Company shall offer to the Minority Shareholder the option to exchange all of its Minority Shares for shares in Holdco (the “Minority Shares Exchange”) and the Company shall promptly provide written evidence to the Agent of such offer.

(c)

The Company shall use all commercially reasonable endeavours (but with no obligation for the Group to initiate legal proceedings or otherwise incur material cost) to complete the Minority Shareholder Transfer or the Minority Shares Exchange promptly following the date of the Amendment and Restatement Agreement, provided that such obligation shall cease if the Minority Shareholder Transfer or the Minority Shares Exchange is not effected within 45 days after the date of the Amendment and Restatement Agreement.

(d)

If the Minority Shareholder Transfer or the Minority Shares Exchange has not completed within 45 days after the date of the Amendment and Restatement Agreement, the Company shall promptly consult in good faith with each of the Lenders regarding the interposition of a single newly-incorporated wholly-owned intermediate Holding Company registered in England and Wales between the Company and its direct Subsidiaries (“Intermediate Holdco”) (and with such Intermediate Holdco acceding as an Additional Guarantor and granting Transaction Security) and shall, as soon as reasonably practicable, implement any such interposition provided that the Group shall be under no obligation to complete or implement such interposition or accession process if it would give rise to material cost or tax liabilities to the Group. As at the Effective Date (and having made initial enquiries), the Company confirms that it does not anticipate any such interposition or accession costs or liabilities to be material to the Group.

(e)

Subject to the Agreed Security Principles, as soon as reasonably practicable upon completion of the Minority Shareholder Transfer, the Minority Shares Exchange or the interposition of any Intermediate Holdco, the Company shall (and the Company shall procure that Holdco and any Intermediate Holdco will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)) to create, grant and perfect Transaction Security (which may include the execution of a mortgage, charge, assignment or other Security over all of the shares in the Company or all of the shares in Intermediate Holdco and for Intermediate Holdco to become an Additional Guarantor).

(f)	The Company shall provide regular updates to the Agent (or promptly following request by the Agent) in connection with the Minority Shareholder Transfer or the Minority Shares Exchange.

26.40	Condition subsequent

(a)

The Company shall procure that the Danish Bidco shall accede to this Agreement as an Additional Guarantor as soon as reasonably practicable after the Effective Date but in any event no later than the date on which the first Utilisation of the First Incremental Facility occurs provided that a breach of this provision shall be an automatic Event of Default.

(b)	The Company shall procure that the Danish Bidco deliver to the Agent a copy of the Zacco Acquisition Agreement no later than one Business Day of signing the Zacco Acquisition Agreement.

(c)

The Company shall procure that the Danish Bidco deliver to the Agent a copy of the minutes of the meeting at which the closing of the Zacco Acquisition takes place executed by the Zacco Majority Sellers (or its representative) no later than one Business Day of Zacco Closing Date.

(d)

The Company shall supply to the Security Agent within one Business Day of the Reorganisation Effective Date (as defined in the Amendment and Restatement Agreement) a copy of the “PSC register” (within the meaning of section 790C(10) of the Companies Act 2006) of the Company.

(e)	The Company shall procure that:

(i)

the stock transfer forms duly executed by the Minority Shareholder in respect of the Minority Shares are delivered to HMRC within ten Business Days of the acquisition by Holdco of those shares for adjudication of stamp duty payable in respect of that acquisition and any stamp duty adjudicated to be payable in respect of such acquisition is paid promptly upon becoming due; and

(ii)	within 5 Business Days following its receipt of the duly stamped stock transfer form from HMRC in respect of the shares in the Company acquired by Holdco, the Company shall:

(A)	write up the Company’s register of members:

(B)	deliver the blank stock transfer form(s) and original share certificate(s) in respect of such shares to the Security Agent; and

(C)	supply a copy of the “PSC register” (within the meaning of section 790C(10) of the Companies Act 2006) of the Company to the Security Agent.

27.	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 27 is an Event of Default (save for Clause 27.18 (Acceleration) and Clause 27.19 (Clean-Up Period)).

27.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless its failure to pay is caused by:

(a)	administrative or technical error; or

(b)	a Disruption Event,

and payment is made within five Business Days of its due date.

27.2	Financial covenant and other obligations

(a)	Any requirement of Clause 25 (Financial covenant) is not satisfied (subject to the expiry of the cure period referred to in Clause 25.4 (Equity Cure)).

(b)

An Obligor does not comply with Clause 24.2 (Financial statements) (in so far it relates to the Annual Financial Statements, Monthly Financial Statements and/or Quarterly Financial Statements only) and Clause 24.3 (Provision and contents of Compliance Certificate) (in so far it relates to the Annual Financial Statements and Quaterly Financial Statements only) provided that no Event of Default will occur under this paragraph (b) if such failure to comply is remedied within 5 Business Days of the earlier of (i) the Agent giving notice to the Company or the relevant Obligor or (ii) the Company or an Obligor becoming aware of the failure to comply.

(c)	Paragraph (a) of Clause 26.40 (Condition subsequent) is not satisfied when due.

27.3	Other obligations

(a)	An Obligor or Holdco does not comply with any provision of the Finance Documents (other than those referred to in Clause 27.1 (Non-payment) and Clause 27.2 (Financial covenantand other obligations)).

(b)

No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days of the earlier of (i) the Agent giving notice to the Company, Holdco or relevant Obligor and (ii) the Company, Holdco or an Obligor becoming aware of the failure to comply.

27.4	Misrepresentation

(a)

Any representation or statement made or deemed to be made by Holdco or an Obligor in the Finance Documents is or proves to have been incorrect or misleading in any material respect when made or deemed to be made by reference to the facts and circumstances then existing.

(b)

No Event of Default under paragraph (a) above will occur if the circumstances giving rise to the misrepresentation are capable of remedy and are remedied within 15 Business Days of the earlier of (i) the Agent giving notice to the Company, Holdco or relevant Obligor and (ii) the Company, Holdco or an Obligor becoming aware of such circumstances.

27.5	Cross default

(a)	Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)

Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)	No Event of Default will occur under this Clause 27.5 if:

(i)

the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is $1,500,000 or less at any time (or its equivalent in other currencies); or

(ii)	any event falling within paragraphs (a) to (d) above is in respect of Financial Indebtedness:

(A)	the payment of which is prohibited under the terms of this Agreement or the Intercreditor Agreement; or

(B)	which (i) is owed by one member of the Group to another member of the Group or (ii) is Subordinated Debt owed by the Company.

27.6	Insolvency

(a)	An Obligor, Holdco or a Material Company:

(i)	is unable or admits inability to pay its debts as they fall due;

(ii)

is deemed to, or is declared to, be unable to pay its debts under applicable law (other than as a result of a legal proceeding which does not constitute an Event of Default under Clause 27.7 (Insolvency proceedings) or as a result of balance sheet liabilities exceeding its balance sheet assets (except where the same would result in an Event of Default under Clause 27.7 (Insolvency proceedings)));

(iii)	suspends or threatens to suspend making payments on any of its debts (as part of a general (or threat of) suspension of debts); or

(iv)

by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party or any Hedge Counterparty in each case in its capacity as such) with a view to rescheduling any of its indebtedness in an amount greater than $1,000,000 (or its equivalent in other currencies), or any analogous circumstance or event occurs, or procedure or step is taken, in any jurisdiction.

(b)

A moratorium is declared in respect of any indebtedness of Holdco, any Material Company or an Obligor. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

27.7	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other formal procedure or step is taken in relation to:

(i)

the suspension of payments generally, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of Holdco, any Material Company or any Obligor;

(ii)

a composition, compromise, assignment or similar arrangement with any creditor (excluding any Finance Party or any Hedge Counterparty in each case in its capacity as such) of Holdco, any Material Company or any Obligor by reason of actual or anticipated financial difficulties;

(iii)

the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of Holdco, any Material Company or any Obligor or any of their assets; or

(iv)	enforcement of any Security over any assets of Holdco, any Material Company or any Obligor where such assets have an aggregate value in excess of $1,000,000 (or its equivalent in other currencies), or any analogous procedure or step is taken in any jurisdiction.

(b)	Paragraph (a) above shall not apply to:

(i)	any legal proceeding or other formal procedure or step which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement;

(ii)	any step or procedure contemplated by the definition of “Permitted Transaction”; or

(iii)	with respect to any US Obligor.

(c)	Any of the following events or circumstances occurs in respect of any US Obligor:

(i)	it makes a general assignment for the benefit of creditors;

(ii)	it voluntarily commences any proceeding or files any petition seeking liquidation, reorganization or other relief under any US Bankruptcy Law;

(iii)

an involuntary proceeding is commenced or an involuntary petition is filed seeking liquidation, reorganization or other relief in respect of it or its debts, or of a substantial part of its assets, under any US Bankruptcy Law and such proceeding or petition continues undismissed for 60 days;

(iv)	a receiver, trustee, custodian, sequestrator, conservator or similar official is appointed for it or for a substantial part of its assets; or

(v)	an order for relief or other order approving any proceeding or petition is entered under any US Bankruptcy Law.

27.8	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of Holdco, a Material Company or an Obligor having an aggregate value exceeding $1,000,000 (or its equivalent in other currencies) and which is not a frivolous or vexatious process or is being contested in good faith and is in any event, discharged within 14 days.

27.9	Unlawfulness and invalidity

(a)

Subject to the Legal Reservations, it is or becomes unlawful for Holdco, an Obligor or any other member of the Group that is a party to the Intercreditor Agreement to perform any of its material obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective.

(b)

Any obligation or obligations of Holdco, any Obligor under any Finance Documents or any other member of the Group under the Intercreditor Agreement are not (subject to the Legal Reservations and the Perfection Requirements) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents taken as a whole.

(c)

Any subordination created under the Intercreditor Agreement ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party or a Hedge Counterparty) to be unlawful or ineffective, and in each case the cessation or alleged ineffectiveness individually or cumulatively materially and adversely affects the interests of the Finance Parties under the Finance Documents taken as a whole.

27.10	Intercreditor Agreement

(a)

Any party to the Intercreditor Agreement (other than a Finance Party, a Hedge Counterparty or an Obligor) fails to comply with the provisions of, or does not perform its obligations under, the Intercreditor Agreement; or

(b)	a representation or warranty given by that party in the Intercreditor Agreement is incorrect in any material respect,

and, if the non-compliance, non-performance or circumstances giving rise to the misrepresentation are capable of remedy, it is not remedied within 15 Business Days of the earlier of the Agent giving notice to that party or that party becoming aware of the non-compliance, non-performance or misrepresentation.

27.11	Cessation of business

Any Obligor or Material Company suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business except as a result of a Permitted Disposal or a Permitted Transaction.

27.12	Expropriation

The authority or ability of any member of the Group to conduct its business is substantially limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any member of the Group or any of its assets.

27.13	Repudiation and rescission of agreements

(a)

An Obligor or Holdco rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document, the Zacco Acquisition Documents or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

(b)

Any party to the Intercreditor Agreement (other than a Finance Party or a Hedge Counterparty) rescinds or purports to rescind or repudiates or purports to repudiate any of those agreements or instruments in whole or in part where to do so has or is reasonably likely to have a material adverse effect on the interests of the Lenders under the Finance Documents taken as a whole.

27.14	Litigation

Any litigation, arbitration or administrative proceedings or investigations of, or before, any court, agency, arbitral body or other tribunal or any governmental or other regulatory body are started, or any judgment or order of a court, agency arbitral body or other tribunal or any governmental or other regulatory body is made, in relation to the Transaction Documents or the transactions contemplated in the Transaction Documents or against any member of the Group or its assets which have, or has, or are, or is, reasonably likely to have a Material Adverse Effect.

27.15	ERISA

Any Obligor or any ERISA Affiliate fails to meet the minimum funding standard under section 412 of the Code or section 302 of ERISA by reason of the failure of any Obligor or any ERISA Affiliate to make a contribution to a Plan that would reasonably be expected to have a Material Adverse Effect.

27.16	Material adverse change

At any time, any event or circumstance occurs which has a Material Adverse Effect.

27.17	Audit qualification

The Company’s Auditors qualify the audited annual consolidated financial statements of the Company (in a manner which is reasonably expected to be adverse to the interests of the Finance Parties) on the basis that the Group cannot continue as a going concern (and, without limitation, other than due to a prospective breach of any financial covenant).

27.18	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders:

(a)	by notice to the Company:

(i)

cancel each Available Commitment of each Lender and/or each Ancillary Commitment of each Ancillary Lender at which time each such Available Commitment and Ancillary Commitment shall immediately be cancelled and each Facility shall immediately cease to be available for further utilisation;

(ii)

declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable;

(iii)	declare that all or part of the Loans be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders;

(iv)

declare all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities to be immediately due and payable, at which time they shall become immediately due and payable; and/or

(v)

declare that all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(b)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

27.19	Clean-Up Period

Notwithstanding any other provision of any Finance Document:

(a)

any breach of a representation under Clause 23 (Representations) or an undertaking under Clause 26 (General undertakings) (other than a breach of 23.18 (Anti-corruption) paragraph (b)(i) of Clause 26.5 (Anti-corruption law) and paragraph (b)(i) of Clause 26.32 (Sanctions)); or

(b)	any Default (other than a breach of 23.18 (Anti-corruption) paragraph (b)(i) of Clause 26.5 (Anti-corruption law) and paragraph (b)(i) of Clause 26.32 (Sanctions)),

which occurs during a Clean-Up Period will be deemed not to be a breach of representation or warranty, a breach of undertaking or a Default (as the case may be) if:

(i)

it would have been (if it were not for this Clause 27.19) a breach of representation or warranty, a breach of undertaking or a Default only by reason of circumstances relating exclusively to, the target company (or any of its Subsidiaries) or the business or undertaking which is the subject of the relevant acquisition (or any obligation to procure or ensure in relation to that company, Subsidiary, business or undertaking):

(ii)	it is capable of remedy and reasonable steps are being taken to remedy it;

(iii)

the circumstances giving rise to it have not been procured by or approved by the Company or any other member of the Group or the Sponsor other than any member of the Group which was the subject of the relevant acquisition; and

(iv)	it is not reasonably likely to have a Material Adverse Effect.

If the relevant circumstances are continuing on or after the end of that Clean-Up Period, there shall be a breach of representation or warranty, breach of undertaking or Default, as the case may be notwithstanding the above (and without prejudice to the rights and remedies of the Finance Parties).

SECTION 8

CHANGES TO PARTIES

28.	CHANGES TO THE LENDERS

28.1	Assignments and transfers by the Lenders

Subject to this Clause 28 and to Clause 29 (Restriction on Debt Purchase Transactions), a Lender (the “Existing Lender”) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

28.2	Company consent

(a)

On or prior to the Closing Date, the prior written consent of the Company (in its sole discretion) is required for any assignment or transfer by an Existing Lender unless such assignment or transfer is to another Lender or an Affiliate or a Related Fund of any Lender.

(b)	Following the Closing Date, the prior written consent of the Company is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is:

(i)	to any entity identified on the Agreed List;

(ii)	to another Lender or an Affiliate of any Lender;

(iii)	to a fund which is a Related Fund of an Existing Lender; or

(iv)	made at a time when a Major Event of Default is continuing.

(c)

Notwithstanding anything to the contrary in this Agreement, no assignment or transfer shall be permitted at any time to Industry Competitors, Loan to Own Investors (save, in the case of Loan to Own Investors, where a Major Event of Default is continuing), or Defaulting Lenders unless, in each case, the prior consent of the Company is obtained (in its absolute discretion).

(d)

The consent of the Company to an assignment or transfer must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent 10 Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time. It shall be reasonable for the Company to withhold consent if the counterparty to that Participation Agreement is an entity referred to in paragraph (c) above.

(e)

A request for consent made by the Agent or an Existing Lender under paragraphs (a) and (b) above shall be sent to the Company not less than 5 Business Days prior to the date of the proposed transfer or assignment and a copy of such request shall be sent to the Sponsor at the same time as it is issued to the Company provided that the failure to notify the Sponsor shall not render the transfer or assignment ineffective). The Agent shall as soon as reasonably practicable notify the Company of any assignment or transfer made under paragraphs (a) and (b) above.

28.3	Agreed List

(a)

Subject to paragraph (b) below, the Agreed List may be amended with the prior written consent of the Agent (acting on the instruction of the Majority Lenders) and the Company provided that the total number of banks and financial institutions on the Agreed List is not reduced at any time.

(b)	The Company may, subject to giving five Business Days’ prior notice to the Agent, in its sole discretion:

(i)	add any new person to the Agreed List at any time; and

(ii)

remove up to two persons from the Agreed List per Financial Year provided that the Lenders shall have the right to simultaneously add two new persons to the Agreed List (in agreement with the Company and the Majority Lenders).

(c)

A Lender may at any time notify the Company of the details of any entity it wishes to be added to the Agreed List. The addition of any such entities will be subject to the consent (such consent not to be unreasonably withheld) of the Company.

(d)	Any entity consented to by the Company as a permitted transferee or assignee under Clause 28.2 (Company consent) shall be automatically added to the Agreed List.

(e)

For the avoidance of doubt, an amendment to the Agreed List will be without prejudice to the effect of any assignment or transfer which is made in accordance with Clause 28 (Changes to the Lenders) prior to the date of such amendment.

(f)	The Agent shall, within five Business Days of a reasonable request by any Party, provide a copy of the Pre Agreed List to that Party.

28.4	Other conditions of assignment or transfer

(a)

An assignment or transfer of part (but not, for the avoidance of doubt, the whole) of a Lender’s participation must be in an amount such that the Base Currency Amount of that Lender’s remaining participation (when aggregated with its Affiliates’ and Related Funds’ participation) in respect of Commitments or Loans made under the Term Facilities (taken together) is in a minimum amount of $1,000,000.

(b)

Unless a Major Event of Default has occurred and is continuing, an assignment, transfer or sub-participation in respect of the Revolving Facility or the Revolving Facility Commitments, shall not be made without the prior consent of the Company (which may be withheld or conditioned in the Company’s absolute discretion) unless:

(i)

the relevant assignee, transferee or sub-participant is capable and agrees to provide substantially the same financial services and products as provided to the Group by the relevant Revolving Facility Lender immediately prior to the assignment, transfer or sub-participation in respect of the Revolving Facility or the Revolving Facility Commitments; and

(ii)

the relevant assignee, transferee or sub-participant is a deposit taking financial institution authorised by a financial services regulator and which holds a minimum rating equal to or better than BBB- or Baa3 (as applicable) according to at least two of Moody’s, S&P and Fitch or an Acceptable Bank.

(c)	an assignment will only be effective on:

(i)

receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it had been an Original Lender;

(ii)	if not already party to the Intercreditor Agreement in the relevant capacity, the New Lender entering into the documentation required for it to accede as a party to the Intercreditor Agreement; and

(iii)

performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(d)

A transfer will only be effective if the New Lender enters into the documentation required for it to accede as a party to the Intercreditor Agreement (if not already party to the Intercreditor Agreement in the relevant capacity) and if the procedure set out in Clause 28.9 (Procedure for transfer) is complied with.

(e)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)

as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clauses 17 (Tax gross up and indemnities) or 18 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (e) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of any Facility.

(f)

Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

28.5	Sub-participations

(a)

An Existing Lender may, subject to this Clause 28.5, enter into a sub-participation (whether funded or unfunded), sub-contract or similar arrangements (each a “Participation Agreement”) in respect of its rights and obligations under this Agreement provided that the Lender remains liable under this Agreement in relation to those rights and obligations or, to the extent any voting rights are transferred or are capable of being transferred by the Lender, paragraphs (b) to (d) below are complied with.

(b)

On or prior to the Closing Date, the prior written consent of the Company (in its sole discretion) is required to any Participation Agreement pursuant to the terms of which any voting rights of a Lender are transferred or are capable of being transferred to the respective counterparty of the Participation Agreement (a “Voting Participation Agreement”).

(c)	Following the Closing Date, the prior written consent of the Company is required to any Voting Participation Agreement unless:

(i)	the counterparty to the Participation Agreement is:

(A)	an entity identified on the Agreed List;

(B)	another Lender or an Affiliate of any Lender; or

(C)	a fund which is a Related Fund of an Existing Lender; or

(ii)	the Participation Agreement is entered into at a time when a Major Event of Default is continuing.

(d)

Notwithstanding anything to the contrary in this Agreement, no Voting Participation Agreement shall be entered into at any time with a counterparty who is an Industry Competitor, a Loan to Own Investors (save, in the case of Loan to Own Investors, where a Major Event of Default is continuing), or a Defaulting Lender unless, in each case, the prior consent of the Company is obtained (in its absolute discretion).

(e)

The consent of the Company to a Voting Participation Agreement must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent 10 Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time. It shall be reasonable for the Company to withhold consent if the counterparty to that Participation Agreement is an entity referred to in paragraph (d) above.

(f)

A request for consent under paragraphs (a) and (b) above (other than where the counterparty to the Participation Agreement is an entity identified on the Agreed List or when a Major Event of Default is continuing) shall be sent to the Company not less than 5 Business Days prior to the effectiveness of the Participation Agreement and a copy of such request shall be sent to the Sponsor at the same time as it is issued to the Company provided that the failure to notify the Sponsor shall not render the Participation Agreement ineffective. The Agent shall as soon as reasonably practicable notify the Company of any Participation Agreement made under paragraphs (a) and (b) above.

(g)

Each Lender that enters into a Participation Agreement with any Person (any such Person, a “Participant”) shall, acting solely for this purpose as a non-fiduciary agent of the Obligors, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Finance Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Finance Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

28.6	Transfer in breach of criteria – disenfranchisement

If a Lender transfers or assigns all or part of its Commitment (the “Transferred Commitment”) or enters into a Voting Participation Arrangement in respect of all or part of its Commitment (the “Sub-participated Commitment”) in breach of any requirement contained in Clause 28.2 (Company consent), Clause 28.4 (Other conditions of assignment or transfer) or Clause 28.5 (Sub-participations), as the case may be, then until and unless the subsequent written consent of the Company to the relevant transfer or assignment or Participation Arrangement is obtained (such consent not to be unreasonably withheld or delayed (provided that it shall be reasonable for the Company to withhold consent in the circumstances referred to in paragraph (d) of Clause 28.2 (Company consent), paragraph (b) of Clause 28.4 (Other conditions of assignment or transfer) or paragraph (e) of Clause 28.5 (Sub-participations))) or deemed to be given:

(a)	that assignment, transfer, sub-participation or sub-contract (as applicable) shall not be effective;

(b)	in ascertaining:

(i)	the Majority Lenders or the Incremental Facility Majority Lenders; or

(ii)	whether:

(A)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments; or

(B)	the agreement of any specified group of Lenders, has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents the Transferred Commitment or the Sub-participated Commitment shall be deemed to be zero; and

(c)

the person to whom the Lender transferred or assigned the Transferred Commitment or, in the case of a Sub-participated Commitment, the Lender of record (unless such person is a Lender by virtue otherwise than by beneficially owning the Sub-participated Commitment), shall:

(i)

in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, not attend or participate in the same or be entitled to receive the agenda or any minutes of the same; and

(ii)

in its capacity as Lender, not be entitled to receive any report, financial information or other document delivered in accordance with this Agreement or prepared at the request of, or on the instructions of, the Agent or one or more of the Lenders.

28.7	Assignment or transfer fee

Unless the Agent otherwise agrees and excluding an assignment or transfer (i) to an Affiliate of a Lender, (ii) to a Related Fund, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of £2,500.

28.8	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor or any other member of the Group of its obligations under the Transaction Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender, the other Finance Parties and the Secured Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 28; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Transaction Documents or otherwise.

28.9	Procedure for transfer

(a)

Subject to the conditions set out in Clause 28.2 (Company consent) and Clause 28.4 (Other conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)

The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 28.14 (Pro rata interest settlement), on the Transfer Date:

(i)

to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)

each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other member of the Group and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)

the Agent, the Arrangers, the Security Agent, the New Lender, the other Lenders and any relevant Ancillary Lender shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arrangers, the Security Agent and any relevant Ancillary Lender and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

28.10	Procedure for assignment

(a)

Subject to the conditions set out in Clause 28.2 (Company consent) and Clause 28.4 (Other conditions of assignment or transfer), an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)

The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 28.14 (Pro rata interest settlement), on the Transfer Date:

(i)

the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)

the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)

Lenders may utilise procedures other than those set out in this Clause 28.10 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 28.9 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 28.2 (Company consent) and Clause 28.4 (Other conditions of assignment or transfer).

28.11	Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or an Increase Confirmation, send to the Company a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation.

28.12	Accession of Hedge Counterparties

Any person which becomes a party to the Intercreditor Agreement as a Hedge Counterparty shall, at the same time, become a Party to this Agreement as a “Hedge Counterparty” in accordance with clause 20.10 (Creditor Accession Undertaking) of the Intercreditor Agreement.

28.13	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 28, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)

any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)

require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

28.14	Pro rata interest settlement

(a)

If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 28.9 (Procedure for transfer) or any assignment pursuant to Clause 28.10 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)

any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period; and

(ii)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt:

(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender; and

(B)

the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 28.14, have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause 28.14 references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

(c)

An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 28.14 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

28.15	The Register

(a)	The Agent, acting for this purpose as the non-fiduciary agent of the Obligors, shall maintain at its address referred to in Clause 36.2 (Addresses):

(i)	each Transfer Certificate and each Assignment Agreement delivered to and accepted by it; and

(ii)

with respect to each Facility, a register for the recording of the names and addresses of the Lenders and the Commitment of, and principal amount owing to, each Lender from time to time (the “Register”) under such Facility, which may be kept in electronic form.

The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Obligors, the Company, the Agents and the Lenders shall treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Agent shall provide the Company with a copy of the Register within five Business Days of demand.

(b)

Each party to this Agreement irrevocably authorises the Agent to make the relevant entry in the Register (and which the Agent shall do promptly) on its behalf for the purposes of this Clause 28.15 (The Register) without any further consent of, or consultation with, such Party.

(c)

The Agent shall, upon request by an Existing Lender or a New Lender, confirm to that Existing Lender or New Lender whether a transfer or assignment from that Existing Lender or (as the case may be) to that New Lender has been recorded on the Register (including details of the Commitment of that Existing Lender or New Lender in each Facility).

29.	RESTRICTION ON DEBT PURCHASE TRANSACTIONS

29.1	Prohibition on Debt Purchase Transactions

The Company shall not, and shall procure that no other member of the Group will enter into any Debt Purchase Transaction or beneficially own all or any part of the share capital of a company that a Lender or a party to a Debt Purchase Transaction of the type referred to in paragraphs (b) or (c) of the definition of “Debt Purchase Transaction”.

29.2	Disenfranchisement of Sponsor Affiliates

(a)

For so long as a Sponsor Affiliate beneficially owns a Commitment or has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect (and such agreement or arrangement has not been terminated):

(i)

in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, unless the Agent otherwise agrees, it shall not attend or participate in the same or be entitled to receive the agenda or any minutes of the same;

(ii)

in its capacity as Lender, unless the Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Agent or one or more of the Lenders; and

(iii)	in ascertaining:

(A)	the Majority Lenders or the Incremental Facility Majority Lenders; or

(B)	whether:

(1)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments; or

(2)	the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents,

such Commitment shall be deemed to be zero and such Sponsor Affiliate or the person with whom it has entered into such sub-participation, other agreement or arrangement shall be deemed not to be a Lender for the purposes of paragraphs (A) and (B) above (unless in the case of a person not being a Sponsor Affiliate it is a Lender by virtue otherwise than by beneficially owning the relevant Commitment), provided that this paragraph (a) shall not apply in relation to any consent, waiver, amendment or other vote which (x) relates to an increase of Commitments of that Sponsor Affiliate; (y) would result in any Commitment of that Sponsor Affiliate under a particular Facility being treated in any manner which is inconsistent with the treatment proposed to be applied to any other Commitment under such Facility; or (z) would adversely affect the rights and/or obligations of that Sponsor Affiliate (including, without limitation, by way of subordination), solely in its capacity as a Finance Party (and, for the avoidance of doubt, excluding its interests as a holder of equity in the Company (whether directly or indirectly)) disproportionately to the other Finance Parties holding a Commitment in the same Facility.

(b)

Each Lender shall, unless such Debt Purchase Transaction is an assignment or transfer, promptly notify the Agent in writing if it knowingly enters into a Debt Purchase Transaction with a Sponsor Affiliate (a “Notifiable Debt Purchase Transaction”), such notification to be substantially in the form set out in Part 1 of Schedule 12 (Forms of Notifiable Debt Purchase Transaction Notice).

(c)	A Lender shall promptly notify the Agent if a Notifiable Debt Purchase Transaction to which it is a party:

(i)	is terminated; or

(ii)	ceases to be with a Sponsor Affiliate,

such notification to be substantially in the form set out in Part 2 of Schedule 12 (Forms of Notifiable Debt Purchase Transaction Notice).

(d)	Each Sponsor Affiliate that is a Lender agrees that:

(i)

in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Agent or, unless the Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and

(ii)

in its capacity as Lender, unless the Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Agent or one or more of the Lenders.

29.3	Sponsor Affiliates’ notification to other Lenders of Debt Purchase Transactions

Any Sponsor Affiliate which is or becomes a Lender and which enters into a Debt Purchase Transaction as a purchaser or a participant shall, by 5.00 pm on the Business Day following the day on which it entered into that Debt Purchase Transaction, notify the Agent of the extent of the Commitment(s) or amount outstanding to which that Debt Purchase Transaction relates. The Agent shall promptly disclose such information to the Lenders.

30.	CHANGES TO THE OBLIGORS

30.1	Assignment and transfers by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

30.2	Additional Borrowers

(a)

Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 24.11 (“Know your customer” checks), the Company may request that any of its Subsidiaries becomes a Borrower. That Subsidiary shall become a Borrower if:

(i)

it is incorporated in the same jurisdiction (which, in respect of the US, means a state of the US) as an existing Borrower or, if it is incorporated in any other jurisdiction, all the Lenders under the relevant Facility under which it is proposed that the Subsidiary becomes a Borrower approve the addition of that Subsidiary;

(ii)	the Company and that Subsidiary deliver to the Agent a duly completed and executed Accession Deed;

(iii)	the Subsidiary is (or becomes) a Guarantor on or prior to becoming a Borrower;

(iv)	the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(v)

the Agent has received all of the documents and other evidence listed in Part 2 of Schedule 2 (Conditions precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent (acting on the instructions of the Majority Lenders).

(b)

The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 2 of Schedule 2 (Conditions precedent).

(c)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

30.3	Resignation of a Borrower

(a)

In this Clause 30.3, Clause 30.5 (Resignation of a Guarantor) and Clause 30.7 (Resignation and release of security on disposal), “Third Party Disposal” means the disposal of an Obligor (including by the disposal of its Holding Company) to a person which is not a member of the Group where that disposal is permitted under Clause 26.15 (Disposals) or made with the approval of the Majority Lenders (and the Company has confirmed this is the case).

(b)

If a Borrower is the subject of a Third Party Disposal or with the prior consent of all the Lenders or, if the only Facility the Borrower has outstanding borrowings under is an Ancillary Facility, with the prior consent of the Ancillary Lender which has made that Ancillary Facility available, the Company may request that such Borrower (other than the Company) ceases to be a Borrower by delivering to the Agent a Resignation Letter.

(c)	The Agent shall accept a Resignation Letter and notify the Company and the other Finance Parties of its acceptance if:

(i)	the Company has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter;

(ii)	the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents;

(iii)

where the Borrower is also a Guarantor (unless its resignation has been (or will contemporaneously with its resignation as a Borrower be) accepted in accordance with Clause 30.5 (Resignation of a Guarantor)), its obligations in its capacity as Guarantor continue to be legal, valid, binding and enforceable and in full force and effect (subject to the Legal Reservations) and the amount guaranteed by it as a Guarantor is not decreased (and the Company has confirmed this is the case); and

(iv)

if applicable, the Company has confirmed that it shall ensure that any relevant Disposal Proceeds, Insurance Proceeds or Acquisition Proceeds will be applied in accordance with Clause 11.3 (Acquisition, Disposal, Insurance and Listing Proceeds).

(d)

Upon notification by the Agent to the Company of its acceptance of the resignation of a Borrower, that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents as a Borrower except that, where the Borrower is to be the subject of a Third Party Disposal, the resignation shall not take effect (and the Borrower will continue to have rights and obligations under the Finance Documents) until the date on which the Third Party Disposal takes effect.

(e)

The Agent may, at the cost and expense of the Company, require a legal opinion from counsel to the Agent confirming the matters set out in paragraph (c)(iii) above and the Agent shall be under no obligation to accept a Resignation Letter until it has obtained such opinion in form and substance satisfactory to it.

30.4	Additional Guarantors

(a)	Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 24.11 (“Know your customer” checks), the Company may request that any of its Subsidiaries becomes a Guarantor.

(b)

The Company shall procure that any member of the Group which is a Material Company shall, subject to the Agreed Security Principles, within 45 days of being acquired or becoming a Material Company (in the case of a Material Company incorporated in England and Wales, Scotland, Denmark, Germany, Norway or Sweden) or 90 days of being acquired or becoming a Material Company (in the case of a Material Company incorporated in any other jurisdiction) become an Additional Guarantor and grant Transaction Security in accordance with the Agreed Security Principles and shall accede to the Intercreditor Agreement.

(c)

The Company shall procure that any member of the Group which is a Material Company on the Closing Date, in the case of a Material Company incorporated in England and Wales shall become an Additional Guarantor on the Closing Date and in the case of a Material Company incorporated outside of England and Wales, shall become an Additional Guarantor on the date falling 90 days after the Closing Date and in each case, grant Transaction Security in accordance with the Agreed Security Principles and shall accede to the Intercreditor Agreement.

(d)

The Company shall procure that any other member of the Group which is required to become a Guarantor pursuant to Clause 26.30 (Guarantors) shall, within 30 days after the delivery of the relevant Compliance Certificate accompanying the Annual Financial Statements and subject to the Agreed Security Principles, become an Additional Guarantor and grant the Transaction Security as the Agent may require and shall accede to the Intercreditor Agreement.

(e)	A member of the Group shall become an Additional Guarantor if:

(i)	the Company and the proposed Additional Guarantor deliver to the Agent a duly completed and executed Accession Deed; and

(ii)

the Agent has received all of the documents and other evidence listed in Part 2 of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent (acting on the instructions of the Majority Lenders).

(f)

The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 2 of Schedule 2 (Conditions precedent).

(g)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (f) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

30.5	Resignation of a Guarantor

(a)	The Company may request that a Guarantor (other than the Company) ceases to be a Guarantor by delivering to the Agent a Resignation Letter if:

(i)	that Guarantor is being disposed of by way of a Third Party Disposal (as defined in Clause 30.3 (Resignation of a Borrower)) and the Company has confirmed this is the case; or

(ii)	subject to clause 3.3 (Restriction on amendments and waivers: SFA guarantee) of the Intercreditor Agreement, all Lenders have consented to the resignation of that Guarantor.

(b)

Subject to paragraph (a) of clause 20.13 (Resignation of a Debtor) of the Intercreditor Agreement, the Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)	the Company has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter;

(ii)	no payment is due from the Guarantor under Clause 22.1 (Guarantee and indemnity);

(iii)

where the Guarantor is also a Borrower, it is under no actual or contingent obligations as a Borrower and has resigned and ceased to be a Borrower under Clause 30.3 (Resignation of a Borrower) (or will do so contemporaneously with its resignation as a Guarantor); and

(iv)	if applicable, the Company has confirmed that it shall ensure that the Disposal Proceeds will be applied in accordance with Clause 11.3 (Acquisition, Disposal, Insurance and Listing Proceeds).

(c)

Upon notification by the Agent to the Company of its acceptance of the resignation of a Guarantor, that company shall cease to be a Guarantor and shall have no further rights or obligations under the Finance Documents as a Guarantor.

30.6	Repetition of Representations

Delivery of an Accession Deed constitutes confirmation by the relevant Subsidiary that the representations and warranties referred to in paragraph (c) of Clause 23.34 (Times when representations made) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

30.7	Resignation and release of security on disposal

If a Borrower or Guarantor is or is proposed to be the subject of a Third Party Disposal or is otherwise ceasing to be a Borrower under Clause 30.3 (Resignation of a Borrower) or a Guarantor under Clause 30.5 (Resignation of a Guarantor) (as the case may be) then:

(a)

where that Borrower or Guarantor created Transaction Security over any of its assets or business in favour of the Security Agent, or Transaction Security in favour of the Security Agent was created over the shares (or equivalent) of that Borrower or Guarantor, the Security Agent shall, at the cost and request of the Company, release those assets, business or shares (or equivalent) and (where requested to do so by the Company) issue certificates of non-crystallisation; and

(b)

where the Borrower or Guarantor is or is proposed to be the subject of a Third Party Disposal, any resignation of that Borrower or Guarantor and related release of Transaction Security referred to in paragraph (a) above shall become effective only on the making of that disposal.

SECTION 9

THE FINANCE PARTIES

31.	ROLE OF THE AGENT, THE ARRANGERS AND OTHERS

31.1	Appointment of the Agent

(a)	Each of the Arranger and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)

Each of the Arranger and the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

31.2	Instructions

(a)	The Agent shall:

(i)

unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision;

(B)	the Incremental Facility Majority Lenders if the relevant Finance Document stipulates the matter is an Incremental Facility Majority Lender decision; and

(C)	in all other cases, the Majority Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)

The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)

Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties save for the Security Agent.

(d)

The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)

The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

31.3	Duties of the Agent

(a)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(c)

Without prejudice to Clause 28.11 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to ), paragraph (b) above shall not apply to any Transfer Certificate, any Assignment Agreement or any Increase Confirmation.

(d)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)

If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)

If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arrangers or the Security Agent) under this Agreement, it shall promptly notify the other Finance Parties.

(g)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

31.4	Role of the Arranger

Except as specifically provided in the Finance Documents, each of the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

31.5	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Agent, the Arrangers as a trustee or fiduciary of any other person.

(b)	None of the Agent, the Arrangers or any Ancillary Lender shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

31.6	Business with the Group

The Agent, the Arrangers and each Ancillary Lender may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

31.7	Rights and discretions

(a)	The Agent may:

(i)

rely on any representation, communication, notice or document (including, without limitation, any notice given by a Lender pursuant to paragraphs (b) or (c) of Clause 29.1 (Permitted Debt Purchase Transactions) believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 27.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised;

(iii)	any notice or request made by the Company (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors; and

(iv)	no Notifiable Debt Purchase Transaction:

(A)	has been entered into;

(B)	has been terminated; or

(C)	has ceased to be with a Sponsor Affiliate.

(c)	The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)

Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be desirable.

(e)

The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for, any loss incurred by reason of misconduct, omission or default on the part of any such person,

(g)	unless such error or such loss was directly caused by the Agent’s gross negligence or wilful misconduct.

(h)	Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(i)	Without prejudice to the generality of paragraph (h) above, the Agent:

(i)	may disclose; and

(ii)	on the written request of the Company or the Majority Lenders shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Lender to the Company and to the other Finance Parties.

(j)

Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent or the Arrangers is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(k)

Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

31.8	Responsibility for documentation

None of the Agent, the Arrangers or any Ancillary Lender is responsible or liable for:

(a)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Arrangers an Ancillary Lender, an Obligor or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or

(c)

any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

31.9	No duty to monitor

The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

31.10	Exclusion of liability

(a)

Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent or any Ancillary Lender), none of the Agent nor any Ancillary Lender will be liable for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct; or

(iii)	without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Agent or an Ancillary Lender (as applicable)) may take any proceedings against any officer, employee or agent of the Agent or any Ancillary Lender in respect of any claim it might have against the Agent or an Ancillary Lender or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Document and any officer, employee or agent of the Agent or any Ancillary Lender may rely on this paragraph (b) subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(c)

The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent or the Arrangers to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender,

on behalf of any Lender and each Lender confirms to the Agent and the Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arrangers.

(e)

Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

31.11	Lenders’ indemnity to the Agent

(a)

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 34.12 (Disruption to payment systems etc.), notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Company shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent pursuant to paragraph (a) above.

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent to an Obligor.

31.12	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Lenders and the Company.

(b)

Alternatively the Agent may resign by giving 30 days’ notice to the Lenders and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent (acting through an office in the United Kingdom).

(c)

If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Company) may appoint a successor Agent (acting through an office in the United Kingdom).

(d)

If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor

Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 31 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties.

(e)

The retiring Agent, at its own cost, shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(f)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)

Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 19.3 (Indemnity to the Agent) and this Clause 31 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)

The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)

the Agent fails to respond to a request under Clause 17.8 (FATCA information) and the Company or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Agent pursuant to Clause 17.8 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Agent, requires it to resign.

31.13	Replacement of the Agent

(a)

After consultation with the Company, the Majority Lenders may, by giving 30 days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent (acting through an office in the United Kingdom).

(b)

The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)

The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of Clause 19.3 (Indemnity to the Agent) and this Clause 31 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

31.14	Confidentiality

(a)

In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

31.15	Relationship with the Lenders

(a)

Subject to Clause 28.14 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)

Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, email address and (where communication by electronic mail or other electronic means is permitted under Clause 36.6 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, email address, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 36.2 (Addresses) and paragraph (a)(i) of Clause 36.6 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

31.16	Credit appraisal by the Lenders and Ancillary Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender and Ancillary Lender confirms to the Agent, the Arrangers and each Ancillary Lender that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)

whether that Lender or Ancillary Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(d)

the adequacy, accuracy or completeness of any reports and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)

the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

31.17	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party on or after that amount becoming due and payable, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

31.18	Reliance and engagement letters

Each Finance Party and Secured Party confirms that each of the Arrangers and the Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arrangers or Agent) the terms of any reliance letter or engagement letters relating to any reports or any reports or letters provided by accountants in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

32.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	save as expressly contemplated by this Agreement, oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

33.	SHARING AMONG THE FINANCE PARTIES

33.1	Payments to Finance Parties

(a)

Subject to paragraph (b) below, if a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 34 (Payment mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(i)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(ii)

the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 34 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(iii)

the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 34.7 (Partial payments).

(b)	Paragraph (a) above shall not apply to any amount received or recovered by an Ancillary Lender in respect of any cash cover provided for the benefit of that Ancillary Lender.

33.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 34.7 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

33.3	Recovering Finance Party’s rights

On a distribution by the Agent under Clause 33.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

33.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

33.5	Exceptions

(a)

This Clause 33 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 33, have a valid and enforceable claim against the relevant Obligor.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified the other Finance Party of the legal or arbitration proceedings; and

(ii)

the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

33.6	Ancillary Lenders

(a)

This Clause 33 shall not apply to any receipt or recovery by a Lender in its capacity as an Ancillary Lender at any time prior to the Agent exercising any of its rights under Clause 27.18 (Acceleration).

(b)

Following the exercise by the Agent of any of its rights under Clause 27.17 (Acceleration) this Clause 33 shall apply to all receipts or recoveries by Ancillary Lenders except to the extent that the receipt or recovery represents a reduction of the Gross Outstandings of a Multi-account Overdraft to or towards an amount equal to its Net Outstandings.

SECTION 10

ADMINISTRATION

34.	PAYMENT MECHANICS

34.1	Payments to the Agent

(a)

On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, excluding a payment under the terms of an Ancillary Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)

Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Agent) and with such bank as the Agent, in each case, specifies.

34.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 34.3 (Distributions to an Obligor) and Clause 34.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice, or in the case of a Borrower, such shorter period as is contemplated by Clause 5.1 (Delivery of a Utilisation Request), with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party) or, in the case of a Borrower, to such account as it may notify to the Agent in accordance with Clause 5.1 (Delivery of a Utilisation Request).

34.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 35 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

34.4	Clawback and pre-funding

(a)

Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)

If the Agent has notified the Lenders that it is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(i)	the Agent shall notify the Company of that Lender’s identity and the Borrower to whom that sum was made available shall on demand refund it to the Agent; and

(ii)

the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

34.5	Amounts paid in error

(a)

If the Agent pays an amount to another Finance Party and within 15 Business Days of the date of payment the Agent notified that Party that such payment was an Erroneous Payment then the Party to whom that amount was paid by the Agent shall as soon as reasonably practicable following demand refund the same to the Agent.

(b)	Neither:

(i)	the obligations of any Party to the Agent nor

(ii)

the remedies of the Agent (whether arising under this clause 34.5 or otherwise) which relate to an Erroneous Payment will be affected by any act, omission, matter or thing which, but for this paragraph (b), would reduce, release or prejudice any such obligation or remedy (whether or not known by the Agent or any other Party).

(c)

All payments to be made by a Party to the Agent (whether made pursuant to this clause 34.5 or otherwise) which relate to an Erroneous Payment shall be calculated and made without (and free and clear of any deduction for) set-off or counter claim.

In this Agreement, “Erroneous Payment means a payment of an amount by the Agent to another Party which the Agent determined (in its sole discretion) was made in error.

34.6	Impaired Agent

(a)

If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 34.1 (Payments to the Agent) may instead either:

(i)	pay that amount direct to the required recipient(s); or

(ii)

if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of “Acceptable Bank” and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the “Paying Party”) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the “Recipient Party” or “Recipient Parties”).

In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.

(c)

A Party which has made a payment in accordance with this Clause 34.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)

Promptly upon the appointment of a successor Agent in accordance with Clause 31.13 (Replacement of the Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 34.2 (Distributions by the Agent).

(e)	A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(i)	that it has not given an instruction pursuant to paragraph (d) above; and

(ii)

that it has been provided with the necessary information by that Recipient Party, give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

34.7	Partial payments

(a)

If the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to the Agent or the Security Agent under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (a)(iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

34.8	Set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim (save as provided under paragraph (c) of Clause 9.2 (Repayment of Revolving Facility Loans)).

34.9	Business Days

(a)

Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

34.10	Currency of account

(a)	Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

34.11	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)

If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

34.12	Disruption to payment systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Company that a Disruption Event has occurred:

(a)

the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(b)

the Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)

any such changes agreed upon by the Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 40 (Amendments and waivers);

(e)

the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 34.12; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

35.	SET-OFF

(a)

At any time following the occurrence of an Event of Default which is continuing, a Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation and that Finance Party shall promptly notify that Obligor of the same (provided that failure to notify by the Finance Party shall not render the set-off ineffective). If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

(b)

Any credit balances taken into account by an Ancillary Lender when operating a net limit in respect of any overdraft under an Ancillary Facility shall on enforcement of the Finance Documents be applied first in reduction of the overdraft provided under that Ancillary Facility in accordance with its terms.

36.	NOTICES

36.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by email or letter.

36.2	Addresses

The address and email address(and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Company, that identified with its name below;

(b)	in the case of the Sponsor: Investcorp International Limited, Investcorp House, 48 Grosvenor Street, London, W1K 3HW, United Kingdom;

(c)	in the case of each Lender, each Ancillary Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(d)	in the case of the Agent or the Security Agent, that identified with its name below,

or any substitute address, email address or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

36.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of email, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 36.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s or Security Agent’s signature below (or any substitute department or officer as the Agent or Security Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Company in accordance with this Clause 36.3 will be deemed to have been made or delivered to each of the Obligors.

(e)

Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

36.4	Notification of address and email address

Promptly upon changing its address or email address, the Agent shall notify the other Parties.

36.5	Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

36.6	Electronic communication

(a)

Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents may be made or delivered by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)

Any such electronic communication or delivery as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication or delivery.

(c)

Any such electronic communication or document as specified in paragraph (a) above made or delivered by one Party to another will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Party to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or Security Agent shall specify for this purpose.

(d)

Any electronic communication or document which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)

Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this Clause 36.6.

(f)

Where any information required to be delivered to the Agent under the Finance Documents in copies sufficient for all of the Lenders is delivered by electronic communication, a single copy of such information will suffice unless the Agent notifies the Company to the contrary.

36.7	Direct electronic delivery by Company

The Company may satisfy its obligation under this Agreement to deliver any information in relation to a Lender by delivering that information directly to that Lender in accordance with Clause 36.6 (Electronic communication) to the extent that Lender and the Agent agree to this method of delivery.

36.8	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

37.	CALCULATIONS AND CERTIFICATES

37.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

37.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

37.3	Day count convention

(a)	Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated:

(i)	on the basis of the actual number of days elapsed and a year of 360 days (or, in any case where the practice in the Relevant Market differs, in accordance with that market practice); and

(ii)	subject to paragraph (b) below, without rounding.

(b)	The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Finance Document shall be rounded to 2 decimal places.

38.	PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

39.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of any Finance Party or Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

40.	AMENDMENTS AND WAIVERS

40.1	Intercreditor Agreement

This Clause 40 is subject to the terms of the Intercreditor Agreement.

40.2	Required consents

(a)

Subject to Clause 40.3 (All Lender matters) and Clause 40.5 (Other exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Company and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 40.

(c)

Without prejudice to the generality of paragraphs (c), (d) and (e) of Clause 31.7 (Rights and discretions), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

(d)

Each Obligor agrees to any such amendment or waiver permitted by this Clause 40 which is agreed to by the Company. This includes any amendment or waiver which would, but for this paragraph (d), require the consent of all of the Guarantors.

(e)	Paragraph (c) of Clause 28.14 (Pro rata interest settlement) shall apply to this Clause 40.

40.3	All Lender matters

Subject to Clause 40.6 (Structural Adjustment), an amendment, waiver or (in the case of a Transaction Security Document) a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definition of “Majority Lenders”, “Incremental Facility Majority Lenders” or “Structural Adjustment” in Clause 1.1 (Definitions);

(b)	an extension to the date of payment of any amount under the Finance Documents;

(c)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(d)

an increase in any Commitment or the Total Commitments (other than pursuant to a Structural Adjustment or pursuant Clauses 2.2 (Incremental Facilities) or 2.3 (Increase)), an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the relevant Facility;

(e)	the definition of “Change of Control” in Clause 1.1 (Definitions) or any change to Clause 11.1 (Exit);

(f)	Clause 26.30 (Guarantors);

(g)	Clauses 23.30 (Sanctions), 26.32 (Sanctions) and the definitions referred thereto;

(h)	a change to the Borrowers or Guarantors other than in accordance with Clause 30 (Changes to the Obligors);

(i)	any provision which expressly requires the consent of all the Lenders;

(j)

Clause 2.4 (Finance Parties’ rights and obligations), Clause 4.3 (Conditions relating to Optional Currencies), Clause 5.1 (Delivery of a Utilisation Request), Clause 10.1 (Illegality), Clause 11.4 (Application of mandatory prepayments and cancellations), Clause 12.10 (Application of prepayments), Clause 23.18 (Anti-corruption), Clause 23.30 (Sanctions), Clause 26.5 (Anti-corruption law), Clause 26.33 (Sanctions), Clause 28 (Changes to the Lenders) (save where such amendment or waiver would make assignments or transfers to New Lenders easier or is pursuant to a Structural Adjustment), Clause 30 (Changes to the Obligors), this Clause 40, Clause 46 (Governing law) or Clause 47.1 (Jurisdiction of English courts);

(k)	a change in currency of payment of any amount under the Finance Documents;

(l)

(i)

the release of any guarantee and indemnity granted under Clause 22.1 (Guarantee and indemnity) or the release of any Transaction Security, (unless permitted under this Agreement or any other Finance Document and other than pursuant or consequential to, or required to implement, a Structural Adjustment);

(ii)	the scope of the Transaction Security; or

(iii)	the nature or scope of the guarantee and indemnity granted under Clause 22 (Guarantee and indemnity),

unless, in the case of paragraph (ii) above, it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is a Permitted Disposal or a Permitted Transaction or has been consented to by the Majority Lenders;

(m)	the manner in which the proceeds of enforcement of the Transaction Security are distributed;

(n)

any amendment to the order of priority or subordination under the Intercreditor Agreement, (save to the extent such amendment relates solely to the order of priority or subordination between liabilities which rank behind the liabilities owed to the Finance Parties or Hedge Counterparty or is pursuant or consequential to, or required to implement, a Structural Adjustment), shall not be made, or given, without the prior consent of all the Lenders.

40.4	Changes to reference rates

(a)

Subject to Clause 40.4 (Other exceptions), if a Published Rate Replacement Event has occurred in relation to any Published Rate for a currency which can be selected for a Loan, any amendment or waiver which relates to:

(i)	providing for the use of a Replacement Reference Rate in relation to that currency in place of that Published Rate; and

(ii)

(A)	aligning any provision of any Finance Document to the use of that Replacement Reference Rate;

(B)

enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement Reference Rate;

(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(E)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Company.

(b)

An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on a Compounded Rate Loan under this Agreement to any recommendation of a Relevant Nominating Body which:

(i)	relates to the use of a risk-free reference rate on a compounded basis in the international or any relevant domestic syndicated loan markets; and

(ii)	is issued on or after the date of this Agreement,

may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Company.

In this Clause 40.4:

“Published Rate” means:

(a)	the Alternative Term Rate for any Quoted Tenor;

(b)	the Primary Term Rate for any Quoted Tenor; or

(c)	an RFR.

“Published Rate Replacement Event” means, in relation to a Published Rate:

(a)	the methodology, formula or other means of determining that Published Rate has, in the opinion of the Majority Lenders and the Company, materially changed;

(b)

(i)

(A)	the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(ii)

the administrator of that Published Rate publicly announces that it has ceased or will cease to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;

(iii)	the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued;

(iv)	the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used; or

(v)

the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(A)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Company) temporary; or

(B)

that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than the period specified as the “Published Rate Contingency Period” in the Reference Rate Terms relating to that Published Rate; or

(vi)	in the opinion of the Majority Lenders and the Company, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Replacement Reference Rate” means a reference rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Published Rate by:

(i)	the administrator of that Published Rate; or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Reference Rate” will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Majority Lenders and the Company, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Published Rate; or

(c)	in the opinion of the Majority Lenders and the Company, an appropriate successor to a Published Rate.

40.5	Other exceptions

(a)

An amendment or waiver which relates to the rights or obligations of the Agent, the Arrangers, the Security Agent, any Ancillary Lender or a Hedge Counterparty (each in their capacity as such) may not be effected without the consent of the Agent, the Arrangers, the Security Agent, that Ancillary Lender or that Hedge Counterparty, as the case may be.

(b)	An amendment or waiver that relates to or has the effect of changing or varying the provisions relating to:

(i)	the accession, resignation or release of any Guarantor other than in accordance with Clause 30 (Changes to the Obligors); or

(ii)	any provision which expressly requires the consent of all the Lenders,

shall not be made, or given, without the prior consent of all the Lenders.

(c)

Any amendment which relates to the rights of the Lenders to waive prepayment of a Term Facility under Clause 12.8 (Prepayment elections) shall not be effected without the consent of the Lenders under the relevant Term Facility, as the case may be.

(d)

Subject to the provisions of the Intercreditor Agreement, no amendment or waiver of a term of the Hedging Agreement shall require the consent of any Finance Party other than the relevant Hedge Counterparty.

(e)	Any amendment or waiver applies or would, (other than an amendment or waiver to which Clause 40.6 (Structural Adjustment) applies or would, but for this paragraph (e), apply) which:

(i)	relates only to the rights or obligations applicable to a particular Loan, Facility or class of Lender; and

(ii)	does not materially and adversely affect the rights or interests of Lenders in respect of any other Loan or Facility or another class of Lender,

may be made in accordance with this Clause 40 but as if references in this Clause 40 to the specified proportion of Lenders (including, for the avoidance of doubt, all the Lenders) whose consent would, but for this paragraph (e), be required for that amendment or waiver were to that proportion of the Lenders participating in that particular Loan or Facility or forming part of that particular class.

40.6	Structural Adjustment

Any Structural Adjustment shall be permitted with the consent of:

(a)

each Lender that is participating in that additional tranche or facility or increasing, extending or redenominating its Commitments or, as applicable, extending or redenominating or reducing any amount due to it; and

(b)	each Lender that is otherwise directly affected by the Structural Adjustment.

40.7	Excluded Commitments

If any Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within 10 Business Days of that request being made (unless the Company and the Agent agree to a longer time period in relation to any request):

(a)

its Commitments shall not be included for the purpose of calculating the Total Commitments under the relevant Facility/ies when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

(b)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

40.8	Replacement of Lender

(a)	If

(i)	any Lender becomes a Non-Consenting Lender (as defined in paragraph (d) below); or

(ii)

an Obligor becomes obliged to repay any amount in accordance with Clause 10.1 (Illegality) or to pay additional amounts pursuant to Clause 18.1 (Increased Costs), Clause 17.2 (Tax gross-up), Clause 15.3 (Market disruption) or Clause 17.3 (Tax indemnity) to any Lender, then the Company may, on 10 Business Days’ prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 28 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution (a “Replacement Lender”) which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 28 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under Clause 28.14 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	The replacement of a Lender pursuant to this Clause 40.6 shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Agent or Security Agent;

(ii)	neither the Agent nor the Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)	in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 60 Business Days after the date on which that Lender is deemed a Non-Consenting Lender;

(iv)	in no event shall the Lender replaced under this Clause 40.6 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and

(v)

the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(c)

A Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.

(d)	In the event that:

(i)

the Company or the Agent (at the request of the Company) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents; and

(ii)	the consent, waiver or amendment in question requires the approval of all the Lenders and the Majority Lenders have consented or agreed to such waiver or amendment,

then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a “Non-Consenting Lender”.

40.9	Disenfranchisement of Defaulting Lenders

(a)	For so long as a Defaulting Lender has any Available Commitment, in ascertaining:

(i)	the Majority Lenders or the Incremental Facility Majority Lenders; or

(ii)	whether:

(A)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments under the relevant Facility/ies; or

(B)	the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents,

that Defaulting Lender’s Commitments under the relevant Facility/ies will be reduced by the amount of its Available Commitments under the relevant Facility/ies and, to the extent that that reduction results in that Defaulting Lender’s Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above.

(b)	For the purposes of this Clause 40.9, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Agent that it has become a Defaulting Lender;

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of “Defaulting Lender” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

40.10	Replacement of a Defaulting Lender

(a)	The Company may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 10 Business Days’ prior written notice to the Agent and such Lender:

(i)

replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 28 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement and/or require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 28 (Changes to the Lenders) all (and not part only) of the undrawn Revolving Facility Commitment,

Capex/Acquisition Facility Commitment and/or Incremental Facility Commitment of the Lender to an Eligible Institution (a “Replacement Lender”), which confirms its willingness to assume and does assume all the obligations, or all the relevant obligations, of the transferring Lender in accordance with Clause 28 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer which is either:

(A)

in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under Clause 28.14 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents; or

(B)	in an amount agreed between that Defaulting Lender, the Replacement Lender and the Company and which does not exceed the amount described in paragraph (A) above; or

(ii)	prepay that Lender’s participation in the relevant Facility in full and cancel all of its Commitments with the proceeds of Acceptable Funding Sources.

(b)	Any replacement of a Defaulting Lender pursuant to this Clause 40.10 shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Agent or Security Agent;

(ii)	neither the Agent nor the Defaulting Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)	the transfer must take place no later than 90 Business Days after the notice referred to in paragraph (a) above;

(iv)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

(v)

the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

(c)

The Defaulting Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.

41.	CONFIDENTIAL INFORMATION

41.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 41.2 (Disclosure of Confidential Information) and Clause 41.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

41.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)

to any of its Affiliates, limited partners, managed accounts and Related Funds or any finance providers in respect of any Finance Parties, Affiliates, or Related Funds or any of its or their investment managers, investors, co-investors, potential investors or potential co-investors and any of its or their officers, directors, employees, insurers (and other providers of credit insurance), professional advisers, auditors, ratings agencies, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)

appointed by any Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 31.15 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation including, for the avoidance of doubt, to any tax authority to the extent reasonably required for the purposes of the tax affairs of a Party or its direct or indirect owners, and in connection with the filing of a tax return by a Party or its direct or indirect owners;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 28.13 (Security over Lenders’ rights);

(viii)	who is a Party; or

(ix)	with the consent of the Company,

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)

in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)

in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)

in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)

to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party; and

(d)

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

41.3	Disclosure to numbering service providers

(a)

Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	Clause 46 (Governing law);

(vi)	the names of the Agent and the Arrangers;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amounts of, and names of, the Facilities (and any tranches);

(ix)	amount of Total Commitments;

(x)	currencies of the Facilities;

(xi)	type of Facilities;

(xii)	ranking of Facilities;

(xiii)	Termination Date for the Facilities;

(xiv)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and

(xv)	such other information agreed between such Finance Party and the Company,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)

The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	The Agent shall notify the Company and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider.

41.4	Entire agreement

This Clause 41 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

41.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

41.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:

(a)

of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 41.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 41.

41.7	Continuing obligations

The obligations in this Clause 41 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)

the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

42.	CONFIDENTIALITY OF FUNDING RATES

42.1	Confidentiality and disclosure

(a)	The Agent and each Obligor agree to keep each Funding Rate (confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c) below.

(b)	The Agent may disclose:

(i)	any Funding Rate to the relevant Borrower pursuant to Clause 13.6 (Notification); and

(ii)

any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender.

(c)	The Agent may disclose any Funding Rate to:

(i)

any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(ii)

any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)

any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender.

42.2	Related obligations

(a)

The Agent and each Obligor acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose.

(b)	The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender, as the case may be:

(i)

of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 42.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 42.

42.3	No Event of Default

No Event of Default will occur under Clause 27.3 (Other obligations) by reason only of an Obligor’s failure to comply with this Clause 42.

43.	DISCLOSURE OF LENDER DETAILS BY AGENT

43.1	Supply of Lender details to Company

The Agent shall provide to the Company within two Business Days of a request by the Company (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, the address and email address(and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the transmission of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.

43.2	Supply of Lender details at Company’s direction

(a)	The Agent shall, at the request of the Company, disclose the identity of the Lenders and the details of the Lenders’ Commitments to any:

(i)

other Party or any other person if that disclosure is made to facilitate, in each case, a refinancing of the Financial Indebtedness arising under the Finance Documents or a material waiver or amendment of any term of any Finance Document; and

(ii)	member of the Group.

(b)

Subject to paragraph (c) below, the Company shall use its reasonable endeavours to procure that the recipient of information disclosed pursuant to paragraph (a) above shall (subject to paragraph (c) below) keep such information confidential and shall not disclose it to anyone and shall ensure that all such information is protected with security measures and a degree of care that would apply to the recipient’s own confidential information.

(c)

The recipient may disclose such information to any of its officers, directors, employees, professional advisers, auditors and partners as it shall consider appropriate if any such person is informed in writing of its confidential nature, except that there shall be no such requirement to so inform if that person is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by duties of confidentiality in relation to the information.

43.3	Supply of Lender details to other Lenders

(a)

If a Lender (a “Disclosing Lender”) indicates to the Agent that the Agent may do so, the Agent shall disclose that Lender’s name and Commitment to any other Lender that is, or becomes, a Disclosing Lender.

(b)	The Agent shall, if so directed by the Requisite Lenders, request each Lender to indicate to it whether it is a Disclosing Lender.

43.4	Lender enquiry

If any Lender believes that any entity is, or may be, a Lender and:

(a)	that entity ceases to have an Investment Grade Rating; or

(b)	an Insolvency Event occurs in relation to that entity,

the Agent shall, at the request of that Lender, indicate to that Lender the extent to which that entity has a Commitment.

43.5	Lender details definitions

In this Clause 43:

“Investment Grade Rating” means, in relation to an entity, a rating for its long-term unsecured and non credit-enhanced debt obligations of BBB- or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency.

“Requisite Lenders” means a Lender or Lenders whose Commitments aggregate 15 per cent. (or more) of the Total Commitments (or if the Total Commitments have been reduced to zero, aggregated 15 per cent. (or more) of the Total Commitments immediately prior to that reduction).

44.	CONTRACTUAL RECOGNITION OF BAIL-IN

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

45.	COUNTERPARTS

(a)	Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

(b)

Any US Obligor may execute any Finance Document using electronic signatures, whether digital or encrypted, that are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures. Signatures delivered by electronic methods shall have the same effect as signatures delivered in person.

SECTION 11

GOVERNING LAW AND ENFORCEMENT

46.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

47.	ENFORCEMENT

47.1	Jurisdiction of English courts

(a)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)

Notwithstanding paragraph (a), no Finance Party or Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties and Secured Parties may take concurrent proceedings in any number of jurisdictions.

47.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)

irrevocably appoints the Company as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document (and the Company by its execution of this Agreement, accepts that appointment); and

(ii)	agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)

If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Company (on behalf of all the Obligors) must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1

THE ORIGINAL PARTIES

Part 1

The Original Obligors

Name of Original Borrower	Registered number (or equivalent, if any) and Original Jurisdiction

Orca Bidco Limited	England and Wales - 09819731

OpSec Security Group Limited	England and Wales - 01688482

OpSec Security Limited	England and Wales - 01997954

OpSec Online Limited	England and Wales - 12292510

Name of Original Guarantor	Registered number (or equivalent, if any) and Original Jurisdiction

Orca Bidco Limited	England and Wales - 09819731

OpSec Security Group Limited	England and Wales - 01688482

OpSec Security Group Holdings (Europe) Limited	England and Wales - 02013251

OpSec Security Limited	England and Wales - 01997954

OpSec Online Limited	England and Wales - 12292510

OpSec Online LLC	United States of America (Delaware) - 7681318

OpSec Security, Inc.	United States of America (Colorado) - 19981069308

OpSec Security Group, Inc.	United States of America (Colorado) - 19881077787

Part 2

Effective Date Lenders

Name of Original Lender	Facility B Commitment	Capex/Acquisition Facility Commitment	First Incremental Facility (GBP) Commitment	First Incremental Facility (USD) Commitment	Original Revolving Facility Commitment	Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)
HSBC UK Bank plc	$20,000,000	$17,500,000	£0	$20,000,000	$5,000,000	United Kingdom
Lloyds Bank plc	$10,000,000	$11,250,000	£0	$8,750,000	$0	United Kingdom
PDL Europe Holdings LP	$10,000,000	$11,250,000	£0	$0	$0	3/P/367792/DTTP (Canada)
HSBC SDL UK 2020 LendCo S.À R.L	$0	$0	£20,833,333	$0	$0	48/H/381511/ DTTP Luxembourg

Total	$40,000,000	$40,000,000	£20,833,333	$28,750,000	$5,000,000

Schedule 2

CONDITIONS PRECEDENT

Part 1

Conditions precedent to initial Utilisation

Included for information purposes only - the conditions precedent to initial Utilisation were satisfied or waived on or prior to 6 April 2022.

1.	Obligors

(a)	A copy of the Constitutional Documents and of the constitutional documents of each Original Obligor.

(b)	A copy of a resolution of the board (or, if applicable, a committee of the board) of directors of each Original Obligor:

(i)

approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(iv)	in the case of an Obligor other than the Company, authorising the Company to act as its agent in connection with the Finance Documents.

(c)

A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above in relation to the Finance Documents and related documents who is proposing to sign such documents and notices.

(d)

A copy of a resolution signed by all the holders of the issued shares in each Original Obligor (other than the Company and each U.S. Guarantor), approving the terms of, and the transactions contemplated by, the Finance Documents to which the Original Guarantor is a party.

(e)

A copy of a resolution of the board of directors of each corporate shareholder of each Original Guarantor (other than the Company and each U.S. Guarantor) approving the terms of the resolution referred to in paragraph 1(d) above

(f)

A certificate from the Company (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on any Original Obligor to be exceeded; and

(g)

A certificate of an authorised signatory of the Company or other relevant Original Obligor certifying that each copy document relating to it specified in this Part 1 of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

2.	Finance Documents

(a)	The Intercreditor Agreement executed by the members of the Group party to that Agreement and Orca Holdings Limited.

(b)	This Agreement executed by the members of the Group party to this Agreement.

(c)	The Fee Letters executed by the Company.

(d)	At least two originals of the following Transaction Security Documents executed by the Original Obligors specified below opposite the relevant Transaction Security Document:

Name of Original Obligor	Transaction Security Document

Orca Holdings Limited	Limited recourse third party share charge (in respect of its shares in the Company)

Company, OpSec Security Group Holdings (Europe) Limited, OpSec Security Limited and OpSec Online Limited	Debenture

(e)

A copy of all notices required to be sent under the Transaction Security Documents executed by the relevant Obligor to the extent that the relevant Transaction Security Document requires such notices to be sent no later than the date of such Transaction Security Document.

(f)

All share certificates, transfers and stock transfer forms or equivalent duly executed by the relevant Original Obligor in blank in relation to any shares it owns in any other Original Obligor which are subject to or expressed to be subject to the Transaction Security.

(g)	Evidence that:

(i)	all Financial Indebtedness which is not permitted to remain outstanding by the terms of this Agreement will be repaid in full; and

(ii)	all Security, Quasi-Security and guarantees which are not permitted by the terms of this Agreement will be released, in each case by no later than the Closing Date.

(h)	In respect of each company incorporated in the United Kingdom whose shares are the subject of the Transaction Security (a “Charged Company”), either:

(i)	a certificate of an authorised signatory of the Company certifying that:

(A)	each member of the Group has complied within the relevant timeframe with any notice it has received pursuant to Part 21A of the Companies Act 2006 from that Charged Company; and

(B)	no “warning notice” or “restrictions notice” (in each case as defined in Schedule 1B of the Companies Act 2006) has been issued in respect of those shares,

together with a copy of the “PSC register” (within the meaning of section 790C(10) of the Companies Act 2006) of that Charged Company which, in the case of a Charged Company that is a member of the Group, is certified by an authorised signatory of the Company to be correct, complete and not amended or superseded as at a date no earlier than the Closing Date; or

(ii)	a certificate of an authorised signatory of the Company certifying that such Charged Company is not required to comply with Part 21A of the Companies Act 2006.

3.	Legal opinions

(a)	A legal opinion of Addleshaw Goddard LLP, legal advisers to the Arrangers as to English law substantially in the form distributed to the Agent and the Original Lenders prior to signing this Agreement.

(b)

A legal opinion of Travers Thorp Alberga, legal advisers to Orca Holdings Limited as to the law of the Cayman Islands, substantially in the form distributed to the Agent and the Original Lender prior to signing this Agreement and addressed to the Finance Parties.

(c)

A legal opinion of Shumaker, Loop & Kendrick, LLP, to the Agent and Arranger as to U.S. federal and state law substantially in the form distributed to the Agent and the Original Lenders prior to signing this Agreement.

(d)

A legal opinion of Holland & Hart, legal advisers to the U.S. Obligors as to U.S. federal and Colorado state law substantially in the form distributed to the Agent and the Original Lenders prior to signing this Agreement.

4.	Other documents and evidence

(a)	The Base Case Model.

(b)	The Funds Flow Statement.

(c)	An irrevocable notice of prepayment and cancellation in respect of the Existing Facilities Agreement.

(d)	A certificate of the Company addressed to the Finance Parties confirming:

(i)	which companies within the Group are Material Companies; and

(ii)

the aggregate of earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Adjusted EBITDA) or the aggregate gross assets of the Guarantors (in each case calculated on an unconsolidated basis and excluding goodwill, all intra-Group items and investments in Subsidiaries of any member of the Group) and the aggregate gross assets of the Guarantors represents not less than 85% per cent. of Adjusted EBITDA or gross assets of the Group.

(e)	A copy of the Original Financial Statements (provided that such statements shall not be required to be in a form and substance satisfactory to the Agent).

(f)	The Group Structure Chart showing the Group as at the Closing Date.

(g)	The Agreed List.

(h)	Utilisation Requests relating to any Loans to be made on the Closing Date.

(i)

Completion of all “know your customer” or other similar checks under all applicable laws and regulations which the Finance Parties consider necessary in connection with their entry into the Finance Documents.

(j)

Evidence that the fees, costs and expenses then due and payable by the Company pursuant to Clause 16 (Fees), Clause Clause 16.6 (Interest, commission and fees on Ancillary Facilities), Clause 17.6 (Stamp taxes) and Clause 21 (Costs and expenses) have been paid or will be paid by the first Utilisation Date, provided that this condition precedent shall be satisfied by a reference to the payment of such fees in the Funds Flow Statement and/or an Utilisation Request.

Part 2

Conditions precedent required to be delivered by an Additional Obligor

1.	An Accession Deed executed by the Additional Obligor and the Company.

2.	A copy of the constitutional documents of the Additional Obligor.

3.	A copy of a resolution of the board or, if applicable, a committee of the board of directors of the Additional Obligor:

(a)

approving the terms of, and the transactions contemplated by, the Accession Deed and the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Accession Deed and any other Finance Document to which it is party;

(b)	authorising a specified person or persons to execute the Accession Deed and other Finance Documents to which it is a party on its behalf;

(c)

authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(d)	authorising the Company to act as its agent in connection with the Finance Documents

4.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above who is proposing to sign such documents and notices.

5.

A copy of a resolution signed by the member(s) of the Group which hold(s) or will hold the issued shares of the Additional Guarantor (other than a US Guarantor), approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

6.

A certificate of the Additional Obligor (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

7.

A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part 2 of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Deed.

8.	If available, the latest annual financial statements of the Additional Obligor (audited if such statements are required to be audited in such Additional Obligor’s jurisdiction of incorporation).

9.	The following legal opinions, each addressed to the Agent, the Security Agent and the Lenders:

(a)	A legal opinion of the legal advisers to the Agent in England, as to English law in the form distributed to the Lenders prior to signing the Accession Deed.

(b)

If the Additional Obligor is incorporated in or has its “centre of main interest” (as referred to in Clause 23.27 (Centre of main interests)) in a jurisdiction other than England and Wales or is executing a Finance Document which is governed by a law other than English law, a legal opinion of the legal advisers to the Agent in the jurisdiction of its incorporation or “centre of main interest” (as applicable) or, as the case may be, the jurisdiction of the governing law of that Finance Document (the “Applicable Jurisdiction”) as to the law of the Applicable Jurisdiction and in the form distributed to the Lenders prior to signing the Accession Deed.

10.

If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 47.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

11.	Any security documents which, subject to the Agreed Security Principles, are required by the Agent (acting reasonably) to be executed by the proposed Additional Obligor.

12.

Any notices or documents required to be given or executed under the terms of those security documents to the extent that such security documents require such notices or documents to be given or executed no later than the date of such security documents.

13.	In respect of each company incorporated in the United Kingdom whose shares are the subject of the Transaction Security (a “Charged Company”), either:

(a)	a certificate of an authorised signatory of the Company certifying that:

(i)	each member of the Group has complied within the relevant timeframe with any notice it has received pursuant to Part 21A of the Companies Act 2006 from that Charged Company; and

(ii)	no “warning notice” or “restrictions notice” (in each case as defined in Schedule 1B of the Companies Act 2006) has been issued in respect of those shares,

together with a copy of the “PSC register” (within the meaning of section 790C(10) of the Companies Act 2006) of that Charged Company which, in the case of a Charged Company that is a member of the Group, is certified by an authorised signatory of the Company to be correct, complete and not amended or superseded as at a date no earlier than the Closing Date; or

(b)	a certificate of an authorised signatory of the Company certifying that such Charged Company is not required to comply with Part 21A of the Companies Act 2006.

14.	In respect of each Additional Obligor that would be a US Obligor:

(a)	a good standing certificate issued by such Additional Obligor’s Original Jurisdiction dated within the 30 days prior to the date on which the Additional Obligor becomes a party to this Agreement; and

(b)	UCC searches and other lien searches in such Additional Obligor’s Original Jurisdiction.

Schedule 3

REQUESTS AND NOTICES

Part 1

Utilisation Request Loans

From: [Borrower] / [•] (as Company)*

To: [Agent]

Dated:

To whom it may concern,

Orca Bidco Limited - Senior Facilities Agreement originally dated 5 April 2022 (as amended and/or restated from time to time) (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement. This is a Utilisation Request. Terms defined in the Facilities Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

(a)	Borrower: [•]

(b)	Proposed Utilisation Date: [•] (or, if that is not a Business Day, the next Business Day)

(c)

Facility to be utilised: [Facility B] [Original Revolving Facility] [Capex/Acquisition Facility] [First Incremental Facility (GBP)] First Incremental Facility (USD)] [Incremental Facility with an Establishment Date of [•]]**

(d)	Currency of Loan: [•]

(e)	Interest applicable: [Compounded Rate Loan] / [Term Rate Loan]***

(f)	Amount: [•] or, if less, the Available Facility

(g)	Interest Period: [•]

3.

We confirm that each condition specified in Clause 4.2 (Further conditions precedent) of the Facilities Agreement [or, to the extent applicable, Clause 4.5 (Utilisations during the Certain Funds Period) or Clause 4.6 (Utilisations during the Agreed Certain Funds Period)] of the Facilities Agreement] is satisfied on the date of this Utilisation Request or will be satisfied on the proposed Utilisation Date.

4.	[This Loan is to be made in [whole]/[part] for the purpose of refinancing [identify maturing Original Revolving Facility Loan]]./[The proceeds of this Loan should be credited to [account]].

5.	This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for

[the Company on behalf of [insert name of relevant Borrower]]/ [insert name of Borrower]*

NOTES:

*	Amend as appropriate. The Utilisation Request can be given by the Borrower or by the Company.
**	Select the Facility to be utilised and delete references to the other Facilities.
***	Select as appropriate: GBP Loans = Compounded Rate Loans / EUR Loans = Term Rate Loans.

Part 2

Selection Notice

Applicable to a Term Loan

From: [Borrower]/[Company]*

To:	[Agent]

Dated:

To whom it may concern,

Orca Bidco Limited - Senior Facilities Agreement originally dated 5 April 2022 (as amended and/or restated from time to time) (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement. This is a Selection Notice. Terms defined in the Facilities Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.	We refer to the following Facility [B]/[Capex/Acquisition Facility]/[[First] Incremental Facility] Loan[s] with an Interest Period ending on [•]**.

3.

[We request that the above [Capex/Acquisition Facility]/[[First] Incremental Facility] Loan[s] be divided into [•] [Capex/Acquisition Facility]/[[First] Incremental Facility] Loans with the following Base Currency Amounts and Interest Periods:]***

or

[We request that the next Interest Period for the above Facility [B]/[Capex/Acquisition Facility]/[[First] Incremental Facility] Loan[s] is [•]].****

4.	This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for

[the Company on behalf of] [insert name of relevant Borrower] *****

NOTES:

*	Amend as appropriate. The Selection Notice can be given by the Borrower or the Company.
**	Insert details of all Term Loans for the relevant Facility which have an Interest Period ending on the same date.
***	Use this option if division of Capex/Acquisition Facility or Incremental Facility Loans is requested.
****	Use this option if sub-division is not required [or if Selection Notice relates to Facility B].
*****	Amend as appropriate. The Selection Notice can be given by the Borrower or the Company.

Schedule 4

FORM OF TRANSFER CERTIFICATE

To: [•] as Agent and [•] as Security Agent

From: [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

Orca Bidco Limited - Senior Facilities Agreement originally dated 5 April 2022 (as amended and/or restated from time to time) (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement and to the Intercreditor Agreement (as defined in the Facilities Agreement). This agreement (the “Agreement”) shall take effect as a Transfer Certificate for the purposes of the Facilities Agreement and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 28.9 (Procedure for transfer) of the Facilities Agreement:

(a)

The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation and in accordance with Clause 28.9 (Procedure for transfer) of the Facilities Agreement all of the Existing Lender’s rights and obligations under the Facilities Agreement, the other Finance Documents and in respect of the Transaction Security which relate to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Facilities Agreement as specified in Schedule 1 hereto.

(b)	The proposed Transfer Date is [•].

(c)

The Facility Office and address, email address and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) of the Facilities Agreement are set out in Schedule 1 hereto.

3.

The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 28.8 (Limitation of responsibility of Existing Lenders) of the Facilities Agreement.

4.	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.][1]

[The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [•]) and is tax resident in [•]*, so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and requests that the Company notify:

(d)	each Borrower which is a Party as a Borrower as at the Transfer Date; and

(e)	each Additional Borrower which becomes an Additional Borrower after the Transfer Date,

that it wishes that scheme to apply to the Facilities Agreement.]**

5.	The New Lender confirms, for the benefit of the Agent and the Obligors, that it is:

(a)	[a US Qualifying Lender (other than a US Treaty Lender);]

(b)	[a US Treaty Lender;]

(c)	[not a US Qualifying Lender].[2]

6.	The New Lender confirms that it has delivered a US Tax Form to the Agent, the Obligors’ Agent and the US Borrowers in accordance with paragraph(o) of Clause 17.2 (Tax gross-up).

[1]	Include if New Lender comes within paragraph (a)(ii) of the definition of Qualifying Lender in Clause 17.1 (Definitions).
*	Insert jurisdiction of tax residence.
**	Include if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Facilities Agreement.
[2]	Delete as applicable - each New Lender is required to confirm which of these three categories it falls within.

[7/8].	The New Lender confirms that it [is]/[is not]*** a Sponsor Affiliate.

[8/9].

We refer to clause [22.5] (Change of Senior Lender) of the Intercreditor Agreement. In consideration of the New Lender being accepted as a Senior Lender for the purposes of the Intercreditor Agreement (and as defined therein), the New Lender confirms that, as from the Transfer Date, it intends to be party to the Intercreditor Agreement as a Senior Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

[9/10].	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

[10/11].	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

***	Delete as applicable.

Schedule 5

FORM OF ASSIGNMENT AGREEMENT

To:	[•] as Agent and [•], [•] as Security Agent, [•] as Company, for and on behalf of each Obligor

From: [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

Orca Bidco Limited - Senior Facilities Agreement originally dated 5 April 2022 (as amended and/or restated from time to time) (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement and to the Intercreditor Agreement (as defined in the Facilities Agreement). This is an Assignment Agreement. This agreement (the “Agreement”) shall take effect as an Assignment Agreement for the purposes of the Facilities Agreement and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 28.10 (Procedure for assignment) of the Facilities Agreement:

(a)

The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Facilities Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Facilities Agreement as specified in Schedule 1 hereto.

(b)

The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Facilities Agreement specified in Schedule 1 hereto.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.	The proposed Transfer Date is [•].

4.	On the Transfer Date the New Lender becomes:

(a)	Party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Lender; and

(b)	Party to the Intercreditor Agreement as a Senior Lender (as defined in the Intercreditor Agreement).

5.

The Facility Office and address, email address and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) of the Facilities Agreement are set out in Schedule 1 hereto.

6.

The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 28.8 (Limitation of responsibility of Existing Lenders) of the Facilities Agreement.

7.	The New Lender confirms, for the benefit of the Agent and the Obligors that it is:

(a)	[a UK Qualifying Lender (other than a UK Treaty Lender);]

(b)	[a UK Treaty Lender;]

(c)	[not a UK Qualifying Lender].[3]

8.	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.][4]

[8.]

[The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [•]) and is tax resident in [•]*, so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and requests that the Company notify:

[3]	Delete as applicable - each New Lender is required to confirm which of these three categories it falls within.
[4]	Include only if New Lender is a UK Non-Bank Lender i.e. falls within paragraph (a)(ii) of the definition of UK Qualifying Lender in Clause 18.1 (Definitions).
*	Insert jurisdiction of tax residence.

(a)	each Borrower which is a Party as a Borrower as at the Transfer Date; and

(b)	each Additional Borrower which becomes an Additional Borrower after the Transfer Date,

that it wishes that scheme to apply to the Facilities Agreement.]**

9.	The New Lender confirms, for the benefit of the Agent and the Obligors, that it is:

(a)	[a US Qualifying Lender (other than a US Treaty Lender);]

(b)	[a US Treaty Lender;]

(c)	[not a US Qualifying Lender].[5]

10.	The New Lender confirms that it has delivered a US Tax Form to the Agent, the Obligors’ Agent and the US Borrowers in accordance with paragraph (o) of Clause 17.2 (Tax gross-up).

[10/11]	The New Lender confirms that it [is]/[is not]*** a Sponsor Affiliate.

[11/12]

We refer to clause [22.5] (Change of Senior Lender) of the Intercreditor Agreement. In consideration of the New Lender being accepted as a Senior Lender for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), the New Lender confirms that, as from the Transfer Date, it intends to be party to the Intercreditor Agreement as a Senior Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

[12/13]

This Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 28.11 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to ), to the Company (on behalf of each Obligor) of the assignment referred to in this Agreement.

[13/14]	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

**	Include if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Facilities Agreement.
[5]	Delete as applicable - each New Lender is required to confirm which of these three categories it falls within.
***	Delete as applicable.

[14/15]	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

[15/16]	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:

The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

SCHEDULE 1

Commitment/rights and obligations to be transferred

[Insert relevant details]

[Facility Office address, email address and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By:

This Agreement is accepted as a Transfer Certificate for the purposes of the Facilities Agreement by the Agent, and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement by the Security Agent, and the Transfer Date is confirmed as [•].

[Agent]

By:

[Security Agent]

By:

SCHEDULE 1

Commitment/rights and obligations to be transferred by assignment, release and accession

[Insert relevant details]

[Facility Office address, email address and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Agreement is accepted as an Assignment Agreement for the purposes of the Facilities Agreement by the Agent, and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement by the Security Agent, and the Transfer Date is confirmed as [•].

Signature of this Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to in this Agreement, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:

[Security Agent]

By:

Schedule 6

FORM OF ACCESSION DEED

To:	[•] as Agent and [•] as Security Agent for itself and each of the other parties to the Intercreditor Agreement referred to below

From:	[Subsidiary] and [•]

Dated:

To whom it may concern,

Orca Bidco Limited - Senior Facilities Agreement originally dated 5 April 2022 (as amended and/or restated from time to time) (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement and to the Intercreditor Agreement. This deed (the “Accession Deed”) shall take effect as an Accession Deed for the purposes of the Facilities Agreement and as a Debtor Accession Deed for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Facilities Agreement have the same meaning in paragraphs 1-[3]/[4] of this Accession Deed unless given a different meaning in this Accession Deed.

2.

[Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Facilities Agreement and the other Finance Documents (other than the Intercreditor Agreement) as an Additional [Borrower]/[Guarantor] pursuant to [Clause 30.2 (Additional Borrowers)]/[Clause 30.4 (Additional Guarantors)] of the Facilities Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a [limited liability company] with registered number [•].

3.	[The Company confirms that no Default is continuing or would occur as a result of [Subsidiary] becoming an Additional Borrower].[6]

4.	[Subsidiary’s] administrative details for the purposes of the Facilities Agreement and the Intercreditor Agreement are as follows:

Address:

Email address:

Attention:

[6]	Include in the case of an Additional Borrower.

5.

[Subsidiary] (for the purposes of this paragraph [4]/[5], the “Acceding Debtor”) intends to [incur Liabilities under the following documents]/[give a guarantee, indemnity or other assurance against loss in respect of Liabilities under the following documents]:

[Insert details (date, parties and description) of relevant documents]

the “Relevant Documents”.

IT IS AGREED as follows:

(a)	Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Accession Deed, bear the same meaning when used in this paragraph [4]/[5].

(b)	The Acceding Debtor and the Security Agent agree that the Security Agent shall hold:

(i)	[any Security in respect of Liabilities created or expressed to be created pursuant to the Relevant Documents;

(ii)	all proceeds of that Security; and][7]

(iii)

all obligations expressed to be undertaken by the Acceding Debtor to pay amounts in respect of the Liabilities to the Security Agent as trustee for the Secured Parties (in the Relevant Documents or otherwise) and secured by the Transaction Security together with all representations and warranties expressed to be given by the Acceding Debtor (in the Relevant Documents or otherwise) in favour of the Security Agent as trustee for the Secured Parties, on trust for the Secured Parties on the terms and conditions contained in the Intercreditor Agreement.

(c)

The Acceding Debtor confirms that it intends to be party to the Intercreditor Agreement as a Debtor, undertakes to perform all the obligations expressed to be assumed by a Debtor under the Intercreditor Agreement and agrees that it shall be bound by all the provisions of the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement.

(d)

[In consideration of the Acceding Debtor being accepted as an Intra Group Lender for the purposes of the Intercreditor Agreement, the Acceding Debtor also confirms that it intends to be party to the Intercreditor Agreement as an Intra Group Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by an Intra Group Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement].[8]

[7]	Include to the extent that the Security created in the Relevant Documents is expressed to be granted to the Security Agent as trustee for the Secured Parties.
[8]	Include this paragraph in this Accession Deed if the Subsidiary is also to accede as an Intra Group Lender to the Intercreditor Agreement.

6.	This Accession Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

THIS ACCESSION DEED has been signed on behalf of the Security Agent (for the purposes of paragraph [4]/[5] above only), signed on behalf of the Company and executed as a deed by [Subsidiary] and is delivered on the date stated above.

[Subsidiary]

[EXECUTED AS A DEED

By: [Subsidiary]

Director

Director/Secretary]

OR

[EXECUTED AS A DEED

By: [Subsidiary]

Signature of Director

in the presence of	Name of Director

Signature of witness

Name of witness

Address of witness

Occupation of witness]

The Company

[Company]

By:

The Security Agent

[Full Name of Current Security Agent]

By:

Date:

Schedule 7

FORM OF RESIGNATION LETTER

To:	[•] as Agent

From: [resigning Obligor] and [•] (as Company)

Dated:

To whom it may concern,

Orca Bidco Limited - Senior Facilities Agreement originally dated 5 April 2022 (as amended and/or restated from time to time) (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement. This is a Resignation Letter. Terms defined in the Facilities Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.

Pursuant to [Clause 30.3 (Resignation of a Borrower)]/[Clause 30.5 (Resignation of a Guarantor)] of the Facilities Agreement, we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Facilities Agreement and the Finance Documents (other than the Intercreditor Agreement).

3.	We confirm that:

(a)	no Default is continuing or would result from the acceptance of this request; and

(b)	*[[this request is given in relation to a Third Party Disposal of [resigning Obligor];]

(c)

[the [resigning Obligor] is not a Material Company and if it had not been a Guarantor as of the date at which the Compliance Certificate most recently delivered to the Agent under Clause 24.3 of the Facilities Agreement was prepared the aggregate of earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA) and the aggregate gross assets of the Guarantors (calculated on an unconsolidated basis and excluding all intra-group items and investments in Subsidiaries of any member of the Group) would nevertheless have exceeded [•] per cent. of the Adjusted EBITDA and gross assets of the Group;

(d)

[the Disposal Proceeds, Insurance Proceeds or Acquisition Proceeds have been or will be applied in accordance with Clause 11.3 (Acquisition, Disposal, Insurance and Listing Proceeds) of the Facilities Agreement.]**]

4.	This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

[Company]	[resigning Obligor]

By:	By:

NOTES:

*	Insert where resignation only permitted in case of a Third Party Disposal
**	Amend as appropriate, e.g. to reflect agreed procedure for payment of proceeds into a specified account.

Schedule 8

FORM OF COMPLIANCE CERTIFICATE

To:	[•] as Agent

From: [•] (as Company)

Dated:

To whom it may concern,

Orca Bidco Limited - Senior Facilities Agreement originally dated 5 April 2022 (as amended and/or restated from time to time) (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement. This is a Compliance Certificate. Terms defined in the Facilities Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that:

(a)

Adjusted Leverage: on the last day of the Relevant Period ending on [•], Total Debt was [•] and Adjusted EBITDA for such Relevant Period was [•]. Therefore Total Debt at such time [did/did not] exceed [•] times Adjusted EBITDA for such Relevant Period and the covenant contained in Clause 25.2 (Financial condition) [has/has not] been complied with.

3.	We confirm that Adjusted Leverage is [•]:1 and that, therefore:

(a)	the Margin for each Loan under the Original Revolving Facility should be [•] per cent;

(b)	the Margin for each Loan under the Capex/Acquisition Facility should be [•] per cent;

(c)	the Margin for each Loan under the First Incremental Facility (GBP) should be [•] per cent;

(d)	the Margin for each Loan under the First Incremental Facility (USD) should be [•] per cent; and

(e)	the Margin for each Loan under Facility B should be [•] per cent.

4.	[We confirm that the amounts of Exceptional Items and Permitted Synergies included in the calculation of Adjusted EBITDA are as follows:

(a)	Exceptional Items: [•]

(b)	Permitted Synergies: [•]]*

5.	[We confirm that the amounts of Excess Cashflow and Retained Cash for the Relevant Period are as follows:

(a)	Excess Cashflow: [•]

(b)	Retained Excess Cashflow: [•]]*

6.	details of the any Grower Baskets increased in accordance with Clause 1.8 (Baskets)

7.	[We confirm that the follow Grower Baskets [or Opsec Opsec Group/Zacco Group Basket] have increased in accordance with Clause 1.8 (Baskets):

[Details of baskets]]

8.	[We confirm that the balance of Cash Overfunding Overfunding as at the end of that Relevant Period is [•]]*

9.	[We confirm that the amount by which Adjusted EBITDA exceeds Adjusted EBITDA for the Relevant Period (as set out in the Base Case Model is [•].]*

10.	[We confirm that no Default is continuing.]**

11.	[We confirm that the following companies constitute Material Companies for the purposes of the Facilities Agreement: [•].

We confirm that the aggregate of the earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA) and aggregate gross assets of the Guarantors (calculated on an unconsolidated basis and excluding all intra-group items and investments in Subsidiaries of any member of the Group) is not less than [•] per cent. of the Adjusted EBITDA and gross assets of the Group. [As it would be unlawful for [•] to become a Guarantor or that person becoming a Guarantor would result in personal liability for that person’s directors or other management or would be contrary to the Agreed Security Principles for any other reason, the earnings before interest, tax, depreciation and amortisation and gross assets of such person have been deducted from EBITDA and the gross assets (as the case may be) of the Group in giving the above confirmation.]*

Signed

	Director	Director

	of	of

	[Company]	[Company]

[insert applicable certification language]

for and on behalf of

[name of Company’s Auditors]***

NOTES:

*	Only applicable if the Compliance Certificate accompanies the audited financial statements.
**	If this statement cannot be made, the Compliance Certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.
***

Only applicable if the Compliance Certificate accompanies the audited financial statements and is to be signed by the Company’s Auditors. To be agreed with the Company’s Auditors prior to signing the Agreement.

Schedule 9

TIMETABLES

	Loans in euro	Loans in sterling	Loans in other currencies

Currency to be available and convertible into the Base Currency (Clause 4.3 (Conditions relating to Optional Currencies)	On the day which is two TARGET Days before the first day of the Interest Period for the relevant Loan	On the first day of the Interest Period for the relevant Loan.	On the day which is two Business Days before the first day of the Interest Period for the relevant Loan

Agent notifies the Company if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions relating to Optional Currencies)	—	—	U-4

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (Clause 14.1 (Selection of Interest Periods)) in respect of a Term Facility	U-4 9.30 a.m.	U-4 9.30 a.m. Closing Date Utilisation: U-1 9.30 a.m. U-11 9.30 a.m. for any First Incremental Facility Loan	U-4 9.30 a.m.

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (Clause 14.1 (Selection of Interest Periods)) in respect of the Revolving Facility	U-4 9.30 a.m.	U-4 9.30 a.m.	U-4 9.30 a.m.

Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders’ participation) and notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)	U-4 Noon U-3 9.30 a.m for Revolving Facility Loans	U-4 Noon Closing Date Utilisation: U-1 Noon U-11 Noon for any First Incremental Facility Loan U-1 9.30 a.m for Revolving Facility Loans	U-4 Noon U-3 9.30 a.m for Revolving Facility Loans

Agent determines amount of the Loans in an Optional Currency in accordance with paragraph (d) of Clause 5.4 (Lenders’ participation)	U-4 Noon U-4 9.30 a.m for Revolving Facility Loans	U-4 Noon U-4 9.30 a.m for Revolving Facility Loans	U-4 Noon U-4 9.30 a.m for Revolving Facility Loans

Agent receives a notification from a Lender under Clause 6.2 (Unavailability of a currency)	9.30 a.m. on the day which is two TARGET Days before the first day of the Interest Period for the relevant Loan	—	9.30 a.m. on the day which is two Business Days before the first day of the Interest Period for the relevant Loan

Agent gives notice in accordance with Clause 6.2 (Unavailability of a currency)	4.30 p.m. on the day which is two TARGET Days before the first day of the Interest Period for the relevant Loan	—	4.30 p.m. on the day which is two Business Days before the first day of the Interest Period for the relevant Loan

“U” = date of utilisation or, if applicable, in the case of a Term Loan that has already been borrowed, the first day of the relevant Interest Period for that Term Loan.

“U – X” = X Business Days prior to date of utilisation

Schedule 10

AGREED SECURITY PRINCIPLES

1.	Considerations

(a)	In determining what security or guarantees (for the purposes of this Schedule 10, “Security”) will be provided in support of the Facilities the following matters will be taken into account.

(b)	Security shall not be created or perfected to the extent that it would:

(i)	result in any breach of corporate benefit, financial assistance, fraudulent preference or thin capitalisation laws or regulations (or analogous restrictions) of any applicable jurisdiction;

(ii)	result in a significant risk to any directors or officers of the relevant grantor of Security or contravention of their fiduciary duties and/or of civil or criminal or personal liability;

(iii)	interfere unreasonably with the ordinary course of operations of the grantor of the Security; or

(iv)	result in costs that are disproportionate to the benefit obtained by the beneficiaries of that Security.

(c)

For the avoidance of doubt, in these Agreed Security Principles, “cost” includes, but is not limited to, income tax cost, registration taxes payable on the creation or enforcement or for the continuance of any Security, stamp duties, notarisation fees, out-of-pocket expenses, and other fees and expenses directly incurred by the relevant grantor of Security or any of its direct or indirect owners, subsidiaries or Affiliates.

(d)	Due regard will be had to:

(i)

without prejudice to (a)(iv) above, the practicality and costs involved in taking any such Security compared to the potential benefit to the Finance Parties, especially, but not limited to, the materiality of the proposed Security to the Finance Parties in light of the aggregate Security already or proposed to be provided to them. In particular where the legal, stamp duty, registration tax (or other taxes) or other costs of taking Security in a jurisdiction and whether the payment of such amount is unduly onerous relative to the value of security being taken and, if so, Security in such jurisdictions will be limited to such Security as may incur reasonable costs only and share charges over the relevant companies.

(ii)	specific provisions of local law as advised by the advisers to the Agent and the advisers to the Company;

(iii)

the impact of any proposed Security or any proposed terms of the ability of the relevant Security provider to operate in the ordinary course of business with regard to its current trading practices and the local market practice applicable in the jurisdictions which it operates;

(iv)

if in a jurisdiction other than England and Wales, Security over an asset or a class of assets can be taken by way of an undisclosed document and by way of a disclosed document, Security shall be taken by way of an undisclosed document if a disclosed document does not result in a material increase (relative to that of an undisclosed document) in the qualities or strength of such Security; and

(v)

if in a jurisdiction other than England and Wales, Security over an asset or a class of assets can be taken by way of a registered document or by way of an unregistered document, Security shall be taken by way of an unregistered document if a registered document does not result in a material increase (relative to an unregistered document) in the qualities or strength of such Security.

2.	Obligations to be secured

(a)

Subject to paragraph 1 (Considerations) above and to paragraph (c) below, the obligations to be secured are the Secured Obligations (as defined below). The Transaction Security is to be granted in favour of the Security Agent on behalf of each Lender from time to time, and the Agent, the Arrangers and any Hedge Counterparty.

(b)

For ease of reference, the following definitions should, to the extent legally possible, be incorporated into each Transaction Security Document (with the capitalised terms used in them having the meaning given to them in the Intercreditor Agreement):

“Secured Obligations” means all the Liabilities and all other present and future liabilities and obligations at any time due, owing or incurred by any member of the Group and by each Debtor to any Secured Party under the Debt Documents, both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity;

“Secured Parties” means the Security Agent, any Receiver or Delegate and each of the Primary Creditors from time to time but, in the case of each Primary Creditor, only if it is a party to the Intercreditor Agreement or has acceded to the Intercreditor Agreement, in the appropriate capacity, pursuant to clause 20.10 (Creditor Accession Undertaking) of the Intercreditor Agreement.

(c)	The obligations guaranteed and/or secured by any Obligor will be limited:

(i)

to avoid any breach of corporate benefit, financial assistance, fraudulent preference, thin capitalisation rules or the laws or regulations (or analogous restrictions) of any applicable jurisdiction; and

(ii)	to avoid any risk to officers or directors of the relevant member of the Group that is granting Security of contravention of their fiduciary duties and/or civil or criminal or personal liability.

(d)	No guarantee or security shall guarantee or secure any Excluded Swap Obligations.

3.	General

(a)	Where appropriate, defined terms in the Transaction Security Documents should mirror those in this Agreement.

(b)

The parties to this Agreement agree to negotiate the form of each Transaction Security Document in good faith and will ensure that all documentation required to be entered into as a condition precedent to first drawdown or subsequent under this Agreement is in a finally agreed form as soon as reasonably practicable after the date of this Agreement. The first draft of each Transaction Security Document shall reflect these Agreed Security Principles. The form of guarantee is set out in Clause 22 (Guarantee and indemnity) of this Agreement and, with respect to any Additional Guarantor, is subject to any limitations set out in the Accession Deed applicable to such Additional Guarantor.

(c)

The Security will not be enforceable until the occurrence of a Declared Default which is continuing. The Security will not crystallise until the occurrence of a Major Event of Default which is continuing or reasonably likely to occur which is continuing or as agreed between the Company and the Security Agent on behalf of the Secured Parties. Subject to the provisions of local law and advised by the advisors to the Agent and the advisors to the Company suggesting otherwise, the Secured Parties will not be able to exercise any set-off granted to them under the terms of the Finance Documents prior to the occurrence of an Event of Default which is continuing.

(d)	To the extent possible, all Security shall be given in favour of the Security Agent and not the Finance Parties individually.

(e)

Any assets subject to contracts, leases or licences or other third party arrangements (including leasehold, intellectual property rights, joint ventures and minority shareholdings) which are permitted by the Finance Documents and which prevent those assets from being subject to a fixed charge (or equivalent security interest in the relevant jurisdiction) will be excluded from the fixed charge in any relevant Transaction Security Document unless such assets are material, in which case the relevant member of the Group shall use all reasonable endeavours to ensure the prohibition is removed or a relevant consent is obtained provided that the obligation to ensure that the prohibition is removed or the relevant consent is obtained shall cease 20 Business Days after the date of entry into the relevant Transaction Security Document or acquisition of the relevant asset (as appropriate).

(f)

Where a class of assets to be secured includes material and immaterial assets, if the cost of granting Security over the immaterial assets is disproportionate to the benefit of such Security, such Security will be granted over the material assets only.

(g)

The maximum guaranteed or secured amount shall be limited to minimise stamp duty, notarisation, registration or other applicable fees, taxes and duties where the benefit of increasing the guaranteed or secured amount is disproportionate to the level of such fee, tax or duty.

(h)

Perfection of security, when required, and other legal formalities will be completed as soon as practicable and, in any event, within the time periods specified in the Finance Documents or (as applicable) within the time periods specified by applicable law in order to ensure due perfection.

(i)

Information, such as lists of assets, will be provided if and only to the extent, required by local law to perfect or register the relevant security interests unless required to be provided by local law more frequently, will be provided no more frequently than on an annual basis (unless otherwise agreed between the Company and the Security Agent or more frequently following the occurrence of a Major Event of Default which is continuing or reasonably likely to occur). No Obligor or security grantor shall be obliged to disclose personal data to the extent such disclosure would be in conflict with applicable data protection provisions or any restrictions in the underlying contracts.

(j)	In no event shall control agreements (or perfection by control or similar arrangements) be required with respects to any assets (including deposit or securities account).

(k)

Security will, where possible and practical, automatically create security over future assets of the same type as those already secured; where applicable law requires supplemental pledges or notices to be delivered in respect of future acquired assets in order for effective security to be created over that class of asset, such supplemental pledges or notices will be provided at intervals no more frequent than annually (unless required more frequently under applicable law) unless any such future assets are material in which case where applicable law requires supplemental pledges or notices to be delivered in respect of future acquired assets in order for effective security to be created over that class of asset, such supplemental pledges or notices will be provided in accordance with the terms of the Transaction Security Documents.

(l)

To the extent permitted under the relevant governing law, each Transaction Security Document should contain a clause which records that if there is a conflict between the Transaction Security Document and the Intercreditor Agreement then (to the extent permitted by law) the provisions of Intercreditor Agreement shall take priority over the provisions of the Transaction Security Document.

(m)	No member of the Group will be required to take any action in relation to any guarantees or security as a result of any assignment, transfer or subparticipation by a Lender.

4.	Overriding Principle

(a)	Subject to the Agreed Security Principles, Material Companies shall only be required to grant security:

(i)	over shares held in Subsidiaries;

(ii)	over intra-Group receivables owing to such Material Company by members of the Group;

(iii)	over its material present and future assets; and

(iv)

qualifying floating charges (or its equivalent in other jurisdictions and provided that, if there is no such equivalent concept in other jurisdictions, security shall be limited to that set out in sub-paragraphs (i) to (ii) above).

(b)

Holdco will only grant a limited recourse third party share charge and assignment of subordinated debt in respect of its shares in the Company as contemplated in Part 1 of in Schedule 2 (Conditions precedent).

(c)	No guarantees and/or Security shall be required to be granted by (or over shares, ownership interests or investments in) any joint venture or similar arrangement or any minority interest.

5.	Shares

(a)	Any share security will provide that, until a Declared Default has occurred and is continuing, the grantor of the Security will be entitled to:

(i)	receive dividends unless the payment of those dividends is otherwise prohibited by this Agreement or the Intercreditor Agreement; and

(ii)

retain and exercise voting rights and powers in relation to any shares and other related rights charged by it and receive, own and retain all assets and proceeds in relation there to without restriction or condition, unless the exercise of those right is materially prejudicial to the validity or enforceability of the security created or cause an Event of Default to occur.

(b)	After a Declared Default has occurred and is continuing, the voting and dividend receipt rights may only be exercised by the Security Agent.

(c)	Security over shares will, where possible, automatically charge any further shares issued.

(d)

Where customary and applicable as a matter of law and following a request by the Security Agent, as soon as reasonably practicable (taking into account any stamping or other transfer requirements) following the granting of any share security over certificated shares, the applicable share certificate (or other documents evidencing title to the relevant shares) and a stock transfer form executed in blank (or applicable law equivalent) will be provided to the Security Agent.

(e)	No security shall be required to be granted over any shares or ownership interests in any person which are not directly owned by its immediate Holding Company.

6.	Real estate

(a)

Subject to the Overriding Principle, if an Obligor grants security over its real property any fixed security shall be limited to material real property (being property that has a value of $3,000,000 or more but excluding any leasehold real property in respect of which a market rent is payable and there is no capital value to any member of the Group.

(b)	There will be no obligation to investigate title, provide surveys or carry out any other insurance or environmental due diligence.

7.	Receivables

Save as provided in the Intercreditor Agreement:

(a)

Subject to the Overriding Principle, if an Obligor grants security over any of its intra-Group receivables it will be free to deal with, amend, waive, repay or terminate those intra-Group receivables in the course of its business until the occurrence of a Declared Default which is continuing. No notice of security may be prepared or served until the occurrence of a Major Event of Default which is continuing or reasonably likely to occur (other than structural intra group loans).

(b)	Until a Major Event of Default has occurred and is continuing or reasonably likely to occur, no lists of or other information in respect of intra-Group receivables will be required to be provided.

8.	Accounts

(a)

Subject to the Overriding Principle, if an Obligor grants security over its material bank accounts it will be free to deal, operate and transact business in relation to those accounts (including withdraw cash from their bank accounts to make payments permitted by the Finance Documents) until the occurrence of a Declared Default which is continuing.

(b)

Unless agreed between the Commpany and the Security Agent, no notice of security will be served until the occurrence of a Major Event of Default which is continuing or reasonably likely to occur at which point notice of the security will be served on the account bank in relation to applicable accounts as soon as reasonably practicable and in any event within 5 Business Days and the applicable grantor of the security will use its reasonable endeavours to obtain an acknowledgment of that notice within 20 Business Days of service. If the grantor of the security has used its reasonable endeavours but has not been able to obtain acknowledgment or acceptance its obligation to obtain acknowledgment will cease on the expiry of that 20 Business Day period.

(c)

Any security over bank accounts will be subject to any security interests in favour of the account bank which are created either by law or in the standard terms and conditions of the account bank, whether created or arising before or after the security in favour of the Secured Parties has been given. No grantor of security will be required to change its banking arrangements or standard terms and conditions in connection with the granting of bank account security.

(d)	Prior to the occurrence of a Declared Default which is continuing (and following a Declared Default which is continuing, only upon request by the Agent and subject to the Agreed Security Principles):

(i)	no Obligor or other member of the Group shall be required to transfer any of its bank accounts to any Finance Party; and

(ii)	no member of the Group shall be required to upstream any Cash to any bank account held within the Group.

9.	Fixed assets

(a)

Subject to the Overriding Principle, if an Obligor grants security over its material fixed assets it will be free to deal with those assets in the course of its business until the occurrence of a Declared Default which is continuing. No notice, whether to third parties or by attaching a notice to the fixed assets, will be prepared or given until the occurrence of a Major Event of Default which is continuing or reasonably likely to occur.

(b)	Until a Major Event of Default has occurred and is continuing or reasonably likely to occur, no lists of or other information in respect of fixed assets will be required to be provided.

10.	Trade receivables

(a)

Subject to the Overriding Principle, if an Obligor grants security over its material trade receivables it will be free to deal with those assets in the course of its business until the occurrence of a Declared Default which is continuing. There will be no requirement to notify trade creditors or debtors of any security over receivables or to provide periodic updates of the nature of such receivables until the occurrence of a Major Event of Default which is continuing or reasonably likely to occur.

(b)	Until a Major Event of Default has occurred and is continuing or reasonably likely to occur, no lists of or other information in respect of trade receivables will be required to be provided.

11.	Intellectual property

(a)	No security will be granted over any intellectual property which cannot be secured under the terms of the relevant licensing agreement.

(b)

Subject to the Overriding Principle, if security is granted over the relevant material intellectual property, the grantor shall be free to deal with, use, licence and otherwise commercialise those assets in the course of its business (including allowing its intellectual property to lapse if no longer material to its business) until a Declared Default which is continuing.

(c)

Notice of any security interest over intellectual property will only be served on a third party from whom intellectual property is licensed upon following the occurrence of a Major Event of Default which is continuing or reasonably likely to occur. Until the occurrence of a Major Event of Default which is continuing or reasonably likely to occur, no intellectual property security will be required to be registered under the law of that security document, the law where the grantor is regulated, or at any applicable supra national registry. Security over intellectual property rights will be taken on an “as is, where is” basis and the Group will not be required to procure any changes to, or corrections of filings on, external registers.

(d)

Upon the occurrence of a Major Event of Default which is continuing or reasonably likely to occur, if required in order to perfect security over the relevant material intellectual property, an Obligor shall take all such action as is available to it (including making all filings and registrations) as may be reasonable and necessary to record the interests of the Security Agent in any registers in relation to any registered intellectual property.

12.	Insurance Policies

(a)

Subject to the Overriding Principle, an Obligor may grant security over its material insurance policies (excluding any third party liability or public liability insurance and any directors and officers insurance provided that the relevant insurance policy allows security to be so granted). Notice of any security interest over insurance policies will only be served on an insurer of the Group following the occurrence of a Major Event of Default which is continuing or reasonably likely to occur.

(b)	Prior to a Declared Default which is continuing, no loss payee or other endorsement will be made on the insurance policy and no Secured Party will be named as co insured.

13.	Power of attorney

Where customary or necessary, a Transaction Security Document will contain a power of attorney allowing the Security Agent (and/or any other relevant person) to perform on behalf of the grantor of the Security its obligations under that document only following (i) the occurrence of a Declared Default which is continuing or (ii) if the relevant chargor has failed to perform an obligation under a security document and such failure has not been remedied within ten (10) Business Days of the Security Agent requiring it to be so remedied.

14.	Undertakings/Representations and Warranties

The security documents should only operate to create security rather than to impose new commercial obligations or repeat clauses in other Finance Documents, accordingly:

(a)

they should not contain additional representations, undertakings or indemnities (including in respect of insurance, information, maintenance or protection of assets or the payment of fees, costs and expenses) unless these are the same as or consistent with those contained in the Finance Documents or are required for the creation, validity or perfection of security or specific provisions of local law as advised by the advisers to the Agent and the advisers to the Company; and

(b)

notwithstanding anything to the contrary in any security document and save as may be required for the creation, validity or perfection of any security document, the terms of a security document shall not operate or be construed so as to prohibit or restrict any transaction, matter or other step (or a grantor of security taking or entering into the same) or dealing in any manner whatsoever in relation to any asset (including all rights, claims, benefits, proceeds and documentation, and contractual counterparties in relation thereto) the subject of (or expressed to be the subject of) the security agreement if not prohibited by the Finance Documents or where any relevant consent has been obtained and the Security Agent shall promptly enter into such documentation and/or take such other action as is required by a chargor (acting reasonably) in order to facilitate any such transaction, matter or other step, including by way of executing any confirmation, consent to dealing, release or other similar or equivalent document, provided that any costs and expenses incurred by the Security Agent entering into such documentation and/or taking such other action at the request of such chargor pursuant to this paragraph shall be for the account of such chargor, in accordance with the costs and expenses provisions set out in the Intercreditor Agreement and such provision shall be included in each security document.

15.	Release of Security

Each Transaction Security Document shall provide for the relevant Security to be released by the Security Agent upon the relevant Secured Parties being satisfied (acting reasonably) that the Secured Obligations have been irrevocably and unconditionally discharged in full and that no Secured Parties has any further obligations to provide financial accommodation to the relevant debtors.

Schedule 11

FORM OF INCREASE CONFIRMATION

To:	[•] as Agent, [•] as Security Agent and [•] as Company, for and on behalf of each Obligor

From:	[the Increase Lender] (the “Increase Lender”)

Dated:

Orca Bidco Limited - Senior Facilities Agreement originally dated 5 April 2022 (as amended and/or restated from time to time) (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement and to the Intercreditor Agreement (as defined in the Facilities Agreement). This agreement (the “Agreement”) shall take effect as an Increase Confirmation for the purpose of the Facilities Agreement and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 2.3 (Increase) of the Facilities Agreement.

3.

The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment(s) specified in the Schedule (the “Relevant Commitment(s)”) as if it had been an Original Lender under the Facilities Agreement in respect of the Relevant Commitment(s).

4.	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment(s) is to take effect (the “Increase Date”) is [•].

5.	On the Increase Date, the Increase Lender becomes:

(a)	party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Lender; and

(b)	party to the Intercreditor Agreement as a Senior Lender (as defined in the Intercreditor Agreement).

6.

The Facility Office and address, email address and attention details for notices to the Increase Lender for the purposes of Clause 36.2 (Addresses) of the Facilities Agreement are set out in the Schedule.

7.	The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (j) of Clause 2.3 (Increase) of the Facilities Agreement.

8.	[The Increase Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.][9]

9.

[The Increase Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [•]) and is tax resident in [•]*, so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and requests that the Company notify:

(a)	each Borrower which is a Party as a Borrower as at the Increase Date; and

(b)	each Additional Borrower which becomes an Additional Borrower after the Increase Date,

that it wishes the scheme to apply to the Facilities Agreement.]**

9.	The Increase Lender confirms, for the benefit of the Agent and the Obligors, that it is:

(a)	a US Qualifying Lender (other than a US Treaty Lender);]

(b)	[a US Treaty Lender;]

(c)	[not a US Qualifying Lender].[10]

10.	The Increase Lender confirms that it has delivered a US Tax Form to the Agent, the Obligors’ Agent and the US Borrowers in accordance with paragraph (o) of Clause 17.2 (Tax gross-up).

[9]	Include only if Increase Lender is a UK Non-Bank Lender i.e. falls within paragraph (a)(ii) of the definition of UK Qualifying Lender in Clause 18.1 (Definitions).
[10]	Delete as applicable - each New Lender is required to confirm which of these three categories it falls within.

The Increase Lender confirms that it is not a Sponsor Affiliate.

[10/11]

We refer to clause [22.11] (Creditor Accession Undertaking) of the Intercreditor Agreement. In consideration of the Increase Lender being accepted as a Senior Lender for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), the Increase Lender confirms that, as from the Increase Date, it intends to be party to the Intercreditor Agreement as a Senior Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

[11/12]	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

[12/13]	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

[13/14]	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:

The execution of this Increase Confirmation may not be sufficient for the Increase Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of the Increase Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

*	Insert jurisdiction of tax residence.
**	This confirmation must be included if the Increase Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Facilities Agreement.

THE SCHEDULE

Relevant Commitment(s)/rights and obligations to be assumed by the Increase Lender

[Insert relevant details]

[Facility Office address, email address and attention details for notices and account details for payments]

[Increase Lender]

By:

This Agreement is accepted as an Increase Confirmation for the purposes of the Facilities Agreement by the Agent, and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement by the Security Agent and the Increase Date is confirmed as [•].

Agent

By:

Security Agent

By:

Schedule 12

FORMS OF NOTIFIABLE DEBT PURCHASE TRANSACTION NOTICE

Part 1

Form of Notice on Entering into Notifiable Debt Purchase Transaction

To:	[•] as Agent

From:	[The Lender]

Dated:

Orca Bidco Limited - Senior Facilities Agreement originally dated 5 April 2022 (as amended and/or restated from time to time) (the “Facilities Agreement”)

1.	We refer to paragraph (b) of Clause 29.1 (Permitted Debt Purchase Transactions).

2.	We have entered into a Notifiable Debt Purchase Transaction.

3.	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.

Commitment	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates (Base Currency)

[Facility B Commitment]	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Capex/Acquisition Facility Commitment]	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Incremental Facility Commitment under the Incremental Facility with an Establishment Date of [•]]*	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Lender]

By:

*	Delete as applicable

Part 2

Form of Notice on Termination of Notifiable Debt Purchase Transaction/

Notifiable Debt Purchase Transaction ceasing to be with Sponsor Affiliate

To:	[•] as Agent

From:	[The Lender]

Dated:

Orca Bidco Limited - Senior Facilities Agreement originally dated 5 April 2022 (as amended and/or restated from time to time) (the “Facilities Agreement”)

1.

We refer to paragraph (c) of Clause 29.1 (Permitted Debt Purchase Transactions) of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.	A Notifiable Debt Purchase Transaction which we entered into and which we notified you of in a notice dated [•] has [terminated]/[ceased to be with a Sponsor Affiliate].*

3.	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.

Commitment	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates (Base Currency)

[Facility B Commitment]	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Capex/Acquisition Facility Commitment]	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Incremental Facility Commitment under the Incremental Facility with an Establishment Date of [•]]**	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Lender]

By:

*	Delete as applicable
**	Delete as applicable

Schedule 13

FORM OF INCREMENTAL FACILITY NOTICE

To:	[•] as Agent and [•] as Security Agent

From:	[***] as the Company and the entities listed in the Schedule as Incremental Facility Lenders (the “Incremental Facility Lenders”)

Dated:

Orca Bidco Limited - Senior Facilities Agreement originally dated 5 April 2022 (as amended and/or restated from time to time) (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement and to the Intercreditor Agreement (as defined in the Facilities Agreement). This is an Incremental Facility Notice. This Incremental Facility Notice shall take effect as an Incremental Facility Notice for the purposes of the Facilities Agreement and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Facilities Agreement have the same meaning in this Incremental Facility Notice unless given a different meaning in this Incremental Facility Notice.

2.	We refer to Clause 8 (Establishment of Incremental Facilities) of the Facilities Agreement.

3.	We request the establishment of an Incremental Facility with the following Incremental Facility Terms:

(a)	Currency:

[•]

(b)	Total Incremental Facility Commitments:

[•]

(c)	Margin:

[•]

(d)	Level of commitment fee payable pursuant to Clause 16.1 (Commitment fee) of the Facilities Agreement in respect of the Incremental Facility:

[•]

(e)	Availability Period:

[•]

(f)	[Incremental Facility Conditions Precedent:

[•]]

(g)	The repayment terms for the Incremental Facility for the purposes of Clause 9.1 (Repayment of Term Loans) of the Facilities Agreement:

[•]

(h)	The Lenders under the Incremental Facility [are]/[are not]* permitted to elect to waive prepayments of the Incremental Facility under Clause 12.8 (Prepayment elections) of the Facilities Agreement.

(i)	Termination Date:

[•]

4.	The proposed Establishment Date is [•].

5.	The Company confirms that:

(a)	each of:

(i)	the Incremental Facility Terms set out above;

(ii)	the Margin applicable to the Incremental Facility; and

(iii)	the fees payable to any arranger of the Incremental Facility,

comply with Clause 8.5 (Restrictions on Incremental Facility Terms and fees) of the Facilities Agreement;

(b)

the Incremental Facility Lenders and the Incremental Facility Commitments set out in this Incremental Facility Notice have been selected and allocated in accordance with Clause 8.1 (Selection of Incremental Facility Lenders) of the Facilities Agreement; and

(c)	each condition specified in paragraph (a) of Clause 8.6 (Conditions to establishment) of the Facilities Agreement is satisfied on the date of this Incremental Facility Notice.

6.

Each Incremental Facility Lender agrees to assume and will assume all of the obligations corresponding to the Incremental Facility Commitment set opposite its name in the Schedule as if it had been an Original Lender under the Facilities Agreement in respect of that Incremental Facility Commitment.

7.	On the Establishment Date each Incremental Facility Lender becomes:

(a)	party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Lender; and

(b)	party to the Intercreditor Agreement as a Senior Lender (as defined in the Intercreditor Agreement).

8.	Each Incremental Facility Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in Clause 8.12 (Limitation of responsibility) of the Facilities Agreement.

9.	[Each Incremental Facility Lender confirms that it is not a Sponsor Affiliate.]

10.

We refer to clause [22.11] (Creditor Accession Undertaking) of the Intercreditor Agreement. In consideration of each Incremental Facility Lender being accepted as a Senior Lender for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), each Incremental Facility Lender confirms that, as from the Establishment Date, it intends to be party to the Intercreditor Agreement as a Senior Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

11.	This Incremental Facility Notice is irrevocable.

12.

This Incremental Facility Notice may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Incremental Facility Notice.

13.	This Incremental Facility Notice and any non-contractual obligations arising out of or in connection with it are governed by English law.

14.	This Incremental Facility Notice has been entered into on the date stated at the beginning of this Incremental Facility Notice.

Note: The execution of this Incremental Facility Notice may not be sufficient for each Incremental Facility Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of each Incremental Facility Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

*	Delete as appropriate.

THE SCHEDULE

Name of Incremental Facility Lender    Incremental Facility Commitment

The Company

By:

The Incremental Facility Lenders
[ ]

This document is accepted as an Incremental Facility Notice for the purposes of the Facilities Agreement by the Agent and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement by the Security Agent and the Establishment Date is confirmed as [•].

The Agent

By:

The Security Agent
By: ]

Schedule 14

FORM OF INCREMENTAL FACILITY LENDER CERTIFICATE

To:	[•] as Agent and [•] as Company

From:	[The Incremental Facility Lender]
Dated:

Orca Bidco Limited - Senior Facilities Agreement originally dated 5 April 2022 (as amended and/or restated from time to time) (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement and to the Incremental Facility Notice dated [•]. This is an Incremental Facility Lender Certificate. Terms defined in the Facilities Agreement have the same meaning in this Incremental Facility Lender Certificate unless given a different meaning in this Incremental Facility Lender Certificate.

2.	[We confirm that the person beneficially entitled to interest payable to us in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.][11]

[11]	Include if the Incremental Facility Lender comes within paragraph (a)(ii) of the definition of UK Qualifying Lender in Clause 18.1 (Definitions).
*	Insert jurisdiction of tax residence.
**	Include if the Incremental Facility Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Facilities Agreement.*

3.

[We confirm that we hold a passport under the HMRC DT Treaty Passport scheme (reference number [•]) and are tax resident in [•]*, so that interest payable to us by borrowers is generally subject to full exemption from UK withholding tax and request that the Company notify:

(a)	each Borrower which is a Party as a Borrower as at the Establishment Date of the Incremental Facility requested in the Incremental Facility Notice referenced above; and

(b)	each Additional Borrower which becomes an Additional Borrower after that Establishment Date,

that we wish that scheme to apply to the Facilities Agreement.]**

4.	We confirm, for the benefit of the Agent and the Obligors, that we are:

(a)	[a US Qualifying Lender (other than a US Treaty Lender);]

(b)	[a US Treaty Lender;]

(c)	[not a US Qualifying Lender].[12]

5.	We confirm that we have deliver a US Tax Form to the Agent and the Obligors in accordance with paragraph (o) of Clause 17.2 (Tax gross-up).

6.	The Facility Office and address, email address and attention details for notices of the Incremental Facility Lender for the purposes of Clause 36.2 (Addresses) of the Facilities Agreement are:

[•].

Incremental Facility Lender

[Incremental Facility Lender]

By:

[12]	Delete as applicable - each New Lender is required to confirm which of these three categories it falls within.

Schedule 15

REFERENCE RATE TERMS

Part 1

Sterling

CURRENCY:	Sterling (which for the avoidance of doubt, is a Compounded Rate Currency from the date of this Agreement).
Cost of funds as a fallback

Cost of funds will not apply as a fallback.

Definitions

Additional Business Days:	An RFR Banking Day.

Break Costs:	None specified.

Business Day Conventions (definition of “Month” and Clause 14.2 (Non-Business Days)):	(a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i) subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b)   If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:	The Bank of England’s Bank Rate as published by the Bank of England from time to time.

Central Bank Rate Adjustment:	In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20% trimmed arithmetic mean (calculated by the Agent, or by any other Finance Party which agrees with the Company to do so in place of the Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which the RFR is available.

Central Bank Rate Spread:

In relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Agent (or by any other Finance Party which agrees with the Company to do so in place of the Facility Agent) of:

(a)   the RFR for that RFR Banking Day; and

(b)   the Central Bank Rate prevailing at close of business on that RFR Banking Day.

Daily Rate:	The “Daily Rate” for any RFR Banking Day is:

(a) the RFR for that RFR Banking Day; or

(b)   if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:

(i) the Central Bank Rate for that RFR Banking Day; and

(ii)  the applicable Central Bank Rate Adjustment (if any); or

(c)   if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:

(i) the most recent Central Bank Rate for a day which is no more than 5 RFR Banking Days before that RFR Banking Day; and

(ii)  the applicable Central Bank Rate Adjustment,

rounded, in either case, to four decimal places and if, in either case, that rate is less than zero per cent. per annum, the Daily Rate shall be deemed to be zero per cent. per annum.

Lookback Period:	Five RFR Banking Days.

Margin:	As defined in Clause 1.1 (Definitions).

Market Disruption Rate:	None.

Relevant Market:	The sterling wholesale market.

Reporting Day:	The day which is the Lookback Period prior to the last day of the Interest Period or, if that day is not a Business Day, the immediately following Business Day.

RFR:	The SONIA (sterling overnight index average) reference rate displayed on the relevant screen of any authorised distributor of that reference rate.

RFR Banking Day:	A day (other than a Saturday or Sunday) on which banks are open for general business in London.

Published Rate Contingency Period	Five RFR Banking Days.

Interest Periods

Length of Interest Period in absence of selection (paragraph (c) of Clause 14.1 (Selection of Interest Periods)):	3 months.

Periods capable of selection as Interest Periods (paragraph (d) of Clause 14.1 (Selection of Interest Periods)):	1, 3 or 6 Months for all the Facilities (other than for the First Incremental Facility). 3 Months for the First Incremental Facility.

Reporting Times

Deadline for Lenders to report market disruption in accordance with Clause 15.3 (Market disruption)	Close of business in London on the Reporting Day for the relevant Loan.

Deadline for Lenders to report their cost of funds in accordance with Clause 15.4 (Cost of funds)	Close of business on the date falling three Business Days after the Reporting Day for the relevant Loan (or, if earlier, on the date falling three Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Loan).

Part 2

Euro

CURRENCY: Euro.

Rate Switch Currency Euro is not a Rate Switch Currency.

Compounded Reference Rate as a fallback Compounded Reference Rate will not apply as a fallback.
Cost of funds as a fallback Cost of funds will apply as a fallback.

Definitions

Additional Business Days:	A TARGET Day.

Break Costs:

The  amount (if any) by which:

(a)   the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in the relevant Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)   the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

Business Day Conventions (definition of “Month” and Clause 14.2 (Non-Business Days)):	(a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i) subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b)   If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Fallback Interest Period:	3 Month(s).

Margin:	As defined in Clause 1.1 (Definitions).

Market Disruption Rate:	The Term Reference Rate.

Primary Term Rate:	The euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Reuters screen.

Quotation Day:	Two TARGET Days before the first day of the relevant Interest Period (unless market practice differs in the Relevant Market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)).

Quotation Time:	Quotation Day 11:00 a.m. (Brussels time).

Relevant Market:	The European interbank market.

Reporting Day:	The Quotation Day.

Published Rate Contingency Period:	Five RFR Banking Days.

Interest Periods

Length of Interest Period in absence of selection (paragraph (c) of Clause 14.1 (Selection of Interest Periods)):	3 Months.

Periods capable of selection as Interest Periods (paragraph (d) of Clause 14.1 (Selection of Interest Periods)):	1, 3 or 6 Months for all the Facilities (other than for the First Incremental Facility). 3 Months for the First Incremental Facility.

Reporting Times

Deadline for Lenders to report market disruption in accordance with Clause 15.3 (Market disruption):	Close of business in London on the Reporting Day for the relevant Loan.

Deadline for Lenders to report their cost of funds in accordance with Clause 15.4 (Cost of funds):	Close of business on the date falling three Business Days after the Reporting Day for the relevant Loan (or, if earlier, on the date falling three Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Loan).

Part 3

Dollars

CURRENCY: Dollar.

Compounded Reference Rate as a fallback Compounded Reference Rate will not apply as a fallback.
Cost of funds as a fallback Cost of funds will apply as a fallback.
Definitions
Additional Business Days:	An RFR Banking Day.
Break Costs:

The amount (if any) by which:

(a)   the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in the relevant Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)   the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

Business Day Conventions (definition of “Month” and Clause 14.2 (Non-Business Days)):

(a)   If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i) subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii)  if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii)  if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b)   If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:

(a)   The short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or

(b)   if that target is not a single figure, the arithmetic mean of:

(i) the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and

(ii)  the lower bound of that target range.

Central Bank Rate Adjustment:	In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20 per cent. trimmed arithmetic mean (calculated by the Agent, or by any other Finance Party which agrees to do so in place of the Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which the RFR is available.

Central Bank Rate Spread:

In relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Agent (or by any other Finance Party which agrees with the Company to do so in place of the Facility Agent) of:

(a)   the RFR for that RFR Banking Day; and

(b)   the Central Bank Rate prevailing at close of business on that RFR Banking Day.

Daily Rate:	The “Daily Rate” for any RFR Banking Day is:

(a)   the RFR for that RFR Banking Day; or

(b)   if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:

(i) the Central Bank Rate for that RFR Banking Day; and

(ii)  the applicable Central Bank Rate Adjustment; or

(c)   if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:

(i) the most recent Central Bank Rate for a day which is no more than 5 RFR Banking Days before that RFR Banking Day; and

(ii)  the applicable Central Bank Rate Adjustment,

rounded, in either case, to four decimal places and if, in either case, that rate is less than zero per cent. per annum, the Daily Rate shall be deemed to be zero per cent. per annum.

Lookback Period:	Five RFR Banking Days.
Margin:	As defined in Clause 1.1 (Definitions).
Market Disruption Rate:	None.
Relevant Market:	The market for overnight cash borrowing collateralised by US Government securities.

Reporting Day:	The Business Day which follows the day which is the Lookback Period prior to the last day of the Interest Period.
RFR:

The secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

RFR Banking Day:

Any day other than:

(a)   a Saturday or Sunday; and

(b)   a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities

Published Rate Contingency Period:	Five RFR Banking Days.
Interest Periods
Length of Interest Period in absence of selection (paragraph (c) of Clause 14.1 (Selection of Interest Periods)):	3 Months.
Periods capable of selection as Interest Periods (paragraph (d) of Clause 14.1 (Selection of Interest Periods)):	1, 3 or 6 Months for all the Facilities (other than for the First Incremental Facility). 3 Months for the First Incremental Facility.
Reporting Times
Deadline for Lenders to report market disruption in accordance with Clause 15.3 (Market disruption):	Close of business in London on the Reporting Day for the relevant Loan.
Deadline for Lenders to report their cost of funds in accordance with Clause 15.4 (Cost of funds):	Close of business on the date falling three Business Days after the Reporting Day for the relevant Loan (or, if earlier, on the date falling three Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Loan).

Schedule 16

DAILY NON-CUMULATIVE COMPOUNDED RFR RATE

The “Daily Non-Cumulative Compounded RFR Rate” for any RFR Banking Day “i” during an Interest Period for a Compounded Rate Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below.

where:

“UCCDRi” means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day “i”;

“UCCDRi-1” means, in relation to that RFR Banking Day “i”, the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Interest Period;

“dcc” means 360 (or 365 in the case of Loans denominated in sterling) or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number.

“ni” means the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day; and

the “Unannualised Cumulative Compounded Daily Rate” for any RFR Banking Day (the “Cumulated RFR Banking Day”) during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose):

where:

“ACCDR” means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;

“tni” means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;

“Cumulation Period” means the period from, and including, the first RFR Banking Day of that Interest Period to, and including, that Cumulated RFR Banking Day;

“dcc” has the meaning given to that term above; and

the “Annualised Cumulative Compounded Daily Rate” for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to four decimal places) calculated as set out below:

where:

“d0” means the number of RFR Banking Days in the Cumulation Period;

“Cumulation Period” has the meaning given to that term above;

“i” means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;

“DailyRatei-LP” means, for any RFR Banking Day “i” in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day “i”;

“ni” means, for any RFR Banking Day “i” in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day;

“dcc” has the meaning given to that term above; and

“tni” has the meaning given to that term above.

Schedule 17

CUMULATIVE COMPOUNDED RFR RATE

The “Cumulative Compounded RFR Rate” for any Interest Period for a Compounded Rate Loan is the percentage rate per annum (rounded to the same number of decimal places as is specified in the definition of “Annualised Cumulative Compounded Daily Rate” in Schedule 16 (Daily Non-Cumulative Compounded RFR Rate)) calculated as set out below.

where:

“d0” means the number of RFR Banking Days during the Interest Period;

“i” means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order during the Interest Period;

“DailyRatei-LP” means for any RFR Banking Day “i” during the Interest Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day “i”;

“ni” means, for any RFR Banking Day “i”, the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day;

“dcc” means 360 (or 365 in the case of Loans denominated in sterling) or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; and

“d” means the number of calendar days during that Interest Period

Schedule 18

MATERIAL COMPANIES AS AT THE CLOSING DATE

Name of Material Company	Registered number (or equivalent, if any) and Original Jurisdiction

Orca Bidco Limited	England and Wales - 09819731

OpSec Security Group Limited	England and Wales - 01688482

OpSec Security Group Holdings (Europe) Limited	England and Wales - 02013251

OpSec Online Limited	England and Wales - 12292510

OpSec Security Limited	England and Wales - 01997954

OpSec Security Group, Inc.	State of Colorado - 19881077787

OpSec Security, Inc	State of Colorado - 19981069308

OpSec Online LLC	State of Delaware - 7681318

SIGNATURE PAGES

THE COMPANY

ORCA BIDCO LIMITED

By:	/s/ Dr. Selva Selvaratnam
Dr. Selva Selvaratnam
Chief Executive Officer

Address: 40 Phoenix Road, Washington, Tyne & Wear, England, NE38 0AD

Fax: 0191 416 3053

THE ORIGINAL BORROWERS

ORCA BIDCO LIMITED

By:	/s/ Dr. Selva Selvaratnam
Dr. Selva Selvaratnam
Chief Executive Officer

Address: 40 Phoenix Road, Washington, Tyne & Wear, England, NE38 0AD

Fax: 0191 416 3053

OPSEC SECURITY GROUP LIMITED

By:	/s/ Dr. Selva Selvaratnam
Dr. Selva Selvaratnam
Chief Executive Officer

Address: 40 Phoenix Road, Washington, Tyne & Wear, England, NE38 0AD

Fax: 0191 416 3053

OPSEC SECURITY GROUP HOLDINGS (EUROPE) LIMITED

By:	/s/ Dr. Selva Selvaratnam
Dr. Selva Selvaratnam
Chief Executive Officer

Address: 40 Phoenix Road, Crowther, District 3, Washington, Tyne & Wear, NE38 0AD

Fax: 0191 416 3053

OPSEC SECURITY LIMITED

By:	/s/ Beverly Edward John Dew
Beverly Edward John Dew
Director

Address: 40 Phoenix Road, Washington, Tyne & Wear, NE38 0AD

Fax: 0191 416 3053

OPSEC ONLINE LIMITED

By:	/s/ Dr. Selva Selvaratnam
Dr. Selva Selvaratnam
Chief Executive Officer

Address: 40 Phoenix Road, Washington, Tyne & Wear, NE38 0AD

Fax: 0191 416 3053

THE ORIGINAL GUARANTORS

ORCA BIDCO LIMITED

By:	/s/ Dr. Selva Selvaratnam
Dr. Selva Selvaratnam
Chief Executive Officer

Address: 40 Phoenix Road, Washington, Tyne & Wear, England, NE38 0AD

Fax: 0191 416 3053

OPSEC SECURITY GROUP LIMITED

By:	/s/ Dr. Selva Selvaratnam
Dr. Selva Selvaratnam
Chief Executive Officer

Address: 40 Phoenix Road, Washington, Tyne & Wear, England, NE38 0AD

Fax: 0191 416 3053

OPSEC SECURITY GROUP HOLDINGS (EUROPE) LIMITED

By:	/s/ Dr. Selva Selvaratnam
Dr. Selva Selvaratnam
Chief Executive Officer

Address: 40 Phoenix Road, Crowther, District 3, Washington, Tyne & Wear, NE38 0AD

Fax: 0191 416 3053

OPSEC SECURITY LIMITED

By:	/s/ Beverly Edward John Dew
Beverly Edward John Dew
Director

Address: 40 Phoenix Road, Washington, Tyne & Wear, NE38 0AD

Fax: 0191 416 3053

OPSEC ONLINE LIMITED

By:	/s/ Dr. Selva Selvaratnam
Dr. Selva Selvaratnam
Chief Executive Officer

Address: 40 Phoenix Road, Washington, Tyne & Wear, NE38 0AD

Fax: 0191 416 3053

OPSEC ONLINE LLC

By:	/s/ Dr. Selva Selvaratnam
Dr. Selva Selvaratnam
Chief Executive Officer and President

Address: 7333 West Jefferson Avenue, Suite 165, Lakewood, Colorado, USA 80235

Fax: +1 720-639-2840

OPSEC SECURITY, INC.

By:	/s/ Dr. Selva Selvaratnam
Dr. Selva Selvaratnam
Chief Executive Officer and President

Address: 3540 E. Longwing Ln. #300, Meridian ID 83646

Fax: +1 720-639-2840

OPSEC SECURITY GROUP, INC.

By:	/s/ Dr. Selva Selvaratnam
Dr. Selva Selvaratnam
Chief Executive Officer and President

Address: 3540 E. Longwing Ln. #300, Meridian ID 83646

Fax: +1 720-639-2840

THE MANDATED LEAD ARRANGERS

HSBC UK BANK PLC

By: /s/ Neil Burn

Address: Floor 3, Central Square South, Orchard Street, Newcastle upon Tyne, NE1 3AZ

Attention: Neil Burn

Email: [***]

LLOYDS BANK PLC

By: /s/ James Fordham

Address: 10 Gresham Street, London, EC2V 7AE

Attention: James Fordham

Copy to: Gideon Glass

Email: [***]

PDL EUROPE HOLDINGS LP

by its general partner, PDL Europe GP Ltd

By: /s/ Yabin Tu

Address: PDL Europe Holdings LP, 1600 10250 101 Street NW, Edmonton, Alberta T5J 3P4, Canada

Email address: [***]

Attention: Yabin Tu

Copy to: Peter Hutton [***]

THE AGENT

LLOYDS BANK PLC

By: /s/ Callum Reid

Address: Lloyds Banking Group, Level 3 - Fountainbridge Wing, New Uberior House, 11 Earl Grey Street, Edinburgh, EH3 9BN

Attention: Callum Reid

Email: [***]

THE SECURITY AGENT

LLOYDS BANK PLC

By: /s/ Callum Reid

Address: Lloyds Banking Group, Level 3 - Fountainbridge Wing, New Uberior House, 11 Earl Grey Street, Edinburgh, EH3 9BN

Attention: Callum Reid

Email: [***]

:

THE ORIGINAL LENDERS

HSBC UK BANK PLC

By: /s/ Neil Burn

Address: Floor 3, Central Square South, Orchard Street, Newcastle upon Tyne, NE1 3AZ

Attention: Neil Burn

Email: [***]

LLOYDS BANK PLC

By: /s/ James Fordham

Address: 10 Gresham Street, London, EC2V 7AE

Attention: James Fordham

Copy to: Gideon Glass

Email: [***]

[***]

PDL EUROPE HOLDINGS LP

by its general partner, PDL Europe GP Ltd

By: /s/ Yabin Tu

Address: PDL Europe Holdings LP, 1600 10250 101 Street NW, Edmonton, Alberta T5J 3P4, Canada

Email address: [***]

Attention: Yabin Tu

Copy to: [***]

THE ORIGINAL HEDGE COUNTERPARTIES

HSBC BANK PLC

By:	/s/ Sophie Clasby
Sophie Clasby
AUTHORISED SIGNATORY

Address: 8 Canada Square, London, E14 5HQ

Attention: Global Banking and Markets Legal - General Counsel

Email: hsbc.master.agreement.notices@hsbc.com

LLOYDS BANK CORPORATE MARKETS PLC

By:	/s/ Chris Munson
Chris Munson, Director

Address: 10 Gresham Street, London, EC2V 7AE

Attention: Chris Munson

Copy to: Gideon Glass

Email: [***]

SIGNATURES

THE COMPANY

ORCA BIDCO LIMITED

By:	/s/ Dr. Selva Selvaratnam
Dr. Selva Selvaratnam
Chief Executive Officer

THE ORIGINAL GUARANTORS

ORCA BIDCO LIMITED

By:	/s/ Dr. Selva Selvaratnam
Dr. Selva Selvaratnam
Chief Executive Officer

OPSEC SECURITY GROUP LIMITED

By:	/s/ Dr. Selva Selvaratnam
Dr. Selva Selvaratnam
Chief Executive Officer

OPSEC SECURITY GROUP HOLDINGS (EUROPE) LIMITED

By:	/s/ Dr. Selva Selvaratnam
Dr. Selva Selvaratnam
Chief Executive Officer

OPSEC SECURITY LIMITED

By:	/s/ Beverly Edward John Dew
Beverly Edward John Dew
Director

OPSEC ONLINE LIMITED

By:	/s/ Dr. Selva Selvaratnam
Dr. Selva Selvaratnam
Chief Executive Officer

[OPSEC – Signature Page – Amendment and Restatement Agreement 2023]

OPSEC ONLINE LLC

By:	/s/ Dr. Selva Selvaratnam
Dr. Selva Selvaratnam
Chief Executive Officer and President

OPSEC SECURITY, INC.

By:	/s/ Dr. Selva Selvaratnam
Dr. Selva Selvaratnam
Chief Executive Officer and President

OPSEC SECURITY GROUP, INC.

By:	/s/ Dr. Selva Selvaratnam
Dr. Selva Selvaratnam
Chief Executive Officer and President

[OPSEC – Signature Page – Amendment and Restatement Agreement 2023]

THE FIRST INCREMENTAL FACILITY LENDERS

HSBC UK BANK PLC

By:	/s/ Neil Burn

Address: Floor 3, Central Square South, Orchard Street, Newcastle upon Tyne, NE1 3AZ

Attention: Neil Burn

Email: [***]

LLOYDS BANK PLC

By:	/s/ James Fordham

Address: 10 Gresham Street, London, EC2V 7AE

Attention: James Fordham

Copy to: Gideon Glass

Email: [***]

[***]

HSBC SDL UK 2020 LendCo S.À R.L

By:	/s/ Keith Robertson

Address: 16 Boulevard d’Avranches, L-1160, Luxembourg

Copy to: HSBC Global Asset Management (UK) Limited

Address: Level 23, 8 Canada Square, Canary Wharf, London, E14 5HQ

Email: [***]

[OPSEC – Signature Page – Amendment and Restatement Agreement 2023]

THE ORIGINAL LENDERS

HSBC UK BANK PLC

By:	/s/ Neil Burn

Address: Floor 3, Central Square South, Orchard Street, Newcastle upon Tyne, NE1 3AZ

Attention: Neil Burn

Email: [***]

LLOYDS BANK PLC

By:	/s/ James Fordham

Address: 10 Gresham Street, London, EC2V 7AE

Attention: James Fordham

Copy to: Gideon Glass

Email: [***]

[***]

PDL EUROPE HOLDINGS LP by its general partner, PDL Europe GP Ltd

By:	/s/ Yabin Tu
Yabin Tu, Authorized Signatory

[OPSEC – Signature Page – Amendment and Restatement Agreement 2023]

THE FIRST INCREMENTAL FACILITY ARRANGERS

HSBC UK BANK PLC

By:	/s/ Neil Burn

Address: Floor 3, Central Square South, Orchard Street, Newcastle upon Tyne, NE1 3AZ

Attention: Neil Burn

Email: [***]

LLOYDS BANK PLC

By:	/s/ James Fordham

Address: 10 Gresham Street, London, EC2V 7AE

Attention: James Fordham

Copy to: Gideon Glass

Email: [***]

[***]

HSBC GLOBAL ASSET MANAGEMENT (UK) LIMITED
By:	/s/ Keith Robertson

Address: Level 23, 8 Canada Square, Canary Wharf, London, E14 5HQ

Email: [***]

[OPSEC – Signature Page – Amendment and Restatement Agreement 2023]

THE ORIGINAL HEDGE COUNTERPARTIES

HSBC BANK PLC

By:	/s/ Sophie Clasby
Sophie Clasby
AUTHORISED SIGNATORY

LLOYDS BANK CORPORATE MARKETS PLC

By:	/s/ Chris Munson
Chris Munson, Director

[OPSEC – Signature Page – Amendment and Restatement Agreement 2023]

THE AGENT

LLOYDS BANK PLC for itself as Agent and on behalf of each other Finance Party

By:	/s/ MABEL OSEI
Name:	MABEL OSEI
Title:	Authorised Signatory

[OPSEC – Signature Page – Amendment and Restatement Agreement 2023]

THE SECURITY AGENT

LLOYDS BANK PLC for itself as Security Agent and on behalf of each other Secured Creditor

By:	/s/ MABEL OSEI
Name:	MABEL OSEI
Title:	Authorised Signatory

[OPSEC – Signature Page – Amendment and Restatement Agreement 2023]